                                                Filed pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-95447

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 30, 2000)


                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                                  as Depositor
                           Midland Loan Services, Inc.
                                    CIBC Inc.
                         Residential Funding Corporation
                          as Mortgage Loan Sellers and
                           Midland Loan Services, Inc.
                               as Master Servicer

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1


                            -------------------------

         PNC Mortgage Acceptance Corp. is offering six classes of its series 2000-C1 commercial mortgage pass-through certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be mortgage loans secured by first liens on commercial and multifamily residential properties. The offered certificates are not obligations of PNC Mortgage Acceptance Corp. or any of its affiliates. No governmental agency or any other person will insure or guaranty the certificates or the underlying mortgage loans.

         PNC Mortgage Acceptance Corp. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

         Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and page 9 of the prospectus.

         The following classes of the series 2000-C1 certificates are being offered by this prospectus supplement.


                                 Initial        Approximate Initial    Description of
                                Principal          Pass-Through         Pass-Through        Scheduled Final          Ratings
            Class                Balance               Rate                 Rate           Distribution Date      Fitch/Moody's
            -----                -------               ----                 ----           -----------------      -------------
      Class A-1               $152,026,000             7.52%                Fixed              7/15/2008             AAA/Aaa
      Class A-2               $460,741,000             7.61%                Fixed              2/15/2010             AAA/Aaa
      Class B                  $34,046,000             7.74%                Fixed              3/15/2010             AA/Aa2
      Class C                  $34,047,000             7.74%                Fixed              3/15/2010              A/A2
      Class D                  $10,014,000             7.74%                Fixed              3/15/2010              A-/A3
      Class E                  $26,036,000             7.74%                Fixed              4/15/2010            BBB/Baa2

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. It is unlawful to represent otherwise.

         Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc. and CIBC World Markets Corp., as underwriters, will purchase the offered certificates from the depositor. They will offer the offered certificates for sale to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated is acting as sole bookrunner and as co-lead manager with PNC Capital Markets on this offering. The depositor will receive approximately $714,923,671 in sale proceeds, plus accrued interest, before expenses. It is expected that delivery of the offered certificates will be made in book-entry form only through the facilities of The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, Luxembourg, or the Euroclear System, in Europe, against payment therefor on or about June 29, 2000.

                        ---------------------------------
MORGAN STANLEY DEAN WITTER                                   PNC CAPITAL MARKETS
                            CIBC WORLD MARKETS CORP.
                        ---------------------------------

             The date of this Prospectus Supplement is June 15, 2000

[Map showing geographic distribution of mortgage pool]

[PHOTOGRAPHS OF U.S. LOCATIONS]

[PICTURES DEPICTING CERTAIN BUILDINGS]

   Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

         You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

         You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the descriptions of the offered certificates in the prospectus and in this prospectus supplement vary, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. Unless we tell you otherwise, all references to captions are to sections of this prospectus supplement. The table of contents on page S-4 provides the page numbers on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Definitions" on page S-95 in this prospectus supplement.

         If you are viewing an electronic copy of this prospectus supplement or the prospectus, references to internet addresses for web pages contained in this prospectus supplement or the related prospectus are for informational purposes only and are intended to be inactive URLs. The depositor and the underwriters make no representation as to the truth or accuracy of any statements contained on such web pages.

                     Limitations on Offers or Solicitations


         We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which such offer or solicitation is not authorized;

o   if the person making such offer or solicitation is not qualified to do so;
    or

o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.


         You should rely only on the information contained in this document, the accompanying prospectus and the related registration statement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.


         Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                TABLE OF CONTENTS


SUMMARY..............................................S-5
RISK FACTORS........................................S-14
DESCRIPTION OF THE MORTGAGE POOL....................S-31
     General........................................S-31
     Security for the Mortgage Loans................S-32
     Underwriting Standards.........................S-32
     Certain Terms and Conditions of the
       Mortgage Loans...............................S-33
     Certain Characteristics of the Mortgage Pool...S-37
     Other Information..............................S-39
     The Sellers....................................S-41
     Changes in Mortgage Pool Characteristics.......S-42
     Representations and Warranties; Repurchase.....S-42
MASTER SERVICER.....................................S-45
     Background.....................................S-45
     Midland's Servicing Portfolio..................S-45
SPECIAL SERVICER....................................S-46
DESCRIPTION OF THE CERTIFICATES.....................S-46
     General........................................S-46
     Principal Balances and Notional Amounts........S-47
     Pass-Through Rates.............................S-47
     Distributions..................................S-48
     Treatment of REO Properties....................S-52
     Appraisal Reductions of Loan Balances..........S-52
     Application of Realized Losses and Expense
       Losses to Principal Balances.................S-53
     Prepayment Interest Excesses and Shortfalls....S-54
     Scheduled Final Distribution Date..............S-55
     Subordination..................................S-55
     Optional Termination...........................S-56
     Voting Rights..................................S-56
     Delivery, Form and Denomination................S-56
     Registration and Transfer of Definitive
       Certificates.................................S-58
YIELD AND MATURITY CONSIDERATIONS...................S-59
     Rate and Timing of Principal Payments..........S-59
     Weighted Average Life..........................S-62
THE POOLING AND SERVICING AGREEMENT.................S-67
     Assignment of the Mortgage Loans...............S-67
     Servicing of the Mortgage Loans; Collection
       of Payments..................................S-67
     Collection Activities..........................S-68
     Advances.......................................S-69
     Accounts.......................................S-70
     Enforcement of  "Due-on-Sale" Clauses..........S-72
     Enforcement of  "Due-on-Encumbrance" Clauses...S-73
     Inspections....................................S-74
     Realization Upon Mortgage Loans................S-74
     Amendments, Modifications and Waivers..........S-76
     The Trustee....................................S-77
     The Fiscal Agent...............................S-78
     Servicing Compensation and Payment of Expenses.S-79
     Special Servicing..............................S-79
     The Operating Adviser..........................S-81
     Sub-Servicers..................................S-82
     Reports to Certificateholders; Where You
       Can Find More Information....................S-83
MATERIAL FEDERAL INCOME TAX CONSEQUENCES............S-86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED
  IN CALIFORNIA AND NEW YORK........................S-87
     California.....................................S-87
     New York.......................................S-87
ERISA CONSIDERATIONS................................S-88
     Plan Asset Regulation..........................S-88
     Individual Exemption...........................S-89
     Other Exemptions...............................S-91
     Insurance Company Purchasers...................S-91
LEGAL INVESTMENT....................................S-92
PLAN OF DISTRIBUTION................................S-92
USE OF PROCEEDS.....................................S-94
LEGAL MATTERS.......................................S-94
RATINGS.............................................S-94
INDEX OF DEFINITIONS................................S-95
APPENDIX I - Mortgage Pool Information...............I-1
APPENDIX II - Certain Characteristics of the
  Mortgage Loans....................................II-1
APPENDIX III -- Significant Loan Summaries.........III-1
APPENDIX V - Form of Monthly Distribution Statement.IV-1
TERM SHEET...........................................T-1

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates you must carefully read this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o We provide information on the privately offered certificates in this prospectus supplement only to enhance your understanding of the offered certificates.

o All numerical information about the mortgage loans is provided on an approximate basis.

o Unless we tell you otherwise, all percentages of the mortgage loans, or any group of mortgage loans, referred to in this prospectus supplement are based on the principal balances as of the cut-off date and not the number of mortgage loans.


                                      Approximate   Approximate   Weighted               Description  Approximate
           Initial        Rating by   Percent of    Percent of    Average     Principal  of           Initial
           Principal      Fitch/      Initial       Credit        Life        Window     Pass-Through Pass-Through
Class      Balance        Moody's     Pool Balance  Support       (Years)     (Months)   Rate         Rate
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------ --------------
Senior Certificates
A-1        $152,026,000    AAA/Aaa        18.98%        23.50%    5.7         1-97          Fixed      7.52%
A-2        $460,741,000    AAA/Aaa        57.52%        23.50%    9.0         97-116        Fixed      7.61%
X          $801,024,722      --              N/A           N/A     --         --            --         --

Subordinate Certificates
B          $ 34,046,000    AA/Aa2          4.25%        19.25%    9.6         116-117       Fixed      7.74%
C          $ 34,047,000     A/A2           4.25%        15.00%    9.7         117-117       Fixed      7.74%
D          $ 10,014,000    A-/A3           1.25%        13.75%    9.7         117-117       Fixed      7.74%
E          $ 26,036,000   BBB/Baa2         3.25%        10.50%    9.7         117-118       Fixed      7.74%
F-O        $ 84,114,722      --           10.50%           --     --          --            --         --

                  [_] Offered certificates.                   [_]  These
                                                              certificates are
                                                              not offered by
                                                              this prospectus
                                                              supplement. They
                                                              constitute
                                                              "privately offered
                                                              certificates".

The initial principal balances and notional amounts for each class of certificates may vary by up to 5%.

The percentages indicated under the column "Approximate Percent of Credit Support" with respect to the class A-1 and class A-2 certificates represent the approximate credit support for the class A-1 and class A-2 certificates in the aggregate.

The column entitled "Principal Window" lists the months following the closing during which certificateholders would receive distributions of principal. The weighted average life and principal window figures are based on the maturity assumptions described under "Yield and Maturity Considerations" assuming no prepayments and that the hyper-amortization loans pay on their anticipated repayment dates.

For any distribution date, the pass through rate for the offered certificates may not exceed the weighted average of the net mortgage rates.

The privately offered certificates will also include the following classes of certificates that are not shown above: class V, class R-I, class R-II and class R-III. These other privately offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.

                           Relevant Parties and Dates


Depositor

         PNC Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. PNC Mortgage Acceptance Corp.'s principal offices are located at 210 West 10th Street, 6th floor, Kansas City, Missouri 64105, telephone number (816) 435-5000. See "PNC Mortgage Acceptance Corp." in the prospectus.


Sellers

         Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, N.A., is selling 107 loans (52.3%). Midland is an affiliate of PNC Capital Markets, Inc.

         CIBC Inc. is selling 58 loans (28.7%). CIBC Inc. is an affiliate of CIBC World Markets Corp.

         Residential Funding Corporation is selling 59 loans (19.0%). Residential Funding Corporation is an affiliate of GMAC Commercial Mortgage Corporation.


Book-running Lead Manager

         Morgan Stanley & Co. Incorporated.


Underwriters

         Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc. and CIBC World Markets Corp.


Master Servicer

         Midland Loan Services, Inc. or any successor master servicer. See "Master Servicer".


Special Servicer

         GMAC Commercial Mortgage Corporation, or any successor special servicer. See "Special Servicer".


Trustee

         LaSalle Bank National Association. See "The Pooling and Servicing Agreement--The Trustee".


Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation. See "The Pooling and Servicing Agreement--The Fiscal Agent".


Controlling Class

         The most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.


Operating Adviser

         G2 Opportunity Fund LP or, if it no longer owns at least 50% of the Controlling Class, the holders of a simple majority of the controlling class, may appoint an operating adviser as their representative. The master servicer and the special servicer must notify the operating adviser before taking certain actions. The operating adviser may replace the special servicer without cause. See "The Pooling and Servicing Agreement--Special Servicing--Ability of Operating Adviser to Remove Special Servicer" and "--The Operating Adviser".

                           -------------------------

                                Significant Dates


Cut-off Date

         June 1, 2000.


Closing Date

         On or about June 29, 2000.


Distribution Date

         The 15th of each month, or if the 15th is not a business day, the next business day, beginning in July, 2000.


Scheduled Final Distribution Date

         The distribution date on which a class's principal balance or notional amount would become zero if there are:

o   no defaults or delinquencies;

o no prepayments of any kind, except that it is assumed that hyper-amortization loans will pay on their anticipated repayment dates; and

o   no modifications or extensions of any loans.


         Please note that it is very unlikely that these assumptions will hold true. See "Description of the Certificates--Scheduled Final Distribution Date".


Rated Final Distribution Date

         The distribution date in March, 2033, which is the distribution date occurring three years after the latest maturity date for any of the mortgage loans as of the closing date. See "Ratings".


Record Date

         For each distribution date, the close of business on the last business day of the prior calendar month.


Interest Accrual Period

         For each distribution date, the prior calendar month.


Collection Period

         For each distribution date, the period beginning the day after the determination date in the preceding month and ending on the related determination date. For the first distribution date, the collection period begins the day after the cut-off date.


Determination Date

         For each distribution date, the fifth business day before the distribution date.


Due Date

         The date scheduled payments come due under each mortgage loan (disregarding grace periods). The due date for all the mortgage loans is the first day of the month.

                  --------------------------------------------

                       Information About the Certificates


Offered Certificates

         We are offering the following classes of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1.

                  class A-1
                  class A-2
                  class B
                  class C
                  class D
                  class E

         We have not registered the other classes of certificates under the Securities Act of 1933 and are not offering them to you.


         The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as listed on the chart on page S-5.

Certificate Designations

         In this prospectus supplement, we will refer to the following groups of certificates by the indicated designations:

  -----------------------------------------------------
  Designation               Related Classes
  -----------------------------------------------------
  Offered certificates      Classes A-1, A-2, B, C, D
                            and E
  Privately offered         Classes X, F, G, H, J, K,
  certificates              L, M, N, O, V, R-I, R-II
                            and R-III
  Senior certificates       Classes A-1, A-2 and X
  Principal balance         A-1, A-2, B, C, D, E, F,
  certificates              G, H, J, K, L, M, N and O
  Interest only             Class X
  certificates
  Subordinate certificates  Classes B, C, D, E, F, G,
                            H, J, K, L, M, N and O
  Deferred interest         Class V
  certificates
  Residual certificates     Classes R-I, R-II and
                            R-III

Accrual of Interest

         Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

o the pass-through rate applicable for the particular class for that interest accrual period,

o the aggregate principal balance of the particular class outstanding immediately prior to the related distribution date, and

o   the assumption that each year consists of 12 30-day months.


Distributions

Distributions to Senior Certificates

         On each distribution date, funds available for distribution from the mortgage loans, net of prepayment premiums and deferred interest, will be distributed to the holders of the senior certificates in the following order:


         Interest on Senior Certificates: to pay interest pro rata to the holders of the senior certificates in an amount equal to their interest entitlement.


         Principal on Class A-1 and Class A-2 Certificates: to pay principal from the funds available for principal distributions to the holders of the class A-1 and class A-2 certificates, in that order, until reduced to zero. If the principal amount of each class of principal balance certificates other than the class A-1 and class A-2 certificate has been reduced to zero, funds available for principal distributions will be distributed to the holders of the class A-1 and class A-2 certificates, pro rata, rather than sequentially.


         Reimbursement of Class A-1 and Class A-2 Losses: to reimburse the holders of the class A-1 and class A-2 certificates, pro rata, for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balances of such certificates.


Distributions to Subordinate Certificates

         On each distribution date, following the above distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the holders of each class of subordinate certificates in alphabetical order of class designation. In the case of each class of subordinate certificates, the payments will be as follows:

o first, distributions of interest in an amount equal to the class' interest entitlement;

o second, to pay principal from the funds available for principal distributions, if the principal balance of the class A-1 and class A-2 certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero; and

o third, to reimburse the class for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balance of such class of certificates.


         Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation.


Distribution of Prepayment Premiums

         Any prepayment premium collected on a mortgage loan during a collection period will be distributed on the next distribution date as and to the extent set forth in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

Subordination

         The rights of the subordinate certificates to receive payments of principal and interest will be subordinated to the rights of the senior certificates. Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical class designation.


                        Such subordination results from:

o    applying the funds available from the loans in the order described above;
     and

o allocating losses on the loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical class designations.


         After the balances of all subordinate certificates have been reduced to zero, losses are allocated to the class A-1 and class A-2 certificates in proportion to their class principal balances.


         The certificates have no other form of credit enhancement.


Interest Shortfalls and Excesses Due to Prepayments and Balloon Payments

         If a borrower prepays a loan or makes a balloon payment on a loan before the determination date in any calendar month and pays interest which accrued on the prepayment or balloon payment from the beginning of the calendar month, then that interest, net of related master servicer fees, is a "prepayment/balloon payment interest excess".


         If a borrower prepays a loan or makes a balloon payment on a loan after the determination date in a calendar month and does not pay interest on the prepayment or balloon payment through the end of the calendar month, then this interest shortfall, net of related master servicer fees, is a "prepayment/balloon payment interest shortfall".


         Prepayment/balloon payment interest excesses collected during a collection period will first offset prepayment/balloon payment interest shortfalls during the collection period. The master servicer retains any remaining amount as additional servicing compensation. The master servicer must cover prepayment/balloon payment interest shortfalls not offset by prepayment/balloon payment interest excesses from its own funds up to certain maximum amounts.


         If and to the extent there are prepayment/balloon payment interest shortfalls not offset by prepayment/balloon payment interest excesses or covered by the master servicer from its own funds, then those prepayment/balloon payment interest shortfalls will be allocated among the certificates in proportion to the interest accrued on each certificate during the corresponding interest accrual period. Such net interest shortfalls allocated to a class will reduce the distributable certificate interest on the class. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".


Advances

         The master servicer must make advances for delinquent payments of principal (except for delinquent balloon payments) and/or interest on the loans. The master servicer must also make advances to cover certain servicing expenses. The special servicer must make advances to cover certain servicing expenses that need to be paid on an emergency basis.


         If the special servicer fails to make a required emergency advance, the master servicer must make it. If the master servicer fails to make a required advance, the trustee must make it. If the trustee fails to make a required advance, the fiscal agent must make it.


         Advances are required only if the advancing party determines in its reasonable discretion that they are ultimately recoverable from future collections on the related mortgage loan or mortgaged property.


         All advances will accrue interest at the "prime rate".


         To the extent not offset by collected late payment charges or default interest on the related loan, payments of advance interest will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "The Pooling and Servicing Agreement--Advances".


Appraisal Reductions

         If certain adverse events or circumstances occur or exist with respect to a loan or the related mortgaged property, the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the loan, plus certain other amounts due under the loan, is more than 90% of the new appraised value plus certain reserves pledged as collateral for the loan, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities, this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Certificates--Appraisal Reductions of Loan Balances".

                   ------------------------------------------


                      Information About the Mortgage Loans


         The certificates will represent beneficial ownership interests in a trust fund created by the depositor. The trust fund will consist primarily of a pool of 224 fixed-rate loans with a total cut-off date principal balance of approximately $801,024,722 (plus or minus 5%). In making this count, where a single indebtedness is secured by mortgages over multiple separate properties, each of those separate properties was generally counted as a separate loan created by allocating a pro rata portion of the cut-off date principal balance secured by the separate properties.


         A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

    o    Fee - 212 loans (92.0%).

    o    Leasehold - 12 loans (8.0%).


         The mortgage pool includes 6 separate sets of cross-collateralized loans. The largest of these sets constitutes 2.4% of the initial pool balance.


         No person or entity insures or guarantees any of the loans. You should consider all of the loans to be non-recourse loans.


         209 loans (96.7%) are "balloon loans" that are expected to have more than 5% of their original principal balance remaining unpaid at their maturity date. 34 of these balloon loans (28.4%) are hyper-amortization loans and provide for an increase in their interest rate and/or principal amortization prior to maturity.


         The loans generally grant the related borrower a right to transfer its loan under certain conditions, including the lender's prior consent. Some of the loans may provide that the lender cannot unreasonably withhold its consent to the proposed transferee.


         Property types included in the mortgage pool include:

    o    retail - 75 loans (29.6%).

    o    multifamily - 62 loans (28.6%).

    o    office - 35 loans (16.1%).

    o    industrial - 32 loans (16.4%).

    o    hospitality - 8 loans (6.7%).

    o    self storage - 7 loans (1.3%).

    o    mixed use - 4 loan (1.3%).

    o    other - 1 loan (0.1%).


         Loans secured by properties located in California and New York each represent more than 10% of the initial pool balance. Also, loans secured by properties located in Pennsylvania, Michigan, Texas and New Jersey each represent more than 5%, but less than 10%, of the initial pool balance. None of the remaining 30 jurisdictions have mortgaged properties securing loans representing 5% or more of the initial pool balance.


         No set of loans to a single borrower or to a single group of affiliated borrowers constitutes more than 3.4% of the initial pool balance.


         90 loans (35.1%) are secured by properties at least 50% occupied by a major tenant or the borrower.


         157 loans (69.7%) permit the borrower to defease its loan, subject to certain conditions.


         Other than loans allowing defeasance, the loans generally permit voluntary prepayments after any lock-out period if a prepayment premium is also paid. Prepayment premiums are generally calculated based on a yield maintenance formula or a specified percentage of the amount prepaid. The prepayment premium percentage may remain constant or decline over time. The "Percentage of Mortgage Pool Balance by Prepayment Restriction" table included in the attached Term Sheet analyzes the percentage of the declining balance of the mortgage pool that will be within a lock-out period or in which principal prepayments must be accompanied by the indicated prepayment premium, for each of the time periods indicated.


         As of the cut-off date, the loans have the following characteristics:

o mortgage rates range from 6.5% to 10.0% per annum, with a weighted average mortgage rate of 8.1% per annum;

o remaining terms to stated maturity range from 73 months to 237 months, with a weighted average remaining term to stated maturity of 114 months;

o cut-off date principal balances range from $281,659 to $27,208,269, with an average cut-off date principal balance of $3,576,003;

o    a weighted average debt service coverage ratio of 1.35x; and

o    a weighted average cut-off date loan to value ratio of 70.6%.


         The characteristics of the loans are more fully described under "Description of the Mortgage Pool" and in the Appendices.

                   ------------------------------------------


                       Yield and Prepayment Considerations


         The yield on an offered certificate will depend on many factors, including:

o    the pass-through rate for the certificate in effect from time to time;

o    whether the certificate is purchased at a discount or premium;

o the timing of principal distributions that reduce the principal balance of the certificate;

o    appraisal reductions;

o    expense losses; and

o    realized losses.


         See "Description of the Certificates--Distributions--Applying Available Funds" and "--Distributions--Principal Distribution Amount".


         We cannot predict the actual rate of principal prepayments. You should independently estimate prepayment rates to use in evaluating an investment in the offered certificates. See "Yield and Maturity Considerations".


         A different rate of principal payments than you anticipate will cause the actual yield to vary, perhaps significantly, from your expected yield.


         You may be unable to reinvest principal distributions in an alternative investment with a comparable yield.

              -----------------------------------------------------


                  Additional Information About the Certificates


Tax Status of the Certificates

         An election will be made to treat the trust as three separate "real estate mortgage investment conduits" - REMIC I, REMIC II and REMIC III - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.


         Pertinent federal income tax consequences of an investment in the offered certificates include:

o Each class of offered certificates will constitute a "regular interest" in REMIC III.

o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

o You will be required to report income on the offered certificates in accordance with the accrual method of accounting.

o The class E certificates will be issued with original issue discount. The class B, class C and class D certificates will be issued with de minimis original issue discount. The class A-1 and class A-2 certificates will not be issued with original issue discount.

         See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


Optional Termination

         If the total stated principal balance of all of the loans is less than 1% of the initial pool balance on any distribution date, then each of the following in this order has an option to purchase all loans and property in the trust fund at a specified price:

o    the majority holders of the controlling class,

o    the master servicer,

o    the special servicer, and

o    any holder of more than 50% of the class R-I certificates.


         Such a purchase will terminate the trust fund and cause early retirement of the then outstanding certificates. See "Description of the Certificates--Optional Termination".


Denominations

         You may purchase class A-l and A-2 certificates in minimum denominations of $25,000 initial principal balance and in any higher whole-dollar denomination. You may purchase class B, class C, class D and class E certificates in minimum denominations of $50,000 initial principal balance and in any higher whole-dollar denomination.


Clearance and Settlement

         You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Clearstream Banking, societe anonyme, Luxembourg, or the Euroclear System. DTC, Clearstream or Euroclear rules and operating procedures govern transfers within the system.


ERISA Considerations

         Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the class A-1 and class A-2 certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


         The class B, class C, class D and class E certificates may not be purchased by, or transferred to, any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986 or any person investing the assets of any such employee benefit plan or other retirement arrangement. This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.


         If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to ERISA or section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986.


         See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings

         It is a condition of the issuance of the offered certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Fitch, Inc. (or its successors and assigns) and Moody's Investors Service, Inc. (or its successors and assigns).


         A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.


         See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


Legal Investment

         None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

         If your investment authority is restricted by law, then you should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the prospectus.


Reports To Certificateholders

         The trustee will make monthly reports to certificateholders of record.

                                  RISK FACTORS

         You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the mortgaged properties.


         The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.


         If any of the following risks actually occur, your investment could be materially and adversely affected.


         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the prospectus.


Your Investment Is Not Insured or Guaranteed and Your Source for Repayment Is Limited

         You should consider all of the loans to be nonrecourse loans. You should also consider them not to be insured or guaranteed by any person or entity. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific real property and other assets pledged to secure the defaulted loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of a loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.


         The offered certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other person. Distributions on any class of the offered certificates will depend solely on the amount and timing of payments on the loans.


         167 loans (70.5%) were originated within 12 months prior to the cut-off date. Consequently, these loans do not have a long-standing payment history.


The Repayment of a Multifamily or Commercial Loan Is Dependent on the Cash Flow Produced by the Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

         The loans are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.


         The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.


         A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

o    the age, design and construction quality of the property;

o perceptions regarding the safety, convenience and attractiveness of the property;

o    the proximity and attractiveness of competing properties;

o    the adequacy of the property's management and maintenance;

o increases in operating expenses at the property and in relation to competing properties;

o an increase in the capital expenditures needed to maintain the property or make improvements;

o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

o    a decline in the financial condition of a major tenant;

o    an increase in vacancy rates; and

o a decline in rental rates as leases are renewed or entered into with new tenants.


         Others factors are more general in nature, such as:

o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

o local real estate conditions, such as an oversupply of competing properties, space or housing;

o    demographic factors;

o    decreases in consumer confidence;

o    changes in consumer tastes and preferences; and

o    retroactive changes in building codes.


         The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

o    the length of tenant leases;

o    the creditworthiness of tenants;

o    tenant defaults;

o    in the case of rental properties, the rate at which new rentals occur; and

o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).


         A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.


Converting Commercial Properties to Alternative Uses May Require Significant Expenditures Which Could Reduce Payments on Your Certificates

         Some of the mortgaged properties may not be readily convertible to alternative uses if the current use of those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than the liquidation value of a property that the owner could readily adapt to other uses.


Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

         Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

o    changes in governmental regulations, fiscal policy, zoning or tax laws;

o potential environmental legislation or liabilities or other legal liabilities;

o    the availability of refinancing; and

o    changes in interest rate levels.


Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which May Have an Adverse Effect on the Payment of Your Certificates

         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, or if the lease payments of such tenant or tenants account for a significant portion of the property's gross revenue. Such properties are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because the owner may:

o suffer severe financial effects from the absence of all or a significant portion of the property's rental income;

o    require more time to re-lease the space; and

o incur substantial capital costs to make the space appropriate for replacement tenants.

         Each of these risks is more significant if a mortgaged property is leased to a single tenant.


         In 90 loans (35.0%) a single tenant or the borrower occupies more than 50% of the related mortgaged property.


         A concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry may also adversely affect retail and office properties.


Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Expenditures, Which May Have an Adverse Effect on the Payment of Your Certificates

         If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants. These additional expenses will reduce the cash flow available for debt service payments. Mortgaged properties with multiple tenants also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


The Presence of Large Loans or a Large Concentration of Loans Among Related Borrowers Increases the Possibility of Losses on the Loans Which May Have an Adverse Effect on Your Certificates

         The effect of mortgage pool loan losses will be more severe if:

o the pool is comprised of a small number of loans, each with a relatively large principal amount; or

o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.


         The 3 largest loans, or groups of cross-collateralized loans, represent 8.8% of the initial pool balance. The potential loss on any of these loans may have a more adverse effect on the offered certificates than a loss on a smaller loan. Each of the other loans represents less than 2.4% of the initial pool balance.


         A concentration of loans with the same borrower or related borrowers also can pose increased risks. Several groups of loans are made to the same borrower or to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The 3 largest of these groups represent 3.4%, 2.9% and 2.6% of the initial pool balance.

         The bankruptcy or insolvency of any borrower in any such group could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could:

o defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or

o attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related loans.


Large Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

         Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in such region. Other regional factors such as earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies also may adversely affect the mortgaged properties located in such region. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.


         The mortgaged properties are located in 36 jurisdictions. Loans secured by mortgaged properties located in each of California and New York represent approximately 13.6% and 13.5% of the initial pool balance. Loans secured by mortgaged properties located in each of Pennsylvania, Michigan, Texas and New Jersey each represent more than 5%, but less than 10%, of the initial pool balance. None of the remaining 30 jurisdictions have mortgaged properties securing loans representing 5% or more of the initial pool balance. See "Description of the Mortgage Pool".


Large Concentrations of Retail Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

         Retail properties secure 75 of the loans (29.6%). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.


         The success of tenants at retail properties will be affected by:

o    competition from other retail properties;

o perceptions regarding the safety, convenience and attractiveness of the property;

o    demographics of the surrounding area;

o    traffic patterns and access to major thoroughfares;

o    availability of parking;

o    customer tastes and preferences; and

o    the drawing power of other tenants.


         The presence or absence of an "anchor store" at a retail property also can be important. Anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

o an anchor store's failure to renew its lease; o termination of an anchor store's lease;

o    the bankruptcy or economic decline of an anchor store or self-owned anchor;
     or

o an anchor store closing its business, even if, as a tenant, it continues to pay rent.


         If an anchor store at a mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. Furthermore, some anchor stores have co-tenancy clauses in their leases that permit them to cease operating if certain other stores are not operated at the mortgaged property or if certain other covenants are breached. Some non-anchor tenants may also be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.


         Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

o    factory outlet centers;

o    discount shopping centers and clubs;

o    catalogue retailers;

o    home shopping networks;

o    internet web sites; and

o    telemarketing.


         These alternative retail outlets often have lower operating costs than traditional retail properties. Continued growth of these alternative retail outlets could adversely affect the rents, income and market value of the retail properties in the mortgage pool.


         Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


Large Concentrations of Multifamily Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

         Multifamily properties secure 62 of the loans (28.6%).


         A large number of factors may affect the value and successful operation of a multifamily property, including:

o the physical attributes of the property, such as its age, appearance and construction quality;

o    the location of the property;

o    the characteristics of the surrounding neighborhood;

o    the ability of management to provide adequate maintenance and insurance;

o    the types of services and amenities provided at the property;

o    the property's reputation;

o the tenant mix, such as a tenant population that is dependent upon students, workers from a particular business or personnel from a local military base;

o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;

o    the presence of competing properties;

o    local or national economic conditions;

o the extent to which a property is subject to covenants that require rental to low income tenants;

o state and local regulations, such as rent control regulations and regulations that govern eviction; and

o    government assistance/rent subsidy programs.


Large Concentrations of Office Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

         Office properties secure 35 of the loans (16.1%).


         A large number of factors may adversely affect the value of office properties, including:

o    the quality of an office property's tenants;

o the diversity of an office property's tenants or reliance on a single or dominant tenant;

o the physical attributes of the property in relation to competing office properties, such as age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

o    the desirability of the area as a business location; and

o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.


         Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.


Large Concentrations of Industrial Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

         Industrial properties secure 32 of the loans (16.4%). Various factors may adversely affect the economic performance of an industrial property, including:

o reduced demand for industrial space because of a decline in a particular industry segment;

o    a property becoming functionally obsolete;

o    strikes or the unavailability of labor sources;

o    changes in energy prices;

o relocation of highways and the construction of additional highways or other changes in access;

o    a change in the proximity of supply sources; and

o    environmental hazards.


Large Concentrations of Hospitality Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

         Hospitality properties secure 8 of the loans (6.7%). Various factors may adversely affect the economic performance of a hospitality property, including:

o adverse local, regional, national or international economic and social conditions, which may limit the amount that can be charged for a room and reduce occupancy levels;

o    the construction of competing hospitality properties;

o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property; and

o changes in travel patterns, changes in access, increases in energy prices, strikes, relocation of highways or the construction of additional highways.


         Because rooms at hospitality properties generally are rented for short periods of time, the financial performance of those properties tend to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.


         Moreover, the hospitality industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hospitality property's revenues, occupancy levels, room rates and operating expenses.


         Further, in the event of a foreclosure, the trustee or a purchaser of a hospitality property probably would not be entitled to the rights under any liquor license for that property. Such party would be required to apply for a new license in its own name. The inability to obtain a new liquor license may have an adverse effect on the value of a hospitality property.


The Affiliation of Some of the Properties with a Franchise or Hotel Management Company May Have an Adverse Effect on the Payment of Your Certificates

         8 of the hospitality properties (6.7%) are operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hospitality property operated as a franchise or by a hotel management company depends in part on:

o the continued existence and financial strength of the franchisor or hotel management company;

o    the public perception of the franchise or hotel chain service mark; and

o    the duration of the franchise license or management agreements.


         The transferability of a franchise license agreement may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in some instances, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.


         The adverse effect of an economic decline in a particular hotel chain will be more significant if there is a concentration of hotels operated by that chain among the properties securing loans in the mortgage pool. In this regard, the largest concentration consists of 1 loan (2.2%) secured by a mortgaged property operated as a Holiday Inn.


Large Concentrations of Self Storage Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

         Self storage properties secure 7 of the loans (1.3%).

         Tenant privacy, anonymity and unsupervised access may heighten environmental risks in a loan secured by a self storage property. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the individual self-storage units. Thus, there is no assurance that these individual units are free from hazardous substances or other pollutants or contaminants or will remain so in the future. As leases for individual self storage units are typically short term, these properties also may be subject to more volatility than loans secured by other types of properties.


Certain Additional Risks Relating to Tenants

         The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

o    space in the mortgaged properties could not be leased or re-leased;

o    tenants were unable to meet their lease obligations;

o    a significant tenant were to become a debtor in a bankruptcy case; or

o    rental payments could not be collected for any other reason.


         Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.


Tenant Bankruptcy May Adversely Affect the Income Produced by the Property and May Have an Adverse Effect on the Payment of Your Certificates

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under federal bankruptcy law, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, plus

o the rent under the lease for the greater of one year or 15%, not to exceed 3 years, of the remaining term of the lease.


Federal or State Environmental Laws May Affect the Value of a Mortgaged Property or the Ability of a Borrower to Make Required Loan Payments and May Have an Adverse Effect on the Payment of Your Certificates

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos, lead-based paint or other hazardous substances.


         The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.


         In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.


Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates

         The mortgaged properties securing 220 of the loans (99.7%) have been subject to environmental site assessments in connection with the origination or acquisition of the loans. The assessments for the mortgaged properties securing 10 of those loans (0.8%) did not satisfy all of the requirements necessary to be considered "Phase I" environmental site assessments. Environmental consultants have detected asbestos or lead-based paint at several mortgaged properties by sampling. The environmental consultants suspect that asbestos or lead-based paint may be located at other mortgaged properties. In some cases, the asbestos or lead-based paint is in poor condition. The asbestos or lead-based paint found or suspected is not expected to present a significant risk as long as the related mortgaged property is properly managed or, when recommended by the consultant, the problem is remedied or abated. Nonetheless, the value of a mortgaged property as collateral for the related loan could be adversely affected, and claims for damages could arise from parties injured by such asbestos or lead-based paint. In certain cases, an assessment disclosed known or potential adverse environmental conditions, such as underground storage tanks or soil or groundwater contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Except as described herein, where an assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.


         Set forth below are some of the known or potential material and adverse environmental conditions for which an escrow has been established to cover remediation costs, an environmental insurance policy has been obtained to cover potential clean-up costs or an indemnity was obtained from a culpable party:

o 3 mortgaged properties (2.2%) - potential or existing contamination arising from the operation of dry cleaning facilities upon or near such properties;

o 5 mortgaged properties (1.1%) - potential or existing contamination arising from the operation of gas stations or automobile/marine repair facilities upon or near such properties;

o 1 mortgaged property (1.9%) - by the former uses of this property as a gas station, automobile repair facility, tannery and metal works facility;

o 3 mortgaged properties (1.2%) - by the presence of aboveground or underground storage tanks upon this property; and

o 2 mortgaged properties (0.4%) - by the presence of leaking underground storage tanks or other adverse environmental conditions on or near such properties.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a mortgaged property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway; o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or
     o a responsible party with respect to the condition had already been identified.

         No environmental site assessments were obtained for the mortgaged properties securing 4 loans (0.3%). However, the related originator obtained a secured creditor impaired property policy covering certain environmental matters with respect to such mortgaged properties.

         Each environmental insurance policy obtained with respect to a mortgaged property contains certain coverage limits, and reporting and notice requirements. In addition, the policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. There is no assurance that any insurance proceeds or escrowed funds will be sufficient to complete remediation of any environmental conditions affecting the related mortgaged property.

         The environmental assessments have not revealed any environmental liability that the depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the depositor is unaware. Moreover, there is no assurance that:

o future laws, ordinances or regulations will not impose any material environmental liability; or

o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties, such as underground storage tanks.


         Before the special servicer acquires title to a property on behalf of the trust or assumes operation of the mortgaged property, it must obtain an environmental assessment of the mortgaged property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or any required remedial action is completed. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or the remedial work completed. Moreover, there is no assurance this requirement will protect the trust from liability under environmental laws.


Borrower May Be Unable to Repay the Remaining Principal Balance on Its Maturity Date or Anticipated Repayment Date, Which May Have an Adverse Effect on the Payment of Your Certificates

         209 of the loans (96.7%) are expected to have more than 5% of the original principal balance remaining unpaid on their stated maturity date, or in the case of hyper-amortization loans, on their anticipated repayment date. We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. Additionally, a borrower in a hyper-amortization loan is not obligated to repay its loan on the anticipated repayment date. Loans with substantial remaining principal balances at their stated or anticipated maturity involve greater risk than fully amortizing loans.

         A borrower's ability to repay a loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial and multifamily properties;

o    prevailing interest rates;

o    the fair market value of the related properties;

o    the borrower's equity in the related properties;

o    the borrower's financial condition;

o    the operating history and occupancy level of the property;

o    tax laws; and

o    prevailing general and regional economic conditions.


         The availability of funds in the credit markets fluctuates over time.


         See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans".


Borrowers That Are Organized as Special Purpose Entities Are Subject to the Risk of Substantive Consolidation.

         Some of the borrowers are organized as special purpose entities with an independent director whose consent is required if the borrower were to file a voluntary bankruptcy petition.


         In the event of the bankruptcy of their parent, these borrowers have been organized so as to avoid a substantive consolidation into their parent's bankruptcy estate. However, despite this organizational structure, there is nevertheless the risk that a bankruptcy court could consolidate the borrower into its parent's bankruptcy, if the separateness criteria put in place at the borrower's formation are not observed.


Borrowers That Are Not Special-Purpose Entities May be More Likely to Pursue a Bankruptcy

         The organizational documents of some of the borrowers do not limit the borrowers' business activities to owning their respective properties.


         Most of the borrowers (and any special-purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower.


The Borrower's Ability to Effect Other Borrowings May Reduce the Cash Flow Available to the Property, Which May Have an Adverse Effect on the Payment of Your Certificates

         The loans generally do not permit the borrower to incur additional indebtedness using the mortgaged property as collateral. However, for 1 loan (0.2%), the related borrower is permitted to maintain an existing subordinate mortgage over the related mortgaged property.


         When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, unsecured or mezzanine loans), the trust is subjected to additional risk. The borrower and/or its constituent members may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the loan, which may jeopardize repayment of the loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.


         Additionally, if the borrower (or its constituent members) defaults on its loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.


         Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, unless the other lender has agreed not to foreclose. A foreclosure by the other lender may cause a delay in payments and/or an involuntary repayment of the loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.


Bankruptcy Proceedings Relating to a Borrower May Result in a Restructuring of the Loan

         Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property that the borrower owns, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value of the property and the amount of its loan. A bankruptcy court also may:

o    grant a debtor a reasonable time to cure a payment default on a loan;

o    reduce monthly payments due under a loan;

o    change the rate of interest due on a loan; or

o    otherwise alter the loan's repayment schedule.


         Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.


         Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with a lender's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time-consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment if the borrower uses the rents to maintain the mortgaged property or for other court authorized expenses.


         Thus, the trustee's recovery from borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


The Operation of Commercial Properties Is Dependent upon Successful Management

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

o    responding to changes in the local market;

o    planning and implementing a rental structure for the property;

o    operating the property and providing building services;

o    managing operating expenses; and

o assuring that maintenance and capital improvements are completed in a timely fashion.


         Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.


         A good property manager can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value if it:

o    controls costs;

o    provides appropriate service to tenants; and

o    maintains the improvements.


         On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.


         The depositor makes no representation or warranty as to the skills of any present or future managers. Additionally, the depositor cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property

         Licensed engineers or consultants inspected all of the mortgaged properties in connection with the origination of the loans to assess items such as:

o    structure;

o    exterior walls;

o    roofing;

o    interior construction;

o    mechanical and electrical systems; and

o    general condition of the site, buildings and other improvements.


         However, there is no assurance that the inspectors identified all conditions requiring repair or replacement.


The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

         The mortgaged properties may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of such reconstruction or repairs.


         Certain of the mortgaged properties are located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance. Earthquake insurance was required for all loans where the probable maximum loss exceeded 20%.


         As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.


Appraisals May Inaccurately Reflect the Value of the Mortgaged Properties

         The originators obtained an appraisal or other market analysis of each mortgaged property in connection with the origination or acquisition of the related loan. The resulting estimates of value were used to calculate the Cut-off Date LTV Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market valuation was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor is presented in Appendix I, Appendix II and Appendix III for illustrative purposes only.


The Timing of Loan Amortization May Have an Adverse Effect on the Payment of Your Certificates

         As principal payments or prepayments are made on loans in the mortgage pool, the remaining certificateholders may be subject to more risk because of the decreased:

o    number of mortgaged properties;

o    diversity of mortgaged property types;

o    diversity of geographic locations; and

o    number of borrowers and affiliated borrowers.


         Classes of certificates that have a later alphabetical designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier alphabetical designation or higher priority. This is because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Certificates Will Affect the Timing of Payments and the Application of Losses on Your Certificates

         As described in this prospectus supplement, unless your certificates are class A-1 or class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the principal balance certificates with an earlier alphabetical designation and the interest only certificates. See "Description of the Certificates--Distributions", "--Application of Realized Losses and Expense Losses to Principal Balances" and "--Subordination" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the prospectus.


The Operation of a Mortgaged Property upon Foreclosure of the Loan May Affect the Tax Status of the Trust and May Have an Adverse Effect on the Payment of Your Certificates

         If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate (currently 35%), and in addition, to possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. If the mortgaged property did not qualify as foreclosure property because of certain disqualifying events, any income realized from operation or disposition of the property would be subject to a 100% prohibited transaction tax. It is not anticipated that the trust will receive any income from prohibited transactions.


State Laws Applicable to the Enforcement of Lender Remedies May Affect the Timing of Payments on Your Certificates and May Have an Adverse Effect on the Payment of Your Certificates

         All of the loans permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.


         If a mortgaged property has tenants, the borrower assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property, secures the appointment of a receiver or otherwise acts to enforce its remedies. In addition, as previously discussed, a bankruptcy or similar proceeding commenced by or for the borrower could adversely affect the lender's ability to collect the rents.


         The laws of some states, including California, prohibit more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, state laws may limit the trust's ability to realize upon the loans. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The master servicer or the special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

         12 of the loans (8.0%) are secured by mortgages encumbering a borrower's leasehold interest in the property under a ground lease. These loans include 6 loans (3.6%) secured by a mortgage encumbering both a borrower's leasehold interest in the related mortgaged property under a ground lease and the fee interest of the owner of all or a part of the property.


         Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold interest upon a lease default, the leasehold mortgagee would lose its security. The ground lease loans may require the master servicer to give notices or to take actions in addition to those required for a fee loan in order for the trust to avail itself of its rights under the related loan. Generally, the related ground lease:

o requires the landlord to give the leasehold mortgagee notice of tenant defaults and an opportunity to cure them prior to enforcing its remedies;

o prohibits any amendment of the ground lease without the lender's prior consent;

o permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale; and

o contains certain other protective provisions typically included in a "mortgageable" ground lease.


         Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/ borrower's position under the lease only if the landlord specifically grants the lender such right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In such circumstances, a ground lease could be terminated notwithstanding lender protection agreements.


         Ground leases securing the mortgaged properties may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.


         The execution of a mortgage over its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the owner/landlord from the loan. If a court concluded that the granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the fee interest of the owner/landlord.


Cross-Collateralization of Groups of Loans Could Have an Adverse Effect on the Payment of Your Certificates

         Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances:

o by creditors of the related borrower in an action brought outside a bankruptcy case; or

o if the borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.


         A lien granted by a borrower for the benefit of another borrower in a cross-collateralization arrangement could be avoided if a court were to determine that:

1.   such borrower was:

     o    insolvent when it granted the lien;

     o    rendered insolvent by the granting of the lien;

     o    left with inadequate capital by granting the lien; or

     o    not able to pay its debts as they matured; and

2. such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the indebtedness of the other borrower.


         Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the loan to existing or future indebtedness of that borrower. The court also could recover payments made under that loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing the cross-collateralized loans.


The Trust May Not Control the Termination of Leases Upon Foreclosure

         In some jurisdictions, a lease may terminate upon the transfer of a mortgaged property to a foreclosing lender or purchaser at foreclosure if the tenant lease is:

o    subordinate to the lien created by the mortgage, and

o does not contain provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease (also known as attornment provisions).


         The depositor has not reviewed all the leases to determine if they have these provisions. Accordingly, if a mortgaged property is located in one of these jurisdictions and is leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, the mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be replaced.


         If a lease is not subordinate to a mortgage, the trust will not have the right to remove the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If a non-subordinate lease contains provisions inconsistent with the mortgage or that could affect the enforcement of the lender's rights, the provisions of the lease will take precedence over the provisions of the mortgage. Many anchor tenant leases may not be subordinate, or, if subordinate, may provide that the lease terms control in certain matters, such as the application of insurance proceeds. Some non-anchor leases may also not be subordinate to the related mortgage.


Litigation Arising Out of Ordinary Business May Have an Adverse Effect on Your Certificates

         There may be pending or threatened legal proceedings against the borrowers and/or managers of the mortgaged properties and their affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on the distributions on the certificates.


The Cash Flow From Mortgaged Properties Not in Compliance With the Americans with Disabilities Act May be Affected, Which May Have an Adverse Effect on the Payment of Your Certificates

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


Various Conflicts of Interest May Have an Adverse Effect on Your Certificates

         Conflicts Between Various Classes of Certificateholders. The special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The operating adviser has the right to replace the special servicer. At any given time, the holders of the most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding will control the operating adviser. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.


         The special servicer or an affiliate may acquire certain of the most subordinated certificates, including those that have the right to appoint the initial operating adviser. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.


         Conflicts Between the Trust and Affiliates of the Sellers. Conflicts of interest may arise between the trust and affiliates of each of the sellers that engage in the acquisition, development, operation, financing and disposition of real estate.


         Those conflicts may arise because affiliates of each of the sellers intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates. Midland Loan Services, Inc., one of the sellers, is also the initial master servicer.


         Conflicts Between Managers and the Loan Borrowers. Substantially all of the property managers for the mortgaged properties or their affiliates manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.


         Conflicts Between Sellers of Loans and Classes of Certificateholders. We anticipate that an affiliate of Residential Funding Corporation will initially acquire a majority of the controlling class and appoint the initial operating adviser. In addition, affiliates of the other sellers could in the future acquire the certificates entitled to appoint the operating adviser. Decisions made by the operating adviser may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates.


         Servicers May Have Conflicts of Interest. Each seller is obligated to substitute a qualified substitute loan or to repurchase a loan if:

o    there is a defect with respect to the documents relating to the loan, or

o one or more of its representations or warranties concerning the loan in the related loan purchase agreement are breached,


provided that such defect or breach materially and adversely affects the interests of the certificateholders and such defect or breach is not cured as required. The ability of Midland to perform its obligations as master servicer under the pooling and servicing agreement may be jeopardized if it incurs significant liabilities for the repurchase or substitution of loans. In addition, since the pooling and servicing agreement requires the master servicer or the special servicer, as applicable, to enforce on behalf of the trust the sellers' obligations to repurchase or substitute loans, Midland may experience a conflict of interest to the extent that Midland is obligated to repurchase or substitute a loan as a seller and GMAC Commercial Mortgage Corporation may experience a conflict of interest to the extent that Residential Funding Corporation is obligated to repurchase or substitute a loan as a seller.


Yield Considerations

         Prepayments May Reduce the Yield on Your Certificates. The yield to maturity on your certificates may depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include:

o    voluntary prepayments, if permitted, and

o    involuntary prepayments resulting from:

     1.  casualty or condemnation of mortgaged properties,

     2.  defaults and liquidations by borrowers, or

     3.  repurchases upon a seller's breach of a representation or warranty.


         The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.


         Voluntary prepayments under certain of the loans require payment of a prepayment premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

o    the terms of the loans;

o    the length of any prepayment lockout period;

o    the level of prevailing interest rates;

o    the availability of mortgage credit;

o    the applicable yield maintenance charges or percentage premiums;

o the master servicer's or special servicer's ability to enforce those charges or premiums;

o    the occurrence of casualties or natural disasters; and

o    economic, demographic, tax, legal or other factors.


         Generally, the loan documents do not require the borrower to pay a prepayment premium for prepayments in connection with a casualty or condemnation, unless an event of default has occurred and is continuing. In addition, if a seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid, except that no prepayment premium would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.


         The Effect of State Laws Upon the Enforceability of Prepayment Premiums May Affect the Payment and Yield of Your Certificates. Provisions requiring prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest under applicable usury laws. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that any foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.


         The Yield on Your Certificate Will Be Affected by the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on the Certificate. The yield on any certificate will depend on (1) the price at which the certificate is purchased by an investor and (2) the rate, timing and amount of distributions on the certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

o    the interest rate for the certificate;

o the rate and timing of principal payments, including prepayments, and other principal collections on or in respect of the loans;

o the extent to which principal collections are applied to or otherwise result in a reduction of the principal balance or notional amount of the certificate;

o the rate, timing and severity of losses on or in respect of the loans or unanticipated expenses of the trust;

o the timing and severity of any interest shortfalls resulting from prepayments or balloon payments;

o the timing and severity of any reductions in advances as described under "Description of the Certificates--Appraisal Reductions of Loan Balances"; and

o the extent to which prepayment premiums are collected and, in turn, distributed on the certificate.


         You Bear the Risk of Borrower Defaults. The rate and timing of delinquencies or defaults on the loans will affect the following aspects of the certificates:

o    the aggregate amount of distributions on them;

o    their yield to maturity;

o    their rates of principal payments; and

o    their weighted average lives.

         The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates - Distributions". Losses on the loans will be allocated to the class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the class A-1 and class A-2 certificates, pro rata, based on their then-outstanding class principal balances.


         If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of the class).


         If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under certain extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.


         Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless:

o    the master servicer makes advances to cover delinquent payments, or

o the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

         Also, if the related borrower does not repay a loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and, if your certificate was purchased at a discount, may reduce your yield to maturity.

Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payment of Your Certificates

         To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.


A Number of Factors That Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

         Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While each of the underwriters currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of the sellers may acquire certain classes of offered certificates in which case the market for those classes of offered certificates may not be as liquid as if third parties had acquired such certificates.


Risk of Pass-Through Rate Variability

         The interest rates of the offered certificates may not exceed the weighted average of the net mortgage rates of the loans. Loans with relatively high interest rates are more likely to prepay than loans with relatively low interest rates. Higher rates of principal payments on loans having mortgage interest rates above the weighted average interest rate of the loans could have the effect of reducing the interest rate of the offered certificates.


Other Risks

         See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.


                    ----------------------------------------

                        DESCRIPTION OF THE MORTGAGE POOL

                                     General


         The mortgage pool will consist of 224 multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of $801,024,772 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. In making this count, where a single indebtedness is secured by mortgages over multiple separate properties, each of those separate properties was generally counted as a separate loan (collectively, the "Multiple Property Loans"), created by allocating a pro rata portion of the cut-off date principal balance secured by the separate properties. The Multiple Property Loans and all other loans in the mortgage pool are collectively referred to as the "Mortgage Loans". All numerical information concerning the Mortgage Loans is approximate.


         The "Cut-off Date Principal Balance" of each Mortgage Loan is its unpaid principal balance as of June 1, 2000 (the "Cut-off Date"), after application of all principal payments due on or before such date, whether or not received.


         The description of the Mortgage Loans in this prospectus supplement is a generalized description of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that are different from the generalized, aggregated description.


         A brief summary of some of the terms of the 12 largest Mortgage Loans, or groups of Cross-Collateralized Loans, is set forth in Appendix III. Additionally, certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is set forth in Appendix II.


         Each Mortgage Loan is evidenced by one or more separate promissory notes. Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages"), which creates a lien on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. See Appendix I for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.


         None of the Mortgage Loans is insured or guaranteed by the United States of America, by any governmental agency or instrumentality, by any private mortgage insurer or by the depositor, the sellers, the master servicer, the special servicer, the trustee, the fiscal agent, the underwriters or any of their respective affiliates.


         All of the Mortgage Loans should be considered non-recourse loans. This means that if the loan is in default, the lender's remedies are limited to foreclosing or acquiring the related Mortgaged Property and any other assets pledged to secure the loan. For those Mortgage Loans that permit recourse against any person or entity, the depositor has not evaluated the financial condition of those persons or entities. In many cases, the only assets such entities may have are those pledged to secure the loan.

         The depositor will purchase the Mortgage Loans on or before the closing date from the sellers, in each case pursuant to separate mortgage loan purchase and sale agreements entered into between the depositor and the particular seller. As described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase", each seller must repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan if a representation or warranty made by the seller in its mortgage loan purchase agreement about the Mortgage Loan was incorrect at the time it was made, if the breach materially and adversely affects the interests of the certificateholders and is not cured. There can be no assurance that any seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The depositor will not have any obligation to fulfill any repurchase obligation if a seller fails to do so. The depositor will assign the Mortgage Loans, together with the depositor's rights and remedies against the sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the trustee pursuant to the pooling and servicing agreement.

                         Security for the Mortgage Loans


         All of the Mortgage Loans are secured by a first lien encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to:

o liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,

o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,

o covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage or otherwise specified in the applicable lender's title insurance policy,

o    purchase money security interests,

o other exceptions and encumbrances on the Mortgaged Property that are reflected in the related title insurance policies; and

o    other matters to which like properties are commonly subject.


Ground Leases

         12 Mortgage Loans (8.0%) are secured by a first lien encumbering the related borrower's leasehold interest in the related Mortgaged Property. This includes 6 mortgage loans (3.6%) secured by mortgages encumbering both the related borrower's leasehold interest and the fee interest of the owner/landlord in all or a part of the related mortgaged property. For each ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower.


Cross-Collateralized Loans

         The mortgage pool includes 6 separate sets of Mortgage Loans (the "Cross-Collateralized Loans") that are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the mortgage pool. No set of related Cross-Collateralized Loans constitutes more than 2.4% of the Initial Pool Balance. See Appendix II for more information regarding the Cross-Collateralized Loans.


Multiple Property Loans

         Except as described below, Multiple Property Loans were created whenever a single indebtedness is secured by Mortgages over multiple separate Mortgaged Properties. The Multiple Property Loans were created by allocating a pro rata portion of the Cut-off Date Principal Balance secured by the related Mortgaged Properties based upon:

o    relative appraised value;

o    relative underwritable cash flow; or

o    prior allocations reflected in the related loan documents.


         In those instances where a single indebtedness is secured by Mortgages over multiple separate Mortgaged Properties that are contiguous or located in a concentrated geographic area, and where these Mortgaged Properties are generally treated as a single property by the related borrower for financial purposes, this indebtedness is deemed to be a single Mortgage Loan secured by one Mortgaged Property, and is not considered a Multiple Property Loan.


                             Underwriting Standards


         The following is a discussion of the customary underwriting policies and procedures used to originate the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral.


         Factors typically analyzed in connection with a Mortgaged Property include:


Physical Characteristics:

o    age and condition;

o    appraised value;

o    gross square footage, net rentable area and gross land area;

o    number of units, rooms or beds; and

o    property interest to be mortgaged (fee or leasehold).


Tenants:

o    current tenants' size and identity;

o    termination or purchase option rights;

o    term, expiration and rental rates under current leases;

o    leasing commissions; and

o    tenant improvements and concessions.


Financial Information:

o    historical cash flow;

o    applicable market rentals for similar properties;

o    historical vacancy rate and credit loss rate;

o    debt service coverage ratio; and

o    loan-to-value ratio.


A site inspection of the related Mortgaged Property was also typically performed, and third party appraisals and engineering reports were obtained. Except as otherwise described in this prospectus supplement, third party Phase I environmental site assessments were also obtained.


         Factors typically analyzed in connection with a prospective borrower include:

o    credit history;

o    capitalization and overall financial resources; and

o    management skill and experience in the applicable property type.


         The above information has been provided by the sellers and has not been independently verified by the depositor, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent.


               Certain Terms and Conditions of the Mortgage Loans


Due Dates

         Monthly Payments are due on the first day of each month.

Mortgage Rates; Calculations of Interest

         223 of the Mortgage Loans (98.7%) accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. The remaining Mortgage Loan accrues interest on the basis of an assumed 360-day year with twelve 30-day months. Except with respect to the Hyper-Amortization Loans, each Mortgage Loan generally accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.


Amortization of Principal

         Many of the Mortgage Loans provide for monthly payments of principal based on amortization schedules substantially longer than their remaining terms. 209 Mortgage Loans (96.7%) are "balloon loans" that are expected to have more than 5% of their original principal balance remaining unpaid at their maturity date. 34 of such balloon loans (28.4%) are hyper-amortization loans that will have substantial balloon payments on their Anticipated Repayment Date. Such hyper-amortization loans also provide for an increase in their interest rate and/or principal amortization prior to maturity. 15 Mortgage Loans (3.4%) have remaining amortization terms that are substantially the same as their remaining terms to maturity. However, if the Monthly Payment for any Mortgage Loan (including any Hyper-Amortization Loan) is calculated on an assumed 30/360 basis but interest accrues on an actual/360 basis, there will be a remaining balance or a larger balloon payment due upon maturity.


         The weighted average Balloon LTV Ratio of the mortgage pool is 59.8%.


         With respect to 1 Mortgage Loan (0.2%), the grace period for the payment of Monthly Payments expires on the 16th of each month.


         34 of the Mortgage Loans (28.4%) (the "Hyper-Amortization Loans") have the following characteristics:

o each bears interest until its Anticipated Repayment Date at its Initial Interest Rate;

o each bears interest on and after its Anticipated Repayment Date at its Revised Interest Rate, and

o each requires that all gross revenue from the Mortgaged Property from and after its Anticipated Repayment Date be deposited into a lockbox account controlled by the lender and generally applied in the following order (although individual loans may have exceptions):

     o    to tax and insurance reserves;

     o    to interest at the Initial Interest Rate;

     o    to all other amounts owed the lender not set forth below;

     o    to all principal due under the original amortization;

     o    to all other reserves;

     o    to all approved operating or capital expenses;

     o    to all other principal then outstanding;

     o    to all outstanding Deferred Interest; and

     o    to the borrower.


         To the extent not paid from gross revenues, the payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate is deferred until the maturity date or when the principal is prepaid in full. The deferred interest may also bear interest at the Revised Interest Rate. The accrued and deferred interest, and interest thereon, is referred to as "Deferred Interest".


         "Anticipated Repayment Date" or "ARD" means for any Hyper-Amortization Loan the date on and after which the Revised Interest Rate applies and the lockbox is activated.


         "Initial Interest Rate" means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Anticipated Repayment Date.


         "Revised Interest Rate" means for any Hyper-Amortization Loan the increased rate at which the Hyper-Amortization Loan bears interest from and after its Anticipated Repayment Date. The Revised Interest Rate is typically equal to the greater of:

     o    its Initial Interest Rate plus 2%, or

     o the yield rate on the U.S. Treasury obligation that matures in the month or succeeding month in which the original maturity date of the Hyper-Amortization Loan occurs plus 2%.


         The Revised Interest Rate may also be subject to a cap equal to its Initial Interest Rate plus a percentage specified in the related note.


         However, for 2 Hyper-Amortization Loans (2.0%), the Revised Interest Rate is equal to the Initial Interest Rate plus 5%.


Prepayment Provisions

         224 of the Mortgage Loans (100%) are subject to specified periods following origination during which no voluntary prepayments are allowed (a "Lock-out Period").


         The Mortgage Loans (other than the Defeasance Loans) generally permit the borrower to voluntarily prepay the Mortgage Loan after the Lock-out Period if it pays a prepayment premium. The Mortgage Loan documents generally provide for a specified period prior to maturity during which a prepayment may be made without a prepayment premium. Other than as described below or during any such "open period", the Mortgage Loans prohibit any borrower from making a partial prepayment.


         In 2 Mortgage Loans (1.4%), the borrower has deposited either a letter of credit or cash escrow funds with the lender to secure that borrower's completion of certain leasing conditions within a specified time period. If those conditions are not completed as required, the amount deposited may be used to partially prepay the related Mortgage Loan, without a prepayment premium.


         2 Mortgage Loans (2.0%) allow the borrower to obtain a release of either of the 2 separate Mortgaged Properties for such Mortgage Loan upon the payment of 125% of the Mortgage Loan balance allocated to the Mortgaged Property being released. 3 other Mortgage Loans (1.9%) allow the related borrower to obtain a release of a portion of the related Mortgaged Property without requiring any release payment. The borrower's ability to obtain such release is dependent upon its providing the lender with an acceptable title insurance policy endorsement and its payment of all costs and expenses incurred by the lender in connection with the release.


         A borrower does not have to pay a prepayment premium if it pays a Hyper-Amortization Loan on or after its Anticipated Repayment Date.


         For Mortgage Loans other than the Defeasance Loans, the applicable prepayment premium is generally calculated:

o for a certain period (a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid if the percentage is greater than the yield maintenance amount, and

o after the expiration of the applicable Yield Maintenance Period, a specified percentage of the amount prepaid, which percentage may either remain constant or decline over time.


         Appendix II contains more specific information about the prepayment premiums for each Mortgage Loan, including the method of calculation of the prepayment premiums.


         The Mortgage Loans typically:

o provide that a borrower has to pay a prepayment premium in connection with any involuntary prepayment resulting from a casualty or condemnation only if the loan is in default;

o require the payment of the applicable prepayment premium for any prepayment after an event of default (but prior to the sale by the mortgagee of the Mortgaged Property through foreclosure or otherwise); and

o permit the borrower to transfer the Mortgaged Property to a third party without prepaying the Mortgage Loan if certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of the borrower's obligations under the Mortgage Loan.


         The depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.


         The "Percentage of Mortgage Pool Balance by Prepayment Restriction" table included in the attached Term Sheet sets forth an analysis of the percentage of the declining balance of the mortgage pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated prepayment premium.


Defeasance

         For 157 of the Mortgage Loans (69.7%) (the "Defeasance Loans"), even though a voluntary prepayment may be generally prohibited, the borrower may, after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. No defeasance may occur before the second anniversary of the closing date. This substitute collateral consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all dates on which a Monthly Payment or final balloon payment is due. Each of the payments on the substitute collateral must be equal to or greater than the Monthly Payment or final balloon payment due on such date. For Hyper-Amortization Loans, the payments on the substitute collateral must be sufficient to pay-off the loan on its Anticipated Repayment Date. Any excess amounts will be returned to the borrower.


         A borrower's ability to obtain a release is in each case subject to certain conditions specified in the related loan documents, including provision of all opinions of counsel (including opinions as to REMIC issues and full enforceability of all related mortgage loan documents) and a requirement that a written confirmation be obtained from the applicable Rating Agency that the acceptance of the pledge of the substitute collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any class of the certificates. The costs and expenses associated with obtaining a defeasance will not be an expense of the trust.


"Due-on-Encumbrance" and "Due-on-Sale" Provisions

         The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise or waive its right to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon any additional encumbrance of the related Mortgaged Property.


         The Mortgages generally prohibit the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower, without the mortgagee's prior consent. However, a transfer or change generally will be permitted if certain conditions specified in the related

Mortgage Loan documents are satisfied. These conditions may include one or more of the following:

o    no event of default exists;

o the proposed transferee meets the mortgagee's customary underwriting criteria;

o the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria; and

o    an acceptable assumption agreement is executed.


         The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, members or shareholders as of the closing of the Mortgage Loan, family members, affiliated companies and certain specified individuals, or for estate planning purposes.


         The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise or waive its right to exercise any right the mortgagee may have to accelerate payment of a Mortgage Loan upon any transfer of all or any of a Mortgaged Property or any transfer or change in ownership or control of the related borrower. The depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan that is the subject of a proceeding under federal bankruptcy law. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus.


Hazard, Liability and Other Insurance

         Generally, each Mortgage Loan requires that the Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The minimum amount of such insurance is usually the lesser of the full replacement cost of the Mortgaged Property or the outstanding principal balance of the loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Generally, each Mortgage Loan also requires that the related borrower maintain the following insurance during the term of the Mortgage Loan:

o comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence;

o if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the least of the outstanding principal balance of the loan, full replacement cost of the Mortgaged Property and the maximum limit of coverage available from governmental sources;

o if deemed advisable by the originator, rent loss and/or business interruption insurance in an amount equal to all net operating income from the operation of the Mortgaged Property for a period as required by the Mortgage; and

o if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus.


         The Mortgage Loans generally do not require the borrower to maintain earthquake insurance.


         With respect to many of the Mortgage Loans, the borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies. The mortgagee generally has the right to review and approval the blanket insurance policy, including the amount of insurance and the number of properties covered by the policy.


Casualty and Condemnation

         The Mortgage Loan documents typically provide that all material insurance proceeds or condemnation awards will be paid to the mortgagee if:

o    the Mortgaged Property is damaged by fire or another casualty; or

o any taking or exercise of the power of eminent domain occurs with respect to a Mortgaged Property.


In general, the mortgagee then has the option to either apply the proceeds or awards to the outstanding indebtedness of the Mortgage Loan, or allow the borrower to use the proceeds to restore the Mortgaged Property. However, if certain specified conditions are satisfied, the mortgagee may be required to pay the proceeds or awards to the borrower for restoration of the Mortgaged Property. In certain of the Mortgage Loans, the lease between the borrower and a tenant of all or part of the

Mortgaged Property may require the borrower or the tenant to restore the Mortgaged Property if a casualty or condemnation occurs. In this case, the Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy the requirement.


Financial Reporting

         The Mortgages generally contain a covenant that requires the borrower to provide the mortgagee with certain financial reports at least once a year about the borrower's operations at the Mortgaged Property. Such reports typically include information about income and expenses for the property for the period covered by such reports, and/or current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information for itself instead of the Mortgaged Property.


Delinquencies

         No Mortgage Loan was 30 or more days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the 12 months immediately preceding the Cut-off Date.


Borrower Escrows and Reserve Accounts

         In many of the Mortgage Loans, the borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the originator of the loan. These matters may include one or more of the following:

o    necessary repairs and replacements,

o    tenant improvements and leasing commissions,

o    real estate taxes and assessments,

o    water and sewer charges,

o    insurance premiums,

o    environmental remediation,

o    improvements mandated under the Americans with Disabilities Act of 1990, or

o    deferred maintenance and/or scheduled capital improvements.


         Appendix II contains more specific information about the Reserve Accounts for each Mortgage Loan.


Certain Characteristics of the Mortgage Pool


Concentration of Mortgage Loans and Borrowers

         The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents 3.4% of the Initial Pool Balance. The 3 largest individual Mortgage Loans (or sets of Cross-Collateralized Loans) represent in the aggregate 8.7% of the Initial Pool Balance. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than 3.4% of the Initial Pool Balance. See Appendix II for further information regarding these Mortgage Loans.


Environmental Risks

         Environmental site assessments were obtained for the Mortgaged Properties securing 167 of the Mortgage Loans (74.2%) during the 18-month period ending on the Cut-off Date. Environmental site assessments were obtained for the Mortgaged Properties securing 38 Mortgage Loans (15.9%) during the period from 18 months to 24 months prior to the Cut-off Date. Environmental site assessments were obtained for the Mortgaged Properties securing 15 Mortgage Loans (9.6%) during the period from 24 months to 30 months prior to the Cut-off Date. The assessments for the Mortgaged Properties securing 10 of the Mortgage Loans (0.8%) did not satisfy all of the requirements necessary to be considered "Phase I" environmental site assessments.


         No environmental site assessments were obtained for the Mortgaged Properties securing 4 Mortgage Loans (0.3%). However, the related originator obtained a secured creditor impaired property policy covering certain environmental matters with respect to these Mortgaged Properties.


         Except as described herein, where an environmental site assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.


         In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a Mortgaged Property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;

o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or

o a responsible party with respect to the condition had already been identified.


         See "Risk Factors--Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates" for more information about the environmental condition of certain Mortgaged Properties.


         Some of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. The environmental site assessments mentioned above generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency stated that it would not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. This policy statement is subject to certain conditions and applies only if the hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property.


         Even if the owners of these Mortgaged Properties and the trust fund are not liable for such contamination, enforcement of the borrower's or the trust fund's rights against third parties may result in additional transaction costs. In addition, the presence of such contamination or potential contamination may affect the borrower's ability to:

o    refinance the Mortgage Loan using the Mortgaged Property as collateral, or

o    sell the Mortgaged Property to a third party.

The presence of such contamination or potential contamination may also affect the value of the Mortgaged Property that may be realized upon any foreclosure.


         You should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the underwriters, the depositor, the originators, the sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment.


         Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.


Geographic Concentration

         Mortgage Loans secured by Mortgaged Properties located in California and New York respectively represent approximately 13.6% and 13.5% of the Initial Pool Balance. Additionally, Mortgage Loans secured by Mortgaged Properties located in Pennsylvania, Michigan, Texas and New Jersey each represent at least 5%, but less than 10%, of the Initial Pool Balance. The occurrence of adverse economic conditions in any such jurisdiction may affect repayments of such Mortgage Loans or the value of the related Mortgaged Properties. Such Mortgaged Properties may be more susceptible to certain special hazard losses than properties located in other areas of the country. No more than 5% of the Initial Pool Balance is secured by Mortgaged Properties located in any other jurisdiction. See "Risk Factors--Increased Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates" and Appendix I.


Zoning Compliance

         The originator for each Mortgage Loan generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all zoning laws in all respects material to the continued use of the related Mortgaged Property, or that the improvements qualified as permitted non-conforming uses. Where a Mortgaged Property is operated as a permitted non-conforming use, an analysis was generally conducted as to whether existing replacement cost hazard insurance or, if necessary, supplemental "law and ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of the repair, be sufficient to pay down that Mortgage Loan to a level that the remaining collateral would be adequate security for the remaining loan amount.


Tenant Matters

         Certain additional information regarding Mortgaged Properties that are owner occupied or leased in whole or in large part to a single tenant is listed in Appendix I. Generally, these owners or major tenants do not have investment-grade credit ratings. The major tenants generally occupy their premises pursuant to leases which may require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. For 90 of the Mortgage Loans (35.1%), the owner or major tenant occupies 50% or more of the Mortgaged Property.


                                Other Information


         Each of the tables in Appendix I lists certain characteristics of the mortgage pool presented, where applicable, as of the Cut-off Date. The sum in any column of any of the tables in Appendix I may not add to 100% and may not equal the indicated total due to rounding. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II. For a brief summary of certain of the terms of the 12 largest Mortgage Loans, or groups of Cross-Collateralized Loans, see Appendix III. Certain information regarding Mortgage Loans secured by Mortgages encumbering multifamily properties is listed in Appendix II.


         For purposes of the tables in Appendix I and for the information included in this prospectus supplement and in Appendix II and Appendix III, the following definitions and assumptions apply:


Debt Service Coverage Ratio

         In general, income property lenders use debt service coverage ratios
(DSCR) to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.


         For purposes of this prospectus supplement, including for the tables in Appendix I and the information in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans).


         "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of:

o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising),

o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and

o recurring capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.


Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.


         In determining Underwritable Cash Flow for a Mortgaged Property, the seller relied on rent rolls and other generally unaudited financial information provided by the borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for leasing commission and tenant improvements. The seller made certain adjustments to particular items in the operating statements and operating information obtained from the borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom. These adjustments were based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the borrowers in preparing such statements and information. Such adjustments may not have been consistent with generally accepted accounting principles. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. In some cases, lease rentals were adjusted to take into account rent reviews scheduled to occur within the next 12 months. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information.


         No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.


         The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.


Cut-off Date Loan-to-Value

         References in the tables to "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below.


         References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at its maturity date, or for a Hyper-Amortization Loan, at its Anticipated Repayment Date (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the depositor.


         No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.


         Each Mortgaged Property was appraised at the request of the originator of the Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the Mortgaged Property. None of the depositor, the sellers, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the originator of the Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale. Accordingly, you should not place undue reliance on the loan-to-value ratios set forth in this prospectus supplement.


Year Built/Renovated

         References to "years built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which the Mortgaged Property was substantially renovated.


Weighted Averages

         References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Principal Balances of the Mortgage Loans.


                                   The Sellers


Midland Loan Services, Inc.

         Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. Midland is an affiliate of PNC Capital Markets, Inc. See "Master Servicer".


         42 of the Mortgage Loans (15.1%)will be sold by Midland to the depositor on the closing date. An additional 65 Mortgage Loans (37.2%) were originated by Midland and 34 of these loans (15.0%) were sold to the Midland Commercial Mortgage Loan Owner Trust III, a Delaware business trust, and 31 of these loans (22.2%) were sold to the Midland Commercial Mortgage Owner Trust IV, a Delaware business trust. The holders of the certificates for the Midland Owner Trusts will sell their certificates to Morgan Stanley Dean Witter Mortgage Capital Inc. on the closing date. On the closing date, Morgan Stanley Dean Witter Mortgage Capital Inc. intends to terminate the Midland Owner Trusts and transfer to the depositor the Mortgage Loans that were in the Midland Owner Trusts. Since Midland will be the only person responsible to the trust for breaches of the representations and warranties that relate to these Mortgage Loans and for defects in documentation related to these Mortgage Loans, it is referred to in this prospectus supplement as the seller of these Mortgage Loans.


CIBC Inc.

         CIBC Inc. is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its Agency located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017.


         CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp. Although CIBC World Markets is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce, it is solely responsible for its contractual obligations and commitments. Any securities products offered or recommended or purchased or sold in any client accounts by CIBC World
Markets:

o    will not be insured by the Federal Deposit Insurance Corporation;

o will not be deposits or other obligations of Canadian Imperial Bank of Commerce;

o    will not be endorsed or guaranteed by Canadian Imperial Bank of Commerce;
     and

o will be subject to investment risks, including possible loss of principal invested.

Residential Funding Corporation

         Residential Funding Corporation is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. and was formed as a Delaware corporation. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Prior to origination or acquisition, RFC Commercial's staff underwrites all the loans. RFC maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. RFC Commercial's offices are located at 4800 Montgomery Lane, Suite 300, Bethesda, Maryland 20814 and its telephone number is (301) 215-6200. GMAC Commercial Mortgage Corporation is an affiliate of RFC.


                    Changes in Mortgage Pool Characteristics


         The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the certificates, one or more Mortgage Loans may be removed from the mortgage pool if:

o    the depositor deems such removal necessary or appropriate, or

o    the loan is prepaid.


         A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Accordingly, the range of interest rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the mortgage pool at the time the certificates are issued may vary from those described in this prospectus supplement.


         A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the closing date. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.


                   Representations and Warranties; Repurchase


         The following is a summary of certain of the representations and warranties to be made by each seller with respect to each of its Mortgage Loans. Other representations and warranties may also be required by the Rating Agencies or the purchasers of the privately offered certificates. The representations will be made as of the closing date or as of another date specifically stated in the representation or warranty. There may be exceptions to some of the representations and warranties.

1. The information in the schedule of the Mortgage Loans attached to the related mortgage loan purchase agreement is true and correct in all material respects as of the Cut-off Date.

2. The seller owns the Mortgage Loans and is conveying them free and clear of pledges, liens or security interests.

3. No scheduled payment of principal and interest under any Mortgage Loan is 30 days or more past due as of the Cut-off Date nor has been during the preceding 12-month period.

4. The related Mortgage constitutes a valid and enforceable first lien upon the related Mortgaged Property, subject to:

     o    creditors' rights limitations and general principles of equity,

     o liens for current real estate taxes and assessments not yet delinquent or accruing interest or penalties,

     o exceptions and exclusions specifically referred to in the lender's title insurance policy,

     o    purchase money security interests,

     o    other matters to which like properties are commonly subject,

     o the rights of tenants to remain at the related Mortgaged Property following foreclosure, and

     o the lien for another Mortgage Loan which is cross-collateralized with such Mortgage Loan.

5. The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part.

6. The seller is not aware of any proceeding pending for the total or partial condemnation of the related Mortgaged Property.

7. The related Mortgaged Property is or will be covered by an American Land Title Association (or an equivalent or state-approved form) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated in the policy.

8. The proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect to such Mortgage Loan.

9. Each note, Mortgage and other agreement of the borrower with respect to the Mortgage Loan is its legal, valid and binding obligation, enforceable in accordance with its terms, subject to:

     o    the non-recourse provisions of the loan,

     o applicable state anti-deficiency or market value limit deficiency legislation,

     o bankruptcy, insolvency, reorganization and state laws related to creditors' rights, and

     o    general principles of equity.


         The pooling and servicing agreement will require that the custodian, the master servicer, the special servicer or the trustee notify the applicable seller upon its becoming aware:

o of any breach of certain representations or warranties made by that seller in its mortgage loan purchase agreement, or

o that any document required to be included in the mortgage file does not conform to the requirements of the pooling and servicing agreement. We refer to any such non-conformance as a "defect". See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans".


         The applicable mortgage loan purchase agreement provides that, if a breach or defect that materially and adversely affects the value of the Mortgage Loan or the interests of the trustee or the certificateholders is not cured within the applicable cure period, the applicable seller will either:

1. repurchase the affected Mortgage Loan for a purchase price (the "Repurchase Price") equal to the sum of:

     o    outstanding principal balance,

     o unpaid accrued interest at the applicable rate (in absence of a default and excluding any Deferred Interest) to, but not including, the date of repurchase,

     o the amount of any unreimbursed Servicing Advances relating to the Mortgage Loan,

     o    accrued interest on Advances (including P&I Advances) at the Advance
          Rate,

     o a fee payable to the special servicer in the amount of 0.25% of the outstanding principal balance of the Mortgage Loan,

     o the amount of any unpaid servicing compensation (other than master servicing fees and the standby special servicing fee) and trust fund expenses allocable to the Mortgage Loan, and

     o the amount of any expenses reasonably incurred by the master servicer, the special servicer or the trustee in respect of the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, or

2. substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay the trustee a shortfall amount equal to the difference between the Repurchase Price of the affected Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution.


         Each of the mortgage loan purchase agreements provides that certain defects are conclusively presumed to materially and adversely affect the value of the Mortgage Loan or the interests of the trustee and the certficateholders.


         If the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, the applicable cure period will be 90 days commencing when the seller receives notice of or discovers that the Mortgage Loan is a defective Mortgage Loan. If the breach or defect cannot be cured within the 90-day period, then so long as the seller has commenced and is diligently proceeding with the cure of the breach or defect, the 90-day period will be extended for an additional 90 days. However, the seller will be entitled to an extension only if it delivers to the master servicer and the trustee an officer's certificate:

o    describing the measures being taken to cure the breach or defect,

o stating that it is possible to cure the breach or defect within the 90 day period, and

o stating that the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986.

Furthermore, with respect to document defects for a defaulted Mortgage Loan, such additional cure period may not be permitted or may be shortened to end no later than 90 days after the applicable seller receives notice of or discovers that the Mortgage Loan is in default.


         If the breach or defect causes the Mortgage Loan to no longer be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, the applicable cure period will be 60 days commencing when the applicable seller, the depositor, the custodian, the master servicer, the special servicer or the trustee discovers such breach or defect, and no extension of the 60-day period will be permitted.


         If the seller is required to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan for the Mortgage Loan because of a breach or defect and such Mortgage Loan is one of a cross-collateralized group of Mortgage Loans, the seller will also be required to repurchase or substitute all of the other Mortgage Loans in the cross-collateralized group at the same time.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution:

1. have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

2. have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan;

3.   have the same due date as the deleted Mortgage Loan;

4. accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

5. have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;

6. have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;

7. comply as of the date of substitution with all of the representations and warranties listed in the applicable mortgage loan purchase agreement;

8. have an environmental report for the related Mortgaged Property, which will be part of the related mortgage file;

9. have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan and a current debt service coverage ratio not less than the then current debt service coverage ratio of the deleted Mortgage Loan;

10. be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code of 1986;

11. not have a maturity date after the date three years prior to the Rated Final Distribution Date;

12. not be substituted for a deleted Mortgage Loan unless the trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of the certificates then rated by the Rating Agency. The seller will pay the cost, if any, of obtaining the confirmation;

13. not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement; and

14. not be substituted for a deleted Mortgage Loan unless the operating adviser has approved the substitution based upon, among other things, an engineering report and the environmental report obtained for the Qualified Substitute Mortgage Loan, which approval may not be unreasonably withheld.

         If two or more mortgage loans are substituted for one or more deleted Mortgage Loans, then:

o the amounts described in clause (1) above will be determined on the basis of total principal balances,

o the rates described in clause (2) above will be determined on a weighted average basis, and

o the remaining term to stated maturity referred to in clause (5) above will be determined on a weighted average basis.


         When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable seller will certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send the certification to the trustee.


         The obligations of the sellers to substitute, repurchase or cure constitute the sole remedies available to the trustee for the benefit of the holders of certificates for:

o a breach of a representation or warranty with regard to a Mortgage Loan by a seller, or

o    missing or defective Mortgage Loan documentation.


         If a seller defaults on its obligation to substitute, repurchase or cure, no other person will have an obligation to fulfill the seller's obligations. No assurance can be given that any seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, REMIC I, REMIC II and REMIC III may be disqualified.


                      ------------------------------------

                                 MASTER SERVICER


                                   Background

         Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly-formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105.

         Midland will serve as the master servicer for the trust fund. In addition, Midland and its affiliates are the seller with respect to 107 of the Mortgage Loans (52.3%). See "Description of the Mortgage Pool--The Sellers".


         Standard & Poor's Ratings Services and Fitch, Inc. have approved Midland as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a FannieMae-approved multifamily loan servicer.


                          Midland's Servicing Portfolio


         As of March 31, 2000, Midland was servicing approximately 14,385 commercial and multifamily loans with a principal balance of approximately $46.4 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,094 of the loans, with a total principal balance of approximately $36.1 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for:

o    financial institutions,

o    private investors, and

o    issuers of commercial and multifamily mortgage-backed securities.

                      ------------------------------------

                                SPECIAL SERVICER


         GMAC Commercial Mortgage Corporation, a California corporation, will act as the special servicer pursuant to the pooling and servicing agreement. GMAC Commercial Mortgage Corporation is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, which in turn is a direct subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage Group, Inc. is in turn a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMAC Commercial Mortgage Corporation are located at 200 Witmer Road, Horsham, Pennsylvania 19044.


         As of March 31, 2000, GMAC Commercial Mortgage Corporation was the special servicer of a portfolio of multifamily and commercial loans totaling approximately $40 billion in aggregate outstanding principal amount.


         The information in this prospectus supplement concerning the special servicer has been provided by GMAC Commercial Mortgage Corporation, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

                     -------------------------------------

                         DESCRIPTION OF THE CERTIFICATES


                                     General


         The certificates are issued under the pooling and servicing agreement and will consist of 20 classes:

o    Class A-1 Certificates

o    Class A-2 Certificates

o    Class X Certificates

o    Class B Certificates

o    Class C Certificates

o    Class D Certificates

o    Class E Certificates

o    Class F Certificates

o    Class G Certificates

o    Class H Certificates

o    Class J Certificates

o    Class K Certificates

o    Class L Certificates

o    Class M Certificates

o    Class N Certificates

o    Class O Certificates

o    Class V Certificates

o    Class R-I Certificates

o    Class R-II Certificates

o    Class R-III Certificates


         We are only offering the class A-1, A-2, B, C, D and E certificates to you. See "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Certificates" and "Description of the Governing Document" in the prospectus for additional important information regarding the terms of the pooling and servicing agreement and the certificates. The pooling and servicing agreement will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the closing date.


         The certificates represent the entire beneficial ownership interest in a trust fund consisting primarily of:

o the Mortgage Loans and principal and interest due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date),

o any Mortgaged Property acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"),

o funds or assets from time to time deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"),

o the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and

o the depositor's rights and remedies under the applicable mortgage loan purchase agreement, and all of the mortgagee's right, title and interest in the Reserve Accounts.


         The class V certificates will evidence undivided interests in a grantor trust consisting of collections of Deferred Interest on the Mortgage Loans. The principal balance certificates and the interest only certificates will not receive any Deferred Interest collected on the Mortgage Loans.


         As described under "Material Federal Income Tax Consequences", the class R-I, R-II and R-III certificates will constitute "residual interests" in a REMIC. We do not anticipate that the residual certificates will receive any distributions of cash from the trust.


                               Principal Balances


         Upon initial issuance, each class of principal balance certificates will have the class principal balance set forth in the table on page S-5, which may vary by up to 5%.


         The principal balance of any class of principal balance certificates outstanding at any time represents the maximum amount that holders are entitled to receive as distributions allocable to principal. The principal balance of each class will be reduced by:

o    amounts distributed to the class as principal, and

o    any Realized Losses and Expense Losses allocated to the class.


                               Pass-Through Rates


         The rate per annum at which any class of offered certificates accrues interest from time to time is its "pass-through rate".


         The pass-through rates for each class of offered certificates is fixed at the per annum rate set forth on the cover of this prospectus supplement.


         However, these pass-through rates may not exceed the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans respective Stated Principal Balances immediately before the distribution date.


         The "Stated Principal Balance" of each Mortgage Loan will generally equal its unpaid principal balance as of the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan as of the date of substitution), after applying payments due on or before that date (whether or not received), reduced (to not less than zero) on each subsequent distribution date by:

o any payments or other collections (or advances for such amounts) of principal of such Mortgage Loan that have been distributed on the certificates on such date or would have been distributed on such date if they had not been applied to cover Additional Trust Fund Expenses, and

o the principal portion of any Realized Loss allocable to such Mortgage Loan during the related Collection Period.


         However, except as stated in the discussion under "--Distributions--Treatment of REO Properties", if any Mortgage Loan is paid in full, liquidated or otherwise removed from the trust fund, the Stated Principal Balance of the Mortgage Loan will be zero beginning on the first distribution date following the Collection Period during which the event occurred.


         The "Net Mortgage Rate" for each Mortgage Loan is the interest rate for the Mortgage Loan minus the rates at which the master servicer fee, the standby special servicer fee and the trustee fee are computed. This calculation is made without giving effect to any Revised Interest Rate or any default rate. The Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-closing date modification, waiver or amendment of the Mortgage Loan's terms for purposes of calculating pass-through rates.


         The certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Therefore, when calculating the pass-through rate for each class of certificates for a distribution date, the Net Mortgage Rate of a Mortgage Loan that accrues interest on an actual/360 basis (the "Interest Reserve Loans") will be adjusted to an annual rate generally equal to a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued or would have accrued with respect to that Mortgage Loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that distribution date and its mortgage interest rate in effect as of June 1, 2000 less the rates at which the related master servicer fee, the standby special servicer fee and the trustee fee are computed, and the denominator of which is the Stated Principal Balance of the Mortgage Loan immediately prior to that distribution date.

         Notwithstanding the foregoing, if the subject distribution date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the preceding paragraph will be decreased by any Interest Reserve Amount with respect to that Mortgage Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the preceding paragraph will be increased by any Interest Reserve Amounts with respect to that Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

         See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".


                                  Distributions


Method, Timing and Amount

         Distributions on the certificates will be made on the 15th day of each month or, if the 15th is not a business day, then on the next business day, beginning in July, 2000.


         The "Record Date" for each distribution date is the last business day of the month preceding the month in which the distribution date occurs. Except for the final distribution, all distributions will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date.


         The distributions will be made:

o by wire transfer of immediately available funds if the certificateholder provides the trustee with wiring instructions before the Record Date, or

o    otherwise by check mailed to the certificateholder.


         The final distribution on a certificate will be made only upon presentment or surrender of the certificate as specified in the notice of final distribution.


         The final distribution on any certificate will be determined without regard to possible future reimbursement of any Realized Loss or Expense Loss previously allocated to the certificate. Any distribution after the final distribution to reimburse a previously-allocated Realized Loss or Expense Loss will be made by check mailed to the certificateholder that surrendered the certificate. Such a distribution is possible, but unlikely.


         Distributions on a class of offered certificates are allocated among the outstanding certificates of the class based on their principal balances.


Determining Available Funds

         The total distribution on the certificates will equal the Available Funds. The "Available Funds" for a distribution date in general will equal:

o amounts on deposit in the Collection Account at the close of business on the Determination Date, excluding:

     1. Monthly Payments collected but due on a due date after the related Collection Period,

     2. prepayment premiums and Deferred Interest (which are distributed separately),

     3. amounts payable or reimbursable to any person other than the certificateholders (including amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent as compensation or to reimburse outstanding Advances, and amounts payable as Additional Trust Fund Expenses),

     4.  amounts deposited in the Collection Account in error,

     5.  Excess Liquidation Proceeds, and

     6. if the distribution date occurs during January of any year that is not a leap year or February of any year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus

o any P&I Advances and Compensating Interest Payments made for the distribution date and not already included; plus

o if the distribution date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account.


         "Principal Prepayments" are payments of principal on a Mortgage Loan that:

o    are received before the scheduled due date, and

o are not accompanied by interest representing the full amount of scheduled interest due in any month after the month of payment.


         The "Collection Period" for a distribution date:

o begins on the day after the Determination Date in the preceding month (or, in the case of the July 2000 distribution date, on the day after the Cut-off Date), and

o ends on the Determination Date in the month in which the distribution date occurs.


         The "Determination Date" for a distribution date is the fifth business day before the distribution date.


Applying Available Funds

          On each distribution date, the trustee will first apply Available Funds to make distributions to the holders of the senior certificates in the following order:

1. to pay interest to the holders of the classes of senior certificates, up to an amount equal to, and pro rata as among those classes in accordance with, the Distributable Certificate Interest for that class for that distribution date;

2. to pay principal from the Principal Distribution Amount for that distribution date:

     o    first to the holders of the class A-1 certificates; and

     o    second to the holders of the class A-2 certificates;


          in each case, up to an amount equal to the lesser of:

          (a)  the then-outstanding principal balance of the class; and

          (b)  the remaining portion of the Principal Distribution Amount.


          However, principal payments will be made to the class A-1 and class A-2 certificates up to an amount equal to, and pro rata based on, their outstanding class principal balances:

     o if the principal balance of the subordinate certificates has been reduced to zero; or

     o on the final distribution date, if the trust fund is terminated as discussed under "--Optional Termination" below; and

3. to reimburse the holders of the class A-1 and class A-2 certificates, up to an amount equal to, and pro rata as among those classes in accordance with the amount of Realized Losses and Expense Losses, if any, previously allocated to the class A-1 and class A-2 certificates and for which no reimbursement has previously been paid.


         On each distribution date, the holders of each class of subordinate certificates will be entitled to the following distributions, to the extent of the Available Funds remaining after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation:

1. distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such class of certificates for that distribution date;

2. if the principal balance of the class A-1 and class A-2 certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero, distributions of principal, up to an amount equal to the lesser of:

     (a) the then-outstanding principal balance of that class, and

     (b) the remaining Principal Distribution Amount (or, on the final distribution date in connection with the termination of the trust fund, up to an amount equal to the then-outstanding principal balance of the class); and

3. distributions for the purpose of reimbursement, up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such class and for which no reimbursement has previously been paid.


         The trustee will pay any remaining Available Funds to the holders of the residual certificates.


         Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.


Distribution of Excess Liquidation Proceeds

         If the trust receives any Excess Liquidation Proceeds, those proceeds will be deposited into the Excess Liquidation Proceeds Account. On each distribution date, amounts on deposit in the Excess Liquidation Proceeds Account will be used to reimburse the holders of the principal balance certificates (in order of alphabetical class designation) for, and to the extent of, unreimbursed Realized Losses or Expense Losses previously allocated to them. Distributions will be made to the holders of the class A-1 and class A-2 certificates pro rata as between such classes in accordance with the respective then-outstanding aggregate certificate balances of such certificates. The depositor does not expect that certificateholders will receive any distributions of Excess Liquidation Proceeds. See "The Pooling and Servicing Agreement--Accounts--Excess Liquidation Proceeds Account".


         "Excess Liquidation Proceeds" means the excess of:

o all liquidation proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of any related liquidation expenses, interest on any related Advances and any related Servicing Advances, over

o    the amount needed to pay off the Mortgage Loan in full.


         Reimbursement of previously allocated Realized Losses or Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.


Distributable Certificate Interest

         The "Distributable Certificate Interest" for each class of certificates will equal:

o the interest accrued for the prior calendar month, at the applicable pass-through rate on the principal balance or notional amount of the class at the close of the preceding distribution date (or in the case of the first distribution date, the closing date),

o reduced (to not less than zero) by the class's allocable share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfall for the distribution date, and

o increased by the class's Class Interest Shortfall, if any, for the distribution date.


         See "--Prepayment Interest  Excesses and Shortfalls" below.


         The "Class Interest Shortfall" for a class of certificates for a distribution date equals:

o    zero on the initial distribution date; and

o    for subsequent distribution dates, the excess, if any, of:

     1. all Distributable Certificate Interest for the class on the preceding distribution date,

                                      over

     2. all distributions of interest made for the class on the preceding distribution date.


Principal Distribution Amount

         The "Principal Distribution Amount " for any distribution date will, in general, equal the following:

o the principal portions of all Monthly Payments (other than balloon payments) and Assumed Monthly Payments due or deemed due, as the case may be, on the Mortgage Loans on the due dates occurring during the related Collection Period; plus

o all payments (including voluntary principal prepayments and balloon payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the master servicer as recoveries of principal, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a balloon payment) due, or the principal portion of any Assumed Monthly Payment deemed due, on a Mortgage Loan on a due date during or prior to the related Collection Period and not previously paid or recovered.


         If on any distribution date the aggregate amount of distributions of principal made on the principal balance certificates is less than the Principal Distribution Amount, then the amount of the shortfall will be included in the Principal Distribution Amount for the next distribution date.


         The "Monthly Payment" for any Mortgage Loan (other than any REO Mortgage Loan) will, in general, be the scheduled payment of principal and/or interest (excluding balloon payments, default interest and Deferred Interest) due from time to time. The Monthly Payment will be adjusted for any waiver, modification or amendment of the terms of the Mortgage Loan whether agreed to by the master servicer or special servicer, or resulting from a bankruptcy or similar proceeding.


         The "Assumed Monthly Payment"

o for a balloon loan that is delinquent as to all or any portion of its balloon payment beyond the end of the Collection Period in which its original maturity date occurs, is an amount that is deemed due on its original maturity date and on each successive due date that it remains or is deemed to remain outstanding. This amount is equal to the Monthly Payment that would have been due if the balloon payment had not become due, and the loan had continued to amortize under the amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity.

o for a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, is an amount that is deemed due on each due date while the REO Property remains part of the trust fund. This amount is equal to the Monthly Payment (or, in the case of a balloon loan described in the preceding bullet point, the Assumed Monthly Payment) due on the last due date before acquisition of the REO Property.


Distributions of Prepayment Premiums

         Any prepayment premium collected during a Collection Period will be distributed on the next distribution date. Prepayment premiums distributed to the holders of a class of certificates may be insufficient to compensate them fully for any loss in yield attributable to the related Principal Prepayments.


         Any prepayment premium will be distributed as follows. The holders of the class A, class B, class C, class D, class E and class F certificates receiving principal distributions on such distribution date will be entitled to a total amount equal to the lesser of:

o    the prepayment premium, and

o    the prepayment premium multiplied by a fraction:

     1.   the numerator of which equals the excess, if any, of:

          o the pass-through rate applicable to the most senior class of the outstanding class A, class B, class C, class D, class E and class F certificates (or, if both classes of class A certificates are still outstanding, the class A-1 certificates), over

          o    the Discount Rate, and

     2. the denominator of which equals the excess, if any, of the interest rate for the prepaid Mortgage Loan, over the Discount Rate.


         If more than one of the class A-1, class A-2, class B, class C, class D, class E and class F certificates is entitled to principal distributions on the distribution date, the amount described in the preceding sentence will be allocated among the classes in proportion to the principal distributions to which they are entitled on the distribution date. Some certificates that receive principal may not receive prepayment premiums based on the above fraction.


         All prepayment premiums not distributed to holders of these principal balance certificates will be distributed to the holders of the interest only certificates.


         The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.


         The "Treasury Rate" is the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. The trustee will use the yields reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the calendar week before the Principal Prepayment. If Release H.15 is no longer published, the trustee will select a comparable publication to determine the Treasury Rate.


                           Treatment of REO Properties


         If the trust fund acquires a Mortgaged Property through foreclosure, deed in lieu of foreclosure or otherwise, then, until the REO Property is liquidated, the related Mortgage Loan (an "REO Mortgage Loan") will be treated as outstanding for several purposes, including:

o    determining distributions on the certificates,

o    allocations of Realized Losses and Expense Losses to the certificates,

o computing master servicing fees, special servicing fees and trustee fees, and

o    determining pass-through rates and the Principal Distribution Amount.


         Net operating revenues and other net proceeds derived from such REO Property will be "applied" by the master servicer as principal, interest and other amounts "due" on the Mortgage Loan. With some exceptions, the master servicer, the trustee and the fiscal agent are required to make P&I Advances on the REO Mortgage Loan, if proceeds received from the REO Property are less than the Assumed Monthly Payment for the REO Mortgage Loan. See "The Pooling and Servicing Agreement--Advances".


                      Appraisal Reductions of Loan Balances


         An Appraisal Reduction will be calculated following the earliest of any of the following "Appraisal Reduction Events" affecting a Mortgage Loan:

o the third anniversary of the effective date of a modification agreed to by the special servicer that extends a Mortgage Loan's maturity date without changing the amount of the Monthly Payment,

o    90 days after an uncured delinquency occurs on a Mortgage Loan,

o 30 days after a receiver is appointed or an involuntary bankruptcy proceeding commences,

o    immediately after a borrower declares bankruptcy, and

o    immediately after a Mortgage Loan becomes an REO Mortgage Loan.


         The "Appraisal Reduction" for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to:

o the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, less

o    the excess, if any, of:

     1.   90% of the sum of:

          (a) the appraised or otherwise estimated value of the related Mortgaged Property or Properties, plus

          (b) the amount of all reserves and escrows that are pledged as collateral for the Mortgage Loan (other than those that are for taxes and insurance), but only to the extent that such amounts are not taken into account in determining the appraised or otherwise estimated value of the related Mortgaged Property or Properties over
     2.   the sum of:

          (a) all unpaid interest on the principal balance of the Mortgage Loan (without giving effect to any default rates or Revised Interest Rates), but only if not previously advanced by the master servicer, the trustee or the fiscal agent,

          (b) all unreimbursed Advances for the Mortgage Loan, plus interest at the Advance Rate,

          (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance), and

          (d)  unpaid special servicing compensation.

         Within 60 days (or such longer period as the special servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such appraisal or internal valuation) after the special servicer becomes aware of an Appraisal Reduction Event, the special servicer must:

o obtain a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, with at least five years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located, or

o at its discretion, conduct an internal property valuation in accordance with the servicing standard if the Mortgage Loan has an outstanding principal balance equal to or less than an amount determined by the Rating Agencies, which will be specified in the pooling and servicing agreement.


         Each of the above is referred to as an "Updated Appraisal". If the special servicer has completed or obtained an appraisal or internal valuation during the prior 12 months, the special servicer may use that appraisal or valuation as the "Updated Appraisal" for purposes of calculating the Appraisal Reduction, if using such appraisal or valuation is consistent with the servicing standard. The master servicer will pay the cost of any Updated Appraisal as a Servicing Advance, unless the Updated Appraisal is an internal valuation performed by the special servicer or if the Advance would be a nonrecoverable Advance.


         If the special servicer is not using a previously obtained appraisal or internal valuation to calculate the Appraisal Reduction, the special servicer must estimate the value of the related Mortgaged Property or REO Property (the "Appraisal Reduction Estimate"). This estimate will be used to calculate the Appraisal Reduction until the Updated Appraisal is completed.


         The special servicer will calculate the Appraisal Reduction based on the Updated Appraisal or the special servicer's Appraisal Reduction Estimate. If the Appraisal Reduction is calculated using the Appraisal Reduction Estimate, then on the first distribution date after the delivery of the Updated Appraisal, the special servicer will adjust the Appraisal Reduction to take into account the Updated Appraisal.


         The special servicer will obtain annual updates of the Updated Appraisal during the continuance of an Appraisal Reduction Event. The master servicer will pay the cost of such annual updates as a Servicing Advance, unless the Advance would be nonrecoverable. In addition, the operating adviser may at any time request the special servicer to obtain (at the operating adviser's expense) an Updated Appraisal. The special servicer will recalculate the Appraisal Reduction each time an Updated Appraisal is obtained. The special servicer will deliver a copy of each Updated Appraisal to the master servicer, the trustee and the operating adviser within 15 days after it receives the Updated Appraisal. The trustee will deliver each Updated Appraisal to the holders of the privately offered certificates (other than the holders of the deferred interest certificates and the residual certificates) within 15 days after it receives the Updated Appraisal from the special servicer.


         The Appraisal Reduction will be eliminated upon full payment or liquidation of the Mortgage Loan or if the Mortgage Loan is no longer a Specially Serviced Mortgage Loan.


                             An Appraisal Reduction:

o will reduce the master servicer's, the trustee's and the fiscal agent's obligation to advance delinquent interest on the Mortgage Loan;

o may reduce current distributions to one or more of the then most subordinate classes of principal balance certificates; and

o may cause an Expense Loss to be allocated to one or more of the then most subordinate classes of principal balance certificates.


         See "The Pooling and Servicing Agreement--Advances".


     Application of Realized Losses and Expense Losses to Principal Balances


         If immediately following distributions on any distribution date the Stated Principal Balance of the Mortgage Pool is less than the total principal balance of the principal balance certificates, then the principal balances of the various classes of the principal balance certificates will be reduced as follows:

o First, the principal balances of the various classes of the subordinate certificates will be reduced, sequentially in reverse alphabetical order beginning with the class O certificates. The principal balance of the lowest class will be reduced until:

     1.   the deficit is reduced to zero; or

     2.   the principal balance of that class is reduced to zero.

o Any deficit remaining after reducing the principal balance of the most subordinate class to zero will be applied to reduce the principal balance of the next lowest class, and so forth until the deficit is eliminated or until the total principal balance on all the subordinate certificates is reduced to zero.


         If any portion of the deficit remains after the total principal balance of all the subordinate certificates is reduced to zero, then the class principal balances of the class A-1 and class A-2 certificates will be reduced, in proportion to their remaining class principal balances, until:

o    the deficit is reduced to zero; or

o the principal balances of the class A-1 and class A-2 certificates are reduced to zero.


         In general, any such deficit will result from Realized Losses and/or Expense Losses on the Mortgage Loans. Accordingly, these reductions in the principal balances allocate Realized Losses and Expense Losses among the certificates.


         Within a given class of principal balance certificates, Realized Losses and Expense Losses will be allocated to holders in proportion to their percentage interests in the class.


         Realized Losses arise when the master servicer becomes unable to collect all amounts due and owing under a Mortgage Loan for any reason, including:

o    fraud;

o    bankruptcy; or

o    an uninsured casualty loss.


         If the Mortgage Loan and any related REO Property have been fully liquidated, the "Realized Loss" would equal:

o    the sum of:

     1.   the outstanding principal balance;

     2. accrued and unpaid interest on the loan to but not including the due date in the Collection Period when the liquidation occurs, excluding Deferred Interest and default interest in excess of the mortgage interest rate;

     3.   all unreimbursed Servicing Advances; and

     4.   all outstanding liquidation expenses;

                                      minus
o    the total liquidation proceeds received, if any.


         If any part of the debt due under a Mortgage Loan is forgiven, then the amount forgiven would also be a Realized Loss.


         The trust fund incurs "Expense Losses" when it pays Additional Trust Fund Expenses.


         "Additional Trust Fund Expenses" include, among other things:

o    special servicing fees, workout fees and disposition fees,

o interest on Advances not paid from default interest or late payment charges on the related Mortgage Loan as and to the extent described in "The Pooling and Servicing Agreement - Advances",

o the cost of legal opinions obtained as part of servicing the loans and administering the trust fund, if these costs are not covered by a Servicing Advance or paid by a borrower,

o certain unanticipated, non-Mortgage Loan specific expenses of the trust fund, including:

     1. indemnities and reimbursements to the trustee, the fiscal agent, the master servicer, the special servicer and the depositor, and

     2. certain federal, state and local taxes, and related expenses payable out of the trust fund, and

o other trust fund expenses not included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.


                   Prepayment Interest Excesses and Shortfalls


         If a borrower prepays all or part of a Mortgage Loan or makes a balloon payment on a Mortgage Loan on or before the Determination Date in any calendar month and pays interest which accrued on the prepayment or balloon payment from the beginning of the calendar month through the day preceding the prepayment date or balloon payment date, then such interest (less related master servicer fees), is a "Prepayment/Balloon Payment Interest Excess".


         If a borrower prepays all or part of a Mortgage Loan or makes a balloon payment on a Mortgage Loan after the Determination Date in a calendar month and does not pay interest on the prepayment or balloon payment through the end of the calendar month, then this shortfall in a full month's interest on the prepayment (less related master servicer fees) is a "Prepayment/Balloon Payment Interest Shortfall".


         Prepayment/Balloon Payment Interest Excesses collected during a Collection Period will be used to offset Prepayment/Balloon Payment Interest Shortfalls during the Collection Period. The master servicer will retain any remaining amount as additional servicing compensation.


         The master servicer must pay out of its own funds, without right of reimbursement, any Prepayment/Balloon Payment Interest Shortfalls in respect of the Mortgage Loans that are not offset by Prepayment/Balloon Payment Interest Excesses. However, the maximum amount that the master servicer must pay is the Stated Principal Balance of the Mortgage Loans on which it has received its master servicing fee for such distribution date multiplied by 0.02% per annum. Any payment that the master servicer makes to cover such shortfalls will be a "Compensating Interest Payment".


         The total of all Prepayment/Balloon Payment Interest Shortfalls remaining in a Collection Period after offsetting Prepayment/Balloon Payment Interest Excesses and applying Compensating Interest Payments, is the "Net Aggregate Prepayment/Balloon Payment Interest Shortfall" for the distribution date.


         The trustee will allocate any Net Aggregate Prepayment/Balloon Payment Interest Shortfall among the certificates in proportion to the interest accrued on each class for the distribution date. Such an allocation will reduce the Distributable Certificate Interest for each class.


         See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".


                        Scheduled Final Distribution Date


         The "Scheduled Final Distribution Date" for a class of certificates is the distribution date on which its principal balance or notional amount would become zero if there is no:

o    early termination of the trust,

o    repurchase of any loan,

o    default or delinquency on any loan,

o prepayment of any kind, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates, or

o    modification or extension of any loan.


         It is very unlikely that these assumptions will hold true.


         The Scheduled Final Distribution Date for each class of the offered certificates is the distribution date in the month and year listed for such class in the "Scheduled Final Distribution Date" column in the table on the cover page. These Scheduled Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, if there are defaults on the Mortgage Loans, the actual final distribution date for one or more classes may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).


         Since the rate of payment (including voluntary and involuntary prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and may exceed such scheduled rate by a substantial amount, the actual final distribution date for one or more classes may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors. No assurance can be given as to actual payment experience.


                                  Subordination


         The right of each class of subordinate certificates to receive principal and interest distributions is subordinated to the rights of:

o    the senior certificates, and

o each other class of subordinate certificates with an earlier alphabetical class designation.


         This subordination is intended to:

o protect the senior certificates against losses associated with delinquent and defaulted Mortgage Loans, and

o enhance the likelihood of timely receipt by senior certificateholders of the full amount of Distributable Certificate Interest payable to them, and the ultimate receipt by the class A-1 and class A-2 certificateholders of principal equal to the initial class principal balance of those classes.


         Similarly, but to decreasing degrees, this subordination is also intended to increase the likelihood that the holders of the other classes of offered certificates will timely receive all of the Distributable Certificate Interest payable on their certificates on each distribution date, and that they will eventually be paid all of their principal.


         The subordination will be accomplished by:

o    applying Available Funds as described above under "--Distributions", and

o allocating Realized Losses and Expense Losses to the principal balance certificates in reverse alphabetical order.


         Realized Losses and Expense Losses are allocated to the class A-1 and class A-2 certificates in proportion to their principal balances.


         No other form of credit enhancement is provided.


                              Optional Termination


         If on any distribution date the total Stated Principal Balance of the Mortgage Loans is less than 1% of the Initial Pool Balance, then each of the following (in this order) has an option to terminate the trust:

o    the majority holders of the Controlling Class,

o    the master servicer,

o    the special servicer, and

o    the holder of the majority of the class R-I certificate interests.


         The termination is effected by purchasing all the Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the trust fund. Termination would cause early retirement of all then-outstanding certificates.


         The option exercise price equals the sum of:

o 100% of the total unpaid principal balance of the remaining Mortgage Loans other than:

     1. loans as to which the special servicer has determined all payments or recoveries have been made, and

     2.   loans as to which the Mortgaged Property has become an REO Property,

o accrued and unpaid interest on those loans to the due date in the Collection Period when the termination occurs,

o    unreimbursed Servicing Advances plus interest at the Advance Rate, and

o the fair market value of any other property (including REO Property) remaining in the trust fund.


         The option exercise price, net of amounts payable to persons other than certificateholders, will constitute Available Funds for the final distribution date.


                                  Voting Rights


         At all times during the term of the pooling and servicing agreement the voting rights for the certificates will be allocated as follows:

o 98% to the holders of the classes of principal balance certificates in proportion to the principal balances of those classes, and

o    2% to the holders of the interest only certificates.


         Each certificateholder of a class will share in the voting rights of that class in proportion to the certificateholder's percentage interest in the class.


                         Delivery, Form and Denomination


Book-Entry Certificates

         Initially, the offered certificates will be registered in the name of a nominee of The Depository Trust Company. Investors will hold their beneficial interests in the offered certificates through the book-entry facilities of DTC. Investors will not receive physical certificates except in the limited circumstances described below.


         DTC has informed the depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. Certificateholders may also hold certificates through Clearstream Banking, societe anonyme, Luxembourg or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' certificates accounts in the depositaries' names on the books of DTC.


         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their rules.


         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through Clearstream's or Euroclear's depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to these depositaries.


         Because of time-zone differences, credits of certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.


         The trustee will not be responsible for monitoring or restricting transfer of ownership interests in offered certificates through the book-entry facilities of DTC.


         In DTC's book-entry system, a purchaser purchases through, or as, a direct participant. The direct participant receives credit for the certificates on DTC's records. The ownership interest of each beneficial owner is ultimately reflected on the records of one of DTC's direct or indirect participants. Beneficial owners are expected to receive written confirmations detailing the transaction and periodic statements of their holdings, from the direct or indirect DTC participant with whom the beneficial owner dealt. Neither the depositor, the trustee, the master servicer, the special servicer, the fiscal agent nor any paying agent is responsible for records of ultimate beneficial ownership or for payments to ultimate beneficial owners.


         So long as any class of offered certificates are held in book-entry form:

o actions by certificateholders will be taken by DTC upon instructions from its participants, who in turn receive instructions directly or indirectly from the beneficial owners of those certificates, and

o distributions, notices, reports and statements to certificateholders will be sent to DTC or its nominee as the registered holder of those certificates for ultimate distribution to beneficial owners of those certificates in accordance with DTC procedures and applicable law.


         Neither DTC nor its nominee will consent or vote with respect to the offered certificates. Instead, DTC and its nominee take steps to facilitate consent or voting in accordance with instructions from participants, who in turn are expected to follow instructions issued by the beneficial owners of those certificates.


         Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, a beneficial owner may be able to pledge or otherwise deal in offered certificates only with persons that participate in the DTC system.


         Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions by the trustee or a paying agent on behalf of the trustee will be paid directly to DTC's nominee.


         If DTC or a direct or indirect participant becomes insolvent, then the ability of ultimate beneficial owners to obtain timely payment may be impaired. If an insolvency causes a loss that exceeds the limits of applicable Securities Investor Protection Corporation insurance or if such coverage is unavailable, the ultimate payment of amounts distributable on offered certificates may be impaired.


Definitive Certificates

         The trustee will issue definitive physical certificates to certificateholders only if:

o    the depositor elects to terminate the book-entry system, or

o DTC is no longer willing or able to act as depositary and the depositor cannot locate a qualified successor to DTC.


         The trustee would then issue definitive physical certificates upon surrender of the physical certificates held by DTC with instructions from DTC for registering definitive physical certificates in the names of the beneficial owners. Upon becoming registered holders of certificates, those beneficial owners will then be entitled directly to:

o    receive payments,

o    exercise voting rights, and

o    transfer and exchange their certificates.


         Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar or another transfer agent.


Denominations

         The trust will issue class A certificates in minimum denominations of $25,000 initial principal balance (and any larger whole dollar amount). The trust will issue the remaining classes of offered certificates in minimum denominations of $50,000 initial principal balance (or any larger whole dollar amount). However, the trust may issue one certificate for each class in a lower denomination to make up the difference between certificate interests sold and the total amount offered.


              Registration and Transfer of Definitive Certificates


         Subject to the restrictions in the pooling and servicing agreement, holders may transfer or exchange any definitive physical certificate in whole or in part. No transfer or exchange can be of an amount smaller than the denominations specified under "--Delivery, Form and Denomination --Denominations" above. The registered holder or his attorney-in-fact must surrender the definitive certificate at the corporate trust office of the certificate registrar appointed under the pooling and servicing agreement or at the office of any transfer agent. The certificate must be accompanied by:

o an executed instrument of assignment and transfer, in the case of transfer, or

o    a written request for exchange, in the case of exchange.


         The certificate registrar will cancel the old certificate and execute and deliver (or mail) a new definitive certificate to the appropriate person within a reasonable period of time.


         New certificates sent by first class mail will be sent at the risk of the transferee or holder to the address specified by the person presenting the old certificates for transfer or exchange and requesting such mailing.


         The certificate registrar may decline to register an exchange or transfer during the 15 days preceding any distribution date.


         The certificate registrar will not charge a fee for registering a transfer or exchange. However, the certificate registrar may require the transferor of a privately offered certificate to reimburse it for any tax, expense or other governmental charge it incurs in effecting the transfer.


         For a discussion of certain transfer restrictions, see "ERISA Considerations".

                   -----------------------------------------

                        YIELD AND MATURITY CONSIDERATIONS


         The yield on any offered certificate will depend on:

o    the pass-through rate in effect from time to time for the certificate;

o    the price paid for the certificate, plus accrued interest;

o    the rate and timing of payments of principal on the certificate; and

o    the aggregate amount of distributions on the certificate.


                      Rate and Timing of Principal Payments


         The yield to holders of any offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the principal balance of those certificates. As described in this prospectus supplement, the Principal Distribution Amount for each distribution date generally will be distributed to the holders of the class A-1 certificates until their principal balance is reduced to zero, and then will be distributed to the holders of each remaining class of principal balance certificates, sequentially in alphabetical order of class designation, in each case until the principal balance of each class of certificates is, in turn, reduced to zero.


         The rate and timing of principal payments made in reduction of the principal balance of the offered certificates will be directly related to the rate and timing of principal payments on the Mortgage Loans, which will in turn be affected by:

o the amortization schedules of the loans, including any hyper-amortization of a Hyper-Amortization Loan following its Anticipated Repayment Date,

o    the dates on which balloon payments are due, and

o the rate and timing of Principal Prepayments and other unscheduled collections on the loans, including:

     1. liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or

     2. repurchases of Mortgage Loans out of the trust fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Optional Termination".


         Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions on the principal balance certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the subordinate certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a balloon payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


         The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation:

o the terms of the Mortgage Loans (for example, the provisions requiring the payment of prepayment premiums and amortization terms that require balloon payments),

o    prevailing interest rates,

o    the market value of the Mortgaged Properties,

o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located,

o the general supply and demand for such facilities (and their uses) in the areas in which the Mortgaged Properties are located,

o    the quality of management of the Mortgaged Properties,

o    the servicing of the Mortgage Loans,

o    federal and state tax laws (which are subject to change), and

o    other opportunities for investment.


         The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required prepayment premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required prepayment premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of converting to another fixed rate loan with a lower interest rate.


         However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property.


         See "Risk Factors--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.


         You should consider the risk that rapid rates of prepayments on the Mortgage Loans, and corresponding increased payments of principal on the principal balance certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which you may choose to reinvest amounts paid to you as principal may be lower than the yield on your certificate. Conversely, slower rates of prepayments on the Mortgage Loans, and corresponding decreased payments of principal on the principal balance certificates, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal payments available to you for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.


         If the markets for commercial and multifamily real estate experience an overall decline in property values, the outstanding balance of a Mortgage Loan could exceed the value of the Mortgaged Property. A borrower under a non-recourse loan would then have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses could be higher than you originally anticipated.


         Neither the depositor nor the sellers make any representation as to:

o the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans,

o    the relative importance of such factors,

o    the percentage of the Mortgage Loans that will default or be prepaid, or

o the overall rate of prepayment, default or principal payment on the Mortgage Loans.


         The extent to which the yield to maturity of any class of offered certificates may vary from your anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance of your certificates. You should consider the risk that your actual yield may be lower than anticipated if:

o in the case of any principal balance certificate purchased at a discount, principal payments on the Mortgage Loans are slower than you anticipated, and

o in the case of any principal balance certificate purchased at a premium, principal payments on the Mortgage Loans are faster than you anticipated.


         In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the principal balance of any principal balance certificate purchased at a discount or premium, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate you anticipated during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.


         Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), the depositor can give you no assurance as to such rate or the rate of Principal Prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Yield Considerations".


Balloon Payments and Anticipated Repayment Date Payments

         Most of the Mortgage Loans are either balloon loans that will have substantial balloon payments due at their stated maturities or are Hyper-Amortization Loans that will have a substantial balance still owing on their Anticipated Repayment Dates. A borrower's ability to pay a balloon payment, or pay-off a loan on its Anticipated Repayment Date, may depend on its ability to sell or refinance the property. Factors beyond the borrower's control may affect this ability, including:

o the level of interest rates and general economic conditions at the time, and

o changes in federal, state or local laws, including tax, environmental and safety laws.


         A failure to make a balloon payment on time, or to pay-off an Hyper-Amortization Loan on its Anticipated Repayment Date, will lengthen the average life of the certificates. See the Remaining Terms to Stated Maturity Table in Appendix I for additional information regarding the maturity dates of the Mortgage Loans.


Losses and Shortfalls

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of losses or shortfalls on the Mortgage Loans.


         Shortfalls in Available Funds may result from:

o shortfalls in collections of amounts payable on the Mortgage Loans (unless advanced),

o    additional master servicer or special servicer compensation,

o    Additional Trust Fund Expenses, including interest on Advances, or

o    other similar items.


         Shortfalls in Available Funds (other than Net Aggregate Prepayment/Balloon Payment Interest Shortfalls) will generally be borne by holders of each class of principal balance certificates in reverse alphabetical order in each case to the extent of amounts otherwise payable to the class. Any such shortfalls will be allocated to the holders of the class A-1 and class A-2 certificates on a pro rata basis.


         Realized Losses and Expense Losses will be:

o allocated to the principal balance certificates in reverse alphabetical order of their class designation, and

o    applied to reduce the principal balance of each affected class.


         As a result, a loss on any one of the Mortgage Loans could cause a significant loss, even a complete loss, of an investor's investment in any class, but especially the subordinate certificates with the latest alphabetic designations. You should make your own estimate of the expected timing and severity of Realized Losses and Expense Losses before investing in any subordinate certificate.


Pass-Through Rates

         The pass-through rates for the offered certificates may not exceed the weighted average of the Net Mortgage Rates.


         The weighted average of the pass-through rates for the principal balance certificates will fluctuate based on the relative sizes of the principal balances of those classes.


         The weighted average of the Net Mortgage Rates will fluctuate over the lives of the offered certificates as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of loans.


         If principal reductions occur on loans with higher than average Net Mortgage Rates at a rate proportionally faster than principal reductions on the mortgage pool as a whole, the pass-through rates for the offered certificates may be adversely affected.


Delay in Payment of Distributions

         Monthly distributions will be made no earlier than the 15th day of the month following the month in which the interest accrued on the certificates. You should take this delay into account in determining how much to pay for the offered certificates.

                              Weighted Average Life


         Weighted average life refers to the average amount of time that will elapse from the date a security is issued to the date each dollar is distributed in reduction of the principal balance of the security. The weighted average life of each class of principal balance certificates is determined by:

o multiplying the amount of each distribution in reduction of the principal balance of that class by the number of years from the date of purchase to the related distribution date,

o    adding the results, and

o dividing the sum by the total distributions in reduction of the principal balance of that class.


         The weighted average life of any principal balance certificate will be influenced by, among other things:

o the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced, and

o the extent that payments, collections and/or advances of principal are applied to reduce the certificate's principal balance.

         Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, except that each Hyper-Amortization Loan is assumed to pay on its Anticipated Repayment Date. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during the Mortgage Loan's Lock-out Period or Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The tables and assumptions are intended to illustrate the sensitivity of the weighted average life of a class of offered certificates to various prepayment rates and are not intended to predict or to provide information that will enable you to predict the actual weighted average life of any class of offered certificates. Consequently, no assurance can be given and no representation is made that:

o prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period) will conform to any particular CPR,

o all the Mortgage Loans will prepay in accordance with the assumptions at the same rate, or

o Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay.


         The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

o    the Initial Pool Balance is approximately $801,024,722.

o the initial principal balance for each class of offered certificates is the amount on the cover page,

o the pass-through rate for each class of certificates is as described in this prospectus supplement:

o the scheduled Monthly Payments for each Mortgage Loan are the amounts listed in Appendix II,

o all Monthly Payments are due and timely received on the first day of each month,

o    there are no delinquencies or losses on the Mortgage Loans,

o    there are no extensions of maturity of the Mortgage Loans,

o    there are no Appraisal Reductions for the Mortgage Loans,

o    there are no casualties or condemnations affecting the Mortgaged
     Properties,

o prepayments are made on each of the Mortgage Loans at the indicated CPRs, except that:

     1. no prepayments are received for any Mortgage Loan during a Lock-out Period, Defeasance Period or Yield Maintenance Period, and

     2. Hyper-Amortization Loans are paid in full on their Anticipated Repayment Dates,

o no one exercises its right to terminate the trust fund as described under "Description of the Certificates--Optional Termination",

o no Mortgage Loan is required to be repurchased or replaced by a seller or other party,

o    no Prepayment/Balloon Payment Interest Shortfalls are incurred,

o    there are no Additional Trust Fund Expenses,

o distributions on the certificates are made on the 15th day of each month, commencing in July, 2000,

o    the certificates are issued on June 29, 2000,

o the only expenses payable out of the trust are the master servicer fees, the standby special servicer fees and the trustee fees, and

o the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting prepayment premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".


         To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the offered certificates may mature earlier or later than indicated by the tables.


         It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial class principal balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.


         You should conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.


         Subject to the above discussion and assumptions, the following tables indicate:

o    the weighted average life of each class of the offered certificates, and

o the percentages of the initial principal balance of each class of the offered certificates that would be outstanding after each of the listed distribution dates at various CPRs, starting after the expiration of lockout, defeasance and yield maintenance periods.

                                  Percentage of
                           Initial Certificate Balance
                          of the Class A-1 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date                            0%             3%            5%             7%           10%            15%
                                             --             --            --             --           ---            ---

Closing Date                              100%           100%          100%           100%          100%           100%
June, 2001                                 94             94            94             94            94             94
June, 2002                                 88             88            88             88            88             88
June, 2003                                 82             82            82             82            82             82
June, 2004                                 75             75            75             75            75             75
June, 2005                                 67             67            67             67            67             67
June, 2006                                 59             59            59             59            59             59
June, 2007                                 42             42            42             42            42             42
June, 2008                                  1              0             0              0             0              0
June, 2009                                  0              0             0              0             0              0

Weighted average life (years)            5.70           5.69          5.69           5.69          5.68           5.68


                    Percentage of Initial Certificate Balance
                          of the Class A-2 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date                           0%             3%            5%             7%           10%            15%
                                            --             --            --             --           ---            ---

Closing Date                              100%           100%          100%           100%          100%           100%
June, 2001                                100            100           100            100           100            100
June, 2002                                100            100           100            100           100            100
June, 2003                                100            100           100            100           100            100
June, 2004                                100            100           100            100           100            100
June, 2005                                100            100           100            100           100            100
June, 2006                                100            100           100            100           100            100
June, 2007                                100            100           100            100           100            100
June, 2008                                100            100           100            100            99             99
June, 2009                                 68             68            68             68            67             67
June, 2010                                  0              0             0              0             0              0

Weighted average life (years)            9.05           9.04          9.04           9.04          9.04           9.03

                    Percentage of Initial Certificate Balance
                           of the Class B Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date                           0%             3%            5%             7%           10%            15%
                                            --             --            --             --           ---            ---

Closing Date                              100%           100%          100%           100%          100%           100%
June, 2001                                100            100           100            100           100            100
June, 2002                                100            100           100            100           100            100
June, 2003                                100            100           100            100           100            100
June, 2004                                100            100           100            100           100            100
June, 2005                                100            100           100            100           100            100
June, 2006                                100            100           100            100           100            100
June, 2007                                100            100           100            100           100            100
June, 2008                                100            100           100            100           100            100
June, 2009                                100            100           100            100           100            100
June, 2010                                  0              0             0              0             0              0

Weighted average life (years)            9.64           9.64          9.64           9.64          9.63           9.63


                    Percentage of Initial Certificate Balance
                           of the Class C Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date                           0%             3%            5%             7%           10%            15%
                                            --             --            --             --           ---            ---

Closing Date                              100%           100%          100%           100%          100%           100%
June, 2001                                100            100           100            100           100            100
June, 2002                                100            100           100            100           100            100
June, 2003                                100            100           100            100           100            100
June, 2004                                100            100           100            100           100            100
June, 2005                                100            100           100            100           100            100
June, 2006                                100            100           100            100           100            100
June, 2007                                100            100           100            100           100            100
June, 2008                                100            100           100            100           100            100
June, 2009                                100            100           100            100           100            100
June, 2010                                  0              0             0              0             0              0

Weighted average life (years)            9.71           9.71          9.71           9.71          9.71           9.71

                    Percentage of Initial Certificate Balance
                           of the Class D Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date                           0%             3%            5%             7%           10%            15%
                                            --             --            --             --           ---            ---

Closing Date                              100%           100%          100%           100%          100%           100%
June, 2001                                100            100           100            100           100            100
June, 2002                                100            100           100            100           100            100
June, 2003                                100            100           100            100           100            100
June, 2004                                100            100           100            100           100            100
June, 2005                                100            100           100            100           100            100
June, 2006                                100            100           100            100           100            100
June, 2007                                100            100           100            100           100            100
June, 2008                                100            100           100            100           100            100
June, 2009                                100            100           100            100           100            100
June, 2010                                  0              0             0              0             0              0

Weighted average life (years)            9.71           9.71          9.71           9.71          9.71           9.71


                    Percentage of Initial Certificate Balance
                           of the Class E Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)


Distribution Date                           0%             3%            5%             7%           10%            15%
                                            --             --            --             --           ---            ---

Closing Date                              100%           100%          100%           100%          100%           100%
June, 2001                                100            100           100            100           100            100
June, 2002                                100            100           100            100           100            100
June, 2003                                100            100           100            100           100            100
June, 2004                                100            100           100            100           100            100
June, 2005                                100            100           100            100           100            100
June, 2006                                100            100           100            100           100            100
June, 2007                                100            100           100            100           100            100
June, 2008                                100            100           100            100           100            100
June, 2009                                100            100           100            100           100            100
+June, 2010                                  0              0             0              0             0              0

Weighted average life (years)            9.75           9.75          9.75           9.74          9.74           9.74

                       THE POOLING AND SERVICING AGREEMENT


         The certificates will be issued under a pooling and servicing agreement to be dated as of June 1, 2000, among the depositor, the master servicer, the special servicer, the trustee and the fiscal agent.


         You may obtain a free copy of the pooling and servicing agreement (without exhibits) by writing to:

         PNC Mortgage Acceptance Corp.
         210 West 10th Street, 6th Floor
         Kansas City, Missouri 64105
         Attention:  Lawrence D. Ashley

         You may also request a copy by telephone at (816) 435-5000.


                        Assignment of the Mortgage Loans


         By the closing date, the sellers must assign the Mortgage Loans to the trustee for the benefit of the certificateholders. The assignments will be without recourse. Each seller must also deliver the following documents, among others, for each of its Mortgage Loans:

o    the original note, endorsed (without recourse) to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of any such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o an assignment of each related mortgage in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

o originals or copies of all assumptions, modifications and substitution agreements in those instances where the terms or provisions of the mortgage have been modified or the Mortgage Loan assumed;

o an assignment in favor of the trustee of each effective UCC financing statement; and

o    in those cases where applicable, a copy of the related ground lease.


         If a seller cannot deliver any original recorded document described above or a copy of such document showing evidence of having been recorded on the closing date, the seller will deliver it promptly after receipt from the recording office. The failure to receive a recorded document due to delays of a public recording office will not cause a Mortgage Loan to be a defective Mortgage Loan.


         The trustee is obligated to review the documents delivered to it for each Mortgage Loan within 60 days after the later of delivery or the closing date and report any missing documents or certain types of defects to the depositor. The scope of the trustee's review of each mortgage file is, in general, limited solely to confirming that certain of the documents listed above have been received in the manner specified. None of the trustee, the fiscal agent, the master servicer, the special servicer or the custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.


             Servicing of the Mortgage Loans; Collection of Payments


         The pooling and servicing agreement will require:

o    the master servicer to service and administer the Mortgage Loans; and

o the special servicer to service and administer the Specially Serviced Mortgage Loans and REO Mortgage Loans;


on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trustee (as determined by the master servicer or the special servicer, as applicable, in its good faith and reasonable judgment) in accordance with applicable law, the mortgage loan documents and the pooling and servicing agreement.


         Unless the pooling and servicing agreement requires a contrary specific course of action, the master servicer and the special servicer must each act in accordance with the higher of the following standards:

o in the same manner, and with the same care, skill, prudence and diligence, with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice that prudent institutional commercial mortgage loan servicers use for comparable mortgage loans, or

o in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans that it owns.


         In observing this standard, the master servicer and special servicer may take into account their other obligations under the pooling and servicing agreement. However, they may not take into account:

o any other relationship that the master servicer or the special servicer, as the case may be, may have with any borrower;

o the ownership of any certificate by the master servicer or the special servicer, as the case may be, or their respective affiliates;

o    any obligation to make Advances or incur servicing expenses;

o the master servicer's or the special servicer's right to receive compensation for its services;

o the ownership or servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; and

o any obligation of the master servicer, if ever applicable the special servicer, if ever applicable any sub-servicer or any of their affiliates to replace or repurchase any Mortgage Loan that it sold to the trust fund.


         However, neither the master servicer nor the special servicer, nor any of their directors, members, managers, officers, employees or agents, will have any liability to the trust fund or the certificateholders for:

o    taking any action or refraining from taking any action in good faith; or

o    for errors in judgment.


         The master servicer, the special servicer and such persons are not protected against liability for:

o breaching their representations or warranties in the pooling and servicing agreement,

o willful misfeasance, bad faith or negligence in performing its duties under the pooling and servicing agreement, or

o negligent disregard of its obligations or duties under the pooling and servicing agreement.


         The master servicer and the special servicer must make reasonable efforts to collect amounts due under the Mortgage Loans, and must follow collection procedures consistent with the servicing standard under the pooling and servicing agreement. The special servicer may waive late payment charges or penalty fees on delinquent Monthly Payments or balloon payments on Specially Serviced Mortgage Loans. The master servicer may waive such amounts on all other Mortgage Loans.


                              Collection Activities


         The master servicer monitors the performance of all loans. It tracks the status of outstanding payments due, grace periods and due dates. It calculates and assesses late fees. The master servicer has created a customized collection system that:

o downloads all current loan information from the servicing system on a daily basis,

o    prepares several regular delinquency reports,

o generates and mails a series of delinquency notice letters, including payment-reminder letters to borrowers at 10 days past due, and more strongly worded collection letters at 30 and 60 days past due, and

o flags higher-risk Mortgage Loans, such as those with a large principal balance or chronic delinquency, so that the borrower receives a telephone call rather than a letter.


         A delinquent Mortgage Loan will be transferred to the special servicer when the loan becomes a Specially Serviced Mortgage Loan. See "--Special Servicing".


                                    Advances


         Except as noted below, if a loan is delinquent at the close of business on the Determination Date for a distribution date, the master servicer will advance an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable, less the related master servicer fee (each such amount, a "P&I Advance").


         The master servicer must make the P&I Advance on the business day before each distribution date.


         The amount of interest to be advanced for a Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of:

1.   the amount of interest that would otherwise be required to be advanced, and

2.   a fraction,

     o whose numerator equals the Stated Principal Balance of the loan at the close of the preceding distribution date less the Appraisal Reduction, and

     o    whose denominator is such Stated Principal Balance.


         In addition to P&I Advances, the master servicer will also be obligated to make cash advances ("Servicing Advances" and together with P&I Advances, "Advances") to pay:

o certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring or managing REO Property or selling defaulted Mortgage Loans or REO Properties,

o delinquent real estate taxes, assessments and hazard insurance premiums, and

o other similar costs and expenses necessary to protect and preserve the security of a Mortgage.


         However, the special servicer will be obligated to make any Servicing Advance that needs to be paid on an emergency basis.


         If the special servicer fails to make a required emergency Advance, the master servicer must make the Advance. If the master servicer fails to make a required Advance, the trustee must make the Advance. If the trustee fails to make a required Advance, the fiscal agent must make it. Any Advance by the fiscal agent will cure the trustee's failure to make an Advance.


         However, each of the master servicer, the special servicer, the trustee and the fiscal agent only has to make an Advance if it determines that it will be recoverable from late payments, insurance proceeds, liquidation proceeds or other collections on the Mortgage Loan. None of the master servicer, the special servicer, the trustee or the fiscal agent is required to make any Advance that it determines is not so recoverable.


         If the master servicer or the special servicer makes such a nonrecoverability determination, it must deliver to the trustee (and, with respect to the special servicer, the master servicer) an officer's certificate explaining the procedures and basis for the determination and supplying documentation which supports the determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the master sevicer, the special servicer, the trustee or the fiscal agent, such as:

o    property operating statements,

o    rent rolls,

o    property inspection reports, and

o    engineering reports.


         Both the trustee and the fiscal agent will be entitled to rely conclusively on a nonrecoverability determination by the master servicer or the special servicer. The master servicer will be entitled to rely conclusively on a nonrecoverability determination by the special servicer.


         Unless there is a nonrecoverability determination, the obligation to make Advances on a Mortgage Loan continues until foreclosure and liquidation of the loan and related properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

         If the special servicer agrees to a modification of a Mortgage Loan that forgives loan payments or other amounts that the special servicer, the master servicer, the trustee or the fiscal agent previously advanced, and the special servicer, the master servicer, the trustee or the fiscal agent determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable.


         The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I Advances made by it, out of its own funds, from collections on the Mortgage Loan as to which the Advance was made. If the master servicer, the trustee or the fiscal agent determines that an Advance previously made is not so recoverable, that Advance, plus interest, will be repaid from amounts on deposit in the Collection Account before further distributions on the certificates.


         Interest is payable on Advances at a floating rate (the "Advance Rate") equal to the prime rate as published in The Wall Street Journal. If Advance interest is outstanding on a Mortgage Loan at the time a late payment charge or default interest is collected for that Mortgage Loan, then those amounts will be used to pay such outstanding Advance interest. If those collections are insufficient, any remaining Advance interest will be paid from general collections on all Mortgage Loans at the time that the Advance is repaid.


         However, no interest will accrue for any P&I Advance until after the grace period for the related Mortgage Loan has expired. In addition, no interest will accrue for a P&I Advance if the borrower pays the delinquent Monthly Payment on or before the business day before the related distribution date.


         If interest on Advances is not offset by default interest, late payment charges or other amounts, the shortfall will reduce amounts payable on the certificates. Hence, it is possible that the making of Advances (and the charging of interest on Advances while they are outstanding) could reduce total amounts payable to certificateholders even if all amounts due from borrowers are eventually received.


                                    Accounts


Collection Account

         The master servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it must deposit the following amounts relating to the Mortgage Loans:

o    all principal payments;

o all payments of interest, including default interest and Deferred Interest, any prepayment premiums and any late fees and late payment charges;

o    any amounts required to be deposited by the master servicer for:

     1. losses realized on permitted investments of funds in the Collection Account, and

     2.  Prepayment/Balloon Payment Interest Shortfalls;

o    all Net REO Proceeds transferred from an REO Account;

o all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to restore or repair the Mortgaged Property;

o    any amounts received from borrowers as recoveries of Servicing Advances;

o proceeds of any purchase or repurchase of a Mortgage Loan by the applicable seller, and

o other amounts that the pooling and servicing agreement requires the master servicer to deposit into the Collection Account.


         The master servicer will deposit these amounts into the Collection Account within two business days after receipt. The Collection Account will be held by the master servicer for the benefit of the trustee and the certificateholders.


         See "Description of the Mortgage Pool--Representations and Warranties; Repurchase", "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Optional Termination".


         "REO Proceeds" for any REO Property are all revenues received by the special servicer on the REO Property other than liquidation proceeds.

         "Net REO Proceeds" for any REO Property are REO Proceeds less any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account.


         The master servicer need not deposit into the Collection Account any payments in the nature of NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees. To the extent permitted by applicable law and as provided in the pooling and servicing agreement, the master servicer or the special servicer may retain such amounts as additional servicing compensation. If the master servicer mistakenly deposits any amount into the Collection Account, it may withdraw the mistaken deposit from the Collection Account at any time.


Interest Reserve Account

         The trustee will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the certificates. For the distribution date in each January (other than a leap year) and each February, the trustee will deposit into the Interest Reserve Account for each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate less the rates at which the related master servicer fee, the standby special servicer fee and the trustee fee are computed on its Stated Principal Balance as of the due date in the month in which the distribution date occurs (the "Interest Reserve Amount"). The trustee will not make the deposit if the applicable Monthly Payment has not been paid or advanced. The trustee will calculate the Interest Reserve Amount without regard to the adjustments to the Net Mortgage Rates for Interest Reserve Loans described under "Description of the Certificates--Pass-Through Rates". For distribution dates in March of each year, the trustee will deposit the Interest Reserve Amounts into the Distribution Account and include these amounts as part of the Available Funds for the distribution date.


Excess Liquidation Proceeds Account

         If any Excess Liquidation Proceeds are received, the trustee will establish and maintain a segregated account or accounts (the "Excess Liquidation Proceeds Account") in the name of the trustee, in trust for the benefit of the certificateholders. On the business day before each distribution date, the master servicer will remit to the trustee from the Collection Account and for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the related collection period. The trustee will distribute Excess Liquidation Proceeds to the certificateholders in the manner set forth in "Description of the Certificates--Distributions--Distributions of Excess Liquidation Proceeds".


Distribution Account

         The trustee will establish a segregated account or accounts (the "Distribution Account") into which the master servicer must deposit the following amounts:

o a total amount equal to the Available Funds (to the extent included in the Collection Account, which will be determined without regard to Interest Reserve Amounts),

o any prepayment premiums and Deferred Interest received during the Collection Period, and

o all P&I Advances required for the distribution date and not already included in the Available Funds.


         The master servicer will deposit these amounts into the Distribution Account on the business day before each distribution date. The Distribution Account will be held by the trustee for the benefit of the certificateholders. See "Description of the Certificates--Distributions".


Where Accounts May be Maintained

         The Collection Account, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account must each be either:

o for funds that will be held for more than 30 days, an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which (or of its parent holding company) are rated "Aa3" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by Moody's), and "AA-" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch); or

o for funds that will be held for 30 days or less, an account or accounts maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "P1" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by

     Moody's), and "F-1+" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch); or

o a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity:

     1.   having a combined capital and surplus of at least $50,000,000,

     2. subject to supervision or examination by a federal or state authority, and

     3. for state-chartered institutions, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b); or

o an account which each of the Rating Agencies confirms will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of certificates; or

o an account or accounts maintained with PNC Bank, National Association so long as PNC Bank (or its parent holding company's) long term unsecured debt rating shall be at least "A1" from Moody's and "A" from Fitch.


Investment of Funds in the Accounts

         Amounts on deposit in such accounts may be invested in United States government securities and other investments specified in the pooling and servicing agreement. See "Description of the Governing Documents--Collection and Other Servicing Procedures With Respect to Mortgage Loans--Accounts" in the prospectus for a listing of permitted investments.


Withdrawals from the Collection Account

         The master servicer may withdraw funds from the Collection Account for the following purposes:

o to remit Available Funds, Deferred Interest and prepayment premiums to the Distribution Account,

o    to remit Excess Liquidation Proceeds to the Excess Liquidation Proceeds
     Account,

o to pay or reimburse itself, the special servicer, the trustee or the fiscal agent for Advances and interest on Advances, those payments or reimbursements to be made from the sources described under "--Advances" above,

o to pay the unpaid portion of the master servicing fee, the standby special servicing fee and the special servicing fee (in the case of the master servicing fee, from interest received on the related Mortgage Loan),

o    to pay the trustee fee to the trustee,

o to pay to itself any investment income earned on funds deposited in the Collection Account,

o to pay any Prepayment/Balloon Payment Interest Excess received in the preceding Collection Period to itself as additional servicing compensation,

o to pay to itself or the special servicer other amounts constituting additional servicing compensation,

o to pay to the depositor, the applicable seller or other purchaser with respect to each Mortgage Loan or REO Property that has been purchased or repurchased by it, all amounts received on such loan or property during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined,

o to reimburse or pay itself, the special servicer, the trustee, the depositor and/or the fiscal agent for other unreimbursed expenses that are reimbursable under the pooling and servicing agreement,

o to satisfy any indemnification obligations of the trust fund under the pooling and servicing agreement,

o to pay to the trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties,

o to withdraw any amount mistakenly deposited into the Collection Account, and

o to clear and terminate the Collection Account upon termination and liquidation of the trust fund.


                      Enforcement of "Due-on-Sale" Clauses


         The special servicer will exercise or waive its right to exercise "due-on-sale" clauses in Mortgage Loan documents in accordance with the servicing standard. However, if a Mortgage Loan has one of the then ten largest current outstanding principal balances of all Mortgage Loans in the trust fund, the special servicer may waive a "due-on-sale" clause only if it first obtains written confirmation from each Rating Agency that the waiver will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates. The costs and expenses associated with obtaining such a Rating Agency confirmation will not be an expense of the Trust. For purposes of determining whether such a Rating Agency confirmation is required, all Mortgage Loans in a set of Cross-Collateralized Loans and all Mortgage Loans in a group with the same or affiliated borrowers will be aggregated and treated as one. See "--The Operating Adviser" for additional limitations on the ability of the special servicer to waive "due-on-sale" clauses.


         If the special servicer waives the "due-on-sale" clause it may either:

o release the original borrower from liability under the Mortgage Loan and substitute the new owner as the borrower, or

o    enter into an assumption agreement with the new owner of the Mortgaged
     Property.


         To the extent permitted by law, the special servicer will enter into an assumption or substitution agreement only if the credit status of the prospective new owner is in compliance with:

o the special servicer's regular commercial mortgage origination or servicing standards and criteria,

o    the terms of the Mortgage Loan, and

o any other standards set by the special servicer consistent with the servicing standard.


         If a Mortgage Loan is assumed, the only permitted modifications that may be made as part of the assumption are those described below under "--Amendments, Modifications and Waivers".


         The master servicer will receive 66-2/3% and the special servicer will receive 33-1/3% of assumption fees on non-Specially Serviced Mortgage Loans paid by the borrower or the new owner as additional servicing compensation. The special servicer will receive 100% of the assumption fees on Specially Serviced Mortgage Loans as additional servicing compensation.


         In a bankruptcy or similar proceeding involving a Mortgaged Property, a court may substitute a new owner or impose a junior or senior lien on the Mortgaged Property, without the consent of the master servicer, the special servicer or the trustee.


                   Enforcement of "Due-on-Encumbrance" Clauses


         Most of the Mortgage Loans contain a "due-on-encumbrance" clause, which generally either:

o provides that the Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the Mortgaged Property, or

o requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the Mortgaged Property.


         Such clauses usually permit the owner of the Mortgage Loan to either:

o    accelerate the payments due on the Mortgage Loan, or

o    withhold its consent to the creation of any such lien or other encumbrance.


         The special servicer may in accordance with the servicing standard either exercise or waive its right to exercise the trust fund's rights under the "due-on-encumbrance" clauses in the Mortgage Loan documents. However, the special servicer may consent to the creation of any lien or encumbrance, only if it first obtains written confirmation from each of the Rating Agencies that such consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates.


         The special servicer must use reasonable efforts to require the borrower to pay the cost of such Rating Agency confirmation. The master servicer will advance any costs not paid by the borrower as a Servicing Advance (unless the Advance would be nonrecoverable).


         See "--The Operating Adviser" for additional limitations on the ability of the special servicer to waive "due-on-encumbrance" clauses.


         The special servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on a Mortgaged Property imposed in a bankruptcy proceeding involving the Mortgaged Property without obtaining a Rating Agency confirmation.


                                   Inspections


         The special servicer is responsible for inspecting the Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties. The master servicer is responsible for inspecting the other Mortgaged Properties. Each Mortgaged Property and REO Property will be inspected at least once every two years and within 60 days after it becomes a Specially Serviced Mortgage Loan. If a Mortgage Loan has a then current principal balance of at least $2,000,000 or 2% of the then outstanding principal balance of all Mortgage Loans in the trust fund or is a Specially Serviced Mortgaged Loan, the related Mortgaged Property will be inspected at least once every year. The annual and bi-annual inspections described above will be done at the expense of the servicer performing the inspection. The inspection done at the time a Mortgage Loan becomes a Specially Serviced Mortgage Loan will be an expense of the trust. The master servicer and the special servicer will cause a written inspection report to be prepared as soon as reasonably possible after completing the inspection. A copy of each inspection report must be delivered to the trustee and the operating adviser within 15 days after its preparation.


                         Realization Upon Mortgage Loans


Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

         The master servicer will advance costs and expenses of a foreclosure or other acquisition as a Servicing Advance, unless the Advance would be nonrecoverable.


         The special servicer may proceed with a non-judicial foreclosure under the laws of the state where the property is located. The special servicer need not pursue a deficiency judgment against the borrower or any other party if the laws of the state do not permit a deficiency judgment after a non-judicial foreclosure. The special servicer may also refrain from seeking a deficiency judgment if it determines that the likely recovery would not warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.


         Until the conditions listed in the next sentence are satisfied, the special servicer may not obtain title or possession or take any other action regarding a Mortgaged Property on behalf of the trust fund, if as a result the trustee or the trust fund would be considered to hold title, to be a "mortgagee-in-possession", or to be an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any comparable law. The special servicer may proceed with such steps if it has determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

o the Mortgaged Property complies with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take necessary corrective measures, and

o there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under current federal, state or local law or regulation, or if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take such actions.


         The cost of any environmental assessments, as well as the cost of any remedial, corrective or other further action contemplated by the prior paragraph will be advanced as a Servicing Advance, unless the advance would not be recoverable.


         If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee, or to its nominee (which will not include the master servicer or the special servicer) or to a separate trustee or co-trustee on behalf of the trustee, as the holder of the REMIC I certificates and as trustee for the holders of the certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until the related REO Property is sold by the trust fund, which must occur before the close of the third taxable year following the taxable year in which the trust acquired the property. The Internal Revenue Service has the authority to grant extensions of this period. The principal balance of the loan will be reduced by Net

REO Proceeds allocated to it as a recovery of principal.


         If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the special servicer must administer the Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of section 860G(a)(8) of the Internal Revenue Code. An "independent contractor," within the meaning of applicable Treasury regulations, must manage and operate any Mortgaged Property, unless the special servicer provides the trustee with an opinion of counsel that the operation and management of the property other than through an independent contractor will not cause the property to fail to qualify as "foreclosure property". The expense of the legal opinion will be covered by a Servicing Advance, unless the advance would not be recoverable. The special servicer must hire the independent contractor within 90 days after the trust fund acquires the Mortgaged Property. Generally, REMIC I will not be taxed on income received on Mortgaged Property which constitutes "rents from real property," under section 856(c)(3)(A) of the Internal Revenue Code and the related Treasury regulations.


         "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.


         "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. The depositor has not determined whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income from a Mortgaged Property owned by the trust fund would not constitute "rents from real property".


         Net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I does not constitute "rents from real property". Finally, any income from the sale of REO Property that is held by REMIC I as a dealer in property is not considered "rent from real property".


         If the REO Property remains "foreclosure property", any income that is not "rent from real property" is subject to tax at the highest corporate rate (currently 35%). REMIC I may also be subject to state and local taxes on such amounts. In addition, certain income from REO Property may be subject to a "prohibited transactions" tax. Any such income would be subject to a 100% tax; however, REMIC I does not expect any income from any REO Property to be subject to this 100% tax. See "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the prospectus.


         Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. The pooling and servicing agreement allows the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax, if it determines that the net after-tax benefit to certificateholders is greater than what would be realized under another method of operating or leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Taxation of Owners of REMIC Residual Certificates" in the prospectus.


Sale of Specially Serviced Mortgage Loans and REO Properties

         The special servicer may offer to sell a Specially Serviced Mortgage Loan or an REO Property, if it determines in accordance with the servicing standard that the sale would be in the best economic interests of the trust fund.


         The special servicer must give the trustee and the operating adviser at least 10 business days prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property The operating adviser may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price (excluding the 0.25% fee payable to the special servicer).


         If the operating adviser (or a designated affiliate) fails to purchase the loan or property within 10 business days after the operating advisor receives notice, either the special servicer or the master servicer, in that order of priority, may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price (excluding the 0.25% fee payable to the special servicer).


         If none of the forgoing purchases the loan or property, the special servicer may then offer to sell the loan or property if and when the special servicer determines that the sale would be in the best economic interests of the trust fund. The special servicer must sell the loan or property within the period specified in the pooling and servicing agreement, including extensions.


         The operating adviser, the master servicer and the special servicer may offer to purchase any such loan or property. The special servicer will accept any offer received from any person:

o that it determines to be a fair price, unless the highest offeror is the special servicer or one of its affiliates, or

o that the trustee determines to be a fair price, if the highest offeror is the special servicer or one of its affiliates.


         In making such a fairness determination, the special servicer or trustee may rely upon an updated independent appraisal. Any offer from the depositor, the master servicer, the special servicer, any borrower, the manager of a Mortgaged Property or any of their affiliates in the amount of the Repurchase Price shall be deemed to be a fair price (excluding the 0.25% fee payable to the special servicer).


         Neither the trustee (in its individual capacity) nor any of its affiliates may purchase or offer to purchase the loan or property.


         The special servicer may accept an offer other than the highest offer if it determines that accepting the offer would be in the best interests of the certificateholders. For example, the person making the lower offer could be more likely to perform its obligations or the lower offer may have more favorable terms.


                      Amendments, Modifications and Waivers


         Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may amend any term that does not affect the maturity date, interest rate, principal balance, amortization term or payment frequency, but shall not include provisions relating to late fees, Deferred Interest or Default Interest, (each, a "Money Term") of, or materially impair the collateral securing, any loan that is not a Specially Serviced Mortgage Loan.


         Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may agree to a modification, waiver or amendment of the terms of any loan that is not a Specially Serviced Mortgage Loan with respect to a release or substitution of the related Mortgaged Property only if such modification, waiver or amendment is approved by the Special Servicer.


         Subject to restrictions applicable to REMICs and to limitations in the pooling and servicing agreement, the special servicer may agree to a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan if, in the special servicer's reasonable judgment:

o the related borrower is in default or default is reasonably foreseeable, and

o the modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis.


         Examples of the types of modifications, waivers or amendments to which the special servicer may agree include:

o reducing the amounts owing under the loan by forgiving principal, accrued interest and/or any prepayment premium,

o reducing the amount of the monthly payment on the loan, including a reduction in the interest rate,

o not enforcing any right granted under any note or mortgage relating to the loan,

o    extending the maturity date of the loan, and/or

o    accepting a principal prepayment during a Lock-out Period.


         However, the special servicer may not permit a borrower to extend the maturity date to a date later than:

o    two years before the Rated Final Distribution Date, or

o    ten years before any ground lease that secures the loan expires.


         If the terms of a Mortgage Loan having one of the ten largest current outstanding principal balances of all Mortgage Loans in the trust fund require the related borrower to obtain the Mortgagee's consent before changing any franchise with respect to any hotel or motel located on the related Mortgaged Property, the master servicer or special servicer, as applicable, may consent to any such change only if it first obtains written confirmation from each Rating Agency that the consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates. For purposes of determining whether such a Rating Agency confirmation is required, all Mortgage Loans in a set of Cross-Collateralized Loans and all Mortgage Loans in a group with the same or affiliated borrowers will be aggregated and treated as one. In addition, the master servicer may grant such consent only if it first receives the consent of the special servicer. The master servicer or the special servicer, as applicable, shall use its reasonable efforts to cause the borrower to pay the costs of obtaining any required Rating Agency confirmation. If such costs are not paid by the borrower, the master servicer will advance such costs as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance.


         Modifications of a Mortgage Loan that forgive principal or interest (other than Deferred Interest and, in some cases, default interest) will cause Realized Losses on the loan. Such Realized Losses will be allocated among the classes of certificates as described under "Description of the Certificates--Application of Realized Loses and Expense Losses and Principal Balances" and "--Subordination" in this prospectus supplement.


                                   The Trustee


         LaSalle Bank National Association will act as trustee. The address of the trustee's corporate trust office is:

         135 South LaSalle Street
         Suite 1625
         Chicago, Illinois 60603
         Attn:  Asset-Backed Trust Services Group
         PNC Mortgage Acceptance Corp.
         Commercial Mortgage Pass-Through Certificates, Series 2000-C1


Resignation and Removal of Trustee

         The trustee may resign at any time by notifying the depositor, the master servicer, the special servicer and the Rating Agencies in writing. The trustee's resignation will also remove the fiscal agent. The master servicer will appoint the successor trustee and fiscal agent. Before appointing a successor trustee, the master servicer must obtain confirmation from the Rating Agencies that the successor trustee's appointment will not adversely affect the rating then assigned by the Rating Agencies to any of the certificates. If any successor fiscal agent is not rated by each rating agency in one of its two highest long-term unsecured debt rating categories and written confirmation will be obtained from each Rating Agency that the successor fiscal agent's appointment will not adversely affect the rating then assigned by the Rating Agency to any certificates. The resigning trustee must pay any cost of obtaining the Rating Agency confirmations. If the successor trustee and successor fiscal agent are not appointed within 30 days after the notice of resignation, the resigning trustee and departing fiscal agent may petition a court of competent jurisdiction to appoint a successor trustee and successor fiscal agent.


         The depositor or the master servicer may remove the trustee and the fiscal agent if, among other things:

o the trustee becomes ineligible to continue as such under the pooling and servicing agreement,

o    the trustee or the fiscal agent becomes incapable of acting,

o    the trustee or the fiscal agent is adjudged bankrupt or insolvent,

o a receiver is appointed for the trustee, the fiscal agent or their property, or

o any public officer takes charge or control of the trustee, the fiscal agent or their property.


         The holders of certificates evidencing a majority of the total voting rights may remove the trustee and the fiscal agent upon written notice to the master servicer, the special servicer, the depositor, the trustee and the fiscal agent. If such removal is without cause, the reasonable costs and expenses of the removed trustee and fiscal agent in connection with such removal shall be paid as an Additional Trust Fund Expense.


         Resignation or removal of the trustee and the fiscal agent is effective only when the successor trustee (and fiscal agent, if necessary) accepts the appointment.

Trustee Fee

         The pooling and servicing agreement entitles the trustee to a monthly fee from amounts in the Collection Account. The trustee fee is calculated at the rate specified in the pooling and servicing agreement and is based on the then outstanding principal balance of each Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loan. Any trustee fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.


Indemnification of Trustee

         The trust fund will indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising under the pooling and servicing agreement or the certificates (but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are unanticipated expenses incurred by the REMIC). However, the indemnification will not apply to matters resulting from the negligence, bad faith or willful misconduct of the indemnified person or for any expense or liability specifically required to be borne by the trustee in the pooling and servicing agreement. The trustee need not expend or risk its own funds or otherwise incur financial liability in performing its duties under the pooling and servicing agreement, or in exercising its rights or powers, if in the trustee's opinion the repayment of such funds or adequate indemnity against the risk of liability is not reasonably assured.


         The master servicer and the special servicer will each indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates for similar losses related to the willful misconduct, bad faith and/or negligence in the performance or negligent disregard by the master servicer or the special servicer, as the case may be, of its duties under the pooling and servicing agreement.


Duties of the Trustee

         If no event of default has occurred of which the trustee has actual knowledge and after the curing of all events of default that may have occurred, the trustee must perform only those duties specifically imposed under the pooling and servicing agreement. If an event of default has occurred and has not been cured, the trustee will be required to use the same degree of skill and care in exercising its rights and powers under the pooling and servicing agreement that a prudent person would use in its own personal affairs under similar circumstances. Upon receipt of the various certificates, reports or other documents required to be furnished to it, the trustee must examine the documents and determine whether they conform on their face to the requirements of the pooling and servicing agreement.


         If the master servicer fails to make a required Advance, the trustee must make the Advance unless it deems the Advance nonrecoverable. See "--Advances".


         Except for funds held by the trustee, the trustee and the fiscal agent will not be accountable for:

o the use or application by the depositor of any certificates or the proceeds of the certificates,

o the use or application of funds paid to the depositor, the master servicer or the special servicer relating to the Mortgage Loans, or

o the use or application of funds deposited in or withdrawn from the Collection Account or the Distribution Account by the depositor, the master servicer or the special servicer.


         The trustee, the fiscal agent, the special servicer and master servicer will make no representation as to:

o the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or the prospectus, or

o the validity, enforceability or sufficiency of the Mortgage Loans or related documents.


                                The Fiscal Agent


         ABN AMRO Bank N.V., a Netherlands banking corporation that is the trustee's indirect parent, will act as fiscal agent for the trustee. The fiscal agent must make any Advance the trustee is required to make but does not make. However, the fiscal agent need not make any Advance that it deems nonrecoverable. See "--Advances".


         If the trustee resigns or is removed, the fiscal agent will resign or will be removed. The initial fiscal agent need not act in such capacity at any time that LaSalle Bank National Association is not the trustee.

                 Servicing Compensation and Payment of Expenses


         The master servicer will be entitled to a monthly servicing fee for each Mortgage Loan. The fee is calculated at the per annum rate listed in Appendix II based on the then outstanding principal balance of the Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loan. Any master servicing fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.


         The master servicing fee for each loan will be retained by the master servicer from payments and collections (including insurance proceeds and liquidation proceeds) on the loan. The master servicer will also retain as additional servicing compensation:

o all investment income earned on amounts in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account,

o all amounts collected on the Mortgage Loans (except Specially Serviced Mortgage Loans) in the nature of late payment charges or late fees or default interest (other than amounts used to pay Advance interest), loan service transaction fees, demand fees, beneficiary statement charges and similar fees and charges (but excluding prepayment premiums or default interest),

o 66-2/3% of any extension fees, modification fees, consent fees and assumption fees collected on the Mortgage Loans (except Specially Serviced Mortgage Loans),

o all insufficient funds check charges (including insufficient funds check charges arising from Specially Serviced Mortgage Loans), and

o any Prepayment/Balloon Payment Interest Excess (to the extent not offset against any Prepayment/Balloon Payment Interest Shortfall).


         If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, the certificateholders will not receive any portion of the excess master servicing fee.


         The master servicer will pay all expenses incurred by it in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as provided in the agreement), including all fees of any sub-servicers retained by it.


                                Special Servicing


Ability of Operating Adviser to Remove Special Servicer

         The operating advisor may at any time remove the special servicer without cause and appoint a successor special servicer. The removal of the special servicer and appointment of a successor special servicer will be effective only when:

o the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the pooling and servicing agreement, and

o each Rating Agency confirms to the trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agency to any class of certificates.


         The operating adviser or the successor special servicer must pay the cost of obtaining such Rating Agency confirmation. The removed special servicer may receive all amounts accrued and owing to it on or prior to the effective date of the removal, including the right to receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer.


Duties of Special Servicer

         The duties of the special servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. A "Specially Serviced Mortgage Loan" is any Mortgage Loan for which at least one of the following conditions exist.


Loans with Monetary Defaults

o The borrower is at least 60 days delinquent in paying principal and interest or other obligation (regardless of whether P&I Advances have been reimbursed), or

o    the borrower has failed to make a balloon payment, except where either

     o the master servicer and the special servicer agree in writing that the loan is likely to be paid in full within 30 days after such default, or

     o on or before the date of the default, the borrower has delivered to the master servicer a firm commitment to refinance the related Mortgage Loan within 60 days of the default;


however, such loans cease to be Specially Serviced Mortgage Loans when:

o the borrower brings the loan current (under workout terms agreed to by the special servicer for a balloon payment default),

o    the borrower makes three consecutive full and timely monthly payments, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.


Loans that are likely to have Monetary Defaults

o The borrower has expressed to the master servicer an inability to pay or a hardship in paying the loan in accordance with its terms,

o the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the property securing the loan,

o the master servicer or special servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors, or

o the master servicer proposes to commence foreclosure or other workout arrangements;


however, such loans cease to be Specially Serviced Mortgage Loans when:

o the above circumstances cease to exist in the good faith and reasonable judgment of the special servicer, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.


Loans with Nonmonetary Defaults

o The master servicer or the special servicer has notice that a nonmonetary default that materially and adversely affects the interests of the certificateholders has occurred and the default remains uncured after the specified grace period (or, if no grace period is specified, after 60 days);


however, such loans cease to be Specially Serviced Mortgage Loans when:

o    the default is cured, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.


         A default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of certificateholders for purposes of determining whether a Mortgage Loan is a Specially Serviced Mortgage Loan.


Special Servicer Compensation

         The special servicer is entitled to a monthly standby special servicing fee and a monthly special servicing fee. The standby special servicing fee will accrue with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the master servicing fee, at a rate equal to 1/12th of 0.005%. The special servicing fee is an amount equal to 1/12th of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan. The special servicer will also receive a disposition fee on any Specially Serviced Mortgage Loan or REO Property sold, transferred or otherwise liquidated equal to 1% of:

o the proceeds of the sale, liquidation or condemnation of, or any partial or unscheduled payment with respect to, any Specially Serviced Mortgage Loan or REO Property


                                      less

o    any broker's commission and related brokerage referral fees.


         No disposition fee will be paid in connection with:

o the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"; however, the special servicer will receive a 0.25% fee in connection with such a repurchase,

o the termination of the trust as described under "Description of the Certificates--Optional Termination", or

o the purchase of any defaulted Mortgage Loan by the operating adviser, the master servicer or special servicer as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Sale of Specially Serviced Mortgage Loans and REO Properties".


         Each of these fees, plus certain special servicing expenses, will be paid from funds that would otherwise be used to pay principal and interest on the certificates.


         The special servicer is also entitled to a workout fee equal to 1.0% of the Net Collections received by the master servicer or the special servicer on each Corrected Mortgage Loan. "Net Collections" means all payments of interest and principal and all prepayment premiums.


         A loan which has ceased to be a Specially Serviced Mortgage Loan by virtue of a cure resulting from a modification, restructuring or workout negotiated by the special servicer evidenced by a signed writing is a "Corrected Mortgage Loan"


         If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the workout fee terminates for the initial modification, restructuring or workout. However, the special servicer will receive a new workout fee for the loan upon resolution or workout of a subsequent event of default under the loan. If the special servicer is terminated for any reason, it will receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer. The successor special servicer will not be entitled to any portion of such workout fees.


         The special servicer will also retain as additional servicing compensation:

o    all investment income earned on amounts on deposit in any REO Account,

o if permitted under the Mortgage Loan, late payment charges or late fees or default interest (other than amounts used to pay Advance interest), assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items that are collected on Specially Serviced Mortgage Loans, and

o if permitted under the Mortgage Loan, 33-1/3% of any extension fees, modification fees, consent fees and assumption fees collected on Mortgage Loans that are not Specially Serviced Mortgage Loans.


         Additional special servicing compensation does not include prepayment premiums or any other amount required to be deposited or retained in the Collection Account.


                              The Operating Adviser


Selection

         So long as G2 Opportunity Fund LP or its affiliates own at least 50% of the principal balance of the Controlling Class, they may appoint an operating adviser to represent their interests. If they no longer own at least 50% of the principal balance of the Controlling Class, the holders of more than 50% of the principal balance of the Controlling Class may appoint the operating adviser. If the holders of more than 50% of the principal balance of the Controlling Class cannot agree on the election of the Operating Adviser, then GMAC Commercial Mortgage Corporation will be the Operating Adviser.


         The "Controlling Class" is the most subordinate class of principal balance certificates that still has at least 25% of its original principal balance outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.


Rights and Powers

         The operating adviser may advise the special servicer about the following matters:

o foreclosure or similar conversion of the ownership of properties securing Specially Serviced Mortgage Loans that are in default, including acquiring an REO Property,

o amendment, waiver or modification of a Money-Term or any other material non-monetary term of a Specially Serviced Mortgage Loan,

o proposed sale of a defaulted Mortgage Loan or REO Property for less than the Repurchase Price, except upon termination of the trust fund as described under "Description of the Certificates--Optional Termination",

o    acceptance of a discounted payoff,

o determination to bring an REO Property into compliance with environmental laws or to address hazardous materials located at an REO Property,

o release of collateral, other than in accordance with the terms or upon satisfaction of a loan,

o acceptance of substitute or additional collateral, other than in accordance with the terms of a loan,

o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause,

o acceptance of an assumption agreement releasing a borrower from liability under a loan, and

o    any release of a letter of credit or debt service reserve,


provided that, in the event that the special servicer determines that immediate action is necessary to protect the interest of the certificateholders (as a collective whole), the special servicer may take any such action without waiting for the operating adviser's response.


         The operating adviser may object to the above actions in writing within 10 business days after being notified of the proposed action and provided with all reasonably requested information. The operating adviser will be considered to have approved any such action if it does not object within 10 days. Furthermore, the special servicer shall not be obligated to obtain the approval of the operating adviser for any actions to be taken with respect to any particular Mortgage Loan if the special servicer has notified the operating adviser in writing of the various actions that the special servicer proposes to take with respect to such Mortgage Loan and, for 60 days following the first such notice, the operating adviser has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the servicing standard.


         The operating adviser also may advise the special servicer to take, or to refrain from taking, such other actions as the operating adviser deems advisable. However, the operating adviser may never require the special servicer to violate the pooling and servicing agreement, including its obligation to act in accordance with the servicing standard.


Limitation on Liability of Operating Adviser

         The operating adviser and its officers, directors, employees and owners will have no liability to certificateholders for any action taken, or for refraining from the taking of any action. By accepting certificates, each certificateholder agrees that the operating adviser:

o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

o    may act solely in the interests of the holders of the Controlling Class,

o has no duties to certificateholders, except for holders of the Controlling Class,

o may act to favor the interests of the Controlling Class over the interests of other classes, and

o will violate no duty and incur no liability by acting solely in the interests of the Controlling Class.


         No certificateholder may take legal action against the operating adviser because it acted solely in the interests of the Controlling Class.


                                  Sub-Servicers


         The master servicer and special servicer may each delegate its servicing obligations to one or more third-party sub-servicers. Despite any such delegation, the master servicer or special servicer remains directly responsible for the delegated duties and for the acts and omissions of any sub-servicer. The master servicer or the special servicer must monitor the performance of any sub-servicer that it uses. 11 Mortgage Loans (3.5%) are currently serviced by third-party servicers that are expected to continue to service such loans as sub-servicers. GMAC Commercial Mortgage Corporation will sub-service 105 Mortgage Loans (44.2%). Except for the sub-servicing agreements related to these Mortgage Loans, each sub-servicing agreement must provide that if the master servicer or the special servicer is no longer acting in such capacity under the pooling and servicing agreement, the trustee or any successor to the master servicer or special servicer may:

o assume the master servicer's or special servicer's rights under the sub-servicing agreement, and/or

o    terminate the sub-servicer without payment of a termination fee.


         The sub-servicing agreements for the Mortgage Loans that will be sub-serviced on the closing date provide that the related sub-servicer may only be terminated if it is in default under its sub-servicing agreement.


         The master servicer and special servicer are solely responsible for the fees owed to any sub-servicer they retain, even if those fees are more than the fees they are receiving under the pooling and servicing agreement. Generally, each sub-servicer will be reimbursed for any expenses for which the master servicer or special servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses".


       Reports to Certificateholders; Where You Can Find More Information


Monthly Reports

         On each distribution date, the trustee will issue a statement based on information that the master servicer furnishes. The trustee will mail (unless the recipient requests otherwise in writing) and make available electronically the statement to the certificateholders, the depositor, the paying agent, the underwriters, the master servicer, the special servicer, the operating adviser and each Rating Agency. The trustee will use the form of monthly distribution statement included as Appendix IV to this prospectus supplement. The information will include the following:

o For each class of certificates and for each $1,000 of initial principal balance or notional amount of the class:

     1. the Principal Distribution Amount and the amount of Available Funds allocable thereto;

     2. Distributable Certificate Interest and the amount of Available Funds allocable thereto;

     3.   any Class Interest Shortfall allocable to the class;

     4. the principal balance after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on the distribution date; and

     5.   the amount of any prepayment premiums distributed to the class;

o The pass-through rate applicable to each class of the certificates for the distribution date;

o The amount of any P&I Advances by the master servicer, the trustee or the fiscal agent included in the amounts distributed to the certificateholders;

o The total amount of Realized Losses and Expenses incurred during the related Collection Period, the cumulative Realized Losses and Expense Losses incurred since the closing date and their allocation to the principal balance of any class of principal balance certificates, together with a list of Additional Trust Fund Expenses itemized by category of expense;

o The Stated Principal Balance of the Mortgage Loans as of the due date preceding the distribution date;

o    The number and aggregate principal balance of Mortgage Loans:

     1.   delinquent 30-59 days,

     2.   delinquent 60-89 days,

     3.   delinquent 90 or more days, and

     4.   as to which foreclosure proceedings have been commenced;

o    For each delinquent Mortgage Loan:

     1.   the amount of the P&I Advances made on the distribution date; and

     2. the aggregate amount of unreimbursed Servicing Advances and P&I Advances for such loan;

o For any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

o    For any REO Property sold during the related Collection Period:

     1. the date on which the special servicer determined that it has collected all amounts that it expects to recover on the REO Property;

     2. the amount of the proceeds of such sale deposited into the Collection Account; and

     3. the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the special servicer for each REO Property during the related Collection Period and credited to the Collection Account;

o The outstanding principal balance of each REO Mortgage Loan as of the close of business on the preceding due date;

o The appraised value of each REO Property as shown on the most recent appraisal;

o The amount of the master servicer fee and additional servicing compensation paid to the master servicer for the distribution date;

o The amount of any standby special servicing fee, special servicing fee, disposition fee, workout fee or additional servicing compensation paid to the special servicer for the distribution date;

o    The amount of default interest received during the related Collection
     Period;

o    The amount of Deferred Interest received during the related Collection
     Period;

o The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of the distribution date;

o    Both current and cumulative prepayments;

o Ratings from all rating agencies for all applicable classes of certificates;

o Any Mortgage Loan as to which bankruptcy proceedings have been commenced against the related borrower, but only to the extent that the servicer has notified the trustee thereof;

o Any draws on letters of credit or debt service reserves, and the remaining balance thereof; and

o    Any other information required under the pooling and servicing agreement.


         The master servicer will provide the trustee with the following portions of the Commercial Mortgage Securities Association Investor Reporting Package reports and files for inclusion in the monthly distribution statement:

o    Loan Set-up File,

o    Loan Periodic Update File,

o    Financial File,

o    Property File,

o    Servicer Watch List,

o    Delinquent Loan Status Report,

o    REO Status Report,

o    Comparative Financial Status Report,

o    Historical Loan Modification Report,

o    Historical Liquidation Report,

o    Operating Statement Analysis Report, and

o    NOI Adjustment Worksheet.


         Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide these reports (other than the Loan Periodic Update File) before the distribution date in September 2000.


         Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during the calendar year owned an offered certificate a statement listing the amount of principal and interest paid to the person during the year. The trustee may satisfy this obligation by delivering substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986.

         In addition, the trustee will forward or make available to each certificateholder any additional information regarding the Mortgage Loans that the master servicer or the special servicer, in its sole discretion, delivers to the trustee for distribution to the certificateholders, which information the trustee may attach to the monthly distribution statement.


         Some of the information made available in the distribution date statements referred to above may be obtained electronically from the trustee as follows:

1. by facsimile through the trustee's ASAP System by calling (714) 282-5518 and requesting statement number 504;

2.   on the Internet at www.lnbabs.com; or

3.   on its electronic bulletin board service at (714) 282-3990.


CMBS Surveillance Inquiries

         The master servicer currently maintains an Internet-based investor reporting system, CMBS Investor Insightsm, that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insightsm through the master servicer's website, www.midlandls.com. The master servicer may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insightsm. Specific questions about portfolio, loan and property performance may be sent to the master servicer via e-mail at askmidland@midlandls.com.


Other Available Information

         In addition to the other reports and information made available and distributed under the pooling and servicing agreement by the trustee, the master servicer and the special servicer will also make available any other information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the depositor, the underwriters, the operating adviser, the trustee and the Rating Agencies. The master servicer and the special servicer will also make such information available to any person that the trustee at the request of the master servicer or special servicer certifies is a certificateholder or potential certificateholder. The trustee may base the certification on any information from the certificateholder or the potential certificateholder that it may require in its sole discretion. Such person will be required to pay any expenses incurred by the trustee in making such certification. The master servicer and the special servicer are not required to provide the information if doing so is prohibited by applicable law or by any documents related to a Mortgage Loan. The master servicer and the special servicer may adopt reasonable rules and procedures governing access to the information, which may include a requirement that the person requesting such information execute an agreement governing the availability, use and disclosure of such information. The agreement may provide for the indemnification of the master servicer or the special servicer for any liability or damage that may arise from the use or disclosure of the information.


         The following are available for your review at the trustee's offices during normal business hours:

o    the pooling and servicing agreement,

o    all monthly statements to certificateholders,

o    annual compliance statements, and

o    annual accountants' reports.


         Unless prohibited by applicable law or the Mortgage Loan documents, the following will be available for your review at the trustee's offices during normal business hours:

o    all modifications, waivers and amendments of the Mortgage Loans,

o officer's certificates and other evidence supporting a determination that an Advance is nonrecoverable, and

o    upon request, the property inspection reports.


         The master servicer, the special servicer and the trustee may impose a reasonable charge for expenses of providing copies or access to the above information. The Rating Agencies and the operating adviser will not have to pay any such charge.


Filings with the SEC

         The master servicer will, on behalf of the trust fund, prepare, sign and file with the Securities and Exchange Commission all reports, statements and information respecting the trust fund that the master servicer or the depositor determines are required to be filed with the SEC or the filing of which is otherwise desirable. The master servicer will file each report, statement and information on or prior to the required filing date. However, the depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the pooling and servicing agreement.


         The trustee, the fiscal agent, the master servicer and the special servicer are not responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice, report or information furnished or provided by the master servicer, the special servicer or the trustee under the pooling and servicing agreement. The trust fund will indemnify and hold harmless the master servicer, the special servicer, the trustee and the fiscal agent against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in any information supplied by a borrower or other third party, including any liability related to the inclusion of the information in any report filed with the SEC.

                       ----------------------------------

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


         For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to respective portions of the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement:

o each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986;

o the class A-1, class A-2, class X, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N and class O certificates will be, or will represent ownership of, REMIC "regular interests";

o the class R-I, class R-II and class R-III certificates, respectively, will be the sole "residual interest" in the related REMIC; and

o the class V certificates will represent beneficial interests in the portion of the trust assets consisting of Deferred Interest, which portion will be treated as a grantor trust for federal income tax purposes.


         The certificates representing regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of those certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. The class A-1 and class A-2 certificates are not expected to be treated as having been issued with original issue discount for federal income tax reporting purposes. The class B, class C and Class D certificates are expected to be treated as having been issued with de minimis original issue discount for federal income tax purposes. The class E certificates are expected to be treated as having been issued with original issue discount for federal income tax purposes.


         The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. Holders of the offered certificates should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that holders consult with their own tax advisor concerning the tax treatment of the offered certificates.


         For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, the Prepayment Assumption (as defined in the prospectus) is that the Mortgage Loans will prepay at the rate of 0% CPR, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.


Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Holders of REMIC Regular Certificates" in the prospectus.


         Generally, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986.


         As of the closing date, 28.6% of the Mortgage Loans are secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, and consequently the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code of 1986 will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The trustee will report those determinations to certificateholders in the manner and at times required by applicable Treasury regulations.


         Finally, the offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.


         If the trust collects a prepayment premium on a mortgage loan, it is anticipated that the prepayment premium will be reported as ordinary income and allocated to the class of certificates entitled to the premium. For federal income tax reporting purposes, the premium or charge will be reported as income upon actual receipt by the master servicer. The correct characterization of and timing for recognition of, prepayment premiums is not entirely clear. Certificateholders should consult their tax advisors concerning the tax treatment of prepayment premiums.


         For more information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs--Taxable Income of the REMIC" in the prospectus.


         Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and certificateholders, it is particularly important that you consult your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the certificates.

                     --------------------------------------

   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA AND NEW YORK


         The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in California (13.6%) and New York (13.5%), which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


                                   California


         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.


                                    New York


         Under New York law, while a foreclosure may be accomplished either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

                        --------------------------------


                              ERISA CONSIDERATIONS


         A fiduciary of any employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA" ), or Section 4975 of the Internal Revenue Code of 1986 (each a "Plan" ) and any entity whose assets include assets of a Plan should carefully review with its legal advisers whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any applicable statutory or administrative exemption. Examples of the types of Plans that are subject to these rules include:

o    individual retirement accounts,

o    annuity plans,

o    Keogh plans, and

o collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested.


         Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Internal Revenue
Code), are not subject to the restrictions of ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Internal Revenue Code of 1986 and exempt from taxation under section 501(a) of the Internal Revenue Code of 1986 is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code of 1986.


         In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a Plan fiduciary should determine whether to do so is:

o    permitted under the governing Plan instruments, and

o appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.


         A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations".


         Certain fiduciary and prohibited transaction issues arise only if the assets of the trust fund are "plan assets" for the purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust fund will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates (as discussed below under "--Plan Asset Regulation") that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).


                              Plan Asset Regulation


         The United States Department of Labor has issued a final regulation determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the certificates are treated as debt with no substantial equity features under applicable local law, the assets of the trust fund would not be treated as assets of the Plans that become certificateholders. In the absence of treatment of the certificates as debt, and unless the final regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and Section 4975 of the Internal Revenue Code of 1986, as an asset of each Plan that acquires and holds the offered certificates.


         The final regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity are held by "benefit plan investors". Benefit plan investors could include Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets". Interests held by any person who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice directly or indirectly for a fee with respect to the assets of the entity (or any affiliate of either such person) are excluded from the calculation. Because the availability of this exemption to the trust fund depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.


                              Individual Exemption


         The Department of Labor has issued to some of the underwriters an individual prohibited transaction exemption (Prohibited Transaction Exemption No. 90-24, as amended by Prohibited Transaction Exemption No. 97-34, to Morgan Stanley & Co. Incorporated, and Prohibited Transaction Exemption No. 98-07 to PNC Capital Markets, Inc.). These exemptions generally exempt from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Internal Revenue Code of 1986, certain transactions, among others, relating to:

o the servicing and operation of mortgage loans, such as the Mortgage Loans, and

o the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, underwritten by an "underwriter".


         For purposes of this discussion, the term "underwriter" includes:

1.   Morgan Stanley & Co. Incorporated,

2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and

3. any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to the senior certificates, including any of the other underwriters.


         Each of the individual prohibited transaction exemptions sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of senior certificates to be covered by the exemption:

o First, the acquisition of the senior certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

o Second, the rights and interests evidenced by the senior certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.

o Third, at the time of acquisition by the Plan the senior certificates must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service or Fitch, Inc. (or their successors and assigns).

o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which, in addition to the trustee, consists of:

     o    the underwriters,

     o    the depositor,

     o    the master servicer,

     o    the special servicer,

     o    any sub-servicer,

     o any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the senior certificates, and

     o    any and all affiliates of any of the above persons.

o    Fifth, the sum of all payments made to and retained by:

     o the underwriters must represent not more than reasonable compensation for underwriting the senior certificates;

     o the depositor pursuant to the assignment of the Mortgage Loans to the trust fund must represent not more than the fair market value of those obligations; and

     o the master servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.


         Because the senior certificates are not subordinated to any other class of certificates, the second condition is satisfied for the senior certificates. Since the senior certificates must be rated not lower than "Aaa" by Moody's and "AAA" by Fitch, on the closing date, the third condition will be satisfied for the senior certificates on the closing date. As the initial trustee is not an affiliate of any other members of the restricted group, the fourth condition will also be satisfied on the closing date. A Plan fiduciary contemplating purchasing a senior certificate in the secondary market must determine that the senior certificates continue to satisfy the third and fourth conditions on the date of purchase. A Plan fiduciary contemplating the purchase of a senior certificate must decide for itself whether the first, fifth and sixth conditions will be satisfied.


         Each of the individual prohibited transaction exemptions also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;

o certificates in those other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's or Fitch for at least one year prior to the Plan's acquisition of the senior certificates; and

o certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.


         Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire senior certificates, provided that, among other requirements:

o the person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust;

o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);

o in the case of an acquisition in connection with the initial issuance of a class of senior certificates, at least 50% of that class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

o the Plan's investment in senior certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         Finally, if certain specific conditions of the individual prohibited transaction exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986 for transactions in connection with the servicing, management and operation of the Mortgage Loans. The depositor expects that the specific conditions of the exemptions required for this purpose will be satisfied with respect to the senior certificates.


         You should be aware, however, that even if the conditions specified in one or more parts of the individual prohibited transaction exemptions are satisfied, they may not cover all acts that may be considered prohibited transactions.


         Before purchasing a senior certificate, a Plan fiduciary should itself confirm that all of the conditions of the individual prohibited transaction exemptions would be satisfied. The Plan fiduciary should also consider whether any other prohibited transaction exemptions are available.

                                Other Exemptions


         The characteristics of each class of the subordinate certificates do not meet the requirements of the underwriters' individual prohibited transaction exemptions. Accordingly, subordinate certificates may not be acquired by, on behalf of or with assets of:

1.   a Plan,

2. a governmental plan subject to any federal, state or local law that is, to a material extent, similar to the provisions of ERISA or the Internal Revenue Code of 1986 ("Other Plans"),

3.   a collective investment fund in which Plans or Other Plans are invested, or

4. other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of the Department of Labor regulations Section 2510.3-101).


         Each prospective transferee of a definitive subordinate certificate must deliver to the depositor, the certificate registrar and the trustee:

o a transferee representation letter, substantially in the form attached as an exhibit to the pooling and servicing agreement, stating that the prospective transferee is not a person referred to in clause 1, 2, 3, or 4 of the first paragraph of this section, or

o an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase or holding of the certificate will not:

     o    constitute or result in a prohibited transaction within the meaning of
          Section 406 or 407 of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any similar law, and

     o subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability, including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code of 1986.


If you purchase a beneficial interest in a book-entry subordinate certificate, you will be deemed to have made the representation in the first bullet point above.


         The opinion of counsel will not be an expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.


                          Insurance Company Purchasers


         Purchasers that are insurance companies should consult their legal advisers with respect to the applicability of Section III of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts.


         In addition, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code of 1986, for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under Prohibited Transaction Class Exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.


         Section 401(c) of ERISA required the Department of Labor to issue final regulations no later than December 31, 1997. The Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement. The purpose of the 401(c) regulations is to provide guidance for the purpose of determining which general account assets constitute plan assets, in cases where insurance policies or annuity contracts supported by an insurer's general account were issued to or for the benefit of a Plan on or before December 31, 1998. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless:

o as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations, or

o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.


         Any assets of an insurance company general account that support insurance policies or annuity contracts issued to Plans:

o    after December 31, 1998, or

o on or before December 31, 1998, for which the insurance company does not comply with the 401(c) regulations,


may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA.

                      -----------------------------------


                                LEGAL INVESTMENT


         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.


         The appropriate characterization of the certificates under various legal investment restrictions may be subject to significant interpretive uncertainties. As a result, the depositor is unable to determine whether investors subject to these restrictions may purchase the certificates. The depositor makes no representations as to:

o the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or

o the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.


         In addition, some states have enacted legislation overriding the legal investment provisions of SMMEA.


         All depository institutions considering investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.


         There may be other restrictions on the ability of certain investors to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                       ---------------------------------


                              PLAN OF DISTRIBUTION


         Subject to the underwriting agreement, each underwriter has agreed to purchase the principal amounts of offered certificates set forth opposite its name below:

Underwriter                           Class A-1    Class A-2      Class B
Morgan Stanley & Co. Incorporated     $78,100,000  $237,000,000   $19,000,000
PNC Capital Markets, Inc.              63,926,000   193,741,000    15,046,000
CIBC World Markets Corp.               10,000,000    30,000,000       --
                                      -----------  ------------   -----------

   Total                             $152,026,000  $460,741,000   $34,046,000
                                     ============  ============   ===========


Underwriter                           Class C        Class D      Class E
Morgan Stanley & Co. Incorporated     $19,000,000    $5,500,000   $14,000,000
PNC Capital Markets, Inc.              15,047,000     4,514,000    12,036,000
CIBC World Markets Corp.                    --           --           --
                                      -----------   -----------   -----------


   Total                              $34,047,000   $10,014,000   $26,036,000
                                      ===========   ===========   ===========


         The underwriting agreement imposes conditions on the obligations of the underwriters. The underwriters must purchase all of the offered certificates if they purchase any.


         The underwriters have advised the depositor that they propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or from purchasers for whom they act as agent.


         The offered certificates are offered by the underwriters when, as and if issued by the depositor, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.


         It is expected that delivery of the offered certificates to the underwriters will be made in book-entry form through the facilities of DTC against payment therefor on or about June 29, 2000, which is the 10th business day following the date of pricing of the certificates. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, if failing to do so would result in a settlement date that is earlier than the delivery date of the offered certificates.


         The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.


         The depositor has agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.


         The underwriters intend to make a secondary market in the offered certificates. They have no obligation to do so, however, and any market making may be discontinued at any time.


         If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus may be used by PNC Capital Markets, Inc. in connection with market-making transactions in the offered certificates. PNC Capital Markets, Inc. may act as principal or as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                        --------------------------------

                                 USE OF PROCEEDS


         The depositor will use the net proceeds from the sale of the offered certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the offered certificates.

                      -----------------------------------


                                  LEGAL MATTERS


         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the offered certificates will be passed upon for the underwriters by Latham & Watkins, New York, New York.

                      -----------------------------------


                                     RATINGS


         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch, Inc. and Moody's Investors Service, Inc. (with their successors and assigns, the "Rating Agencies"):

Class                Fitch             Moodys
Class A-1            AAA               Aaa
Class A-2            AAA               Aaa
Class B              AA                Aa2
Class C              A                 A2
Class D              A-                A3
Class E              BBB               Baa2

         The ratings of the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled and the ultimate receipt by the holders of all payments of principal to which they are entitled, if any, by the distribution date in March, 2033 (the "Rated Final Distribution Date" ). This date is the distribution date occurring three years after the latest maturity date for any of the mortgage loans as of the closing date. The ratings take into consideration:

o    the credit quality of the Mortgage Loans in the mortgage pool,

o    structural and legal aspects associated with the certificates, and

o the extent to which the payment stream from the mortgage pool is adequate to make the required payments on the certificates.


         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


         The ratings of the certificates do not represent any assessment of:

o    the tax attributes of the offered certificates or of the trust,

o    the likelihood or frequency of principal prepayments on the Mortgage Loans,

o the degree to which such prepayments might differ from those originally anticipated,

o whether and to what extent prepayment premiums, Deferred Interest and default interest will be received or Net Aggregate Prepayment/Balloon Payment Interest Shortfalls will be realized, or

o    the yield to maturity that investors may experience.


         The ratings thus address credit risk and not prepayment risk.


         It is possible that a rating agency other than Fitch and Moody's could issue an unsolicited rating for one or more of the classes of certificates. These unsolicited ratings could be lower than the ratings issued by Fitch and Moody's.

                              INDEX OF DEFINITIONS

Additional Trust Fund Expenses...................S-54
Advance Rate.....................................S-70
Advances.........................................S-69
Anticipated Repayment Date.......................S-34
Appraisal Reduction..............................S-52
Appraisal Reduction Estimate.....................S-53
Appraisal Reduction Events.......................S-52
ARD..............................................S-34
Assumed Monthly Payment..........................S-51
Available Funds..................................S-48
Balloon LTV......................................S-40
Balloon LTV Ratio................................S-40
Class Interest Shortfall.........................S-50
Collection Account...............................S-70
Collection Period................................S-49
Compensating Interest Payment....................S-55
Constant Prepayment Rate.........................S-62
Controlling Class................................S-81
Corrected Mortgage Loan..........................S-81
CPR..............................................S-62
Cross-Collateralized Loans.......................S-32
Cut-off Date.....................................S-31
Cut-off Date Loan-to-Value.......................S-40
Cut-off Date LTV.................................S-40
Cut-off Date Principal Balance...................S-31
Debt Service Coverage Ratio......................S-39
Defeasance Loans.................................S-35
Deferred Interest................................S-34
Determination Date...............................S-49
Discount Rate....................................S-51
Distributable Certificate Interest...............S-50
Distribution Account.............................S-71
DSCR.............................................S-39
ERISA............................................S-88
Excess Liquidation Proceeds......................S-50
Excess Liquidation Proceeds Account..............S-71
Expense Losses...................................S-54
Hyper-Amortization Loans.........................S-33
Initial Interest Rate............................S-34
Initial Pool Balance.............................S-31
Interest Reserve Account.........................S-71
Interest Reserve Amount..........................S-71
Interest Reserve Loans.....................S-47, S-71
Lock-out Period..................................S-34
Maturity Assumptions.............................S-62
Money Term.......................................S-76
Monthly Payment..................................S-51
Mortgage.........................................S-31
Mortgage Loans...................................S-31
Mortgaged Property...............................S-31
Mortgages........................................S-31
Multiple Property Loans..........................S-31
Net Aggregate Prepayment/Balloon Payment
  Interest Shortfall.............................S-55
Net Collections..................................S-81
Net Mortgage Rate................................S-47
Net REO Proceeds.................................S-71
Other Plans......................................S-91
P&I Advance......................................S-69
Plan.............................................S-88
Prepayment/Balloon Payment Interest Excess.......S-55
Prepayment/Balloon Payment Interest Shortfall....S-55
Principal Distribution Amount....................S-50
Principal Prepayments............................S-49
Qualified Substitute Mortgage Loan...............S-44
Rated Final Distribution Date....................S-94
Rating Agencies..................................S-94
Realized Loss....................................S-54
Record Date......................................S-48
REMIC............................................S-86
REO Account......................................S-47
REO Mortgage Loan................................S-52
REO Proceeds.....................................S-70
REO Property.....................................S-46
Repurchase Price.................................S-43
Reserve Accounts.................................S-37
Restricted Group.................................S-89
Revised Interest Rate............................S-34
Scheduled Final Distribution Date................S-55
Servicing Advances...............................S-69
Specially Serviced Mortgage Loan.................S-79
Stated Principal Balance.........................S-47
Treasury Rate....................................S-51
Underwritable Cash Flow..........................S-39
Updated Appraisal................................S-53
Yield Maintenance Period.........................S-34

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                     SELLER

--------------------------------------------------------------------------------------------------------------------------------
                                                                                          Weighted
                                                             Percent by     Weighted      Average      Weighted
                               Number of        Aggregate    Aggregate       Average       Stated       Average      Weighted
                                Mortgage         Current      Current       Mortgage     Remaining      Current      Average
Seller                           Loans         Balance ($)  Balance (%)     Rate (%)     Term (mos)     LTV (%)        DSCR
--------------------------------------------------------------------------------------------------------------------------------
CIBC                                58        229,963,790        28.71        8.402          111          70.2         1.37
MID                                107        418,532,711        52.25        7.740          112          71.3         1.35
RFC                                 59        152,528,221        19.04        8.647          124          69.2         1.34
--------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average          224        801,024,722       100.00        8.102          114          70.6         1.35
================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                             Percent by       Weighted       Average        Weighted
                              Number of      Aggregate       Aggregate         Average        Stated         Average       Weighted
                               Mortgage       Current         Current         Mortgage      Remaining        Current       Average
Current Balances($)              Loans       Balance ($)     Balance (%)       Rate (%)      Term (mos)       LTV (%)         DSCR
-----------------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                      40       26,699,503            3.33          8.372           118            64.5          1.45
1,000,001 - 2,000,000              64       94,992,703           11.86          8.236           121            69.7          1.38
2,000,001 - 3,000,000              42      103,877,859           12.97          8.324           125            71.0          1.31
3,000,001 - 4,000,000              19       64,005,323            7.99          8.034           122            69.4          1.40
4,000,001 - 5,000,000               9       40,149,133            5.01          8.244           117            68.9          1.37
5,000,001 - 6,000,000              16       88,200,554           11.01          8.002           109            71.6          1.37
6,000,001 - 7,000,000               9       57,735,095            7.21          8.334           114            67.5          1.35
7,000,001 - 8,000,000               3       23,405,997            2.92          8.830           116            67.9          1.41
9,000,001 - 10,000,000              4       38,215,216            4.77          8.547           107            71.8          1.28
10,000,001 - 15,000,000            12      142,374,631           17.77          7.677           107            72.9          1.36
15,000,001 - 20,000,000             4       70,790,234            8.84          8.178           110            74.7          1.34
20,000,001 - 25,000,000             1       23,370,205            2.92          8.270           116            68.7          1.25
greater than
or equal to 25,000,001              1       27,208,269            3.40          6.950            97            66.0          1.35
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average         224      801,024,722          100.00          8.102           114            70.6          1.35
===================================================================================================================================


Min:                  $ 281,659
Max:               $ 27,208,269
Average:            $ 3,576,003

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                     STATES

-------------------------------------------------------------------------------------------------------------------------------
                                                                                       Weighted
                                                       Percent by      Weighted         Average       Weighted
                      Number of        Aggregate        Aggregate      Average          Stated         Average     Weighted
                       Mortgage         Current          Current       Mortgage        Remaining       Current     Average
States                  Loans         Balance ($)      Balance (%)     Rate (%)        Term (mos)      LTV (%)      DSCR
-------------------------------------------------------------------------------------------------------------------------------
California                25         108,931,238         13.60           8.008           113              66.3      1.40
New York                  25         108,002,779         13.48           8.429           116              70.0      1.34
Pennsylvania              20          67,099,666          8.38           7.835           109              70.4      1.35
Michigan                  10          62,900,591          7.85           8.343           111              72.5      1.29
Texas                     29          61,573,243          7.69           8.395           145              71.0      1.33
New Jersey                11          59,205,242          7.39           8.148           117              71.9      1.36
Illinois                   8          37,308,087          4.66           8.125           107              66.7      1.46
Arizona                    6          29,982,269          3.74           8.435           115              72.3      1.27
Florida                   10          27,846,474          3.48           8.413           111              73.5      1.32
Nevada                     6          25,889,562          3.23           7.106            97              73.4      1.32
New Hampshire             11          22,361,215          2.79           7.516           105              75.3      1.32
Oklahoma                   4          17,886,523          2.23           6.804            99              75.9      1.37
Virginia                   3          17,384,480          2.17           7.330           106              75.6      1.41
Louisiana                  5          16,511,745          2.06           7.737           107              69.0      1.51
Georgia                    7          15,981,208          2.00           8.811           115              71.0      1.45
Maryland                   2          13,737,323          1.71           8.361           117              73.6      1.29
Colorado                   3          13,056,964          1.63           8.732            90              73.2      1.29
Ohio                       7          12,490,149          1.56           8.903            94              64.6      1.32
Rhode Island               1          12,219,619          1.53           7.460           111              75.4      1.27
Nebraska                   1          10,963,810          1.37           8.140           114              79.4      1.28
Oregon                     2           7,919,124          0.99           7.715           100              70.3      1.35
Missouri                   3           7,079,702          0.88           7.924           101              68.2      1.51
Minnesota                  3           6,825,089          0.85           7.662           142              63.1      1.54
Indiana                    3           6,818,319          0.85           7.666           144              75.3      1.20
North Carolina             2           4,834,677          0.60           8.554           112              73.5      1.25
Tennessee                  4           4,798,841          0.60           7.400           190              56.5      1.63
Massachusetts              2           4,241,962          0.53           8.907           116              70.7      1.26
Washington                 1           3,617,070          0.45           6.720           101              70.2      1.41
Utah                       2           3,323,110          0.41           8.920           116              60.5      1.45
Connecticut                2           3,129,444          0.39           8.213           111              68.0      1.37
North Dakota               1           2,069,270          0.26           8.100           111              79.6      1.32


                            MORTGAGE POOL INFORMATION

                                     STATES
                                   (continued)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            Weighted
                                                            Percent by       Weighted       Average        Weighted
                               Number of    Aggregate       Aggregate         Average        Stated         Average      Weighted
                                Mortgage     Current         Current         Mortgage      Remaining        Current      Average
States                           Loans     Balance ($)     Balance (%)       Rate (%)      Term (mos)       LTV (%)        DSCR
----------------------------------------------------------------------------------------------------------------------------------
Alabama                             1       1,544,684          0.19             9.990         117              61.2         1.67
South Carolina                      1       1,356,970          0.17             8.220         109              69.1         1.30
Kansas                              1       1,282,706          0.16             8.310         111              65.8         1.25
Maine                               1         494,522          0.06             8.320         113              35.3         2.22
Mississippi                         1         357,047          0.04             8.840         110              62.9         1.36
----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average         224     801,024,722        100.00             8.102         114              70.6         1.35
==================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Weighted
                                                         Percent by       Weighted        Average         Weighted
                        Number of        Aggregate       Aggregate         Average        Stated           Average         Weighted
                         Mortgage         Current         Current         Mortgage       Remaining         Current         Average
Property Type             Loans         Balance ($)      Balance (%)       Rate (%)      Term (mos)        LTV (%)           DSCR
-----------------------------------------------------------------------------------------------------------------------------------
Retail                       75         237,436,733           29.64         8.288             118             71.8            1.31
Multifamily                  62         228,700,679           28.55         7.666             110             73.0            1.34
Industrial                   32         131,427,144           16.41         8.291             112             69.3            1.37
Office                       35         128,749,149           16.07         8.041             110             70.2            1.34
Hospitality                   8          53,832,049            6.72         8.665             123             63.6            1.53
Self Storage                  7          10,289,986            1.28         8.039             170             57.7            1.53
Mixed Use                     4          10,094,459            1.26         9.000             116             61.8            1.41
Other                         1             494,522            0.06         8.320             113             35.3            2.22
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average                   224         801,024,722          100.00         8.102             114             70.6            1.35
===================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Weighted
                                                         Percent by       Weighted         Average         Weighted
                          Number of      Aggregate       Aggregate         Average          Stated         Average         Weighted
                           Mortgage       Current         Current         Mortgage        Remaining        Current         Average
Mortgage Rate (%)           Loans       Balance ($)     Balance (%)       Rate (%)        Term (mos)       LTV (%)           DSCR
------------------------------------------------------------------------------------------------------------------------------------
6.001 - 6.500                  2         5,021,761           0.63          6.457             100            71.3             1.34
6.501 - 7.000                 32       158,625,131          19.80          6.845             101            70.2             1.46
7.001 - 7.500                 17        55,355,384           6.91          7.259             113            68.8             1.45
7.501 - 8.000                 10        41,486,098           5.18          7.740             110            76.5             1.27
8.001 - 8.500                 75       283,836,323          35.43          8.297             116            72.4             1.30
8.501 - 9.000                 61       167,730,227          20.94          8.760             121            70.3             1.33
9.001 - 9.500                 23        81,661,652          10.19          9.235             126            64.7             1.37
9.501 - 10.000                 4         7,308,145           0.91          9.668             117            60.1             1.46
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted
  Average                    224       801,024,722         100.00          8.102             114            70.6             1.35
====================================================================================================================================


Min:                                6.450%
Max:                                9.990%
Weighted Average Coupon:            8.102%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                    SEASONING


---------------------------------------------------------------------------------------------------------------------------------
                                                                                         Weighted
                                                           Percent by      Weighted       Average       Weighted
                             Number of      Aggregate      Aggregate       Average        Stated        Average       Weighted
                              Mortgage       Current        Current        Mortgage      Remaining      Current       Average
Seasoning (mos)                Loans       Balance ($)    Balance (%)      Rate (%)      Term (mos)     LTV (%)         DSCR
---------------------------------------------------------------------------------------------------------------------------------
equal to or less than 0            1        6,935,000          0.87          8.410           120          66.1           1.31
1 - 12                           169      584,979,354         73.03          8.505           118          70.9           1.32
13 - 24                           47      170,811,152         21.32          6.917           106          69.0           1.47
25 - 36                            7       38,299,216          4.78          7.190            98          73.2           1.35
---------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average        224      801,024,722        100.00          8.102           114          70.6           1.35
=================================================================================================================================


Min:                                0
Max:                               27
Weighted Average:                  10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                             Percent by       Weighted       Average        Weighted
                               Number of      Aggregate      Aggregate         Average        Stated         Average       Weighted
Original Term to Stated         Mortgage       Current        Current         Mortgage      Remaining        Current       Average
Maturity (mos)                   Loans       Balance ($)    Balance (%)       Rate (%)      Term (mos)       LTV (%)         DSCR
-----------------------------------------------------------------------------------------------------------------------------------
61 - 120                          199        738,040,162         92.14          8.102          109              70.8          1.35
121 - 180                          12         40,514,719          5.06          7.865          142              68.3          1.42
181 - 240                          13         22,469,840          2.81          8.552          232              66.5          1.33
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average         224        801,024,722        100.00          8.102          114              70.6          1.35
===================================================================================================================================


Min:                         78
Max:                        240
Weighted Average:           124

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Weighted
                                                            Percent by       Weighted      Average        Weighted
                             Number of      Aggregate       Aggregate         Average       Stated         Average       Weighted
Remaining Term to Stated      Mortgage       Current         Current         Mortgage     Remaining        Current       Average
Maturity (mos)                 Loans       Balance ($)     Balance (%)       Rate (%)     Term (mos)       LTV (%)         DSCR
-----------------------------------------------------------------------------------------------------------------------------------

61 - 120                         201        754,006,903         94.13           8.091         109              71.0          1.35
121 - 180                         10         24,547,979          3.06           8.048         162              63.0          1.50
181 - 240                         13         22,469,840          2.81           8.552         232              66.5          1.33
-----------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average        224        801,024,722        100.00           8.102         114              70.6          1.35
===================================================================================================================================


Min:                         73
Max:                        237
Weighted Average:           114

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------

                                                                    Percent by        Weighted
                                   Number of        Aggregate        Aggregate        Average
Original Amortization Term          Mortgage      Cut-off Date     Cut-off Date       Mortgage
(mos)                                Loans         Balance ($)      Balance (%)       Rate (%)
--------------------------------------------------------------------------------------------------

Balloon Loan
121 - 180                                3          12,448,761          1.55            8.385
181 - 240                               11          29,323,805          3.66            7.883
241 - 360                              195         732,389,248         91.43            8.089
--------------------------------------------------------------------------------------------------
Subtotal:                              209         774,161,814         96.65            8.086
--------------------------------------------------------------------------------------------------

Fully Amortizing Loan
180                                      2           4,393,068          0.55            8.740
240                                     13          22,469,840          2.81            8.552
--------------------------------------------------------------------------------------------------
Subtotal:                               15          26,862,907          3.35            8.582
--------------------------------------------------------------------------------------------------

==================================================================================================
Total or Weighted Average              224       $ 801,024,722        100.00%           8.102%
==================================================================================================


--------------------------------------------------------------------------------------------------
                                   Weighted
                                   Average
                                   Remaining                           Weighted       Weighted
                                    Term to         Weighted           Average        Average
Original Amortization Term          Maturity        Average            Current        Ballon
(mos)                                (mos)           DSCR (x)          LTV (%)        LTV (%)
--------------------------------------------------------------------------------------------------
Balloon Loan
121 - 180                                94            1.28             62.2            37.0
181 - 240                               116            1.43             68.8            46.6
241 - 360                               111            1.35             71.0            62.8
--------------------------------------------------------------------------------------------------
Subtotal:                               111            1.35             70.8            61.8
--------------------------------------------------------------------------------------------------

Fully Amortizing Loan
180                                     172            1.43             53.2             1.6
240                                     232            1.33             66.5             3.9
--------------------------------------------------------------------------------------------------
Subtotal:                               223            1.35             64.3             3.5
--------------------------------------------------------------------------------------------------

==================================================================================================
Total or Weighted Average               114            1.35x            70.6%           59.9%
==================================================================================================


Min:  180
Max:  360
Weighted Average:  333

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          REMAINING AMORTIZATION TERMS


--------------------------------------------------------------------------------------------------

                                                                    Percent by       Weighted
                                   Number of        Aggregate       Aggregate         Average
Remaining Amortization Term         Mortgage         Current         Current         Mortgage
(mos)                                Loans         Balance ($)     Balance (%)       Rate (%)
--------------------------------------------------------------------------------------------------

121 - 180                               5           16,841,828          2.10           8.478
181 - 240                              24           51,793,645          6.47           8.173
241 - 300                              79          194,114,628         24.23           8.284
301 - 360                             116          538,274,620         67.20           8.019
--------------------------------------------------------------------------------------------------
Total or Weighted Average             224          801,024,722        100.00           8.102
==================================================================================================


----------------------------------------------------------------------------------
                                     Weighted
                                     Average        Weighted
                                      Stated         Average         Weighted
Remaining Amortization Term         Remaining        Current         Average
(mos)                               Term (mos)       LTV (%)           DSCR
----------------------------------------------------------------------------------

121 - 180                               115             59.8             1.32
181 - 240                               167             67.8             1.39
241 - 300                               112             65.6             1.43
301 - 360                               110             73.0             1.32
----------------------------------------------------------------------------------
Total or Weighted Average               114             70.6             1.35
==================================================================================


Min:                  153
Max:                  360
Weighted Average:     324

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                                      Weighted
                                                          Percent by     Weighted      Average      Weighted
                              Number of     Aggregate      Aggregate     Average       Stated       Average      Weighted
Debt Service                   Mortgage      Current        Current      Mortgage     Remaining     Current      Average
Coverage Ratio (x)              Loans      Balance ($)    Balance (%)    Rate (%)     Term (mos)    LTV (%)       DSCR
----------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                        2        3,434,550         0.43        7.653          183          78.1         1.07
1.16 - 1.25                       33      132,796,085        16.58        8.244          126          73.9         1.23
1.26 - 1.35                      101      395,608,782        49.39        8.205          111          72.7         1.29
1.36 - 1.50                       51      141,541,167        17.67        7.965          109          67.0         1.41
1.51 - 1.75                       25       95,787,140        11.96        8.076          117          66.7         1.57
1.76 - 2.00                        7       25,772,460         3.22        6.845          110          60.4         1.80
greater than or equal to 2.01      5        6,084,538         0.76        7.535          124          47.7         2.28
----------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average        224      801,024,722       100.00        8.102          114          70.6         1.35
============================================================================================================================

Min:                        1.05
Max:                        2.35
Weighted Average:           1.35

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS


---------------------------------------------------------------------------------------------------------------------------
                                                                                       Weighted
                                                         Percent by      Weighted       Average       Weighted
Current                      Number of     Aggregate     Aggregate        Average       Stated         Average     Weighted
Loan-to-Value                 Mortgage      Current       Current        Mortgage      Remaining       Current      Average
Ratio (%)                      Loans      Balance ($)    Balance (%)     Rate (%)      Term (mos)      LTV (%)       DSCR
---------------------------------------------------------------------------------------------------------------------------
30.1 - 40.0                       3         2,783,996        0.35          8.336           115           32.9        2.30
40.1 - 50.0                       2         7,033,009        0.88          9.299           115           42.8        1.39
50.1 - 60.0                      17        41,395,088        5.17          8.374           121           56.7        1.53
60.1 - 70.0                      84       268,177,675       33.48          8.119           118           66.1        1.40
70.1 - 80.0                     118       481,634,953       60.13          8.051           111           74.9        1.31
---------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average       224       801,024,722      100.00          8.102           114           70.6        1.35
===========================================================================================================================

Min:                       30.4
Max:                       79.8
Weighted Average:          70.6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          BALLOON LOAN-TO-VALUE RATIOS


-------------------------------------------------------------------------------------------------------------------------------
                                                                                          Weighted
                                                            Percent by      Weighted      Average      Weighted
                              Number of      Aggregate       Aggregate      Average        Stated       Average      Weighted
Ballon Loan-to-Value           Mortgage       Current         Current      Mortgage      Remaining      Current      Average
Ratio (%)                       Loans       Balance ($)     Balance (%)    Rate (%)      Term (mos)     LTV (%)       DSCR
-------------------------------------------------------------------------------------------------------------------------------
 0.1 - 10.0                        15         26,862,907        3.35         8.582         223           64.3         1.35
20.1 - 30.0                         5         11,144,994        1.39         7.918         140           56.2         1.72
30.1 - 40.0                         3         14,271,726        1.78         7.981         125           54.4         1.46
40.1 - 50.0                        12         27,513,775        3.43         8.292         100           58.2         1.50
50.1 - 60.0                        73        215,574,717       26.91         7.959         109           66.1         1.43
60.1 - 70.0                        95        399,184,802       49.83         8.128         109           73.1         1.32
70.1 - 80.0                        21        106,471,801       13.29         8.161         115           78.8         1.26
--------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average         224        801,024,722      100.00         8.102         114           70.6         1.35
================================================================================================================================


Min:                        1.5
Max:                       72.4
Weighted Average:          59.8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                             HYPER AMORTIZING LOANS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                            Weighted
                                                             Percent by       Weighted      Average     Weighted
                                Number of      Aggregate     Aggregate         Average       Stated      Average       Weighted
                                 Mortgage       Current       Current         Mortgage     Remaining     Current       Average
Hyper Amortizing                  Loans       Balance ($)   Balance (%)       Rate (%)     Term (mos)    LTV (%)         DSCR
----------------------------------------------------------------------------------------------------------------------------------
No                                   190      573,544,686       71.60            8.091         117           71.1          1.35
Yes                                   34      227,480,036       28.40            8.132         108           69.4          1.37
---------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average            224      801,024,722      100.00            8.102         114           70.6          1.35
==================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 OWNERSHIP TYPE

                                                                                             Weighted
                                                               Percent by     Weighted        Average       Weighted
                                 Number of       Aggregate      Aggregate      Average        Stated        Average     Weighted
                                  Mortgage        Current       Current       Mortgage      Remaining       Current     Average
Ownership Type                     Loans        Balance ($)    Balance (%)     Rate (%)      Term (mos)     LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
Fee Simple                           212        736,677,699       91.97         8.130          115             70.5        1.36
Fee Simple & Leasehold                 6         29,047,819        3.63         7.795          108             74.6        1.34
Leasehold                              6         35,299,204        4.41         7.785          107             70.0        1.32
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average            224        801,024,722      100.00         8.102          114             70.6        1.35
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                         PREPAYMENT RESTRICTION ANALYSIS

---------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 00         June 01          June 02        June 03         June 04           June 05
---------------------------------------------------------------------------------------------------------------------------------
    Locked Out                         99.26%           96.23%          92.38%         82.16%          73.88%            71.46%
    Yield Maintenance Total             0.74%            3.77%           7.62%         17.84%          26.01%            28.43%
    Penalty Points :
      5.00% and greater                 0.00%            0.00%           0.00%          0.00%           0.11%             0.00%
      4.00% to 4.99%                    0.00%            0.00%           0.00%          0.00%           0.00%             0.11%
      3.00% to 3.99%                    0.00%            0.00%           0.00%          0.00%           0.00%             0.00%
      2.00% to 2.99%                    0.00%            0.00%           0.00%          0.00%           0.00%             0.00%
      1.00% to 1.99%                    0.00%            0.00%           0.00%          0.00%           0.00%             0.00%
    Open                                0.00%            0.00%           0.00%          0.00%           0.00%             0.00%
---------------------------------------------------------------------------------------------------------------------------------
    TOTALS                            100.00%          100.00%         100.00%        100.00%         100.00%           100.00%
---------------------------------------------------------------------------------------------------------------------------------
    Pool Balance Outstanding       801,024,722     792,619,257      783,509,465    773,635,523     763,106,968       751,519,301
    % Initial Pool Balance             100.00%           98.95%          97.81%         96.58%          95.27%            93.82%
=================================================================================================================================

--------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 06         June 07          June 08       June 09         June 10
--------------------------------------------------------------------------------------------------------------
    Locked Out                        70.46%           70.66%          72.66%         60.71%         69.50%
    Yield Maintenance Total           28.83%           29.23%          11.54%          4.88%         30.50%
    Penalty Points :
      5.00% and greater                0.00%            0.00%           0.00%          0.00%          0.00%
      4.00% to 4.99%                   0.00%            0.00%           0.00%          0.00%          0.00%
      3.00% to 3.99%                   0.11%            0.00%           0.00%          0.00%          0.00%
      2.00% to 2.99%                   0.00%            0.11%           0.00%          0.00%          0.00%
      1.00% to 1.99%                   0.00%            0.00%           0.12%          0.15%          0.00%
    Open                               0.60%            0.00%          15.68%         34.26%          0.00%
--------------------------------------------------------------------------------------------------------------
    TOTALS                           100.00%          100.00%         100.00%        100.00%        100.00%
--------------------------------------------------------------------------------------------------------------
    Pool Balance Outstanding      738,956,611      712,430,512     650,102,091    502,913,614     32,367,599
    % Initial Pool Balance             92.25%           88.94%          81.16%         62.78%          4.04%
==============================================================================================================

Notes: (1) The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Maturity Date
                                                              Original        Aggregate      Cut-Off                or Anticipated
  Loan                                                       Principal         Cut-Off     Date Balance/     Note    Repayment Date
  No.    Seller(1)           Property Name(2)                 Balance      Date Balance(3) Unit or SF(4)     Date       to ARD(5)
------------------------------------------------------------------------------------------------------------------------------------
   1        MID    Campus Apartments                        $28,000,000       $27,208,269     $70,854.87    6/26/98         7/1/08
   2       CIBC    17 John Street                           $23,425,000       $23,370,205    $210,542.39    1/24/00         2/1/10
   3        MID    San Croix Apartments                     $20,000,000       $19,578,662     $55,621.20    3/26/98         4/1/08
   4       CIBC    4343 Commerce Court (A) (I)              $13,100,000       $12,854,405         $53.77    7/27/99         5/1/08
   5       CIBC    1051 North Kirk Road (A) (I)              $3,411,000        $3,347,051         $53.77    7/27/99         5/1/08
   6       CIBC    Narco River Business Center (A)           $2,800,000        $2,785,970         $53.77   11/10/99        12/1/09
   7        MID    Ryder Integrated Logistics               $18,219,000       $18,163,497         $39.92   11/30/99        12/1/09
   8       CIBC    Holiday Inn Rochester                    $17,700,000       $17,664,749     $70,659.00     2/4/00         3/1/10
   9        MID    Nevada Street Apartments                 $15,400,000       $15,383,326     $50,272.31    3/22/00         4/1/10
   10       MID    Camelot Apartments                       $14,896,500       $14,856,703     $32,580.49   12/29/99         1/1/10
   11       MID    Neurocrine Biosciences                   $14,760,000       $14,520,520        $156.13     9/1/98        10/1/08
   12       MID    CSC Office Building                      $13,096,000       $13,062,719         $94.69   12/22/99         1/1/10
   13       MID    Kinetic Systems Building (B)              $6,400,000        $6,365,380         $47.63    11/9/99        12/1/09
   14       MID    Globix Corporation Building (B)           $6,100,000        $6,067,002         $47.63    11/9/99        12/1/09
   15      CIBC    Summit Square                            $12,300,000       $12,219,619         $91.42    8/24/98         9/1/09
   16      CIBC    Bed, Bath & Beyond                       $11,500,000       $11,435,153        $135.41    9/25/98         9/1/09
   17       MID    The Quidel Building                      $11,250,000       $11,221,258        $154.00   12/16/99         1/1/10
   18       MID    Candletree Apartments                    $11,000,000       $10,963,810     $26,872.08   11/15/99        12/1/09
   19      CIBC    Latham Crossing & Crossroads Plaza       $10,900,000       $10,794,070        $114.39     2/9/99         3/1/09
   20       RFC    Hampton Inn & Suites (II)                 $7,810,000        $7,798,542     $66,654.20    3/14/00         4/1/10
   21       RFC    Big Bowl/Wildfire (II)                    $2,890,000        $2,885,760        $200.58    3/14/00         4/1/10
   22       MID    Backlick Center South                    $10,600,000       $10,416,515         $47.64    9/28/98        10/1/08
   23      CIBC    Willow Run Business Center II            $10,075,000       $10,014,899         $25.15    6/29/99         7/1/09
   24       MID    East Side Plaza                          $10,215,000       $10,014,960         $47.87    7/30/98         8/1/08
   25       RFC    Ritchie Highway Shopping Center          $10,000,000        $9,990,201         $77.87    3/31/00         4/1/10
   26      CIBC    Lincoln Park (C)                          $5,500,000        $5,493,907         $19.88    2/15/00         3/1/10
   27      CIBC    Pompano Merchandise Mart (C)              $4,350,000        $4,345,129         $19.88    2/15/00         3/1/10
   28       RFC    Big Kmart Shopping Center                 $9,650,000        $9,612,479         $92.63   10/13/99        11/1/09
   29       RFC    Marston Park Plaza                        $9,355,000        $9,336,233         $88.94    1/13/00         2/1/07
   30      CIBC    Union Center                              $9,300,000        $9,276,303         $27.03   12/15/99         1/1/10
   31       MID    La Jolla Corporate Center                 $7,950,000        $7,925,305        $122.95   11/13/99        12/1/09
   32      CIBC    Southlake Festival Shopping Center        $7,700,000        $7,682,150         $55.14   12/29/99         1/1/10
   33       RFC    HomeBase-Phoenix, AZ                      $6,935,000        $6,935,000         $61.96    5/26/00         6/1/10
   34       MID    Hyatt Suites Hotel                        $6,600,000        $6,574,857     $34,244.05    12/1/99         1/1/10
   35       RFC    Holiday Square Shopping Center            $6,510,000        $6,492,608         $89.10   12/29/99         1/1/10
   36       RFC    Stagecoach Plaza                          $6,500,000        $6,497,497         $68.44    4/28/00         5/1/10
   37       RFC    Today's Man Oxford Valley                 $6,491,000        $6,484,711        $106.62    3/24/00         4/1/10
   38      CIBC    Parkway Corporate Plaza 138               $6,300,000        $6,268,274         $82.65    7/28/99         8/1/09
   39       MID    Lexington Commons Apartments              $6,150,000        $6,049,765     $29,367.79    9/30/98        10/1/08
   40       MID    Regal Cinema                              $6,000,000        $5,922,685         $90.90   12/22/99         7/1/06
   41       MID    One Airport Center Office Building        $6,200,000        $5,910,081         $80.49    4/27/98         5/1/08
   42       MID    San Pablo Apartments                      $6,000,000        $5,882,435     $29,412.17     4/2/98         5/1/08
   43       MID    Oaks of Ashford Point Apartments          $5,700,000        $5,686,604     $28,575.90    1/24/00         2/1/10
   44      CIBC    Comfort Inn - Philadelphia Airport        $5,700,000        $5,676,471     $37,843.14   12/14/99         1/1/10
   45       MID    Grouse Run Apartments                     $5,690,000        $5,585,140     $22,889.92    6/29/98         7/1/08
   46       RFC    Avanex Building                           $5,591,000        $5,585,443        $103.30    3/21/00         4/1/10
   47       MID    The Regents Cove Apartments               $5,550,000        $5,525,023     $20,312.58    9/15/99        10/1/09
   48      CIBC    156 10-40 Cross Bay Boulevard             $5,500,000        $5,488,622        $115.25    2/14/00         3/1/10
   49       MID    Freehold Executive Center                 $5,474,000        $5,467,565         $83.61    2/23/00         3/1/10
   50       MID    K-Mart (D)                                $2,748,000        $2,736,790         $23.87    2/15/00         3/1/20

------------------------------------------------------------------------------------------------------------------------
                                                                    Original     Original                  Remaining
                                                                     Term to      Amort.                    Term to
  Loan                                                      ARD    Maturity or     Term     Remaining     Maturity or
  No.    Seller(1)           Property Name(2)              Loan     ARD (mos)    (mos)(6)  Amort. Term     ARD (mos)
------------------------------------------------------------------------------------------------------------------------
   1        MID    Campus Apartments                        Yes        120         300         277             97
   2       CIBC    17 John Street                           Yes        120         360         356            116
   3        MID    San Croix Apartments                     No         120         360         334             94
   4       CIBC    4343 Commerce Court (A) (I)              Yes        105         347         337             95
   5       CIBC    1051 North Kirk Road (A) (I)             Yes        105         347         337             95
   6       CIBC    Narco River Business Center (A)          No         120         300         294            114
   7        MID    Ryder Integrated Logistics               No         120         360         354            114
   8       CIBC    Holiday Inn Rochester                    Yes        120         300         297            117
   9        MID    Nevada Street Apartments                 No         120         360         358            118
   10       MID    Camelot Apartments                       No         120         360         355            115
   11       MID    Neurocrine Biosciences                   No         120         360         340            100
   12       MID    CSC Office Building                      No         120         360         355            115
   13       MID    Kinetic Systems Building (B)             No         120         300         294            114
   14       MID    Globix Corporation Building (B)          No         120         300         294            114
   15      CIBC    Summit Square                            Yes        121         360         350            111
   16      CIBC    Bed, Bath & Beyond                       Yes        120         360         351            111
   17       MID    The Quidel Building                      No         120         360         355            115
   18       MID    Candletree Apartments                    No         120         360         354            114
   19      CIBC    Latham Crossing & Crossroads Plaza       Yes        120         360         345            105
   20       RFC    Hampton Inn & Suites (II)                Yes        120         300         298            118
   21       RFC    Big Bowl/Wildfire (II)                   Yes        120         300         298            118
   22       MID    Backlick Center South                    No         120         360         340            100
   23      CIBC    Willow Run Business Center II            Yes        120         360         349            109
   24       MID    East Side Plaza                          Yes        120         360         338             98
   25       RFC    Ritchie Highway Shopping Center          No         120         360         358            118
   26      CIBC    Lincoln Park (C)                         Yes        120         360         357            117
   27      CIBC    Pompano Merchandise Mart (C)             Yes        120         360         357            117
   28       RFC    Big Kmart Shopping Center                No         120         360         353            113
   29       RFC    Marston Park Plaza                       Yes         84         360         356             80
   30      CIBC    Union Center                             Yes        120         360         355            115
   31       MID    La Jolla Corporate Center                No         120         360         354            114
   32      CIBC    Southlake Festival Shopping Center       Yes        120         360         355            115
   33       RFC    HomeBase-Phoenix, AZ                     Yes        120         360         360            120
   34       MID    Hyatt Suites Hotel                       No         120         300         295            115
   35       RFC    Holiday Square Shopping Center           No         120         360         355            115
   36       RFC    Stagecoach Plaza                         No         120         360         359            119
   37       RFC    Today's Man Oxford Valley                No         120         360         358            118
   38      CIBC    Parkway Corporate Plaza 138              Yes        120         360         350            110
   39       MID    Lexington Commons Apartments             No         120         360         340            100
   40       MID    Regal Cinema                             No          78         180         175             73
   41       MID    One Airport Center Office Building       No         120         240         215             95
   42       MID    San Pablo Apartments                     No         120         360         335             95
   43       MID    Oaks of Ashford Point Apartments         No         120         360         356            116
   44      CIBC    Comfort Inn - Philadelphia Airport       Yes        120         300         295            115
   45       MID    Grouse Run Apartments                    No         120         360         337             97
   46       RFC    Avanex Building                          No         120         360         358            118
   47       MID    The Regents Cove Apartments              No         120         360         352            112
   48      CIBC    156 10-40 Cross Bay Boulevard            Yes        120         300         297            117
   49       MID    Freehold Executive Center                No         120         360         357            117
   50       MID    K-Mart (D)                               No         240         240         237            237

-----------------------------------------------------------------------------------
  Loan                                                             Security
  No.    Seller(1)           Property Name(2)                     Type (12)
-----------------------------------------------------------------------------------
   1        MID    Campus Apartments                              Fee Simple
   2       CIBC    17 John Street                                 Fee Simple
   3        MID    San Croix Apartments                           Fee Simple
   4       CIBC    4343 Commerce Court (A) (I)                    Fee Simple
   5       CIBC    1051 North Kirk Road (A) (I)                   Fee Simple
   6       CIBC    Narco River Business Center (A)                Fee Simple
   7        MID    Ryder Integrated Logistics                     Fee Simple
   8       CIBC    Holiday Inn Rochester                          Fee Simple
   9        MID    Nevada Street Apartments                       Fee Simple
   10       MID    Camelot Apartments                             Fee Simple
   11       MID    Neurocrine Biosciences                         Fee Simple
   12       MID    CSC Office Building                            Fee Simple
   13       MID    Kinetic Systems Building (B)                   leasehold
   14       MID    Globix Corporation Building (B)                leasehold
   15      CIBC    Summit Square                                  Fee Simple
   16      CIBC    Bed, Bath & Beyond                       Fee Simple & Leasehold
   17       MID    The Quidel Building                            Fee Simple
   18       MID    Candletree Apartments                          Fee Simple
   19      CIBC    Latham Crossing & Crossroads Plaza             Leasehold
   20       RFC    Hampton Inn & Suites (II)                      Fee Simple
   21       RFC    Big Bowl/Wildfire (II)                         Fee Simple
   22       MID    Backlick Center South                          Fee Simple
   23      CIBC    Willow Run Business Center II                  Fee Simple
   24       MID    East Side Plaza                                Fee Simple
   25       RFC    Ritchie Highway Shopping Center                Fee Simple
   26      CIBC    Lincoln Park (C)                               Fee Simple
   27      CIBC    Pompano Merchandise Mart (C)                   Fee Simple
   28       RFC    Big Kmart Shopping Center                      Fee Simple
   29       RFC    Marston Park Plaza                             Fee Simple
   30      CIBC    Union Center                                   Fee Simple
   31       MID    La Jolla Corporate Center                      Fee Simple
   32      CIBC    Southlake Festival Shopping Center             Fee Simple
   33       RFC    HomeBase-Phoenix, AZ                           Fee Simple
   34       MID    Hyatt Suites Hotel                             Fee Simple
   35       RFC    Holiday Square Shopping Center                 Fee Simple
   36       RFC    Stagecoach Plaza                               Fee Simple
   37       RFC    Today's Man Oxford Valley                      Fee Simple
   38      CIBC    Parkway Corporate Plaza 138              Fee Simple & Leasehold
   39       MID    Lexington Commons Apartments                   Fee Simple
   40       MID    Regal Cinema                                   Fee Simple
   41       MID    One Airport Center Office Building             leasehold
   42       MID    San Pablo Apartments                           Fee Simple
   43       MID    Oaks of Ashford Point Apartments               Fee Simple
   44      CIBC    Comfort Inn - Philadelphia Airport             Fee Simple
   45       MID    Grouse Run Apartments                          Fee Simple
   46       RFC    Avanex Building                                Fee Simple
   47       MID    The Regents Cove Apartments                    Fee Simple
   48      CIBC    156 10-40 Cross Bay Boulevard                  Fee Simple
   49       MID    Freehold Executive Center                      Fee Simple
   50       MID    K-Mart (D)                                     Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Maturity Date
                                                              Original        Aggregate       Cut-Off               or Anticipated
  Loan                                                       Principal         Cut-Off      Date Balance/   Note    Repayment Date
  No.    Seller(1)           Property Name(2)                 Balance       Date Balance(3) Unit or SF(4)   Date       to ARD(5)
------------------------------------------------------------------------------------------------------------------------------------
   51       MID    K-Mart (D)                                $2,634,000        $2,623,255         $23.87    2/15/00         3/1/20
   52       MID    Seton Chase Apartments                    $5,350,000        $5,331,967     $23,283.70   11/18/99        12/1/09
   53      CIBC    Tel Huron Shopping Center                 $5,400,000        $5,319,224         $55.26    4/29/98         5/1/08
   54       MID    Quality Inn Sports Complex                $5,500,000        $5,283,445     $37,207.36    9/16/98        10/1/13
   55       MID    Ramada Limited                            $5,170,000        $5,040,957     $35,499.70    9/29/98        10/1/08
   56       MID    Walker's Station Apartments               $5,080,000        $5,000,985     $21,743.41   10/14/98        11/1/08
   57       MID    Saturn Electronics & Engineering          $4,991,000        $4,984,950         $72.97    2/28/00         3/1/10
   58       MID    Plaza Pointe                              $4,900,000        $4,811,953         $79.76    6/25/98         7/1/08
   59       RFC    GAI-Tronics Corporation                   $4,560,000        $4,547,562         $43.37   12/10/99         1/1/10
   60      CIBC    2600 Building                             $4,520,000        $4,506,950         $37.76    12/1/99        12/1/09
   61      CIBC    Hoyt's Cinemas                            $4,440,000        $4,431,514         $95.13    2/15/00         3/1/10
   62      CIBC    Advance Auto Parts - York, PA (III)         $560,000          $555,407         $76.76     7/2/99         8/1/09
   63      CIBC    Advance Auto Parts - Harrisburg, PA
                     (Swatara)                                 $500,000          $495,899         $76.76     7/2/99         8/1/09
   64      CIBC    Advance Auto Parts - Steelton, PA (III)     $490,000          $485,981         $76.76     7/2/99         8/1/09
   65      CIBC    Advance Auto Parts - Celina, OH (III)       $395,000          $391,760         $76.76     7/2/99         8/1/09
   66      CIBC    Advance Auto Parts - Youngstown, OH (III)   $475,000          $471,104         $76.76     7/2/99         8/1/09
   67      CIBC    Advance Auto Parts - Warren, OH (III)       $450,000          $446,309         $76.76     7/2/99         8/1/09
   68      CIBC    Advance Auto Parts - Atlanta, GA (III)      $530,000          $525,653         $76.76     7/2/99         8/1/09
   69      CIBC    Advance Auto Parts - Penn Hills, PA (III)   $560,000          $555,407         $76.76     7/2/99         8/1/09
   70      CIBC    Advance Auto Parts - Pontotoc, MS (III)     $360,000          $357,047         $76.76     7/2/99         8/1/09
   71       MID    Hampton Inn Maple Grove                   $4,350,000        $4,248,346     $35,402.88     9/3/98        10/1/13
   72       RFC    Maple Tree Mall                           $4,150,000        $4,139,648         $80.86   12/20/99         1/1/10
   73       MID    The Sterling Falls Apartments             $4,200,000        $4,133,080     $24,601.66    9/25/98        10/1/08
   74       RFC    Stelton Shopping Center                   $3,800,000        $3,764,341         $85.98    5/28/99         6/1/09
   75      CIBC    Parkview Towers                           $3,760,000        $3,747,122     $29,976.98   11/10/99         1/1/10
   76      CIBC    Unilab Building                           $3,650,000        $3,635,317        $111.09   12/28/99         1/1/10
   77       MID    Cambridge Apartments                      $3,675,000        $3,617,070     $37,677.82    10/8/98        11/1/08
   78       MID    Tempe Plaza                               $3,500,000        $3,485,695         $49.68   12/27/99         1/1/10
   79       RFC    Byram Self-Storage                        $3,500,000        $3,473,450         $69.15    2/25/00         3/1/15
   80       MID    Sixth Street Building                     $3,700,000        $3,448,523         $74.59    9/21/98        10/1/08
   81       MID    Lake Pine Apartments                      $3,500,000        $3,440,000     $22,051.28    8/27/98         9/1/08
   82       RFC    Las Lomas Apartments                      $3,400,000        $3,389,203     $14,735.67    11/3/99        12/1/14
   83       RFC    Pinellas Industrial Center                $3,300,000        $3,288,639         $31.74    1/11/00         2/1/10
   84      CIBC    Mount Joy Square                          $3,300,000        $3,283,886         $49.58    8/20/99         9/1/09
   85       MID    Town & Country Apartments (Phase II)      $3,300,000        $3,209,401     $16,047.00    7/20/98         8/1/08
   86       MID    Bartles Corner Business Park              $3,227,000        $3,203,077         $45.76    12/3/99         1/1/10
   87       RFC    Jeffery Manor Shopping Center             $3,198,000        $3,193,979         $88.37     2/4/00         3/1/10
   88       MID    Eckerd's Drug Store                       $2,810,000        $2,796,280        $256.35    9/10/99        10/1/09
   89       MID    Clayton Apartments and Duplexes           $3,200,000        $3,143,270     $26,865.55    7/29/98         8/1/08
   90       MID    Regal Cinemas 12-Screen Movie Theatre     $3,100,000        $3,077,552         $71.39     2/2/00         3/1/11
   91       RFC    1506 N. Lee Trevino                       $3,091,000        $3,073,332         $65.26    1/20/00         2/1/20
   92       MID    Eckerd Pharmacy                           $3,000,000        $2,985,353        $234.40    9/10/99        10/1/09
   93       MID    Kroger Grocery Store                      $3,050,000        $2,979,610         $50.86   10/13/98        11/1/08
   94      CIBC    Datatec Warehouse                         $2,985,000        $2,949,806         $31.03    9/30/99        10/1/09
   95       MID    Legacy Business Park Medical Office 8 (E) $2,075,000        $2,039,329        $144.00    6/18/98         7/1/08
   96       MID    Legacy Business Park Medical Office - 4 (E) $870,000          $855,044        $144.00    6/18/98         7/1/08
   97       MID    East Los Angeles Retail Center            $3,000,000        $2,874,542         $87.05    8/27/98         9/1/08
   98       MID    Acadia Park Apartments                    $2,900,000        $2,820,383     $14,689.49    7/20/98         8/1/08
   99       MID    Eckerd's Drug Store                       $3,200,000        $3,184,416        $291.93    9/10/99        10/1/09
  100       MID    Dana Innovations                          $2,800,000        $2,792,343         $64.04   12/17/99         1/1/10


------------------------------------------------------------------------------------------------------------------------
                                                                        Original     Original                  Remaining
                                                                        Term to      Amort.                    Term to
  Loan                                                          ARD    Maturity or     Term     Remaining     Maturity or
  No.    Seller(1)           Property Name(2)                   Loan     ARD (mos)    (mos)(6)  Amort. Term     ARD (mos)
------------------------------------------------------------------------------------------------------------------------
   51       MID    K-Mart (D)                                   No         240         240         237            237
   52       MID    Seton Chase Apartments                       No         120         360         354            114
   53      CIBC    Tel Huron Shopping Center                    Yes        120         360         335             95
   54       MID    Quality Inn Sports Complex                   No         180         240         220            160
   55       MID    Ramada Limited                               No         120         300         280            100
   56       MID    Walker's Station Apartments                  No         120         360         341            101
   57       MID    Saturn Electronics & Engineering             No         120         360         357            117
   58       MID    Plaza Pointe                                 No         120         360         337             97
   59       RFC    GAI-Tronics Corporation                      Yes        120         360         355            115
   60      CIBC    2600 Building                                No         120         360         354            114
   61      CIBC    Hoyt's Cinemas                               No         120         300         297            117
   62      CIBC    Advance Auto Parts - York, PA (III)          Yes        120         300         290            110
   63      CIBC    Advance Auto Parts - Harrisburg, PA
                     (Swatara)                                  Yes        120         300         290            110
   64      CIBC    Advance Auto Parts - Steelton, PA (III)      Yes        120         300         290            110
   65      CIBC    Advance Auto Parts - Celina, OH (III)        Yes        120         300         290            110
   66      CIBC    Advance Auto Parts - Youngstown, OH (III)    Yes        120         300         290            110
   67      CIBC    Advance Auto Parts - Warren, OH (III)        Yes        120         300         290            110
   68      CIBC    Advance Auto Parts - Atlanta, GA (III)       Yes        120         300         290            110
   69      CIBC    Advance Auto Parts - Penn Hills, PA (III)    Yes        120         300         290            110
   70      CIBC    Advance Auto Parts - Pontotoc, MS (III)      Yes        120         300         290            110
   71       MID    Hampton Inn Maple Grove                      No         180         300         280            160
   72       RFC    Maple Tree Mall                              No         120         360         355            115
   73       MID    The Sterling Falls Apartments                No         120         360         340            100
   74       RFC    Stelton Shopping Center                      No         120         324         312            108
   75      CIBC    Parkview Towers                              No         121         360         354            115
   76      CIBC    Unilab Building                              No         120         300         295            115
   77       MID    Cambridge Apartments                         No         120         360         341            101
   78       MID    Tempe Plaza                                  No         120         300         295            115
   79       RFC    Byram Self-Storage                           No         180         180         177            177
   80       MID    Sixth Street Building                        No         120         180         160            100
   81       MID    Lake Pine Apartments                         No         120         360         339             99
   82       RFC    Las Lomas Apartments                         No         180         360         354            174
   83       RFC    Pinellas Industrial Center                   No         120         300         296            116
   84      CIBC    Mount Joy Square                             No         120         360         351            111
   85       MID    Town & Country Apartments (Phase II)         No         120         300         278             98
   86       MID    Bartles Corner Business Park                 No         120         240         235            115
   87       RFC    Jeffery Manor Shopping Center                No         120         360         357            117
   88       MID    Eckerd's Drug Store                          No         120         360         352            112
   89       MID    Clayton Apartments and Duplexes              No         120         360         338             98
   90       MID    Regal Cinemas 12-Screen Movie Theatre        No         132         180         177            129
   91       RFC    1506 N. Lee Trevino                          No         240         240         236            236
   92       MID    Eckerd Pharmacy                              No         120         360         352            112
   93       MID    Kroger Grocery Store                         No         120         300         281            101
   94      CIBC    Datatec Warehouse                            No         120         240         232            112
   95       MID    Legacy Business Park Medical Office 8 (E)    No         120         360         337             97
   96       MID    Legacy Business Park Medical Office - 4 (E)  No         120         360         337             97
   97       MID    East Los Angeles Retail Center               No         120         240         219             99
   98       MID    Acadia Park Apartments                       No         120         300         278             98
   99       MID    Eckerd's Drug Store                          No         120         360         352            112
  100       MID    Dana Innovations                             No         120         360         355            115

----------------------------------------------------------------------------------
 Loan                                                                   Security
 No.    Seller(1)           Property Name(2)                            Type (12)
----------------------------------------------------------------------------------
   51       MID    K-Mart (D)                                               Fee Simple
   52       MID    Seton Chase Apartments                                   Fee Simple
   53      CIBC    Tel Huron Shopping Center                                Fee Simple
   54       MID    Quality Inn Sports Complex                               Fee Simple
   55       MID    Ramada Limited                                     Fee Simple & Leasehold
   56       MID    Walker's Station Apartments                              Fee Simple
   57       MID    Saturn Electronics & Engineering                         Fee Simple
   58       MID    Plaza Pointe                                             Fee Simple
   59       RFC    GAI-Tronics Corporation                                  Fee Simple
   60      CIBC    2600 Building                                            Fee Simple
   61      CIBC    Hoyt's Cinemas                                           Fee Simple
   62      CIBC    Advance Auto Parts - York, PA (III)                      Fee Simple
   63      CIBC    Advance Auto Parts - Harrisburg, PA (Swatara)            Fee Simple
   64      CIBC    Advance Auto Parts - Steelton, PA (III)                  Fee Simple
   65      CIBC    Advance Auto Parts - Celina, OH (III)                    Fee Simple
   66      CIBC    Advance Auto Parts - Youngstown, OH (III)                Fee Simple
   67      CIBC    Advance Auto Parts - Warren, OH (III)                    Fee Simple
   68      CIBC    Advance Auto Parts - Atlanta, GA (III)                   Fee Simple
   69      CIBC    Advance Auto Parts - Penn Hills, PA (III)                Fee Simple
   70      CIBC    Advance Auto Parts - Pontotoc, MS (III)                  Fee Simple
   71       MID    Hampton Inn Maple Grove                                  Fee Simple
   72       RFC    Maple Tree Mall                                          Fee Simple
   73       MID    The Sterling Falls Apartments                            Fee Simple
   74       RFC    Stelton Shopping Center                                  Fee Simple
   75      CIBC    Parkview Towers                                          Fee Simple
   76      CIBC    Unilab Building                                          Fee Simple
   77       MID    Cambridge Apartments                                     Fee Simple
   78       MID    Tempe Plaza                                              Fee Simple
   79       RFC    Byram Self-Storage                                       Fee Simple
   80       MID    Sixth Street Building                                    leasehold
   81       MID    Lake Pine Apartments                                     Fee Simple
   82       RFC    Las Lomas Apartments                                     Fee Simple
   83       RFC    Pinellas Industrial Center                               Fee Simple
   84      CIBC    Mount Joy Square                                         Fee Simple
   85       MID    Town & Country Apartments (Phase II)                     Fee Simple
   86       MID    Bartles Corner Business Park                             Fee Simple
   87       RFC    Jeffery Manor Shopping Center                            Fee Simple
   88       MID    Eckerd's Drug Store                                      Fee Simple
   89       MID    Clayton Apartments and Duplexes                          Fee Simple
   90       MID    Regal Cinemas 12-Screen Movie Theatre                    Fee Simple
   91       RFC    1506 N. Lee Trevino                                      Fee Simple
   92       MID    Eckerd Pharmacy                                          Fee Simple
   93       MID    Kroger Grocery Store                               Fee Simple & Leasehold
   94      CIBC    Datatec Warehouse                                        Fee Simple
   95       MID    Legacy Business Park Medical Office 8 (E)                Fee Simple
   96       MID    Legacy Business Park Medical Office - 4 (E)              Fee Simple
   97       MID    East Los Angeles Retail Center                           Fee Simple
   98       MID    Acadia Park Apartments                                   Fee Simple
   99       MID    Eckerd's Drug Store                                      Fee Simple
  100       MID    Dana Innovations                                         Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Maturity Date
                                                              Original        Aggregate        Cut-Off                or Anticipated
  Loan                                                       Principal         Cut-Off      Date Balance/     Note    Repayment Date
  No.    Seller(1)           Property Name(2)                 Balance       Date Balance(3) Unit or SF(4)     Date       to ARD(5)
------------------------------------------------------------------------------------------------------------------------------------
  101       MID    Eckerd's Drug Store                       $2,750,000        $2,736,573        $250.88    9/10/99        10/1/09
  102       RFC    Oregon Court (F)                          $1,638,000        $1,630,967     $29,398.38   12/28/99         1/1/15
  103       RFC    Oregon Arms (F)                           $1,100,000        $1,095,277     $29,398.38   12/28/99         1/1/15
  104       MID    Eckerd Drugs                              $2,731,000        $2,718,412        $239.57    9/23/99        10/1/09
  105      CIBC    Dicks Clothing and Sporting Goods         $2,730,000        $2,714,149         $45.24   10/18/99        11/1/09
  106      CIBC    Sugarland Shopping Center                 $2,700,000        $2,676,417         $22.63    7/12/99         8/1/09
  107       MID    Eckerd Drug Store                         $2,604,000        $2,597,151        $238.10    12/7/99         1/1/10
  108       RFC    Bassett Furniture Store                   $2,587,000        $2,584,215         $98.45    2/22/00         3/1/10
  109      CIBC    Oak Leaf West                             $2,550,000        $2,535,207         $88.61    6/28/99         7/1/09
  110      CIBC    2000 White Elks Springs Court             $2,515,000        $2,510,004         $13.05    1/31/00         2/1/10
  111      CIBC    Triangle Shopping Center                  $2,480,000        $2,461,015         $29.87    12/8/99         1/1/10
  112      CIBC    Northern Medical Offices                  $2,485,000        $2,443,468         $86.31    6/25/99         7/1/09
  113       MID    Bronco Apartments                         $2,500,000        $2,433,712      $9,773.94    8/27/98         9/1/08
  114       MID    K-Mart                                    $2,443,000        $2,425,217         $28.04   12/23/99         1/1/20
  115       RFC    Villa Eleni                               $2,405,000        $2,402,515     $82,845.33    3/23/00         4/1/10
  116       MID    Perkins Place & Fox Ridge (IV)             $900,000           $728,963     $25,227.27    2/29/00         3/1/10
  117       MID    Barrington Hills Apartments (IV)           $730,000           $898,722     $25,227.27    2/29/00         3/1/10
  118       MID    McDuffee Brook Place (IV)                  $448,000           $447,364     $25,227.27    2/29/00         3/1/10
  119       MID    Kearsarge Apartments (IV)                  $322,000           $321,543     $25,227.27    2/29/00         3/1/10
  120       RFC    Agawam Industrial Building                $2,400,000        $2,394,726         $20.85     2/4/00         3/1/10
  121      CIBC    Tampa Multifamily Portfolio               $2,380,000        $2,370,253     $18,962.02   12/30/99         1/1/10
  122       RFC    Park Place II Office Building             $2,350,000        $2,345,210         $73.29    1/31/00         2/1/10
  123       MID    The Sequoia Institute                     $2,285,000        $2,279,038         $72.44   12/10/99         1/1/10
  124       MID    Staples                                   $2,286,000        $2,278,520         $94.74   11/10/99        12/1/09
  125       MID    Brookwood Townhomes                       $2,275,000        $2,269,912     $29,867.26     1/7/00         2/1/08
  126       MID    Staples Office Supply Store               $2,267,000        $2,255,516         $93.79    8/16/99         9/1/09
  127      CIBC    Jefferson Pilot Financial Center          $2,230,000        $2,224,644         $80.63   12/30/99         1/1/10
  128       MID    Eckerd Drug Store                         $2,202,000        $2,195,027        $201.23   11/18/99        12/1/09
  129       MID    Staples Property                          $2,198,000        $2,186,865         $91.41    8/16/99         9/1/09
  130       MID    CVS Drugstore                             $2,151,000        $2,126,840        $210.06   10/29/99        11/1/19
  131      CIBC    Maple Building                            $2,125,000        $2,110,728         $39.34    9/30/99        10/1/09
  132       MID    Woodward Avenue Office Building           $2,100,000        $2,098,129         $91.94     3/2/00         4/1/10
  133       RFC    Alameda Towne Centre                      $2,100,000        $2,091,710         $59.24     2/4/00         3/1/20
  134      CIBC    Park Place Apartments                     $2,080,000        $2,069,270     $25,865.87    8/23/99         9/1/09
  135      CIBC    244-48 East 117th Street                  $2,085,000        $2,064,956     $50,364.78    6/25/99         7/1/09
  136       MID    Prudential Office Building                $2,014,000        $2,009,043         $75.60   12/21/99         1/1/10
  137       MID    1/2 Price Store                           $2,000,000        $1,991,473         $35.69    9/29/99        10/1/09
  138       MID    Sunshine Square Shopping Center           $2,000,000        $1,968,278         $61.34    9/24/98        10/1/08
  139       RFC    Westfair Center                           $1,970,000        $1,967,864        $122.72     2/4/00         3/1/10
  140      CIBC    Bell Gardens Shopping Center              $1,950,000        $1,934,328        $106.58    8/24/99         9/1/09
  141       MID    Staples                                   $1,923,000        $1,915,562         $79.65    10/7/99        11/1/09
  142      CIBC    Morgan Garden Apartments                  $1,900,000        $1,896,290     $17,239.00    1/21/00         2/1/10
  143      CIBC    Colonial Garden Apartments                $1,900,000        $1,894,490     $25,951.91    12/8/99         1/1/10
  144       MID    170 West Road                             $1,900,000        $1,893,983         $32.42   11/15/99        12/1/09
  145       RFC    Lamar Industrial Center                   $1,897,000        $1,890,834         $27.04    1/21/00         2/1/10
  146       MID    Columbus Plaza Shopping Center            $1,892,000        $1,884,871         $38.81    10/6/99        11/1/09
  147       RFC    Lakeshore Village Office Complex          $1,864,100        $1,856,359         $67.86   12/27/99         1/1/10
  148       MID    The Lucent Technologies Building          $1,858,000        $1,854,105         $93.34    1/25/00         2/1/10
  149       MID    Leonard Professional Building             $1,855,000        $1,847,236         $66.86   12/17/99         1/1/10
  150      CIBC    Cross River Mill                          $1,765,000        $1,756,517         $39.97    8/25/99         9/1/09

------------------------------------------------------------------------------------------------------------------------
                                                                      Original     Original                  Remaining
                                                                      Term to       Amort.                    Term to
  Loan                                                       ARD     Maturity or    Term     Remaining     Maturity or
  No.    Seller(1)           Property Name(2)                Loan     ARD (mos)    (mos)(6)  Amort. Term     ARD (mos)
------------------------------------------------------------------------------------------------------------------------
  101       MID    Eckerd's Drug Store                       No         120         360         352            112
  102       RFC    Oregon Court (F)                          No         180         300         295            175
  103       RFC    Oregon Arms (F)                           No         180         300         295            175
  104       MID    Eckerd Drugs                              No         120         360         352            112
  105      CIBC    Dicks Clothing and Sporting Goods         No         120         300         293            113
  106      CIBC    Sugarland Shopping Center                 No         120         300         290            110
  107       MID    Eckerd Drug Store                         No         120         360         355            115
  108       RFC    Bassett Furniture Store                   No         120         360         357            117
  109      CIBC    Oak Leaf West                             No         120         360         349            109
  110      CIBC    2000 White Elks Springs Court             No         120         360         356            116
  111      CIBC    Triangle Shopping Center                  No         120         240         235            115
  112      CIBC    Northern Medical Offices                  No         120         240         229            109
  113       MID    Bronco Apartments                         No         120         300         279             99
  114       MID    K-Mart                                    No         240         240         235            235
  115       RFC    Villa Eleni                               No         120         360         358            118
  116       MID    Perkins Place & Fox Ridge (IV)            No         120         360         357            117
  117       MID    Barrington Hills Apartments (IV)          No         120         360         357            117
  118       MID    McDuffee Brook Place (IV)                 No         120         360         357            117
  119       MID    Kearsarge Apartments (IV)                 No         120         360         357            117
  120       RFC    Agawam Industrial Building                No         120         300         297            117
  121      CIBC    Tampa Multifamily Portfolio               No         120         300         295            115
  122       RFC    Park Place II Office Building             No         120         360         356            116
  123       MID    The Sequoia Institute                     No         120         360         355            115
  124       MID    Staples                                   No         120         360         354            114
  125       MID    Brookwood Townhomes                       No         96          360         356             92
  126       MID    Staples Office Supply Store               No         120         360         351            111
  127      CIBC    Jefferson Pilot Financial Center          No         120         360         355            115
  128       MID    Eckerd Drug Store                         No         120         360         354            114
  129       MID    Staples Property                          No         120         360         351            111
  130       MID    CVS Drugstore                             No         240         240         233            233
  131      CIBC    Maple Building                            No         120         300         292            112
  132       MID    Woodward Avenue Office Building           No         120         360         358            118
  133       RFC    Alameda Towne Centre                      No         240         240         237            237
  134      CIBC    Park Place Apartments                     No         120         360         351            111
  135      CIBC    244-48 East 117th Street                  No         120         300         289            109
  136       MID    Prudential Office Building                No         120         360         355            115
  137       MID    1/2 Price Store                           No         120         360         352            112
  138       MID    Sunshine Square Shopping Center           Yes        120         360         340            100
  139       RFC    Westfair Center                           No         120         360         357            117
  140      CIBC    Bell Gardens Shopping Center              No         120         300         291            111
  141       MID    Staples                                   No         120         360         353            113
  142      CIBC    Morgan Garden Apartments                  No         120         360         356            116
  143      CIBC    Colonial Garden Apartments                No         120         360         355            115
  144       MID    170 West Road                             No         120         360         354            114
  145       RFC    Lamar Industrial Center                   No         120         300         296            116
  146       MID    Columbus Plaza Shopping Center            No         120         360         353            113
  147       RFC    Lakeshore Village Office Complex          No         120         300         295            115
  148       MID    The Lucent Technologies Building          No         120         360         356            116
  149       MID    Leonard Professional Building             No         120         300         295            115
  150      CIBC    Cross River Mill                          No         120         360         351            111

----------------------------------------------------------------------------------
 Loan                                                                   Security
 No.    Seller(1)           Property Name(2)                            Type (12)
----------------------------------------------------------------------------------
  101       MID    Eckerd's Drug Store                                 Fee Simple
  102       RFC    Oregon Court (F)                                    Fee Simple
  103       RFC    Oregon Arms (F)                                     Fee Simple
  104       MID    Eckerd Drugs                                        Fee Simple
  105      CIBC    Dicks Clothing and Sporting Goods                   Leasehold
  106      CIBC    Sugarland Shopping Center                           Fee Simple
  107       MID    Eckerd Drug Store                                   Fee Simple
  108       RFC    Bassett Furniture Store                             Fee Simple
  109      CIBC    Oak Leaf West                                       Fee Simple
  110      CIBC    2000 White Elks Springs Court                       Fee Simple
  111      CIBC    Triangle Shopping Center                            Fee Simple
  112      CIBC    Northern Medical Offices                            Fee Simple
  113       MID    Bronco Apartments                                   Fee Simple
  114       MID    K-Mart                                              Fee Simple
  115       RFC    Villa Eleni                                         Fee Simple
  116       MID    Perkins Place & Fox Ridge (IV)                      Fee Simple
  117       MID    Barrington Hills Apartments (IV)                    Fee Simple
  118       MID    McDuffee Brook Place (IV)                           Fee Simple
  119       MID    Kearsarge Apartments (IV)                           Fee Simple
  120       RFC    Agawam Industrial Building                          Fee Simple
  121      CIBC    Tampa Multifamily Portfolio                         Fee Simple
  122       RFC    Park Place II Office Building                       Fee Simple
  123       MID    The Sequoia Institute                               Fee Simple
  124       MID    Staples                                             Fee Simple
  125       MID    Brookwood Townhomes                                 Fee Simple
  126       MID    Staples Office Supply Store                         Fee Simple
  127      CIBC    Jefferson Pilot Financial Center                    Fee Simple
  128       MID    Eckerd Drug Store                                   Fee Simple
  129       MID    Staples Property                                    Fee Simple
  130       MID    CVS Drugstore                                       Fee Simple
  131      CIBC    Maple Building                                Fee Simple & Leasehold
  132       MID    Woodward Avenue Office Building                     Fee Simple
  133       RFC    Alameda Towne Centre                                Fee Simple
  134      CIBC    Park Place Apartments                               Fee Simple
  135      CIBC    244-48 East 117th Street                            Fee Simple
  136       MID    Prudential Office Building                          Fee Simple
  137       MID    1/2 Price Store                                     Fee Simple
  138       MID    Sunshine Square Shopping Center                     Fee Simple
  139       RFC    Westfair Center                                     Fee Simple
  140      CIBC    Bell Gardens Shopping Center                        Fee Simple
  141       MID    Staples                                             Fee Simple
  142      CIBC    Morgan Garden Apartments                            Fee Simple
  143      CIBC    Colonial Garden Apartments                          Fee Simple
  144       MID    170 West Road                                       Fee Simple
  145       RFC    Lamar Industrial Center                             Fee Simple
  146       MID    Columbus Plaza Shopping Center                      Fee Simple
  147       RFC    Lakeshore Village Office Complex                    Fee Simple
  148       MID    The Lucent Technologies Building                    Fee Simple
  149       MID    Leonard Professional Building                       Fee Simple
  150      CIBC    Cross River Mill                                    Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Maturity Date
                                                              Original        Aggregate        Cut-Off               or Anticipated
  Loan                                                       Principal         Cut-Off      Date Balance/   Note     Repayment Date
  No.    Seller(1)           Property Name(2)                 Balance       Date Balance(3) Unit or SF(4)   Date        to ARD(5)
------------------------------------------------------------------------------------------------------------------------------------
  151       MID    Steele's Market                           $1,734,000        $1,729,258         $52.65   12/17/99         1/1/10
  152      CIBC    The Commonwealth Building                 $1,740,000        $1,725,631         $61.42    8/27/99         9/1/09
  153      CIBC    Gateway 2000 - Hobart                     $1,722,000        $1,711,870        $213.58    6/18/99         7/1/09
  154       MID    Frolics Plaza                             $1,670,000        $1,666,521         $44.77    2/11/00         3/1/10
  155       RFC    Lorain Apartments                         $1,640,000        $1,635,607     $19,471.51   12/29/99         1/1/10
  156       RFC    Opdyke Investments                        $1,625,000        $1,623,090         $86.89     2/9/00         3/1/10
  157       MID    Sungard Financial Systems Office Property $1,623,000        $1,609,337         $52.58    8/18/99         9/1/09
  158       RFC    420 Clinton Avenue                        $1,625,000        $1,588,049     $32,409.16    9/10/98        10/1/08
  159      CIBC    Village Shoppes of Paradise Beach         $1,600,000        $1,584,650         $50.23    6/18/99         7/1/09
  160       MID    Tiscor Corporate Office Building          $1,600,000        $1,573,238         $74.92   10/29/98        11/1/08
  161       MID    Omnicare Building                         $1,568,000        $1,562,307         $68.99   10/29/99        11/1/09
  162      CIBC    Best Western                              $1,550,000        $1,544,684     $30,893.68     2/7/00         3/1/10
  163       RFC    Ironwood Apartments                       $1,550,000        $1,540,801     $16,218.96   10/22/99        11/1/09
  164       RFC    Crossroads South Shopping Center          $1,530,000        $1,528,044         $92.61     2/4/00         3/1/10
  165       MID    West Wind Apartments Phase IV             $1,534,000        $1,527,768     $58,760.32    10/7/99        11/1/09
  166      CIBC    Chastain Pines Apartments                 $1,500,000        $1,492,322     $18,890.15    8/10/99         9/1/09
  167       MID    166 South River Road                      $1,520,000        $1,441,924         $62.29   10/19/98        11/1/08
  168      CIBC    Grayco Apartments                         $1,490,000        $1,485,978     $14,288.25   12/16/99         1/1/10
  169       MID    Reseda Retail Building                    $1,459,000        $1,423,377         $88.96    8/24/98         9/1/08
  170       MID    Mesa Engineering Systems, Inc.            $1,450,000        $1,415,841         $83.82   10/15/98        11/1/08
  171       MID    Concord Garden Apartments                 $1,392,000        $1,388,887     $24,366.44     1/7/00         2/1/10
  172       RFC    233 Jamaica Avenue                        $1,400,000        $1,368,165     $25,336.39    9/18/98        10/1/08
  173       MID    Goffstown Village Apartments (V)           $800,000           $778,373     $16,216.11    7/31/98         8/1/08
  174       MID    Maple Leaf Apartments (V)                  $600,000           $583,780     $16,216.11    7/31/98         8/1/08
  175      CIBC    Gateway 2000 - Columbia                   $1,365,000        $1,356,970        $169.62    6/18/99         7/1/09
  176       RFC    Kenworthy Medical Building                $1,352,000        $1,346,780         $75.88     2/3/00         3/1/20
  177       MID    Lakes Mini Storage                        $1,325,000        $1,318,252         $32.74    11/4/99        12/1/09
  178       MID    Town & Country Apartments Phase I         $1,350,000        $1,312,937     $13,129.37    7/20/98         8/1/08
  179       MID    Tucson East Apartments                    $1,328,000        $1,307,710     $25,148.28   10/20/98        11/1/08
  180       RFC    Pal Ex, Inc.                              $1,302,000        $1,299,362         $28.84    1/24/00         2/1/10
  181       RFC    312-332 East Rosecrans Avenue             $1,300,000        $1,294,051         $14.97   12/13/99         1/1/10
  182       MID    Building 35 - Corporate Woods             $1,289,000        $1,282,706         $65.04    8/16/99         9/1/09
  183       RFC    Art Museum Apartments                     $1,260,000        $1,258,814     $41,960.46    3/16/00         4/1/10
  184      CIBC    Gateway 2000 - Henderson                  $1,264,000        $1,256,564        $157.07    6/18/99         7/1/09
  185       MID    Helicomb International Plant              $1,300,000        $1,250,633         $15.52   10/12/98        11/1/08
  186      CIBC    Gateway 2000 - Chattanooga                $1,260,000        $1,252,587        $156.57    6/18/99         7/1/09
  187       MID    U-Stor Facility                           $1,283,000        $1,231,185         $19.12     9/1/98         9/1/18
  188       MID    17-33 Elm Street                          $1,229,000        $1,226,230         $83.29     2/7/00         3/1/10
  189       RFC    Montwood Village Shopping Center          $1,230,000        $1,225,296         $64.74     2/3/00         3/1/20
  190       RFC    D Boys Office Building                    $1,215,000        $1,213,096         $83.96    3/17/00         4/1/10
  191       MID    U-Stor Facility                           $1,261,500        $1,210,553         $19.94     9/1/98         9/1/18
  192       MID    43 North Road                             $1,191,000        $1,161,581         $28.88   10/27/98        11/1/08
  193       RFC    Park Apartments                           $1,155,000        $1,152,228     $32,006.33    1/19/00         2/1/10
  194       MID    The Champion Gardens Apartments           $1,152,000        $1,148,461     $14,178.53   11/16/99        12/1/14
  195       MID    168 South River Road                      $1,170,000        $1,111,956         $59.21   10/16/98        11/1/08
  196       RFC    The Pines Business Park                   $1,116,200        $1,111,528         $50.75   12/30/99         1/1/10
  197       MID    U-Stor Winchester II                      $1,151,000        $1,104,516         $17.81     9/1/98         9/1/18
  198       MID    Knowledge Beginnings (VI)                  $594,560           $466,898         $41.44     2/9/00         3/1/10
  199       MID    Knowledge Beginnings (VI)                  $467,440           $593,870         $41.44     2/9/00         3/1/10
  200      CIBC    233, 235, 237 East 111th Street           $1,060,000        $1,049,810     $21,871.03    6/25/99         7/1/09


------------------------------------------------------------------------------------------------------------------------
                                                                       Original    Original                 Remaining
                                                                       Term to      Amort.                   Term to
  Loan                                                       ARD      Maturity or    Term     Remaining     Maturity or
  No.    Seller(1)           Property Name(2)                Loan      ARD (mos)   (mos)(6)  Amort. Term    ARD (mos)
------------------------------------------------------------------------------------------------------------------------
  151       MID    Steele's Market                           No         120         360         355            115
  152      CIBC    The Commonwealth Building                 No         120         300         291            111
  153      CIBC    Gateway 2000 - Hobart                     No         120         360         349            109
  154       MID    Frolics Plaza                             No         120         300         297            117
  155       RFC    Lorain Apartments                         No         120         360         355            115
  156       RFC    Opdyke Investments                        No         120         360         357            117
  157       MID    Sungard Financial Systems Office Property No         120         300         291            111
  158       RFC    420 Clinton Avenue                        No         120         300         280            100
  159      CIBC    Village Shoppes of Paradise Beach         No         120         300         289            109
  160       MID    Tiscor Corporate Office Building          No         120         360         341            101
  161       MID    Omnicare Building                         No         120         360         353            113
  162      CIBC    Best Western                              No         120         240         237            117
  163       RFC    Ironwood Apartments                       No         120         300         293            113
  164       RFC    Crossroads South Shopping Center          No         120         360         357            117
  165       MID    West Wind Apartments Phase IV             No         120         360         353            113
  166      CIBC    Chastain Pines Apartments                 No         120         360         351            111
  167       MID    166 South River Road                      No         120         300         281            101
  168      CIBC    Grayco Apartments                         No         120         360         355            115
  169       MID    Reseda Retail Building                    No         120         300         279             99
  170       MID    Mesa Engineering Systems, Inc.            No         120         300         281            101
  171       MID    Concord Garden Apartments                 No         120         360         356            116
  172       RFC    233 Jamaica Avenue                        No         120         300         280            100
  173       MID    Goffstown Village Apartments (V)          No         120         300         278             98
  174       MID    Maple Leaf Apartments (V)                 No         120         300         278             98
  175      CIBC    Gateway 2000 - Columbia                   No         120         360         349            109
  176       RFC    Kenworthy Medical Building                No         240         240         237            237
  177       MID    Lakes Mini Storage                        No         120         300         294            114
  178       MID    Town & Country Apartments Phase I         No         120         300         278             98
  179       MID    Tucson East Apartments                    No         120         360         341            101
  180       RFC    Pal Ex, Inc.                              No         120         360         356            116
  181       RFC    312-332 East Rosecrans Avenue             No         120         300         295            115
  182       MID    Building 35 - Corporate Woods             No         120         360         351            111
  183       RFC    Art Museum Apartments                     No         120         360         358            118
  184      CIBC    Gateway 2000 - Henderson                  No         120         360         349            109
  185       MID    Helicomb International Plant              Yes        120         240         221            101
  186      CIBC    Gateway 2000 - Chattanooga                No         120         360         349            109
  187       MID    U-Stor Facility                           No         240         240         219            219
  188       MID    17-33 Elm Street                          No         120         300         297            117
  189       RFC    Montwood Village Shopping Center          No         240         240         237            237
  190       RFC    D Boys Office Building                    No         120         300         298            118
  191       MID    U-Stor Facility                           No         240         240         219            219
  192       MID    43 North Road                             No         120         300         281            101
  193       RFC    Park Apartments                           No         120         360         356            116
  194       MID    The Champion Gardens Apartments           No         180         360         354            174
  195       MID    168 South River Road                      No         120         300         281            101
  196       RFC    The Pines Business Park                   No         120         300         295            115
  197       MID    U-Stor Winchester II                      No         240         240         219            219
  198       MID    Knowledge Beginnings (VI)                 No         120         360         357            117
  199       MID    Knowledge Beginnings (VI)                 No         120         360         357            117
  200      CIBC    233, 235, 237 East 111th Street           No         120         300         289            109

----------------------------------------------------------------------------------
 Loan                                                                   Security
 No.    Seller(1)           Property Name(2)                            Type (12)
----------------------------------------------------------------------------------
  151       MID    Steele's Market                                      Fee Simple
  152      CIBC    The Commonwealth Building                            Fee Simple
  153      CIBC    Gateway 2000 - Hobart                                Fee Simple
  154       MID    Frolics Plaza                                        Fee Simple
  155       RFC    Lorain Apartments                                    Fee Simple
  156       RFC    Opdyke Investments                                   Fee Simple
  157       MID    Sungard Financial Systems Office Property            Fee Simple
  158       RFC    420 Clinton Avenue                                   Fee Simple
  159      CIBC    Village Shoppes of Paradise Beach                    Fee Simple
  160       MID    Tiscor Corporate Office Building                     Fee Simple
  161       MID    Omnicare Building                                    Fee Simple
  162      CIBC    Best Western                                         Fee Simple
  163       RFC    Ironwood Apartments                                  Fee Simple
  164       RFC    Crossroads South Shopping Center                     Fee Simple
  165       MID    West Wind Apartments Phase IV                        Fee Simple
  166      CIBC    Chastain Pines Apartments                            Fee Simple
  167       MID    166 South River Road                                 Fee Simple
  168      CIBC    Grayco Apartments                                    Fee Simple
  169       MID    Reseda Retail Building                               Fee Simple
  170       MID    Mesa Engineering Systems, Inc.                       Fee Simple
  171       MID    Concord Garden Apartments                            Fee Simple
  172       RFC    233 Jamaica Avenue                                   Fee Simple
  173       MID    Goffstown Village Apartments (V)                     Fee Simple
  174       MID    Maple Leaf Apartments (V)                            Fee Simple
  175      CIBC    Gateway 2000 - Columbia                              Fee Simple
  176       RFC    Kenworthy Medical Building                           Fee Simple
  177       MID    Lakes Mini Storage                                   Fee Simple
  178       MID    Town & Country Apartments Phase I                    Fee Simple
  179       MID    Tucson East Apartments                               Fee Simple
  180       RFC    Pal Ex, Inc.                                         Fee Simple
  181       RFC    312-332 East Rosecrans Avenue                        Fee Simple
  182       MID    Building 35 - Corporate Woods                        Fee Simple
  183       RFC    Art Museum Apartments                                Fee Simple
  184      CIBC    Gateway 2000 - Henderson                             Fee Simple
  185       MID    Helicomb International Plant                         Fee Simple
  186      CIBC    Gateway 2000 - Chattanooga                           Fee Simple
  187       MID    U-Stor Facility                                      Fee Simple
  188       MID    17-33 Elm Street                                     Fee Simple
  189       RFC    Montwood Village Shopping Center                     Fee Simple
  190       RFC    D Boys Office Building                         Fee Simple & Leasehold
  191       MID    U-Stor Facility                                      Fee Simple
  192       MID    43 North Road                                        Fee Simple
  193       RFC    Park Apartments                                      Fee Simple
  194       MID    The Champion Gardens Apartments                      Fee Simple
  195       MID    168 South River Road                                 Fee Simple
  196       RFC    The Pines Business Park                              Fee Simple
  197       MID    U-Stor Winchester II                                 Fee Simple
  198       MID    Knowledge Beginnings (VI)                            Fee Simple
  199       MID    Knowledge Beginnings (VI)                            Fee Simple
  200      CIBC    233, 235, 237 East 111th Street                      Fee Simple

                                     II-4

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Maturity Date
                                                              Original        Aggregate       Cut-Off                or Anticipated
  Loan                                                       Principal         Cut-Off      Date Balance/    Note    Repayment Date
  No.    Seller(1)           Property Name(2)                 Balance       Date Balance(3) Unit or SF(4)    Date       to ARD(5)
------------------------------------------------------------------------------------------------------------------------------------
  201       RFC    Sunset Shopping Center                    $1,050,000        $1,047,954         $44.88    2/18/00         3/1/10
  202       MID    Lauderhill Plaza                          $1,040,000        $1,015,164         $50.56   10/16/98        11/1/08
  203       RFC    14401 South San Pedro Street              $1,000,000          $995,424         $14.52   12/13/99         1/1/10
  204       RFC    Woods Cross Self Storage                   $980,000           $977,900         $18.53     2/2/00         3/1/10
  205       MID    Fresno Self Storage                       $1,000,000          $974,131         $26.81    9/25/98        10/1/08
  206       MID    Crosstown Square Shopping Center           $975,000           $967,406         $78.80    8/16/99         9/1/09
  207      CIBC    112-116 East 103rd Street                  $975,000           $965,627     $32,187.56    6/25/99         7/1/09
  208       MID    Leon Trace Apartments                      $950,000           $924,810     $12,844.59    8/27/98         9/1/08
  209       RFC    Southern Oaks Apartments                  $1,000,000          $919,618     $14,832.54    2/17/98         3/1/13
  210       RFC    Middletown Industrial                      $912,000           $908,534         $18.43    2/16/00         3/1/10
  211       RFC    401-611 Braker Lane                        $879,000           $878,472         $28.48    4/14/00         5/1/10
  212       RFC    Mandell Place                              $875,000           $873,795         $99.01     3/3/00         4/1/10
  213       MID    The Allendale Village Apartments           $900,000           $866,830      $9,029.48   10/16/98        11/1/18
  214       RFC    Roswell Point Shopping Center              $855,000           $854,148        $122.72    2/24/00         3/1/10
  215       RFC    Royal Apartments                           $850,000           $841,712     $19,574.69     6/8/99         7/1/09
  216       RFC    402 - 406 Albee Square                     $825,000           $807,059     $20,176.47    9/23/98        10/1/08
  217       RFC    Mansfield Retail Center                    $725,000           $723,560         $91.67    1/31/00         2/1/10
  218       RFC    224 South 3rd Brooklyn                     $712,500           $707,879     $21,450.87    9/27/99        10/1/09
  219       MID    Circuit City Land                          $500,000           $494,522          $3.26   10/29/99        11/1/09
  220       RFC    Charles Garden Apartments                  $494,100           $489,427     $30,589.18    6/11/99         7/1/09
  221       RFC    Blockbuster Video                          $459,000           $458,153         $73.90     2/1/00         3/1/10
  222       RFC    16-10 Caffrey Avenue                       $432,000           $422,177     $21,108.83    9/18/98        10/1/08
  223       RFC    650 E 182 St                               $425,000           $407,537     $15,674.49     4/6/98         5/1/18
  224       RFC    Temple Apartments                          $290,000           $281,659     $28,165.94    3/13/98         4/1/13
                   Total/Weighted Average                                    $801,024,722


------------------------------------------------------------------------------------------------------------------------
                                                                        Original     Original                  Remaining
                                                                        Term to      Amort.                    Term to
  Loan                                                       ARD      Maturity or     Term     Remaining     Maturity or
  No.    Seller(1)           Property Name(2)                Loan      ARD (mos)    (mos)(6)  Amort. Term     ARD (mos)
------------------------------------------------------------------------------------------------------------------------
  201       RFC    Sunset Shopping Center                    No         120         300         297            117
  202       MID    Lauderhill Plaza                          No         120         300         281            101
  203       RFC    14401 South San Pedro Street              No         120         300         295            115
  204       RFC    Woods Cross Self Storage                  No         120         300         297            117
  205       MID    Fresno Self Storage                       No         120         300         280            100
  206       MID    Crosstown Square Shopping Center          No         120         300         291            111
  207      CIBC    112-116 East 103rd Street                 No         120         300         289            109
  208       MID    Leon Trace Apartments                     No         120         300         279             99
  209       RFC    Southern Oaks Apartments                  No         180         180         153            153
  210       RFC    Middletown Industrial                     No         120         240         237            117
  211       RFC    401-611 Braker Lane                       No         120         300         299            119
  212       RFC    Mandell Place                             No         120         300         298            118
  213       MID    The Allendale Village Apartments          No         240         240         221            221
  214       RFC    Roswell Point Shopping Center             No         120         360         357            117
  215       RFC    Royal Apartments                          No         120         300         289            109
  216       RFC    402 - 406 Albee Square                    No         120         300         280            100
  217       RFC    Mansfield Retail Center                   No         120         360         356            116
  218       RFC    224 South 3rd Brooklyn                    No         120         300         292            112
  219       MID    Circuit City Land                         No         120         240         233            113
  220       RFC    Charles Garden Apartments                 No         120         300         289            109
  221       RFC    Blockbuster Video                         No         120         300         297            117
  222       RFC    16-10 Caffrey Avenue                      No         120         300         280            100
  223       RFC    650 E 182 St                              No         240         240         215            215
  224       RFC    Temple Apartments                         No         180         300         274            154
                   Total/Weighted Average                               124         333         324
----------------------------------------------------------------------------------
 Loan                                                                   Security
 No.    Seller(1)           Property Name(2)                            Type (12)
----------------------------------------------------------------------------------
  201       RFC    Sunset Shopping Center                             Fee Simple
  202       MID    Lauderhill Plaza                                   Fee Simple
  203       RFC    14401 South San Pedro Street                       Fee Simple
  204       RFC    Woods Cross Self Storage                           Fee Simple
  205       MID    Fresno Self Storage                                Fee Simple
  206       MID    Crosstown Square Shopping Center                   Fee Simple
  207      CIBC    112-116 East 103rd Street                          Fee Simple
  208       MID    Leon Trace Apartments                              Fee Simple
  209       RFC    Southern Oaks Apartments                           Fee Simple
  210       RFC    Middletown Industrial                              Fee Simple
  211       RFC    401-611 Braker Lane                                Fee Simple
  212       RFC    Mandell Place                                      Fee Simple
  213       MID    The Allendale Village Apartments                   Fee Simple
  214       RFC    Roswell Point Shopping Center                      Fee Simple
  215       RFC    Royal Apartments                                   Fee Simple
  216       RFC    402 - 406 Albee Square                             Fee Simple
  217       RFC    Mansfield Retail Center                            Fee Simple
  218       RFC    224 South 3rd Brooklyn                             Fee Simple
  219       MID    Circuit City Land                                  Fee Simple
  220       RFC    Charles Garden Apartments                          Fee Simple
  221       RFC    Blockbuster Video                                  Fee Simple
  222       RFC    16-10 Caffrey Avenue                               Fee Simple
  223       RFC    650 E 182 St                                       Fee Simple
  224       RFC    Temple Apartments                                  Fee Simple
                   Total/Weighted Average

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Interest
 Loan                                                                   Interest                  Accrual
  No.   Seller(1)               Property Name(2)                          Rate                    Method
-------------------------------------------------------------------------------------------------------------------
   1      MID    Campus Apartments                                       6.950%                 Actual/360
   2      CIBC   17 John Street                                          8.270%                 Actual/360
   3      MID    San Croix Apartments                                    6.870%                 Actual/360
   4      CIBC   4343 Commerce Court (A) (I)                             7.170%                 Actual/360
   5      CIBC   1051 North Kirk Road (A) (I)                            7.170%                 Actual/360
   6      CIBC   Narco River Business Center (A)                         8.680%                 Actual/360
   7      MID    Ryder Integrated Logistics                              8.420%                 Actual/360
   8      CIBC   Holiday Inn Rochester                                   9.410%                 Actual/360
   9      MID    Nevada Street Apartments                                8.140%                 Actual/360
  10      MID    Camelot Apartments                                      8.390%                 Actual/360
  11      MID    Neurocrine Biosciences                                  6.800%                 Actual/360
  12      MID    CSC Office Building                                     8.580%                 Actual/360
  13      MID    Kinetic Systems Building (B)                            8.300%                 Actual/360
  14      MID    Globix Corporation Building (B)                         8.300%                 Actual/360
  15      CIBC   Summit Square                                           7.460%                 Actual/360
  16      CIBC   Bed, Bath & Beyond                                      7.750%                 Actual/360
  17      MID    The Quidel Building                                     8.560%                 Actual/360
  18      MID    Candletree Apartments                                   8.140%                 Actual/360
  19      CIBC   Latham Crossing & Crossroads Plaza                      7.570%                 Actual/360
  20      RFC    Hampton Inn & Suites (II)                               9.230%                 Actual/360
  21      RFC    Big Bowl/Wildfire (II)                                  9.230%                 Actual/360
  22      MID    Backlick Center South                                   6.510%                 Actual/360
  23      CIBC   Willow Run Business Center II                           8.170%                 Actual/360
  24      MID    East Side Plaza                                         6.890%                   30/360
  25      RFC    Ritchie Highway Shopping Center                         8.500%                 Actual/360
  26      CIBC   Lincoln Park (C)                                        9.100%                 Actual/360
  27      CIBC   Pompano Merchandise Mart (C)                            9.070%                 Actual/360
  28      RFC    Big Kmart Shopping Center                               8.220%                 Actual/360
  29      RFC    Marston Park Plaza                                      8.910%                 Actual/360
  30      CIBC   Union Center                                            8.570%                 Actual/360
  31      MID    La Jolla Corporate Center                               8.350%                 Actual/360
  32      CIBC   Southlake Festival Shopping Center                      8.920%                 Actual/360
  33      RFC    HomeBase-Phoenix, AZ                                    8.410%                 Actual/360
  34      MID    Hyatt Suites Hotel                                      9.270%                 Actual/360
  35      RFC    Holiday Square Shopping Center                          8.390%                 Actual/360
  36      RFC    Stagecoach Plaza                                        8.400%                 Actual/360
  37      RFC    Today's Man Oxford Valley                               8.540%                 Actual/360
  38      CIBC   Parkway Corporate Plaza 138                             8.500%                 Actual/360
  39      MID    Lexington Commons Apartments                            6.780%                 Actual/360
  40      MID    Regal Cinema                                            9.020%                 Actual/360
  41      MID    One Airport Center Office Building                      7.380%                 Actual/360
  42      MID    San Pablo Apartments                                    6.980%                 Actual/360
  43      MID    Oaks of Ashford Point Apartments                        8.250%                 Actual/360
  44      CIBC   Comfort Inn - Philadelphia Airport                      8.870%                 Actual/360
  45      MID    Grouse Run Apartments                                   6.860%                 Actual/360
  46      RFC    Avanex Building                                         8.450%                 Actual/360
  47      MID    The Regents Cove Apartments                             8.070%                 Actual/360
  48      CIBC   156 10-40 Cross Bay Boulevard                           9.250%                 Actual/360
  49      MID    Freehold Executive Center                               8.930%                 Actual/360
  50      MID    K-Mart (D)                                              8.910%                 Actual/360

---------------------------------------------------------------------------------------------------------------------------
                                                                                                          Scheduled
 Loan                                                                    Related Borrower                  Balloon
  No.  Seller(1)               Property Name(2)                     Loan Groups (by Loan No.)              Balance
---------------------------------------------------------------------------------------------------------------------------
   1      MID    Campus Apartments                                                                       $22,437,517
   2      CIBC   17 John Street                                                                          $21,079,539
   3      MID    San Croix Apartments                                                                    $17,414,035
   4      CIBC   4343 Commerce Court (A) (I)                                    5,6                      $11,479,911
   5      CIBC   1051 North Kirk Road (A) (I)                                   4,6                      $2,989,158
   6      CIBC   Narco River Business Center (A)                                4,5                      $2,352,990
   7      MID    Ryder Integrated Logistics                                     57                       $16,481,593
   8      CIBC   Holiday Inn Rochester                                                                   $15,164,233
   9      MID    Nevada Street Apartments                                                                $13,834,772
  10      MID    Camelot Apartments                                                                      $13,460,905
  11      MID    Neurocrine Biosciences                                        14,13                     $12,828,878
  12      MID    CSC Office Building                                                                     $11,884,371
  13      MID    Kinetic Systems Building (B)                                  11,14                     $5,335,609
  14      MID    Globix Corporation Building (B)                               11,13                     $5,085,502
  15      CIBC   Summit Square                                                                           $10,844,793
  16      CIBC   Bed, Bath & Beyond                                                                      $10,223,984
  17      MID    The Quidel Building                                                                     $10,204,630
  18      MID    Candletree Apartments                                                                   $9,887,261
  19      CIBC   Latham Crossing & Crossroads Plaza                                                      $9,651,354
  20      RFC    Hampton Inn & Suites (II)                                                               $6,657,945
  21      RFC    Big Bowl/Wildfire (II)                                                                  $2,463,696
  22      MID    Backlick Center South                                                                   $9,140,655
  23      CIBC   Willow Run Business Center II                            153,175,184,186                $9,051,221
  24      MID    East Side Plaza                                                                         $8,759,832
  25      RFC    Ritchie Highway Shopping Center                                                         $9,047,008
  26      CIBC   Lincoln Park (C)                                               27                       $5,043,010
  27      CIBC   Pompano Merchandise Mart (C)                                   26                       $3,986,009
  28      RFC    Big Kmart Shopping Center                                      35                       $8,675,815
  29      RFC    Marston Park Plaza                                                                      $8,864,756
  30      CIBC   Union Center                                                                            $8,427,998
  31      MID    La Jolla Corporate Center                                                               $7,180,448
  32      CIBC   Southlake Festival Shopping Center                                                      $7,032,090
  33      RFC    HomeBase-Phoenix, AZ                                                                    $6,260,984
  34      MID    Hyatt Suites Hotel                                                                      $5,644,423
  35      RFC    Holiday Square Shopping Center                                 28                       $5,875,574
  36      RFC    Stagecoach Plaza                                                                        $5,868,144
  37      RFC    Today's Man Oxford Valley                                                               $5,877,718
  38      CIBC   Parkway Corporate Plaza 138                                                             $5,702,005
  39      MID    Lexington Commons Apartments                                                            $5,342,496
  40      MID    Regal Cinema                                                 93, 90                     $4,417,488
  41      MID    One Airport Center Office Building                                                      $4,303,510
  42      MID    San Pablo Apartments                                                                    $5,241,044
  43      MID    Oaks of Ashford Point Apartments                           47, 73, 52                   $5,133,259
  44      CIBC   Comfort Inn - Philadelphia Airport                                                      $4,813,523
  45      MID    Grouse Run Apartments                                          56                       $4,954,315
  46      RFC    Avanex Building                                                                         $5,052,449
  47      MID    The Regents Cove Apartments                                 52,73, 43                   $4,980,614
  48      CIBC   156 10-40 Cross Bay Boulevard                                                           $4,692,486
  49      MID    Freehold Executive Center                                                               $5,009,829
  50      MID    K-Mart (D)                                                     51                        $179,593

-------------------------------------------------------------------------------------------
 Loan
  No.  Seller(1)               Property Name(2)                        Ballooon LTV (4)
-------------------------------------------------------------------------------------------
   1      MID    Campus Apartments                                          54.46%
   2      CIBC   17 John Street                                             62.00%
   3      MID    San Croix Apartments                                       66.72%
   4      CIBC   4343 Commerce Court (A) (I)                                59.02%
   5      CIBC   1051 North Kirk Road (A) (I)                               59.02%
   6      CIBC   Narco River Business Center (A)                            59.02%
   7      MID    Ryder Integrated Logistics                                 68.96%
   8      CIBC   Holiday Inn Rochester                                      60.18%
   9      MID    Nevada Street Apartments                                   70.23%
  10      MID    Camelot Apartments                                         71.22%
  11      MID    Neurocrine Biosciences                                     53.01%
  12      MID    CSC Office Building                                        63.89%
  13      MID    Kinetic Systems Building (B)                               56.33%
  14      MID    Globix Corporation Building (B)                            56.33%
  15      CIBC   Summit Square                                              66.94%
  16      CIBC   Bed, Bath & Beyond                                         70.99%
  17      MID    The Quidel Building                                        67.58%
  18      MID    Candletree Apartments                                      71.65%
  19      CIBC   Latham Crossing & Crossroads Plaza                         65.21%
  20      RFC    Hampton Inn & Suites (II)                                  51.83%
  21      RFC    Big Bowl/Wildfire (II)                                     51.83%
  22      MID    Backlick Center South                                      67.21%
  23      CIBC   Willow Run Business Center II                              59.94%
  24      MID    East Side Plaza                                            68.60%
  25      RFC    Ritchie Highway Shopping Center                            64.62%
  26      CIBC   Lincoln Park (C)                                           66.59%
  27      CIBC   Pompano Merchandise Mart (C)                               66.59%
  28      RFC    Big Kmart Shopping Center                                  66.99%
  29      RFC    Marston Park Plaza                                         69.26%
  30      CIBC   Union Center                                               62.43%
  31      MID    La Jolla Corporate Center                                  67.30%
  32      CIBC   Southlake Festival Shopping Center                         62.79%
  33      RFC    HomeBase-Phoenix, AZ                                       59.63%
  34      MID    Hyatt Suites Hotel                                         36.42%
  35      RFC    Holiday Square Shopping Center                             68.40%
  36      RFC    Stagecoach Plaza                                           57.53%
  37      RFC    Today's Man Oxford Valley                                  70.82%
  38      CIBC   Parkway Corporate Plaza 138                                64.43%
  39      MID    Lexington Commons Apartments                               68.94%
  40      MID    Regal Cinema                                               43.52%
  41      MID    One Airport Center Office Building                         51.85%
  42      MID    San Pablo Apartments                                       69.88%
  43      MID    Oaks of Ashford Point Apartments                           70.80%
  44      CIBC   Comfort Inn - Philadelphia Airport                         56.63%
  45      MID    Grouse Run Apartments                                      68.81%
  46      RFC    Avanex Building                                            66.48%
  47      MID    The Regents Cove Apartments                                70.15%
  48      CIBC   156 10-40 Cross Bay Boulevard                              49.39%
  49      MID    Freehold Executive Center                                  68.63%
  50      MID    K-Mart (D)                                                  4.41%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Interest
 Loan                                                                   Interest                 Accrual
  No. Seller(1)               Property Name(2)                           Rate                    Method
-------------------------------------------------------------------------------------------------------------------
  51      MID    K-Mart (D)                                              8.910%                 Actual/360
  52      MID    Seton Chase Apartments                                  8.050%                 Actual/360
  53      CIBC   Tel Huron Shopping Center                               8.090%                 Actual/360
  54      MID    Quality Inn Sports Complex                              6.880%                 Actual/360
  55      MID    Ramada Limited                                          6.840%                 Actual/360
  56      MID    Walker's Station Apartments                             6.780%                 Actual/360
  57      MID    Saturn Electronics & Engineering                        8.840%                 Actual/360
  58      MID    Plaza Pointe                                            6.970%                 Actual/360
  59      RFC    GAI-Tronics Corporation                                 8.310%                 Actual/360
  60      CIBC   2600 Building                                           8.610%                 Actual/360
  61      CIBC   Hoyt's Cinemas                                          9.580%                 Actual/360
  62      CIBC   Advance Auto Parts - York, PA (III)                     8.840%                 Actual/360
  63      CIBC   Advance Auto Parts - Harrisburg, PA (Swatara) (III)     8.840%                 Actual/360
  64      CIBC   Advance Auto Parts - Steelton, PA (III)                 8.840%                 Actual/360
  65      CIBC   Advance Auto Parts - Celina, OH (III)                   8.840%                 Actual/360
  66      CIBC   Advance Auto Parts - Youngstown, OH (III)               8.840%                 Actual/360
  67      CIBC   Advance Auto Parts - Warren, OH (III)                   8.840%                 Actual/360
  68      CIBC   Advance Auto Parts - Atlanta, GA (III)                  8.840%                 Actual/360
  69      CIBC   Advance Auto Parts - Penn Hills, PA (III)               8.840%                 Actual/360
  70      CIBC   Advance Auto Parts - Pontotoc, MS (III)                 8.840%                 Actual/360
  71      MID    Hampton Inn Maple Grove                                 7.220%                 Actual/360
  72      RFC    Maple Tree Mall                                         8.650%                 Actual/360
  73      MID    The Sterling Falls Apartments                           6.880%                 Actual/360
  74      RFC    Stelton Shopping Center                                 8.070%                 Actual/360
  75      CIBC   Parkview Towers                                         7.990%                 Actual/360
  76      CIBC   Unilab Building                                         9.000%                 Actual/360
  77      MID    Cambridge Apartments                                    6.720%                 Actual/360
  78      MID    Tempe Plaza                                             8.920%                 Actual/360
  79      RFC    Byram Self-Storage                                      8.870%                 Actual/360
  80      MID    Sixth Street Building                                   6.460%                 Actual/360
  81      MID    Lake Pine Apartments                                    6.810%                 Actual/360
  82      RFC    Las Lomas Apartments                                    8.270%                 Actual/360
  83      RFC    Pinellas Industrial Center                              8.870%                 Actual/360
  84      CIBC   Mount Joy Square                                        8.310%                 Actual/360
  85      MID    Town & Country Apartments (Phase II)                    6.870%                 Actual/360
  86      MID    Bartles Corner Business Park                            8.690%                 Actual/360
  87      RFC    Jeffery Manor Shopping Center                           8.730%                 Actual/360
  88      MID    Eckerd's Drug Store                                     7.760%                 Actual/360
  89      MID    Clayton Apartments and Duplexes                         6.850%                 Actual/360
  90      MID    Regal Cinemas 12-Screen Movie Theatre                   9.320%                 Actual/360
  91      RFC    1506 N. Lee Trevino                                     9.120%                 Actual/360
  92      MID    Eckerd Pharmacy                                         7.760%                 Actual/360
  93      MID    Kroger Grocery Store                                    7.010%                 Actual/360
  94      CIBC   Datatec Warehouse                                       8.690%                 Actual/360
  95      MID    Legacy Business Park Medical Office 8 (E)               7.160%                 Actual/360
  96      MID    Legacy Business Park Medical Office - 4 (E)             7.160%                 Actual/360
  97      MID    East Los Angeles Retail Center                          6.830%                 Actual/360
  98      MID    Acadia Park Apartments                                  6.870%                 Actual/360
  99      MID    Eckerd's Drug Store                                     7.770%                 Actual/360
  100     MID    Dana Innovations                                        8.300%                 Actual/360


---------------------------------------------------------------------------------------------------------------------------
                                                                                                             Scheduled
 Loan                                                                    Related Borrower                     Balloon
  No.  Seller(1)               Property Name(2)                     Loan Groups (by Loan No.)                 Balance
---------------------------------------------------------------------------------------------------------------------------
  51      MID    K-Mart (D)                                                           50                        $172,144
  52      MID    Seton Chase Apartments                                           47, 73, 43                   $4,798,686
  53      CIBC   Tel Huron Shopping Center                                                                     $4,841,800
  54      MID    Quality Inn Sports Complex                                                                    $2,285,260
  55      MID    Ramada Limited                                                                                $4,127,942
  56      MID    Walker's Station Apartments                                          45                       $4,411,568
  57      MID    Saturn Electronics & Engineering                                      7                       $4,558,909
  58      MID    Plaza Pointe                                                                                  $4,278,934
  59      RFC    GAI-Tronics Corporation                                                                       $4,108,058
  60      CIBC   2600 Building                                                                                 $4,100,755
  61      CIBC   Hoyt's Cinemas                                                                                $3,820,549
  62      CIBC   Advance Auto Parts - York, PA (III)                        63,64,65,66,67,68,69,70             $472,700
  63      CIBC   Advance Auto Parts - Harrisburg, PA (Swatara) (III)        62,64,65,66,67,68,69,70             $422,054
  64      CIBC   Advance Auto Parts - Steelton, PA (III)                    62,63,65,66,67,68,69,70             $413,613
  65      CIBC   Advance Auto Parts - Celina, OH (III)                      62,63,64,66,67,68,69,70             $333,422
  66      CIBC   Advance Auto Parts - Youngstown, OH (III)                  62,63,64,65,67,68,69,70             $400,951
  67      CIBC   Advance Auto Parts - Warren, OH (III)                      62,63,64,65,66,68,69,70             $379,848
  68      CIBC   Advance Auto Parts - Atlanta, GA (III)                     62,63,64,65,66,67,69,70             $447,377
  69      CIBC   Advance Auto Parts - Penn Hills, PA (III)                  62,63,64,65,66,67,68,70             $472,700
  70      CIBC   Advance Auto Parts - Pontotoc, MS (III)                    62,63,64,65,66,67,68,69             $303,879
  71      MID    Hampton Inn Maple Grove                                                                       $2,798,409
  72      RFC    Maple Tree Mall                                                                               $3,767,615
  73      MID    The Sterling Falls Apartments                                    52, 47, 43                   $3,658,304
  74      RFC    Stelton Shopping Center                                                                       $3,262,146
  75      CIBC   Parkview Towers                                                                               $3,358,197
  76      CIBC   Unilab Building                                                                               $3,093,078
  77      MID    Cambridge Apartments                                                                          $3,186,292
  78      MID    Tempe Plaza                                                                                   $2,966,037
  79      RFC    Byram Self-Storage                                                                             $103,568
  80      MID    Sixth Street Building                                                                         $1,706,357
  81      MID    Lake Pine Apartments                                                                          $3,041,997
  82      RFC    Las Lomas Apartments                                                                          $2,749,552
  83      RFC    Pinellas Industrial Center                                                                    $2,786,042
  84      CIBC   Mount Joy Square                                                                              $2,973,186
  85      MID    Town & Country Apartments (Phase II)                               178, 98                    $2,636,917
  86      MID    Bartles Corner Business Park                                                                  $2,340,648
  87      RFC    Jeffery Manor Shopping Center                                                                 $2,908,803
  88      MID    Eckerd's Drug Store                                              99, 92, 101                  $2,503,130
  89      MID    Clayton Apartments and Duplexes                                                               $2,784,608
  90      MID    Regal Cinemas 12-Screen Movie Theatre                              93, 40                     $1,367,730
  91      RFC    1506 N. Lee Trevino                                             176, 189, 133                  $179,168
  92      MID    Eckerd Pharmacy                                                  99, 101, 88                  $2,672,382
  93      MID    Kroger Grocery Store                                               40, 90                     $2,447,263
  94      CIBC   Datatec Warehouse                                                                             $2,155,875
  95      MID    Legacy Business Park Medical Office 8 (E)                            96                       $1,821,017
  96      MID    Legacy Business Park Medical Office - 4 (E)                          95                        $763,510
  97      MID    East Los Angeles Retail Center                                                                $2,040,214
  98      MID    Acadia Park Apartments                                             178, 85                    $2,317,291
  99      MID    Eckerd's Drug Store                                              101, 92, 88                  $2,851,232
  100     MID    Dana Innovations                                                                              $2,524,991


-------------------------------------------------------------------------------------------

 Loan
  No. Seller(1)               Property Name(2)                           Ballooon LTV (4)
-------------------------------------------------------------------------------------------
  51      MID    K-Mart (D)                                                   4.41%
  52      MID    Seton Chase Apartments                                      71.62%
  53      CIBC   Tel Huron Shopping Center                                   61.68%
  54      MID    Quality Inn Sports Complex                                  28.57%
  55      MID    Ramada Limited                                              57.33%
  56      MID    Walker's Station Apartments                                 66.84%
  57      MID    Saturn Electronics & Engineering                            69.07%
  58      MID    Plaza Pointe                                                49.32%
  59      RFC    GAI-Tronics Corporation                                     71.44%
  60      CIBC   2600 Building                                               66.14%
  61      CIBC   Hoyt's Cinemas                                              50.94%
  62      CIBC   Advance Auto Parts - York, PA (III)                         53.55%
  63      CIBC   Advance Auto Parts - Harrisburg, PA (Swatara) (III)         53.55%
  64      CIBC   Advance Auto Parts - Steelton, PA (III)                     53.55%
  65      CIBC   Advance Auto Parts - Celina, OH (III)                       53.55%
  66      CIBC   Advance Auto Parts - Youngstown, OH (III)                   53.55%
  67      CIBC   Advance Auto Parts - Warren, OH (III)                       53.55%
  68      CIBC   Advance Auto Parts - Atlanta, GA (III)                      53.55%
  69      CIBC   Advance Auto Parts - Penn Hills, PA (III)                   53.55%
  70      CIBC   Advance Auto Parts - Pontotoc, MS (III)                     53.55%
  71      MID    Hampton Inn Maple Grove                                     39.55%
  72      RFC    Maple Tree Mall                                             66.10%
  73      MID    The Sterling Falls Apartments                               65.09%
  74      RFC    Stelton Shopping Center                                     59.31%
  75      CIBC   Parkview Towers                                             71.45%
  76      CIBC   Unilab Building                                             59.48%
  77      MID    Cambridge Apartments                                        61.87%
  78      MID    Tempe Plaza                                                 50.27%
  79      RFC    Byram Self-Storage                                           1.58%
  80      MID    Sixth Street Building                                       34.82%
  81      MID    Lake Pine Apartments                                        69.45%
  82      RFC    Las Lomas Apartments                                        51.88%
  83      RFC    Pinellas Industrial Center                                  62.19%
  84      CIBC   Mount Joy Square                                            67.57%
  85      MID    Town & Country Apartments (Phase II)                        50.37%
  86      MID    Bartles Corner Business Park                                50.88%
  87      RFC    Jeffery Manor Shopping Center                               69.01%
  88      MID    Eckerd's Drug Store                                         70.81%
  89      MID    Clayton Apartments and Duplexes                             63.29%
  90      MID    Regal Cinemas 12-Screen Movie Theatre                       26.82%
  91      RFC    1506 N. Lee Trevino                                          4.27%
  92      MID    Eckerd Pharmacy                                             63.63%
  93      MID    Kroger Grocery Store                                        63.57%
  94      CIBC   Datatec Warehouse                                           53.23%
  95      MID    Legacy Business Park Medical Office 8 (E)                   64.05%
  96      MID    Legacy Business Park Medical Office - 4 (E)                 64.05%
  97      MID    East Los Angeles Retail Center                              51.01%
  98      MID    Acadia Park Apartments                                      52.67%
  99      MID    Eckerd's Drug Store                                         71.28%
  100     MID    Dana Innovations                                            63.92%


APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Interest
 Loan                                                                   Interest                  Accrual
  No.  Seller(1)               Property Name(2)                           Rate                    Method
-------------------------------------------------------------------------------------------------------------------
  101     MID    Eckerd's Drug Store                                     7.760%                 Actual/360
  102     RFC    Oregon Court (F)                                        8.670%                 Actual/360
  103     RFC    Oregon Arms (F)                                         8.670%                 Actual/360
  104     MID    Eckerd Drugs                                            7.980%                 Actual/360
  105     CIBC   Dicks Clothing and Sporting Goods                       8.840%                 Actual/360
  106     CIBC   Sugarland Shopping Center                               8.530%                 Actual/360
  107     MID    Eckerd Drug Store                                       8.450%                 Actual/360
  108     RFC    Bassett Furniture Store                                 9.180%                 Actual/360
  109     CIBC   Oak Leaf West                                           8.270%                 Actual/360
  110     CIBC   2000 White Elks Springs Court                           8.950%                 Actual/360
  111     CIBC   Triangle Shopping Center                                8.460%                 Actual/360
  112     CIBC   Northern Medical Offices                                8.500%                 Actual/360
  113     MID    Bronco Apartments                                       6.810%                 Actual/360
  114     MID    K-Mart                                                  8.820%                 Actual/360
  115     RFC    Villa Eleni                                             8.310%                 Actual/360
  116     MID    Perkins Place & Fox Ridge (IV)                          8.350%                 Actual/360
  117     MID    Barrington Hills Apartments (IV)                        8.350%                 Actual/360
  118     MID    McDuffee Brook Place (IV)                               8.350%                 Actual/360
  119     MID    Kearsarge Apartments (IV)                               8.350%                 Actual/360
  120     RFC    Agawam Industrial Building                              8.990%                 Actual/360
  121     CIBC   Tampa Multifamily Portfolio                             8.910%                 Actual/360
  122     RFC    Park Place II Office Building                           8.845%                 Actual/360
  123     MID    The Sequoia Institute                                   8.480%                 Actual/360
  124     MID    Staples                                                 8.160%                 Actual/360
  125     MID    Brookwood Townhomes                                     8.460%                 Actual/360
  126     MID    Staples Office Supply Store                             8.170%                 Actual/360
  127     CIBC   Jefferson Pilot Financial Center                        8.790%                 Actual/360
  128     MID    Eckerd Drug Store                                       8.280%                 Actual/360
  129     MID    Staples Property                                        8.170%                 Actual/360
  130     MID    CVS Drugstore                                           8.140%                 Actual/360
  131     CIBC   Maple Building                                          8.690%                 Actual/360
  132     MID    Woodward Avenue Office Building                         8.830%                 Actual/360
  133     RFC    Alameda Towne Centre                                    9.120%                 Actual/360
  134     CIBC   Park Place Apartments                                   8.100%                 Actual/360
  135     CIBC   244-48 East 117th Street                                8.480%                 Actual/360
  136     MID    Prudential Office Building                              8.700%                 Actual/360
  137     MID    1/2 Price Store                                         8.270%                 Actual/360
  138     MID    Sunshine Square Shopping Center                         6.900%                 Actual/360
  139     RFC    Westfair Center                                         9.160%                 Actual/360
  140     CIBC   Bell Gardens Shopping Center                            8.480%                 Actual/360
  141     MID    Staples                                                 8.240%                 Actual/360
  142     CIBC   Morgan Garden Apartments                                9.020%                 Actual/360
  143     CIBC   Colonial Garden Apartments                              8.070%                 Actual/360
  144     MID    170 West Road                                           8.280%                 Actual/360
  145     RFC    Lamar Industrial Center                                 9.180%                 Actual/360
  146     MID    Columbus Plaza Shopping Center                          8.340%                 Actual/360
  147     RFC    Lakeshore Village Office Complex                        8.840%                 Actual/360
  148     MID    The Lucent Technologies Building                        8.730%                 Actual/360
  149     MID    Leonard Professional Building                           8.800%                 Actual/360
  150     CIBC   Cross River Mill                                        8.370%                 Actual/360

---------------------------------------------------------------------------------------------------------------------------
                                                                                                          Scheduled
 Loan                                                                    Related Borrower                  Balloon
  No.  Seller(1)               Property Name(2)                     Loan Groups (by Loan No.)              Balance
---------------------------------------------------------------------------------------------------------------------------
  101     MID    Eckerd's Drug Store                                              99, 92, 88                   $2,449,684
  102     RFC    Oregon Court (F)                                                                              $1,128,467
  103     RFC    Oregon Arms (F)                                                                                $757,823
  104     MID    Eckerd Drugs                                                                                  $2,445,623
  105     CIBC   Dicks Clothing and Sporting Goods                                                             $2,303,691
  106     CIBC   Sugarland Shopping Center                                                                     $2,259,844
  107     MID    Eckerd Drug Store                                                                             $2,356,233
  108     RFC    Bassett Furniture Store                                                                       $2,376,082
  109     CIBC   Oak Leaf West                                                                                 $2,296,250
  110     CIBC   2000 White Elks Springs Court                                                                 $2,297,789
  111     CIBC   Triangle Shopping Center                                                                      $1,776,722
  112     CIBC   Northern Medical Offices                                                                      $1,783,999
  113     MID    Bronco Apartments                                                    208                      $1,993,608
  114     MID    K-Mart                                                                                         $153,061
  115     RFC    Villa Eleni                                                                                   $2,166,380
  116     MID    Perkins Place & Fox Ridge (IV)                                                                 $659,564
  117     MID    Barrington Hills Apartments (IV)                                                               $813,161
  118     MID    McDuffee Brook Place (IV)                                                                      $404,774
  119     MID    Kearsarge Apartments (IV)                                                                      $290,931
  120     RFC    Agawam Industrial Building                                                                    $2,033,608
  121     CIBC   Tampa Multifamily Portfolio                                                                   $2,012,015
  122     RFC    Park Place II Office Building                                                                 $2,142,163
  123     MID    The Sequoia Institute                                                                         $2,068,978
  124     MID    Staples                                                              141                      $2,055,709
  125     MID    Brookwood Townhomes                                                                           $2,117,807
  126     MID    Staples Office Supply Store                                          129                      $2,038,410
  127     CIBC   Jefferson Pilot Financial Center                                                              $2,030,801
  128     MID    Eckerd Drug Store                                                                             $1,985,668
  129     MID    Staples Property                                                     126                      $1,976,366
  130     MID    CVS Drugstore                                                                                  $114,249
  131     CIBC   Maple Building                                                                                $1,786,335
  132     MID    Woodward Avenue Office Building                                                               $1,915,939
  133     RFC    Alameda Towne Centre                                              189,91,176                   $126,477
  134     CIBC   Park Place Apartments                                                                         $1,864,840
  135     CIBC   244-48 East 117th Street                                           200,207                    $1,743,095
  136     MID    Prudential Office Building                                                                    $1,832,504
  137     MID    1/2 Price Store                                                                               $1,803,175
  138     MID    Sunshine Square Shopping Center                                                               $1,742,975
  139     RFC    Westfair Center                                                                               $1,808,620
  140     CIBC   Bell Gardens Shopping Center                                                                  $1,629,457
  141     MID    Staples                                                              124                      $1,731,820
  142     CIBC   Morgan Garden Apartments                                                                      $1,738,512
  143     CIBC   Colonial Garden Apartments                                                                    $1,702,115
  144     MID    170 West Road                                                   149, 173,174                  $1,713,336
  145     RFC    Lamar Industrial Center                                              211                      $1,614,761
  146     MID    Columbus Plaza Shopping Center                                                                $1,707,802
  147     RFC    Lakeshore Village Office Complex                                                              $1,572,920
  148     MID    The Lucent Technologies Building                                                              $1,691,292
  149     MID    Leonard Professional Building                                   173, 144,174                  $1,566,992
  150     CIBC   Cross River Mill                                                                              $1,592,402

-------------------------------------------------------------------------------------------
 Loan
  No.  Seller(1)               Property Name(2)                       Ballooon LTV (4)
-------------------------------------------------------------------------------------------
  101     MID    Eckerd's Drug Store                                       70.49%
  102     RFC    Oregon Court (F)                                          54.28%
  103     RFC    Oregon Arms (F)                                           54.28%
  104     MID    Eckerd Drugs                                              68.22%
  105     CIBC   Dicks Clothing and Sporting Goods                         57.59%
  106     CIBC   Sugarland Shopping Center                                 62.77%
  107     MID    Eckerd Drug Store                                         67.90%
  108     RFC    Bassett Furniture Store                                   61.32%
  109     CIBC   Oak Leaf West                                             67.54%
  110     CIBC   2000 White Elks Springs Court                             65.65%
  111     CIBC   Triangle Shopping Center                                  55.52%
  112     CIBC   Northern Medical Offices                                  49.56%
  113     MID    Bronco Apartments                                         47.47%
  114     MID    K-Mart                                                     4.25%
  115     RFC    Villa Eleni                                               63.72%
  116     MID    Perkins Place & Fox Ridge (IV)                            67.43%
  117     MID    Barrington Hills Apartments (IV)                          67.43%
  118     MID    McDuffee Brook Place (IV)                                 67.43%
  119     MID    Kearsarge Apartments (IV)                                 67.43%
  120     RFC    Agawam Industrial Building                                59.81%
  121     CIBC   Tampa Multifamily Portfolio                               60.51%
  122     RFC    Park Place II Office Building                             54.23%
  123     MID    The Sequoia Institute                                     61.95%
  124     MID    Staples                                                   69.69%
  125     MID    Brookwood Townhomes                                       62.29%
  126     MID    Staples Office Supply Store                               67.95%
  127     CIBC   Jefferson Pilot Financial Center                          63.07%
  128     MID    Eckerd Drug Store                                         67.20%
  129     MID    Staples Property                                          67.00%
  130     MID    CVS Drugstore                                              4.18%
  131     CIBC   Maple Building                                            59.54%
  132     MID    Woodward Avenue Office Building                           68.43%
  133     RFC    Alameda Towne Centre                                       4.08%
  134     CIBC   Park Place Apartments                                     71.72%
  135     CIBC   244-48 East 117th Street                                  61.16%
  136     MID    Prudential Office Building                                61.60%
  137     MID    1/2 Price Store                                           66.78%
  138     MID    Sunshine Square Shopping Center                           62.25%
  139     RFC    Westfair Center                                           62.37%
  140     CIBC   Bell Gardens Shopping Center                              57.38%
  141     MID    Staples                                                   69.27%
  142     CIBC   Morgan Garden Apartments                                  72.44%
  143     CIBC   Colonial Garden Apartments                                70.92%
  144     MID    170 West Road                                             71.39%
  145     RFC    Lamar Industrial Center                                   59.81%
  146     MID    Columbus Plaza Shopping Center                            67.64%
  147     RFC    Lakeshore Village Office Complex                          57.20%
  148     MID    The Lucent Technologies Building                          69.89%
  149     MID    Leonard Professional Building                             60.27%
  150     CIBC   Cross River Mill                                          56.87%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Interest
 Loan                                                                   Interest                  Accrual
  No.  Seller(1)                Property Name(2)                          Rate                    Method
-------------------------------------------------------------------------------------------------------------------
  151     MID    Steele's Market                                         8.300%                 Actual/360
  152     CIBC   The Commonwealth Building                               8.340%                 Actual/360
  153     CIBC   Gateway 2000 - Hobart                                   8.220%                 Actual/360
  154     MID    Frolics Plaza                                           9.220%                 Actual/360
  155     RFC    Lorain Apartments                                       8.380%                 Actual/360
  156     RFC    Opdyke Investments                                      8.930%                 Actual/360
  157     MID    Sungard Financial Systems Office Property               8.240%                 Actual/360
  158     RFC    420 Clinton Avenue                                      7.375%                 Actual/360
  159     CIBC   Village Shoppes of Paradise Beach                       8.490%                 Actual/360
  160     MID    Tiscor Corporate Office Building                        6.450%                 Actual/360
  161     MID    Omnicare Building                                       8.480%                 Actual/360
  162     CIBC   Best Western                                            9.990%                 Actual/360
  163     RFC    Ironwood Apartments                                     8.730%                 Actual/360
  164     RFC    Crossroads South Shopping Center                        8.680%                 Actual/360
  165     MID    West Wind Apartments Phase IV                           8.050%                 Actual/360
  166     CIBC   Chastain Pines Apartments                               8.130%                 Actual/360
  167     MID    166 South River Road                                    7.080%                 Actual/360
  168     CIBC   Grayco Apartments                                       8.350%                 Actual/360
  169     MID    Reseda Retail Building                                  7.290%                 Actual/360
  170     MID    Mesa Engineering Systems, Inc.                          6.890%                 Actual/360
  171     MID    Concord Garden Apartments                               8.460%                 Actual/360
  172     RFC    233 Jamaica Avenue                                      7.375%                 Actual/360
  173     MID    Goffstown Village Apartments (V)                        6.960%                 Actual/360
  174     MID    Maple Leaf Apartments (V)                               6.960%                 Actual/360
  175     CIBC   Gateway 2000 - Columbia                                 8.220%                 Actual/360
  176     RFC    Kenworthy Medical Building                              9.260%                 Actual/360
  177     MID    Lakes Mini Storage                                      8.600%                 Actual/360
  178     MID    Town & Country Apartments Phase I                       6.870%                 Actual/360
  179     MID    Tucson East Apartments                                  6.860%                 Actual/360
  180     RFC    Pal Ex, Inc.                                            8.870%                 Actual/360
  181     RFC    312-332 East Rosecrans Avenue                           8.340%                 Actual/360
  182     MID    Building 35 - Corporate Woods                           8.310%                 Actual/360
  183     RFC    Art Museum Apartments                                   8.640%                 Actual/360
  184     CIBC   Gateway 2000 - Henderson                                8.220%                 Actual/360
  185     MID    Helicomb International Plant                            6.760%                 Actual/360
  186     CIBC   Gateway 2000 - Chattanooga                              8.220%                 Actual/360
  187     MID    U-Stor Facility                                         7.110%                 Actual/360
  188     MID    17-33 Elm Street                                        8.880%                 Actual/360
  189     RFC    Montwood Village Shopping Center                        9.320%                 Actual/360
  190     RFC    D Boys Office Building                                  8.920%                 Actual/360
  191     MID    U-Stor Facility                                         7.110%                 Actual/360
  192     MID    43 North Road                                           6.610%                 Actual/360
  193     RFC    Park Apartments                                         8.160%                 Actual/360
  194     MID    The Champion Gardens Apartments                         8.390%                 Actual/360
  195     MID    168 South River Road                                    7.080%                 Actual/360
  196     RFC    The Pines Business Park                                 8.800%                 Actual/360
  197     MID    U-Stor Winchester II                                    7.110%                 Actual/360
  198     MID    Knowledge Beginnings (VI)                               8.970%                 Actual/360
  199     MID    Knowledge Beginnings (VI)                               8.970%                 Actual/360
  200     CIBC   233, 235, 237 East 111th Street                         8.480%                 Actual/360


---------------------------------------------------------------------------------------------------------------------------
                                                                                                          Scheduled
 Loan                                                                    Related Borrower                  Balloon
  No.  Seller(1)                Property Name(2)                     Loan Groups (by Loan No.)             Balance
---------------------------------------------------------------------------------------------------------------------------
  151     MID    Steele's Market                                                                         $1,563,692
  152     CIBC   The Commonwealth Building                                                               $1,448,310
  153     CIBC   Gateway 2000 - Hobart                                   175, 184, 186, 23               $1,548,835
  154     MID    Frolics Plaza                                                  182                      $1,427,719
  155     RFC    Lorain Apartments                                                                       $1,479,836
  156     RFC    Opdyke Investments                                                                      $1,484,544
  157     MID    Sungard Financial Systems Office Property                                               $1,350,329
  158     RFC    420 Clinton Avenue                                        172, 216, 222                 $1,315,132
  159     CIBC   Village Shoppes of Paradise Beach                                                       $1,338,000
  160     MID    Tiscor Corporate Office Building                                                        $1,377,012
  161     MID    Omnicare Building                                                                       $1,419,825
  162     CIBC   Best Western                                                                            $1,167,254
  163     RFC    Ironwood Apartments                                                                     $1,304,067
  164     RFC    Crossroads South Shopping Center                                                        $1,390,096
  165     MID    West Wind Apartments Phase IV                                                           $1,375,413
  166     CIBC   Chastain Pines Apartments                                                               $1,345,788
  167     MID    166 South River Road                                           195                      $1,143,382
  168     CIBC   Grayco Apartments                                                                       $1,343,561
  169     MID    Reseda Retail Building                                                                  $1,180,745
  170     MID    Mesa Engineering Systems, Inc.                                                          $1,159,142
  171     MID    Concord Garden Apartments                                                               $1,259,572
  172     RFC    233 Jamaica Avenue                                        216, 222, 158                 $1,133,035
  173     MID    Goffstown Village Apartments (V)                          174, 144, 149                  $641,044
  174     MID    Maple Leaf Apartments (V)                                 173, 144, 149                  $480,783
  175     CIBC   Gateway 2000 - Columbia                                 153, 184, 186, 23               $1,227,734
  176     RFC    Kenworthy Medical Building                                189, 91, 133                    $84,587
  177     MID    Lakes Mini Storage                                                                      $1,113,804
  178     MID    Town & Country Apartments Phase I                            98, 85                     $1,078,738
  179     MID    Tucson East Apartments                                                                  $1,155,726
  180     RFC    Pal Ex, Inc.                                                                            $1,187,495
  181     RFC    312-332 East Rosecrans Avenue                                  203                      $1,081,964
  182     MID    Building 35 - Corporate Woods                                  154                      $1,162,762
  183     RFC    Art Museum Apartments                                                                   $1,143,513
  184     CIBC   Gateway 2000 - Henderson                                153, 175, 186, 23               $1,136,892
  185     MID    Helicomb International Plant                                                             $881,801
  186     CIBC   Gateway 2000 - Chattanooga                              153, 175, 184, 23               $1,133,293
  187     MID    U-Stor Facility                                             197, 191                      $52,312
  188     MID    17-33 Elm Street                                                                        $1,041,331
  189     RFC    Montwood Village Shopping Center                          91, 176, 133                    $78,186
  190     RFC    D Boys Office Building                                                                  $1,027,314
  191     MID    U-Stor Facility                                             187, 197                      $51,440
  192     MID    43 North Road                                                                            $943,750
  193     RFC    Park Apartments                                                                         $1,036,698
  194     MID    The Champion Gardens Apartments                                                          $938,457
  195     MID    168 South River Road                                           167                       $883,834
  196     RFC    The Pines Business Park                                                                  $940,830
  197     MID    U-Stor Winchester II                                         187,191                      $46,930
  198     MID    Knowledge Beginnings (VI)                                                                $428,171
  199     MID    Knowledge Beginnings (VI)                                                                $544,611
  200     CIBC   233, 235, 237 East 111th Street                             207, 135                     $886,177

-------------------------------------------------------------------------------------------
 Loan
  No.  Seller(1)                Property Name(2)                       Ballooon LTV (4)
-------------------------------------------------------------------------------------------
  151     MID    Steele's Market                                          66.82%
  152     CIBC   The Commonwealth Building                                62.16%
  153     CIBC   Gateway 2000 - Hobart                                    61.95%
  154     MID    Frolics Plaza                                            54.91%
  155     RFC    Lorain Apartments                                        72.19%
  156     RFC    Opdyke Investments                                       63.85%
  157     MID    Sungard Financial Systems Office Property                54.01%
  158     RFC    420 Clinton Avenue                                       59.78%
  159     CIBC   Village Shoppes of Paradise Beach                        62.67%
  160     MID    Tiscor Corporate Office Building                         64.05%
  161     MID    Omnicare Building                                        66.66%
  162     CIBC   Best Western                                             46.23%
  163     RFC    Ironwood Apartments                                      58.61%
  164     RFC    Crossroads South Shopping Center                         71.29%
  165     MID    West Wind Apartments Phase IV                            66.45%
  166     CIBC   Chastain Pines Apartments                                63.33%
  167     MID    166 South River Road                                     54.44%
  168     CIBC   Grayco Apartments                                        70.71%
  169     MID    Reseda Retail Building                                   58.16%
  170     MID    Mesa Engineering Systems, Inc.                           57.96%
  171     MID    Concord Garden Apartments                                71.16%
  172     RFC    233 Jamaica Avenue                                       59.63%
  173     MID    Goffstown Village Apartments (V)                         59.83%
  174     MID    Maple Leaf Apartments (V)                                59.83%
  175     CIBC   Gateway 2000 - Columbia                                  62.48%
  176     RFC    Kenworthy Medical Building                                4.23%
  177     MID    Lakes Mini Storage                                       57.71%
  178     MID    Town & Country Apartments Phase I                        45.52%
  179     MID    Tucson East Apartments                                   69.41%
  180     RFC    Pal Ex, Inc.                                             64.54%
  181     RFC    312-332 East Rosecrans Avenue                            25.46%
  182     MID    Building 35 - Corporate Woods                            59.63%
  183     RFC    Art Museum Apartments                                    61.31%
  184     CIBC   Gateway 2000 - Henderson                                 62.30%
  185     MID    Helicomb International Plant                             41.01%
  186     CIBC   Gateway 2000 - Chattanooga                               62.96%
  187     MID    U-Stor Facility                                           2.15%
  188     MID    17-33 Elm Street                                         57.85%
  189     RFC    Montwood Village Shopping Center                          4.32%
  190     RFC    D Boys Office Building                                   57.07%
  191     MID    U-Stor Facility                                           2.32%
  192     MID    43 North Road                                            55.51%
  193     RFC    Park Apartments                                          69.11%
  194     MID    The Champion Gardens Apartments                          52.14%
  195     MID    168 South River Road                                     50.51%
  196     RFC    The Pines Business Park                                  55.34%
  197     MID    U-Stor Winchester II                                      2.13%
  198     MID    Knowledge Beginnings (VI)                                63.58%
  199     MID    Knowledge Beginnings (VI)                                63.58%
  200     CIBC   233, 235, 237 East 111th Street                          52.13%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Interest
 Loan                                                                   Interest                  Accrual
  No.  Seller(1)                Property Name(2)                          Rate                    Method
-------------------------------------------------------------------------------------------------------------------
  201     RFC    Sunset Shopping Center                                  9.500%                 Actual/360
  202     MID    Lauderhill Plaza                                        6.810%                 Actual/360
  203     RFC    14401 South San Pedro Street                            8.340%                 Actual/360
  204     RFC    Woods Cross Self Storage                                9.100%                 Actual/360
  205     MID    Fresno Self Storage                                     6.630%                 Actual/360
  206     MID    Crosstown Square Shopping Center                        8.640%                 Actual/360
  207     CIBC   112-116 East 103rd Street                               8.480%                 Actual/360
  208     MID    Leon Trace Apartments                                   6.810%                 Actual/360
  209     RFC    Southern Oaks Apartments                                8.250%                 Actual/360
  210     RFC    Middletown Industrial                                   9.360%                 Actual/360
  211     RFC    401-611 Braker Lane                                     9.240%                 Actual/360
  212     RFC    Mandell Place                                           9.520%                 Actual/360
  213     MID    The Allendale Village Apartments                        7.000%                 Actual/360
  214     RFC    Roswell Point Shopping Center                           9.390%                 Actual/360
  215     RFC    Royal Apartments                                        8.410%                 Actual/360
  216     RFC    402 - 406 Albee Square                                  7.625%                 Actual/360
  217     RFC    Mansfield Retail Center                                 8.950%                 Actual/360
  218     RFC    224 South 3rd Brooklyn                                  8.860%                 Actual/360
  219     MID    Circuit City Land                                       8.320%                 Actual/360
  220     RFC    Charles Garden Apartments                               8.560%                 Actual/360
  221     RFC    Blockbuster Video                                       9.720%                 Actual/360
  222     RFC    16-10 Caffrey Avenue                                    7.375%                 Actual/360
  223     RFC    650 E 182 St                                            8.375%                 Actual/360
  224     RFC    Temple Apartments                                       7.625%                 Actual/360
                 Total/Weighted Average                                  8.102%


---------------------------------------------------------------------------------------------------------------------------
                                                                                                          Scheduled
 Loan                                                                    Related Borrower                  Balloon
  No.  Seller(1)               Property Name(2)                     Loan Groups (by Loan No.)              Balance
---------------------------------------------------------------------------------------------------------------------------
  201     RFC    Sunset Shopping Center                                                                   $901,661
  202     MID    Lauderhill Plaza                                                                         $829,313
  203     RFC    14401 South San Pedro Street                                   181                       $832,280
  204     RFC    Woods Cross Self Storage                                                                 $832,822
  205     MID    Fresno Self Storage                                                                      $793,169
  206     MID    Crosstown Square Shopping Center                                                         $820,172
  207     CIBC   112-116 East 103rd Street                                    135,200                     $815,116
  208     MID    Leon Trace Apartments                                          113                       $757,570
  209     RFC    Southern Oaks Apartments                                                                  $25,885
  210     RFC    Middletown Industrial                                                                    $673,221
  211     RFC    401-611 Braker Lane                                            145                       $749,701
  212     RFC    Mandell Place                                                                            $751,542
  213     MID    The Allendale Village Apartments                                                          $35,579
  214     RFC    Roswell Point Shopping Center                                                            $788,750
  215     RFC    Royal Apartments                                                                         $709,227
  216     RFC    402 - 406 Albee Square                                     172,158,222                   $672,707
  217     RFC    Mansfield Retail Center                                                                  $662,384
  218     RFC    224 South 3rd Brooklyn                                                                   $601,718
  219     MID    Circuit City Land                                                                        $358,255
  220     RFC    Charles Garden Apartments                                                                $413,993
  221     RFC    Blockbuster Video                                                                        $396,369
  222     RFC    16-10 Caffrey Avenue                                      172, 158, 216                  $349,623
  223     RFC    650 E 182 St                                                                              $21,031
  224     RFC    Temple Apartments                                                                        $189,633
                 Total/Weighted Average

-------------------------------------------------------------------------------------------
 Loan
  No.  Seller(1)               Property Name(2)                        Ballooon LTV (4)
-------------------------------------------------------------------------------------------
  201     RFC    Sunset Shopping Center                                 64.40%
  202     MID    Lauderhill Plaza                                       55.29%
  203     RFC    14401 South San Pedro Street                           29.20%
  204     RFC    Woods Cross Self Storage                               53.73%
  205     MID    Fresno Self Storage                                    61.97%
  206     MID    Crosstown Square Shopping Center                       63.09%
  207     CIBC   112-116 East 103rd Street                              58.22%
  208     MID    Leon Trace Apartments                                  51.36%
  209     RFC    Southern Oaks Apartments                                1.52%
  210     RFC    Middletown Industrial                                  52.80%
  211     RFC    401-611 Braker Lane                                    51.70%
  212     RFC    Mandell Place                                          60.12%
  213     MID    The Allendale Village Apartments                        2.74%
  214     RFC    Roswell Point Shopping Center                          65.73%
  215     RFC    Royal Apartments                                       47.28%
  216     RFC    402 - 406 Albee Square                                 51.75%
  217     RFC    Mansfield Retail Center                                46.48%
  218     RFC    224 South 3rd Brooklyn                                 60.78%
  219     MID    Circuit City Land                                      25.59%
  220     RFC    Charles Garden Apartments                              55.95%
  221     RFC    Blockbuster Video                                      41.29%
  222     RFC    16-10 Caffrey Avenue                                   53.79%
  223     RFC    650 E 182 St                                            2.94%
  224     RFC    Temple Apartments                                      47.41%
                 Total/Weighted Average                                 59.83%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


----------------------------------------------------------------------------------------------------------------------------

  Loan                                                   Underwritable   Net Operating    Monthly                Appraised
   No.   Seller             Property Name(2)               Cash Flow         Income       Payment      DSCR(4)     Value
----------------------------------------------------------------------------------------------------------------------------
   1     MID     Campus Apartments                            $3,200,310    $3,341,600       $197,006   1.35     $41,200,000
   2     CIBC    17 John Street                               $2,636,228    $2,663,978       $176,314   1.25     $34,000,000
   3     MID     San Croix Apartments                         $2,088,462    $2,158,862       $131,319   1.33     $26,100,000
   4     CIBC    4343 Commerce Court (A) (I)                  $1,775,216    $1,985,330        $88,655   1.55     $19,000,000
   5     CIBC    1051 North Kirk Road (A) (I)                   $360,589      $408,212        $23,084   1.55      $4,400,000
   6     CIBC    Narco River Business Center (A)                $366,598      $422,726        $22,887   1.55      $5,100,000
   7     MID     Ryder Integrated Logistics                   $2,085,932    $2,265,645       $139,057   1.25     $23,900,000
   8     CIBC    Holiday Inn Rochester                        $2,764,558    $3,150,389       $153,538   1.50     $25,200,000
   9     MID     Nevada Street Apartments                     $1,823,747    $1,900,247       $114,506   1.30     $19,700,000
   10    MID     Camelot Apartments                           $1,632,804    $1,746,804       $113,382   1.20     $18,900,000
   11    MID     Neurocrine Biosciences                       $2,027,359    $2,167,057        $96,224   1.76     $24,200,000
   12    MID     CSC Office Building                          $1,521,608    $1,704,937       $101,440   1.25     $18,600,000
   13    MID     Kinetic Systems Building (B)                   $797,158      $917,725        $50,675   1.29      $9,700,000
   14    MID     Globix Corporation Building (B)                $740,796      $845,823        $48,299   1.29      $8,800,000
   15    CIBC    Summit Square                                $1,305,438    $1,366,477        $85,667   1.27     $16,200,000
   16    CIBC    Bed, Bath & Beyond                           $1,234,655    $1,292,503        $82,387   1.25     $14,400,000
   17    MID     The Quidel Building                          $1,304,919    $1,409,890        $86,982   1.25     $15,100,000
   18    MID     Candletree Apartments                        $1,253,052    $1,375,452        $81,790   1.28     $13,800,000
   19    CIBC    Latham Crossing & Crossroads Plaza           $1,221,252    $1,270,077        $76,738   1.33     $14,800,000
   20    RFC     Hampton Inn & Suites (II)                    $1,161,677    $1,312,498        $66,776   1.40     $13,500,000
   21    RFC     Big Bowl/Wildfire (II)                         $373,479      $385,564        $24,710   1.40      $4,100,000
   22    MID     Backlick Center South                        $1,168,460    $1,323,503        $67,069   1.45     $13,600,000
   23    CIBC    Willow Run Business Center II                $1,216,740    $1,290,158        $75,124   1.35     $15,100,000
   24    MID     East Side Plaza                              $1,068,069    $1,205,968        $67,208   1.32     $12,770,000
   25    RFC     Ritchie Highway Shopping Center              $1,157,068    $1,218,166        $76,891   1.25     $14,000,000
   26    CIBC    Lincoln Park (C)                               $737,273      $877,525        $44,651   1.34      $7,420,000
   27    CIBC    Pompano Merchandise Mart (C)                   $547,453      $638,554        $35,220   1.34      $6,140,000
   28    RFC     Big Kmart Shopping Center                    $1,110,829    $1,151,560        $72,294   1.28     $12,950,000
   29    RFC     Marston Park Plaza                           $1,158,198    $1,269,400        $74,667   1.29     $12,800,000
   30    CIBC    Union Center                                 $1,103,283    $1,317,032        $71,971   1.28     $13,500,000
   31    MID     La Jolla Corporate Center                      $925,654    $1,042,752        $60,286   1.28     $10,670,000
   32    CIBC    Southlake Festival Shopping Center           $1,149,997    $1,285,565        $61,513   1.56     $11,200,000
   33    RFC     HomeBase-Phoenix, AZ                           $831,083      $875,853        $52,882   1.31     $10,500,000
   34    MID     Hyatt Suites Hotel                             $948,831    $1,407,105        $56,612   1.40     $15,500,000
   35    RFC     Holiday Square Shopping Center                 $743,213      $767,988        $49,550   1.25      $8,590,000
   36    RFC     Stagecoach Plaza                               $940,894    $1,029,616        $49,519   1.58     $10,200,000
   37    RFC     Today's Man Oxford Valley                      $810,137      $825,951        $50,094   1.35      $8,300,000
   38    CIBC    Parkway Corporate Plaza 138                    $765,399      $860,994        $48,442   1.32      $8,850,000
   39    MID     Lexington Commons Apartments                   $646,436      $697,936        $40,012   1.35      $7,750,000
   40    MID     Regal Cinema                                   $959,279    $1,002,694        $60,927   1.31     $10,150,000
   41    MID     One Airport Center Office Building             $819,282      $856,028        $49,493   1.38      $8,300,000
   42    MID     San Pablo Apartments                           $586,986      $636,986        $39,838   1.23      $7,500,000
   43    MID     Oaks of Ashford Point Apartments               $653,382      $703,132        $42,822   1.27      $7,250,000
   44    CIBC    Comfort Inn - Philadelphia Airport             $850,680      $972,619        $47,328   1.50      $8,500,000
   45    MID     Grouse Run Apartments                          $619,685      $680,685        $37,322   1.38      $7,200,000
   46    RFC     Avanex Building                                $641,832      $676,939        $42,792   1.25      $7,600,000
   47    MID     The Regents Cove Apartments                    $592,795      $660,795        $40,995   1.21      $7,100,000
   48    CIBC    156 10-40 Cross Bay Boulevard                  $842,009      $912,062        $47,101   1.49      $9,500,000
   49    MID     Freehold Executive Center                      $657,066      $756,435        $43,770   1.25      $7,300,000
   50    MID     K-Mart (D)                                     $353,855      $394,117        $24,566   1.20      $3,825,000
   51    MID     K-Mart (D)                                     $339,183      $379,064        $23,547   1.20      $4,150,000
   52    MID     Seton Chase Apartments                         $570,478      $627,728        $39,443   1.21      $6,700,000
   53    CIBC    Tel Huron Shopping Center                      $722,855      $792,483        $39,963   1.51      $7,850,000
   54    MID     Quality Inn Sports Complex                     $869,231    $1,024,611        $42,246   1.71      $8,000,000
   55    MID     Ramada Limited                                 $704,049      $823,772        $36,014   1.63      $7,200,000
   56    MID     Walker's Station Apartments                    $480,521      $538,021        $33,050   1.21      $6,600,000
   57    MID     Saturn Electronics & Engineering               $593,789      $639,553        $39,585   1.25      $6,600,000
   58    MID     Plaza Pointe                                   $489,042      $579,121        $32,501   1.25      $8,675,000
   59    RFC     GAI-Tronics Corporation                        $518,958      $565,095        $34,450   1.26      $5,750,000
   60    CIBC    2600 Building                                  $591,075      $715,705        $35,108   1.40      $6,200,000



------------------------------------------------------------------------------------------------------------------

  Loan                                                                   Cut-Off Date Percent    Percent Leased
   No.   Seller             Property Name(2)            Value as of Date   LTV(4)     Leased (7) as of Date (7)
------------------------------------------------------------------------------------------------------------------
   1     MID     Campus Apartments                           04/15/1998       66.04%    100.0%      03/17/2000
   2     CIBC    17 John Street                              12/23/1999       68.74%    100.0%      12/20/1999
   3     MID     San Croix Apartments                        02/24/1998       75.01%     94.0%      01/15/2000
   4     CIBC    4343 Commerce Court (A) (I)                 05/07/1999       66.62%     91.1%      01/26/2000
   5     CIBC    1051 North Kirk Road (A) (I)                04/27/1999       66.62%    100.0%      02/28/1998
   6     CIBC    Narco River Business Center (A)             10/29/1999       66.62%     75.8%      02/01/2000
   7     MID     Ryder Integrated Logistics                  11/01/1999       76.00%    100.0%      11/30/1999
   8     CIBC    Holiday Inn Rochester                       01/05/2000       70.10%     70.5%      09/30/1999
   9     MID     Nevada Street Apartments                    12/27/1999       78.09%     99.0%      02/09/2000
   10    MID     Camelot Apartments                          10/18/1999       78.61%     96.0%      12/28/1999
   11    MID     Neurocrine Biosciences                      06/11/1998       60.00%    100.0%      12/31/1999
   12    MID     CSC Office Building                         12/01/1999       70.23%    100.0%      12/08/1999
   13    MID     Kinetic Systems Building (B)                07/23/1999       67.20%    100.0%      10/20/1999
   14    MID     Globix Corporation Building (B)             07/23/1999       67.20%    100.0%      10/20/1999
   15    CIBC    Summit Square                               01/01/2000       75.43%     98.1%      11/29/1999
   16    CIBC    Bed, Bath & Beyond                          10/01/1999       79.41%    100.0%             NAP
   17    MID     The Quidel Building                         12/01/1999       74.31%    100.0%      12/01/1999
   18    MID     Candletree Apartments                       10/21/1999       79.45%     98.0%      01/03/2000
   19    CIBC    Latham Crossing & Crossroads Plaza          09/29/1999       72.93%     95.5%      01/01/2000
   20    RFC     Hampton Inn & Suites (II)                   12/07/1999       60.71%     72.7%      02/29/2000
   21    RFC     Big Bowl/Wildfire (II)                      12/07/1999       60.71%    100.0%      03/01/2000
   22    MID     Backlick Center South                       08/25/1998       76.59%    100.0%      12/31/1999
   23    CIBC    Willow Run Business Center II               04/22/1999       66.32%    100.0%      04/22/1999
   24    MID     East Side Plaza                             05/08/1998       78.43%     98.6%      02/16/2000
   25    RFC     Ritchie Highway Shopping Center             02/01/2000       71.36%     93.8%      03/31/2000
   26    CIBC    Lincoln Park (C)                            11/03/1999       72.56%     90.0%      12/29/1999
   27    CIBC    Pompano Merchandise Mart (C)                11/03/1999       72.56%     99.0%      12/29/1999
   28    RFC     Big Kmart Shopping Center                   09/01/1999       74.23%    100.0%      10/05/1999
   29    RFC     Marston Park Plaza                          11/02/1999       72.94%     97.4%      01/31/2000
   30    CIBC    Union Center                                09/20/1999       68.71%    100.0%      01/01/2000
   31    MID     La Jolla Corporate Center                   10/11/1999       74.28%     96.0%      02/03/2000
   32    CIBC    Southlake Festival Shopping Center          12/01/1999       68.59%     81.4%      11/02/1999
   33    RFC     HomeBase-Phoenix, AZ                        12/15/1999       66.05%    100.0%      11/04/1999
   34    MID     Hyatt Suites Hotel                          08/17/1999       42.42%     80.0%      09/30/1999
   35    RFC     Holiday Square Shopping Center              11/15/1999       75.58%     98.4%      12/06/1999
   36    RFC     Stagecoach Plaza                            05/01/1999       63.70%     97.4%      04/04/2000
   37    RFC     Today's Man Oxford Valley                   01/02/2000       78.13%    100.0%      03/01/2000
   38    CIBC    Parkway Corporate Plaza 138                 04/27/1999       70.83%    100.0%      10/01/1999
   39    MID     Lexington Commons Apartments                09/16/1998       78.06%     86.4%      11/19/1999
   40    MID     Regal Cinema                                06/25/1999       58.35%    100.0%      12/24/1999
   41    MID     One Airport Center Office Building          01/01/1998       71.21%    100.0%      12/30/1999
   42    MID     San Pablo Apartments                        01/22/1998       78.43%     88.0%      11/30/1999
   43    MID     Oaks of Ashford Point Apartments            01/04/2000       78.44%     94.5%      01/25/2000
   44    CIBC    Comfort Inn - Philadelphia Airport          12/31/1999       66.78%     78.7%             NAP
   45    MID     Grouse Run Apartments                       05/19/1998       77.57%     95.5%      12/22/1999
   46    RFC     Avanex Building                             11/25/1999       73.49%    100.0%      11/02/1999
   47    MID     The Regents Cove Apartments                 08/23/1999       77.82%     95.2%      12/31/1999
   48    CIBC    156 10-40 Cross Bay Boulevard               11/02/1999       57.77%     92.7%      01/26/2000
   49    MID     Freehold Executive Center                   10/25/1999       74.90%    100.0%      01/25/2000
   50    MID     K-Mart (D)                                  11/04/1999       67.21%    100.0%      02/14/2000
   51    MID     K-Mart (D)                                  10/20/1999       67.21%    100.0%      01/24/2000
   52    MID     Seton Chase Apartments                      10/12/1999       79.58%     95.6%      09/20/1999
   53    CIBC    Tel Huron Shopping Center                   04/22/1999       67.76%     97.9%      12/31/1999
   54    MID     Quality Inn Sports Complex                  06/22/1998       66.04%     75.2%      11/28/1999
   55    MID     Ramada Limited                              06/08/1998       70.01%     76.4%      12/31/1999
   56    MID     Walker's Station Apartments                 09/29/1998       75.77%     96.5%      12/22/1999
   57    MID     Saturn Electronics & Engineering            11/01/1999       75.53%    100.0%      02/10/2000
   58    MID     Plaza Pointe                                06/17/1998       55.47%     95.4%      11/30/1999
   59    RFC     GAI-Tronics Corporation                     10/22/1999       79.09%    100.0%      12/08/1999
   60    CIBC    2600 Building                               09/01/1999       72.69%     97.6%      01/06/2000

-------------------------------------------------------------------------------------------------------------

  Loan
   No.  Seller             Property Name(2)                      Largest Tenant (8)                  % NSF
-------------------------------------------------------------------------------------------------------------
   1     MID     Campus Apartments                                                        NAP            NAP
   2     CIBC    17 John Street                                                           NAP            NAP
   3     MID     San Croix Apartments                                                     NAP            NAP
   4     CIBC    4343 Commerce Court (A) (I)                                   Porsche Credit          13.3%
   5     CIBC    1051 North Kirk Road (A) (I)                                Stephen J. Nardi         100.0%
   6     CIBC    Narco River Business Center (A)                           CSX Transportation          26.3%
   7     MID     Ryder Integrated Logistics                        Ryder Integrated Logistics         100.0%
   8     CIBC    Holiday Inn Rochester                                                    NAP            NAP
   9     MID     Nevada Street Apartments                                                 NAP            NAP
   10    MID     Camelot Apartments                                                       NAP            NAP
   11    MID     Neurocrine Biosciences                          Neurocrine Biosciences, Inc.         100.0%
   12    MID     CSC Office Building                             CSC Healthcare Systems, Inc.          86.3%
   13    MID     Kinetic Systems Building (B)                                 Kinetic Systems         100.0%
   14    MID     Globix Corporation Building (B)                           Globix Corporation         100.0%
   15    CIBC    Summit Square                                                        Staples          18.0%
   16    CIBC    Bed, Bath & Beyond                                         Bed Bath & Beyond         100.0%
   17    MID     The Quidel Building                                       Quidel Corporation         100.0%
   18    MID     Candletree Apartments                                                    NAP            NAP
   19    CIBC    Latham Crossing & Crossroads Plaza                                  PetsMart          28.7%
   20    RFC     Hampton Inn & Suites (II)                                                NAP            NAP
   21    RFC     Big Bowl/Wildfire (II)                                              Wildfire          60.7%
   22    MID     Backlick Center South                                  Scholastic Book Fairs           8.1%
   23    CIBC    Willow Run Business Center II                                 General Motors         100.0%
   24    MID     East Side Plaza                                          Hanover Rich Associ          35.0%
   25    RFC     Ritchie Highway Shopping Center                Food-A-Rama/Metro Food Market          45.6%
   26    CIBC    Lincoln Park (C)                                          Roseart Lampshades          10.7%
   27    CIBC    Pompano Merchandise Mart (C)                                Pino Enterprises          11.1%
   28    RFC     Big Kmart Shopping Center                                         Big K-Mart          69.9%
   29    RFC     Marston Park Plaza                                     Prosound Music Center          14.8%
   30    CIBC    Union Center                                              Bed, Bath & Beyond          40.6%
   31    MID     La Jolla Corporate Center                                      LG Biomedical          19.0%
   32    CIBC    Southlake Festival Shopping Center                                   TJ Maxx          22.8%
   33    RFC     HomeBase-Phoenix, AZ                                                HomeBase         100.0%
   34    MID     Hyatt Suites Hotel                                                       NAP            NAP
   35    RFC     Holiday Square Shopping Center                                  Sav-A-Center          61.7%
   36    RFC     Stagecoach Plaza                                            U.S. Post Office           7.9%
   37    RFC     Today's Man Oxford Valley                                        Today's Man          41.2%
   38    CIBC    Parkway Corporate Plaza 138                            Parkway Finance, Inc.          46.5%
   39    MID     Lexington Commons Apartments                                             NAP            NAP
   40    MID     Regal Cinema                                             Regal Cinemas, Inc.         100.0%
   41    MID     One Airport Center Office Building                                   Rentrak          75.6%
   42    MID     San Pablo Apartments                                                     NAP            NAP
   43    MID     Oaks of Ashford Point Apartments                                         NAP            NAP
   44    CIBC    Comfort Inn - Philadelphia Airport                                       NAP            NAP
   45    MID     Grouse Run Apartments                                                    NAP            NAP
   46    RFC     Avanex Building                                           Avanex Corporation         100.0%
   47    MID     The Regents Cove Apartments                                              NAP            NAP
   48    CIBC    156 10-40 Cross Bay Boulevard                                J&S Open Realty           8.4%
   49    MID     Freehold Executive Center                                             Vantas          20.6%
   50    MID     K-Mart (D)                                                K-Mart Corporation         100.0%
   51    MID     K-Mart (D)                                                K-Mart Corporation         100.0%
   52    MID     Seton Chase Apartments                                                   NAP            NAP
   53    CIBC    Tel Huron Shopping Center                                           Rite Aid          19.9%
   54    MID     Quality Inn Sports Complex                                               NAP            NAP
   55    MID     Ramada Limited                                                           NAP            NAP
   56    MID     Walker's Station Apartments                                              NAP            NAP
   57    MID     Saturn Electronics & Engineering    Saturn Electronics and Engineering, Inc.       100.0%
   58    MID     Plaza Pointe                                                        Del Taco          36.8%
   59    RFC     GAI-Tronics Corporation                                    GAI-Tronics Corp.         100.0%
   60    CIBC    2600 Building                                              Police Department          27.6%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

----------------------------------------------------------------------------------------------------------------------------

  Loan                                                   Underwritable   Net Operating    Monthly                Appraised
   No.   Seller             Property Name(2)               Cash Flow         Income       Payment      DSCR(4)     Value
----------------------------------------------------------------------------------------------------------------------------
   61    CIBC    Hoyt's Cinemas                                 $672,743      $704,309        $39,039   1.44      $7,500,000
   62    CIBC    Advance Auto Parts - York, PA (III)             $76,053       $81,553         $4,638   1.36        $885,000
   63    CIBC    Advance Auto Parts - Harrisburg, PA (Swatara)   $67,310       $72,430         $4,141   1.36        $785,000
   64    CIBC    Advance Auto Parts - Steelton, PA (III)         $66,212       $71,988         $4,059   1.36        $780,000
   65    CIBC    Advance Auto Parts - Celina, OH (III)           $53,361       $58,032         $3,272   1.36        $630,000
   66    CIBC    Advance Auto Parts - Youngstown, OH (III)       $64,042       $69,113         $3,934   1.36        $750,000
   67    CIBC    Advance Auto Parts - Warren, OH (III)           $60,898       $65,850         $3,727   1.36        $710,000
   68    CIBC    Advance Auto Parts - Atlanta, GA (III)          $71,356       $77,135         $4,390   1.36        $820,000
   69    CIBC    Advance Auto Parts - Penn Hills, PA (III)       $75,433       $81,553         $4,638   1.36        $880,000
   70    CIBC    Advance Auto Parts - Pontotoc, MS (III)         $48,919       $53,424         $2,982   1.36        $570,000
   71    MID     Hampton Inn Maple Grove                        $639,458      $753,115        $31,358   1.70      $7,075,000
   72    RFC     Maple Tree Mall                                $486,145      $537,301        $32,352   1.25      $5,700,000
   73    MID     The Sterling Falls Apartments                  $487,266      $529,266        $27,605   1.47      $5,620,000
   74    RFC     Stelton Shopping Center                        $446,438      $482,188        $28,843   1.29      $5,500,000
   75    CIBC    Parkview Towers                                $459,814      $494,189        $27,563   1.39      $4,700,000
   76    CIBC    Unilab Building                                $495,604      $535,023        $30,631   1.35      $5,200,000
   77    MID     Cambridge Apartments                           $402,027      $426,027        $23,763   1.41      $5,150,000
   78    MID     Tempe Plaza                                    $540,008      $611,442        $29,180   1.54      $5,900,000
   79    RFC     Byram Self-Storage                             $619,811      $627,345        $35,229   1.47      $6,560,000
   80    MID     Sixth Street Building                          $492,920      $535,284        $32,150   1.28      $4,900,000
   81    MID     Lake Pine Apartments                           $346,699      $385,699        $22,841   1.26      $4,380,000
   82    RFC     Las Lomas Apartments                           $476,848      $534,348        $25,591   1.55      $5,300,000
   83    RFC     Pinellas Industrial Center                     $423,128      $491,971        $27,400   1.29      $4,480,000
   84    CIBC    Mount Joy Square                               $391,601      $419,991        $24,931   1.31      $4,400,000
   85    MID     Town & Country Apartments (Phase II)           $506,010      $556,010        $23,051   1.83      $5,235,000
   86    MID     Bartles Corner Business Park                   $425,948      $479,929        $28,394   1.25      $4,600,000
   87    RFC     Jeffery Manor Shopping Center                  $413,571      $464,533        $25,113   1.37      $4,215,000
   88    MID     Eckerd's Drug Store                            $290,236      $291,872        $20,151   1.20      $3,535,000
   89    MID     Clayton Apartments and Duplexes                $445,385      $477,560        $20,968   1.77      $4,400,000
   90    MID     Regal Cinemas 12-Screen Movie Theatre          $467,339      $492,677        $32,035   1.22      $5,100,000
   91    RFC     1506 N. Lee Trevino                            $403,937      $457,158        $28,050   1.20      $4,200,000
   92    MID     Eckerd Pharmacy                                $324,012      $325,923        $21,513   1.26      $4,200,000
   93    MID     Kroger Grocery Store                           $323,716      $346,984        $21,576   1.25      $3,850,000
   94    CIBC    Datatec Warehouse                              $394,068      $426,627        $26,265   1.25      $4,050,000
   95    MID     Legacy Business Park Medical Office 8 (E)      $220,162      $241,011        $14,029   1.35      $2,785,000
   96    MID     Legacy Business Park Medical Office - 4 (E)    $102,319      $118,488         $5,882   1.35      $1,250,000
   97    MID     East Los Angeles Retail Center                 $347,574      $368,262        $22,954   1.26      $4,000,000
   98    MID     Acadia Park Apartments                         $395,954      $443,954        $20,257   1.63      $4,400,000
   99    MID     Eckerd's Drug Store                            $331,732      $333,368        $22,969   1.20      $4,000,000
  100    MID     Dana Innovations                               $323,715      $348,842        $21,134   1.28      $3,950,000
  101    MID     Eckerd's Drug Store                            $285,114      $286,750        $19,720   1.20      $3,475,000
  102    RFC     Oregon Court (F)                               $201,165      $215,165        $13,378   1.27      $2,100,000
  103    RFC     Oregon Arms (F)                                $140,961      $150,961         $8,984   1.27      $1,375,000
  104    MID     Eckerd Drugs                                   $288,059      $289,695        $20,001   1.20      $3,585,000
  105    CIBC    Dicks Clothing and Sporting Goods              $365,443      $388,592        $22,612   1.35      $4,000,000
  106    CIBC    Sugarland Shopping Center                      $374,323      $429,228        $21,796   1.43      $3,600,000
  107    MID     Eckerd Drug Store                              $287,029      $288,665        $19,930   1.20      $3,470,000
  108    RFC     Bassett Furniture Store                        $324,181      $338,619        $21,152   1.28      $3,875,000
  109    CIBC    Oak Leaf West                                  $299,403      $338,093        $19,193   1.30      $3,400,000
  110    CIBC    2000 White Elks Springs Court                  $301,857      $352,550        $20,146   1.25      $3,500,000
  111    CIBC    Triangle Shopping Center                       $327,348      $368,820        $21,459   1.27      $3,200,000
  112    CIBC    Northern Medical Offices                       $324,207      $361,003        $21,565   1.25      $3,600,000
  113    MID     Bronco Apartments                              $473,730      $535,980        $17,368   2.27      $4,200,000
  114    MID     K-Mart                                         $325,598      $338,570        $21,698   1.25      $3,600,000
  115    RFC     Villa Eleni                                    $272,853      $280,103        $18,170   1.25      $3,400,000
  116    MID     Perkins Place & Fox Ridge (IV)                 $116,490      $124,810         $6,825   1.37      $1,130,000
  117    MID     Barrington Hills Apartments (IV)                $89,759       $98,009         $5,536   1.37      $1,040,000
  118    MID     McDuffee Brook Place (IV)                       $53,926       $58,498         $3,397   1.37        $611,000
  119    MID     Kearsarge Apartments (IV)                       $38,417       $41,417         $2,442   1.37        $435,000
  120    RFC     Agawam Industrial Building                     $304,828      $334,685        $20,124   1.26      $3,400,000


---------------------------------------------------------------------------------------------------------------------
  Loan                                                           Value as     Cut-Off Date Percent    Percent Leased
   No.   Seller             Property Name(2)                     of Date         LTV(4)    Leased (7)  as of Date (7)
---------------------------------------------------------------------------------------------------------------------
   61    CIBC    Hoyt's Cinemas                                 02/01/2000       59.09%    100.0%      02/14/2000
   62    CIBC    Advance Auto Parts - York, PA (III)            04/16/1999       62.92%    100.0%      01/01/2000
   63    CIBC    Advance Auto Parts - Harrisburg, PA (Swatara)  04/16/1999       62.92%    100.0%      01/01/2000
   64    CIBC    Advance Auto Parts - Steelton, PA (III)        04/16/1999       62.92%    100.0%      01/01/2000
   65    CIBC    Advance Auto Parts - Celina, OH (III)          04/19/1999       62.92%    100.0%      01/01/2000
   66    CIBC    Advance Auto Parts - Youngstown, OH (III)      04/20/1999       62.92%    100.0%      01/01/2000
   67    CIBC    Advance Auto Parts - Warren, OH (III)          04/20/1999       62.92%    100.0%      01/01/2000
   68    CIBC    Advance Auto Parts - Atlanta, GA (III)         05/10/1999       62.92%    100.0%      01/01/2000
   69    CIBC    Advance Auto Parts - Penn Hills, PA (III)      04/20/1999       62.92%    100.0%      01/01/2000
   70    CIBC    Advance Auto Parts - Pontotoc, MS (III)        05/10/1999       62.92%    100.0%      01/01/2000
   71    MID     Hampton Inn Maple Grove                        07/15/1998       60.05%     74.0%      12/28/1999
   72    RFC     Maple Tree Mall                                10/14/1999       72.63%    100.0%      10/01/1999
   73    MID     The Sterling Falls Apartments                  09/18/1998       73.54%     97.6%      11/30/1999
   74    RFC     Stelton Shopping Center                        02/20/1999       68.44%     97.5%      01/12/2000
   75    CIBC    Parkview Towers                                05/27/1999       79.73%    100.0%      01/01/2000
   76    CIBC    Unilab Building                                09/17/1999       69.91%    100.0%      09/01/1999
   77    MID     Cambridge Apartments                           08/01/1998       70.23%     99.0%      11/25/1999
   78    MID     Tempe Plaza                                    12/02/1999       59.08%     98.0%      02/10/2000
   79    RFC     Byram Self-Storage                             11/15/1999       52.95%     80.9%      12/31/1999
   80    MID     Sixth Street Building                          05/20/1998       70.38%    100.0%      11/30/1999
   81    MID     Lake Pine Apartments                           04/16/1998       78.54%     99.4%      11/19/1999
   82    RFC     Las Lomas Apartments                           10/01/1999       63.95%     92.2%      10/18/1999
   83    RFC     Pinellas Industrial Center                     10/28/1999       73.41%     94.9%      01/01/2000
   84    CIBC    Mount Joy Square                               07/01/1999       74.63%     94.9%      12/01/1999
   85    MID     Town & Country Apartments (Phase II)           05/12/1998       61.31%     99.0%      11/30/1999
   86    MID     Bartles Corner Business Park                   06/08/1999       69.63%     98.0%      12/04/1999
   87    RFC     Jeffery Manor Shopping Center                  11/01/1999       75.78%     91.7%      12/31/1999
   88    MID     Eckerd's Drug Store                            07/24/1999       79.10%    100.0%      08/20/1999
   89    MID     Clayton Apartments and Duplexes                05/15/1998       71.44%    100.0%      12/31/1999
   90    MID     Regal Cinemas 12-Screen Movie Theatre          11/05/1999       60.34%    100.0%      01/27/2000
   91    RFC     1506 N. Lee Trevino                            11/15/1999       73.17%     93.2%      12/16/1999
   92    MID     Eckerd Pharmacy                                08/11/1999       71.08%    100.0%      08/20/1999
   93    MID     Kroger Grocery Store                           07/20/1998       77.39%    100.0%      11/02/1999
   94    CIBC    Datatec Warehouse                              08/30/1999       72.83%    100.0%             NAP
   95    MID     Legacy Business Park Medical Office 8 (E)      05/07/1998       71.73%    100.0%      11/30/1999
   96    MID     Legacy Business Park Medical Office - 4 (E)    05/07/1998       71.73%    100.0%      11/30/1999
   97    MID     East Los Angeles Retail Center                 05/30/1998       71.86%    100.0%      12/07/1999
   98    MID     Acadia Park Apartments                         05/06/1998       64.10%     93.0%      11/30/1999
   99    MID     Eckerd's Drug Store                            07/24/1999       79.61%    100.0%      08/20/1999
  100    MID     Dana Innovations                               10/18/1999       70.69%    100.0%      11/17/1999
  101    MID     Eckerd's Drug Store                            07/24/1999       78.75%    100.0%      08/20/1999
  102    RFC     Oregon Court (F)                               11/15/1999       78.45%    100.0%      11/30/1999
  103    RFC     Oregon Arms (F)                                11/15/1999       78.45%    100.0%      11/30/1999
  104    MID     Eckerd Drugs                                   06/04/1999       75.83%    100.0%      12/31/1999
  105    CIBC    Dicks Clothing and Sporting Goods              10/01/1999       67.85%     97.0%      10/18/1999
  106    CIBC    Sugarland Shopping Center                      05/05/1999       74.34%     89.9%      06/01/1999
  107    MID     Eckerd Drug Store                              10/25/1999       74.85%    100.0%      12/03/1999
  108    RFC     Bassett Furniture Store                        12/14/1999       66.69%    100.0%      11/29/1999
  109    CIBC    Oak Leaf West                                  03/25/1999       74.56%    100.0%      01/01/2000
  110    CIBC    2000 White Elks Springs Court                  12/28/1999       71.71%    100.0%      12/27/1999
  111    CIBC    Triangle Shopping Center                       10/06/1999       76.91%    100.0%      09/14/1999
  112    CIBC    Northern Medical Offices                       01/29/1999       67.87%     97.0%      06/01/1999
  113    MID     Bronco Apartments                              06/17/1998       57.95%     92.4%      01/20/2000
  114    MID     K-Mart                                         12/01/1999       67.37%    100.0%      12/22/1999
  115    RFC     Villa Eleni                                    01/12/2000       70.66%    100.0%      11/01/1999
  116    MID     Perkins Place & Fox Ridge (IV)                 01/05/2000       74.52%     97.0%      03/01/2000
  117    MID     Barrington Hills Apartments (IV)               01/05/2000       74.52%     96.4%      12/07/1999
  118    MID     McDuffee Brook Place (IV)                      01/05/2000       74.52%     96.4%      03/01/2000
  119    MID     Kearsarge Apartments (IV)                      01/05/2000       74.52%     96.0%      12/07/1999
  120    RFC     Agawam Industrial Building                     12/01/1999       70.43%    100.0%      01/27/2000

------------------------------------------------------------------------------------------------------------------------
  Loan
   No.   Seller             Property Name(2)                     Largest Tenant (8)                             % NSF
------------------------------------------------------------------------------------------------------------------------
   61    CIBC    Hoyt's Cinemas                                                        Hoyt's Cinemas         100.0%
   62    CIBC    Advance Auto Parts - York, PA (III)                                     Advance Auto         100.0%
   63    CIBC    Advance Auto Parts - Harrisburg, PA (Swatara)                           Advance Auto         100.0%
   64    CIBC    Advance Auto Parts - Steelton, PA (III)                                 Advance Auto         100.0%
   65    CIBC    Advance Auto Parts - Celina, OH (III)                                   Advance Auto         100.0%
   66    CIBC    Advance Auto Parts - Youngstown, OH (III)                               Advance Auto         100.0%
   67    CIBC    Advance Auto Parts - Warren, OH (III)                                   Advance Auto         100.0%
   68    CIBC    Advance Auto Parts - Atlanta, GA (III)                                  Advance Auto         100.0%
   69    CIBC    Advance Auto Parts - Penn Hills, PA (III)                               Advance Auto         100.0%
   70    CIBC    Advance Auto Parts - Pontotoc, MS (III)                                 Advance Auto         100.0%
   71    MID     Hampton Inn Maple Grove                                                          NAP            NAP
   72    RFC     Maple Tree Mall                                                Chantilly's Billiards          25.0%
   73    MID     The Sterling Falls Apartments                                                    NAP            NAP
   74    RFC     Stelton Shopping Center                                                Stelton Lanes          54.8%
   75    CIBC    Parkview Towers                                                                  NAP            NAP
   76    CIBC    Unilab Building                                                   Unilab Corporation         100.0%
   77    MID     Cambridge Apartments                                                             NAP            NAP
   78    MID     Tempe Plaza                                                                      Des          44.6%
   79    RFC     Byram Self-Storage                                                               NAP            NAP
   80    MID     Sixth Street Building                           Department of Public Social Services         100.0%
   81    MID     Lake Pine Apartments                                                             NAP            NAP
   82    RFC     Las Lomas Apartments                                                             NAP            NAP
   83    RFC     Pinellas Industrial Center                                         GTW Space Systems          24.6%
   84    CIBC    Mount Joy Square                                                     AWI/Darrenkamps          51.8%
   85    MID     Town & Country Apartments (Phase II)                                             NAP            NAP
   86    MID     Bartles Corner Business Park                                            DEK USA Inc.          46.4%
   87    RFC     Jeffery Manor Shopping Center                                            Peoples Gas          17.3%
   88    MID     Eckerd's Drug Store                                                          Eckerds         100.0%
   89    MID     Clayton Apartments and Duplexes                                                  NAP            NAP
   90    MID     Regal Cinemas 12-Screen Movie Theatre                            Regal Cinemas, Inc.         100.0%
   91    RFC     1506 N. Lee Trevino                                                    Audio Express          12.7%
   92    MID     Eckerd Pharmacy                                                              Eckerds         100.0%
   93    MID     Kroger Grocery Store                                             Kroger Supermarkets         100.0%
   94    CIBC    Datatec Warehouse                                              Datatec Systems, Inc.         100.0%
   95    MID     Legacy Business Park Medical Office 8 (E)                            Alan D. Steljes         100.0%
   96    MID     Legacy Business Park Medical Office - 4 (E)                  Desert Springs Hospital          75.0%
   97    MID     East Los Angeles Retail Center                                           Pick N Save          63.6%
   98    MID     Acadia Park Apartments                                                           NAP            NAP
   99    MID     Eckerd's Drug Store                                                          Eckerds         100.0%
  100    MID     Dana Innovations                                            Dana Innovations/Sonance         100.0%
  101    MID     Eckerd's Drug Store                                                          Eckerds         100.0%
  102    RFC     Oregon Court (F)                                                                 NAP            NAP
  103    RFC     Oregon Arms (F)                                                                  NAP            NAP
  104    MID     Eckerd Drugs                                                       Eckerd Drug Store         100.0%
  105    CIBC    Dicks Clothing and Sporting Goods                 Dick's Clothing and Sporting Goods         100.0%
  106    CIBC    Sugarland Shopping Center                                                 Winn Dixie          26.6%
  107    MID     Eckerd Drug Store                                                    Eckerd's #2095R         100.0%
  108    RFC     Bassett Furniture Store                                    Bassett Direct Plus Texas         100.0%
  109    CIBC    Oak Leaf West                                                    US Home Corporation          50.3%
  110    CIBC    2000 White Elks Springs Court                                 Quality Farm and Fleet          58.5%
  111    CIBC    Triangle Shopping Center                                                   Food Lion          38.2%
  112    CIBC    Northern Medical Offices                                        Dental Care Alliance           9.1%
  113    MID     Bronco Apartments                                                                NAP            NAP
  114    MID     K-Mart                                                                   Kmart #3764         100.0%
  115    RFC     Villa Eleni                                                                      NAP            NAP
  116    MID     Perkins Place & Fox Ridge (IV)                                                   NAP            NAP
  117    MID     Barrington Hills Apartments (IV)                                                 NAP            NAP
  118    MID     McDuffee Brook Place (IV)                                                        NAP            NAP
  119    MID     Kearsarge Apartments (IV)                                                        NAP            NAP
  120    RFC     Agawam Industrial Building                               Quality Packaging Specialis         100.0%

                                     II-12

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

----------------------------------------------------------------------------------------------------------------------------
  Loan                                                     Underwritable   Net Operating    Monthly                Appraised
   No.   Seller             Property Name(2)                 Cash Flow         Income       Payment    DSCR(4)       Value
----------------------------------------------------------------------------------------------------------------------------
  121    CIBC    Tampa Multifamily Portfolio                    $325,413      $356,663        $19,826   1.37      $3,325,000
  122    RFC     Park Place II Office Building                  $334,943      $368,102        $18,647   1.50      $3,950,000
  123    MID     The Sequoia Institute                          $263,133      $298,558        $17,537   1.25      $3,340,000
  124    MID     Staples                                        $255,549      $259,156        $17,030   1.25      $2,950,000
  125    MID     Brookwood Townhomes                            $279,761      $298,761        $17,428   1.34      $3,400,000
  126    MID     Staples Office Supply Store                    $254,803      $258,410        $16,904   1.26      $3,000,000
  127    CIBC    Jefferson Pilot Financial Center               $263,520      $297,497        $17,607   1.25      $3,220,000
  128    MID     Eckerd Drug Store                              $238,952      $240,588        $16,589   1.20      $2,955,000
  129    MID     Staples Property                               $247,076      $250,665        $16,389   1.26      $2,950,000
  130    MID     CVS Drugstore                                  $229,092      $231,927        $18,180   1.05      $2,730,000
  131    CIBC    Maple Building                                 $300,890      $359,357        $17,384   1.44      $3,000,000
  132    MID     Woodward Avenue Office Building                $250,163      $287,168        $16,641   1.25      $2,800,000
  133    RFC     Alameda Towne Centre                           $273,857      $313,027        $19,057   1.20      $3,100,000
  134    CIBC    Park Place Apartments                          $244,977      $264,977        $15,408   1.32      $2,600,000
  135    CIBC    244-48 East 117th Street                       $249,866      $260,116        $16,761   1.24      $2,850,000
  136    MID     Prudential Office Building                     $236,688      $268,691        $15,772   1.25      $2,975,000
  137    MID     1/2 Price Store                                $233,169      $269,794        $15,053   1.29      $2,700,000
  138    MID     Sunshine Square Shopping Center                $254,343      $278,601        $13,172   1.61      $2,800,000
  139    RFC     Westfair Center                                $261,895      $285,278        $16,078   1.36      $2,900,000
  140    CIBC    Bell Gardens Shopping Center                   $290,609      $314,960        $15,676   1.54      $2,840,000
  141    MID     Staples                                        $216,589      $220,196        $14,433   1.25      $2,500,000
  142    CIBC    Morgan Garden Apartments                       $233,409      $260,909        $15,315   1.27      $2,400,000
  143    CIBC    Colonial Garden Apartments                     $224,631      $242,881        $14,034   1.33      $2,400,000
  144    MID     170 West Road                                  $215,391      $249,124        $14,314   1.25      $2,400,000
  145    RFC     Lamar Industrial Center                        $242,350      $281,096        $16,154   1.25      $2,700,000
  146    MID     Columbus Plaza Shopping Center                 $215,041      $230,969        $14,334   1.25      $2,525,000
  147    RFC     Lakeshore Village Office Complex               $230,820      $273,107        $15,440   1.25      $2,750,000
  148    MID     The Lucent Technologies Building               $227,725      $256,407        $14,590   1.30      $2,420,000
  149    MID     Leonard Professional Building                  $229,727      $269,995        $15,314   1.25      $2,600,000
  150    CIBC    Cross River Mill                               $232,949      $272,707        $13,409   1.45      $2,800,000
  151    MID     Steele's Market                                $196,387      $201,314        $13,088   1.25      $2,340,000
  152    CIBC    The Commonwealth Building                      $206,614      $234,103        $13,824   1.25      $2,330,000
  153    CIBC    Gateway 2000 - Hobart                          $201,893      $213,893        $12,901   1.30      $2,500,000
  154    MID     Frolics Plaza                                  $214,081      $250,793        $14,267   1.25      $2,600,000
  155    RFC     Lorain Apartments                              $188,092      $209,092        $12,471   1.26      $2,050,000
  156    RFC     Opdyke Investments                             $194,428      $208,944        $12,993   1.25      $2,325,000
  157    MID     Sungard Financial Systems Office Property      $192,431      $223,697        $12,786   1.25      $2,500,000
  158    RFC     420 Clinton Avenue                             $214,168      $226,418        $11,877   1.50      $2,200,000
  159    CIBC    Village Shoppes of Paradise Beach              $243,494      $270,918        $12,873   1.58      $2,135,000
  160    MID     Tiscor Corporate Office Building               $176,945      $201,641        $10,061   1.47      $2,150,000
  161    MID     Omnicare Building                              $187,803      $204,844        $12,034   1.30      $2,130,000
  162    CIBC    Best Western                                   $300,175      $331,759        $14,948   1.67      $2,525,000
  163    RFC     Ironwood Apartments                            $206,143      $229,893        $12,722   1.35      $2,225,000
  164    RFC     Crossroads South Shopping Center               $194,038      $212,234        $11,960   1.35      $1,950,000
  165    MID     West Wind Apartments Phase IV                  $169,656      $176,156        $11,309   1.25      $2,070,000
  166    CIBC    Chastain Pines Apartments                      $214,939      $234,689        $11,143   1.61      $2,125,000
  167    MID     166 South River Road                           $166,892      $203,823        $10,821   1.29      $2,100,000
  168    CIBC    Grayco Apartments                              $162,053      $188,053        $11,299   1.20      $1,900,000
  169    MID     Reseda Retail Building                         $177,257      $193,764        $10,583   1.40      $2,030,000
  170    MID     Mesa Engineering Systems, Inc.                 $161,963      $186,261        $10,147   1.33      $2,000,000
  171    MID     Concord Garden Apartments                      $174,826      $189,076        $10,664   1.37      $1,770,000
  172    RFC     233 Jamaica Avenue                             $174,787      $189,777        $10,232   1.42      $1,900,000
  173    MID     Goffstown Village Apartments (V)               $106,950      $118,950         $5,634   1.43      $1,100,000
  174    MID     Maple Leaf Apartments (V)                       $61,968       $70,968         $4,225   1.43        $775,000
  175    CIBC    Gateway 2000 - Columbia                        $160,087      $170,514        $10,226   1.30      $1,965,000
  176    RFC     Kenworthy Medical Building                     $185,454      $215,886        $12,391   1.25      $2,000,000
  177    MID     Lakes Mini Storage                             $163,825      $171,063        $10,759   1.27      $1,930,000
  178    MID     Town & Country Apartments Phase I              $217,082      $242,082         $9,430   1.92      $2,370,000
  179    MID     Tucson East Apartments                         $115,712      $128,712         $8,711   1.11      $1,665,000
  180    RFC     Pal Ex, Inc.                                   $166,296      $183,869        $10,355   1.34      $1,840,000

------------------------------------------------------------------------------------------------------------------

  Loan                                                                      Cut-Off Date Percent     Percent Leased
   No.   Seller             Property Name(2)              Value as of Date     LTV(4)    Leased (7)  as of Date (7)
------------------------------------------------------------------------------------------------------------------
  121    CIBC    Tampa Multifamily Portfolio                   10/22/1999       71.29%    100.0%      11/09/1999
  122    RFC     Park Place II Office Building                 12/02/1999       59.37%    100.0%      01/25/2000
  123    MID     The Sequoia Institute                         05/04/1999       68.23%    100.0%      11/24/1999
  124    MID     Staples                                       07/15/1999       77.24%    100.0%      11/10/1999
  125    MID     Brookwood Townhomes                           09/28/1999       66.76%    100.0%      12/31/1999
  126    MID     Staples Office Supply Store                   07/01/1999       75.18%    100.0%      08/09/1999
  127    CIBC    Jefferson Pilot Financial Center              09/01/1999       69.09%     97.5%      11/01/1999
  128    MID     Eckerd Drug Store                             10/28/1999       74.28%    100.0%      12/03/1999
  129    MID     Staples Property                              07/01/1999       74.13%    100.0%      08/09/1999
  130    MID     CVS Drugstore                                 07/12/1999       77.91%    100.0%      10/18/1999
  131    CIBC    Maple Building                                03/10/1999       70.36%    100.0%      09/01/1999
  132    MID     Woodward Avenue Office Building               12/14/1999       74.93%    100.0%      02/24/2000
  133    RFC     Alameda Towne Centre                          10/01/1999       67.47%     96.1%      01/12/2000
  134    CIBC    Park Place Apartments                         08/06/1999       79.59%     98.0%      08/01/1999
  135    CIBC    244-48 East 117th Street                      03/15/1999       72.45%     90.2%      10/31/1999
  136    MID     Prudential Office Building                    07/01/1999       67.53%    100.0%      12/16/1999
  137    MID     1/2 Price Store                               08/04/1999       73.76%    100.0%      09/22/1999
  138    MID     Sunshine Square Shopping Center               03/13/1998       70.30%    100.0%      12/17/1999
  139    RFC     Westfair Center                               10/21/1999       67.86%    100.0%      12/10/1999
  140    CIBC    Bell Gardens Shopping Center                  06/07/1999       68.11%    100.0%      12/01/1999
  141    MID     Staples                                       07/16/1999       76.62%    100.0%      09/17/1999
  142    CIBC    Morgan Garden Apartments                      10/25/1999       79.01%     95.5%      11/01/1999
  143    CIBC    Colonial Garden Apartments                    10/20/1999       78.94%     95.9%      12/02/1999
  144    MID     170 West Road                                 09/01/1999       78.92%    100.0%      11/15/1999
  145    RFC     Lamar Industrial Center                       09/15/1999       70.03%     97.9%      01/06/2000
  146    MID     Columbus Plaza Shopping Center                05/26/1999       74.65%    100.0%      04/11/1999
  147    RFC     Lakeshore Village Office Complex              11/18/1999       67.50%     91.9%      12/18/1999
  148    MID     The Lucent Technologies Building              12/13/1999       76.62%    100.0%      01/21/2000
  149    MID     Leonard Professional Building                 09/30/1999       71.05%     98.0%      11/29/1999
  150    CIBC    Cross River Mill                              06/15/1999       62.73%     95.2%      12/20/1999
  151    MID     Steele's Market                               11/07/1999       73.90%    100.0%      02/16/2000
  152    CIBC    The Commonwealth Building                     07/27/1999    74.06%        92.2%      11/11/1999
  153    CIBC    Gateway 2000 - Hobart                         05/01/1999       68.47%    100.0%      05/01/1999
  154    MID     Frolics Plaza                                 05/14/1999       64.10%    100.0%      11/29/1999
  155    RFC     Lorain Apartments                             11/04/1999       79.79%     98.8%      11/04/1999
  156    RFC     Opdyke Investments                            10/31/1999       69.81%    100.0%      01/07/2000
  157    MID     Sungard Financial Systems Office Property     05/21/1999       64.37%    100.0%      12/31/1999
  158    RFC     420 Clinton Avenue                            05/19/1998       72.18%     93.9%      09/01/1999
  159    CIBC    Village Shoppes of Paradise Beach             05/27/2000       74.22%     85.1%      09/01/1999
  160    MID     Tiscor Corporate Office Building              08/03/1998       73.17%    100.0%      11/30/1999
  161    MID     Omnicare Building                             09/22/1999       73.35%    100.0%      10/26/1999
  162    CIBC    Best Western                                  11/22/1999       61.18%     65.0%      08/01/1999
  163    RFC     Ironwood Apartments                           06/14/1999       69.25%    100.0%      11/01/1999
  164    RFC     Crossroads South Shopping Center              12/09/1999       78.36%     93.9%      03/10/2000
  165    MID     West Wind Apartments Phase IV                 08/30/1999       73.81%    100.0%      10/15/1999
  166    CIBC    Chastain Pines Apartments                     06/09/1999       70.23%     98.7%      06/30/1999
  167    MID     166 South River Road                          07/17/1998       70.73%    100.0%      11/30/1999
  168    CIBC    Grayco Apartments                             10/20/1999       78.21%     98.2%      01/18/2000
  169    MID     Reseda Retail Building                        02/23/1998       70.12%    100.0%      01/05/2000
  170    MID     Mesa Engineering Systems, Inc.                08/12/1998       70.79%    100.0%      12/31/1999
  171    MID     Concord Garden Apartments                     11/03/1999       78.47%     96.0%      12/24/1999
  172    RFC     233 Jamaica Avenue                            05/19/1998       72.01%     96.3%      09/01/1999
  173    MID     Goffstown Village Apartments (V)              05/13/1998       72.65%     96.0%      12/01/1999
  174    MID     Maple Leaf Apartments (V)                     05/13/1998       72.65%     92.0%      12/01/1999
  175    CIBC    Gateway 2000 - Columbia                       05/23/1999       69.06%    100.0%      05/01/1999
  176    RFC     Kenworthy Medical Building                    11/08/1999       67.34%    100.0%      02/01/2000
  177    MID     Lakes Mini Storage                            08/24/1999       68.30%     91.0%      12/31/1999
  178    MID     Town & Country Apartments Phase I             05/12/1998       55.40%     97.0%      11/30/1999
  179    MID     Tucson East Apartments                        09/10/1998       78.54%     96.2%      02/15/2000
  180    RFC     Pal Ex, Inc.                                  11/05/1999       70.62%    100.0%      01/13/2000

------------------------------------------------------------------------------------------------------------------------
  Loan
   No.   Seller             Property Name(2)                     Largest Tenant (8)                             % NSF
------------------------------------------------------------------------------------------------------------------------
  121    CIBC    Tampa Multifamily Portfolio                                                       NAP            NAP
  122    RFC     Park Place II Office Building                                                  Vitrex          31.3%
  123    MID     The Sequoia Institute                                         Sequoia Education, Inc.         100.0%
  124    MID     Staples                                                                  Staples #608         100.0%
  125    MID     Brookwood Townhomes                                                               NAP            NAP
  126    MID     Staples Office Supply Store                                        Staples Superstore         100.0%
  127    CIBC    Jefferson Pilot Financial Center                          Jefferson Pilot Corporation          32.7%
  128    MID     Eckerd Drug Store                                                  Eckerd Corporation         100.0%
  129    MID     Staples Property                                                   Staples Superstore         100.0%
  130    MID     CVS Drugstore                                                       Hook-SupeRX, Inc.         100.0%
  131    CIBC    Maple Building                                                   Family Health Center          31.5%
  132    MID     Woodward Avenue Office Building                                               Sentech           9.7%
  133    RFC     Alameda Towne Centre                                                      Fashion Bug          19.8%
  134    CIBC    Park Place Apartments                                                             NAP            NAP
  135    CIBC    244-48 East 117th Street                                                          NAP            NAP
  136    MID     Prudential Office Building                            The Prudential Real Estate Prof          87.3%
  137    MID     1/2 Price Store                                       Richman Gordman 1/2 Price Store         100.0%
  138    MID     Sunshine Square Shopping Center                                    575 Farmers Market          65.4%
  139    RFC     Westfair Center                                                          Health Foods          12.0%
  140    CIBC    Bell Gardens Shopping Center                                       Payless ShoeSource          23.6%
  141    MID     Staples                                                                  Staples #856         100.0%
  142    CIBC    Morgan Garden Apartments                                                          NAP            NAP
  143    CIBC    Colonial Garden Apartments                                                        NAP            NAP
  144    MID     170 West Road                                                          Corning Costar          39.4%
  145    RFC     Lamar Industrial Center                                          Longhorn Carpet Dist          12.9%
  146    MID     Columbus Plaza Shopping Center                                              Food Lion          73.2%
  147    RFC     Lakeshore Village Office Complex                                     Portraits by Reg          17.1%
  148    MID     The Lucent Technologies Building                                  Lucent Technologies         100.0%
  149    MID     Leonard Professional Building                           Future Management Corporation          23.5%
  150    CIBC    Cross River Mill                                                       Calvary Chapel           8.2%
  151    MID     Steele's Market                                                    Nash-Finch Company         100.0%
  152    CIBC    The Commonwealth Building                      The Pennsylvania Department of Welfare          92.2%
  153    CIBC    Gateway 2000 - Hobart                                     Gateway 2000 Country Stores         100.0%
  154    MID     Frolics Plaza                                                         Team Tires Plus          19.3%
  155    RFC     Lorain Apartments                                                                 NAP            NAP
  156    RFC     Opdyke Investments                                              Metro 25 Auburn Hills          51.0%
  157    MID     Sungard Financial Systems Office Property                   Sungard Financial Systems         100.0%
  158    RFC     420 Clinton Avenue                                                                NAP            NAP
  159    CIBC    Village Shoppes of Paradise Beach                                         Woody's BBQ          19.0%
  160    MID     Tiscor Corporate Office Building                                               Tiscor         100.0%
  161    MID     Omnicare Building                                            Gatti LTC Services, Inc.         100.1%
  162    CIBC    Best Western                                                                      NAP            NAP
  163    RFC     Ironwood Apartments                                                               NAP            NAP
  164    RFC     Crossroads South Shopping Center                             Blockbuster Videos, Inc.          33.3%
  165    MID     West Wind Apartments Phase IV                                                     NAP            NAP
  166    CIBC    Chastain Pines Apartments                                                         NAP            NAP
  167    MID     166 South River Road                                            Summit Title Services          28.1%
  168    CIBC    Grayco Apartments                                                                 NAP            NAP
  169    MID     Reseda Retail Building                                            Goodwill Industries          81.3%
  170    MID     Mesa Engineering Systems, Inc.                               Mesa Energy Systems Inc.         100.0%
  171    MID     Concord Garden Apartments                                                         NAP            NAP
  172    RFC     233 Jamaica Avenue                                                                NAP            NAP
  173    MID     Goffstown Village Apartments (V)                                                  NAP            NAP
  174    MID     Maple Leaf Apartments (V)                                                         NAP            NAP
  175    CIBC    Gateway 2000 - Columbia                                   Gateway 2000 Country Stores         100.0%
  176    RFC     Kenworthy Medical Building                                    El Paso Healthcare Sys.          65.2%
  177    MID     Lakes Mini Storage                                                                NAP            NAP
  178    MID     Town & Country Apartments Phase I                                                 NAP            NAP
  179    MID     Tucson East Apartments                                                            NAP            NAP
  180    RFC     Pal Ex, Inc.                                              Fraisers Industries (Pal Ex)        100.0%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

----------------------------------------------------------------------------------------------------------------------------

  Loan                                                       Underwritable Net Operating     Monthly              Appraised
   No.   Seller             Property Name(2)                   Cash Flow      Income         Payment   DSCR(4)      Value
----------------------------------------------------------------------------------------------------------------------------
  181    RFC     312-332 East Rosecrans Avenue                  $283,228      $326,458        $10,328   2.29      $4,250,000
  182    MID     Building 35 - Corporate Woods                  $146,184      $172,928         $9,738   1.25      $1,950,000
  183    RFC     Art Museum Apartments                          $164,351      $172,721         $9,814   1.40      $1,865,000
  184    CIBC    Gateway 2000 - Henderson                       $148,149      $158,129         $9,469   1.30      $1,825,000
  185    MID     Helicomb International Plant                   $235,891      $266,418         $9,892   1.99      $2,150,000
  186    CIBC    Gateway 2000 - Chattanooga                     $148,434      $158,424         $9,439   1.31      $1,800,000
  187    MID     U-Stor Facility                                $211,389      $221,049        $10,032   1.76      $2,431,000
  188    MID     17-33 Elm Street                               $153,221      $163,933        $10,213   1.25      $1,800,000
  189    RFC     Montwood Village Shopping Center               $162,809      $184,873        $11,321   1.20      $1,810,000
  190    RFC     D Boys Office Building                         $151,645      $164,964        $10,130   1.25      $1,800,000
  191    MID     U-Stor Facility                                $179,376      $188,481         $9,864   1.52      $2,213,000
  192    MID     43 North Road                                  $134,500      $156,472         $8,124   1.38      $1,700,000
  193    RFC     Park Apartments                                $129,155      $138,155         $8,604   1.25      $1,500,000
  194    MID     The Champion Gardens Apartments                $130,815      $154,193         $8,768   1.24      $1,800,000
  195    MID     168 South River Road                           $140,718      $171,231         $8,329   1.41      $1,750,000
  196    RFC     The Pines Business Park                        $142,193      $167,567         $9,215   1.29      $1,700,000
  197    MID     U-Stor Winchester II                           $215,711      $225,011         $9,000   2.00      $2,200,000
  198    MID     Knowledge Beginnings (VI)                       $71,615       $77,653         $4,771   1.25        $830,000
  199    MID     Knowledge Beginnings (VI)                       $56,257       $63,766         $3,751   1.25        $700,000
  200    CIBC    233, 235, 237 East 111th Street                $146,926      $158,926         $8,521   1.44      $1,700,000
  201    RFC     Sunset Shopping Center                         $142,150      $162,711         $9,174   1.29      $1,400,000
  202    MID     Lauderhill Plaza                               $140,232      $163,126         $7,225   1.62      $1,500,000
  203    RFC     14401 South San Pedro Street                   $224,504      $258,777         $7,945   2.35      $2,850,000
  204    RFC     Woods Cross Self Storage                       $131,757      $137,036         $8,291   1.32      $1,550,000
  205    MID     Fresno Self Storage                            $125,190      $130,986         $6,834   1.53      $1,280,000
  206    MID     Crosstown Square Shopping Center               $122,252      $133,435         $7,943   1.28      $1,300,000
  207    CIBC    112-116 East 103rd Street                      $126,463      $133,963         $7,838   1.34      $1,400,000
  208    MID     Leon Trace Apartments                          $124,454      $142,454         $6,600   1.57      $1,475,000
  209    RFC     Southern Oaks Apartments                       $150,885      $166,385         $9,701   1.30      $1,700,000
  210    RFC     Middletown Industrial                          $129,863      $146,131         $8,418   1.29      $1,275,000
  211    RFC     401-611 Braker Lane                            $113,490      $128,256         $7,522   1.26      $1,450,000
  212    RFC     Mandell Place                                  $115,858      $125,722         $7,657   1.26      $1,250,000
  213    MID     The Allendale Village Apartments               $189,764      $215,972         $6,978   2.27      $1,300,000
  214    RFC     Roswell Point Shopping Center                  $106,841      $114,837         $7,121   1.25      $1,200,000
  215    RFC     Royal Apartments                               $107,105      $117,855         $6,793   1.31      $1,500,000
  216    RFC     402 - 406 Albee Square                         $101,547      $112,747         $6,164   1.37      $1,300,000
  217    RFC     Mansfield Retail Center                        $108,339      $118,138         $5,807   1.55      $1,425,000
  218    RFC     224 South 3rd Brooklyn                          $98,345      $107,850         $5,911   1.39        $990,000
  219    MID     Circuit City Land                              $114,187      $114,187         $4,282   2.22      $1,400,000
  220    RFC     Charles Garden Apartments                       $60,625       $64,625         $3,999   1.26        $740,000
  221    RFC     Blockbuster Video                               $65,569       $73,226         $4,081   1.34        $960,000
  222    RFC     16-10 Caffrey Avenue                            $55,457       $62,677         $3,157   1.46        $650,000
  223    RFC     650 E 182 St                                    $75,541       $82,041         $3,655   1.72        $715,000
  224    RFC     Temple Apartments                               $36,848       $40,158         $2,167   1.42        $400,000
                 Total/Weighted Average                                                                 1.35

------------------------------------------------------------------------------------------------------------------

  Loan                                                                   Cut-Off Date     Percent   Percent Leased
   No.   Seller             Property Name(2)            Value as of Date   LTV(4)         Leased(7) as of Date (7)
------------------------------------------------------------------------------------------------------------------
  181    RFC     312-332 East Rosecrans Avenue            09/15/1999       30.45%            100.0%      12/14/1999
  182    MID     Building 35 - Corporate Woods            06/08/1999       65.78%            100.0%      12/22/1999
  183    RFC     Art Museum Apartments                    12/12/1999       67.50%            100.0%      03/01/2000
  184    CIBC    Gateway 2000 - Henderson                 05/26/1999       68.85%            100.0%      05/01/1999
  185    MID     Helicomb International Plant             06/24/1998       58.17%            100.0%      01/07/2000
  186    CIBC    Gateway 2000 - Chattanooga               05/19/1999       69.59%            100.0%      05/01/1999
  187    MID     U-Stor Facility                          05/09/1998       50.65%             89.0%      01/13/2000
  188    MID     17-33 Elm Street                         05/28/1999       68.12%             94.0%      01/27/2000
  189    RFC     Montwood Village Shopping Center         09/28/1999       67.70%            100.0%      01/11/2000
  190    RFC     D Boys Office Building                   02/01/2000       67.39%            100.0%      03/01/2000
  191    MID     U-Stor Facility                          05/02/1998       54.70%             95.0%      01/13/2000
  192    MID     43 North Road                            07/28/1998       68.33%            100.0%      09/30/1999
  193    RFC     Park Apartments                          11/18/1999       76.82%             97.2%      01/01/2000
  194    MID     The Champion Gardens Apartments          10/18/1999       63.80%             97.5%      10/05/1999
  195    MID     168 South River Road                     07/17/1998       65.33%            100.0%      11/30/1999
  196    RFC     The Pines Business Park                  10/12/1999       65.38%            100.0%      12/15/1999
  197    MID     U-Stor Winchester II                     05/02/1998       50.21%             95.0%      01/13/2000
  198    MID     Knowledge Beginnings (VI)                11/30/1999       69.33%            100.0%      01/18/2000
  199    MID     Knowledge Beginnings (VI)                11/30/1999       69.33%            100.0%      01/18/2000
  200    CIBC    233, 235, 237 East 111th Street          03/15/1999       61.75%             93.8%      12/31/1999
  201    RFC     Sunset Shopping Center                   01/12/2000       74.85%             91.9%      02/01/2000
  202    MID     Lauderhill Plaza                         08/19/1998       67.68%            100.0%      12/01/1999
  203    RFC     14401 South San Pedro Street             09/15/1999       34.93%            100.0%      10/25/1999
  204    RFC     Woods Cross Self Storage                 10/01/1999       63.09%             86.6%      12/31/1999
  205    MID     Fresno Self Storage                      08/19/1998       76.10%             87.0%      01/12/2000
  206    MID     Crosstown Square Shopping Center         05/21/1999       74.42%            100.0%      02/11/2000
  207    CIBC    112-116 East 103rd Street                03/15/1999       68.97%             90.0%      12/31/1999
  208    MID     Leon Trace Apartments                    06/17/1998       62.70%             98.6%      01/27/2000
  209    RFC     Southern Oaks Apartments                 11/21/1997       54.10%             98.4%      12/31/1999
  210    RFC     Middletown Industrial                    11/19/1999       71.26%            100.0%      12/22/1999
  211    RFC     401-611 Braker Lane                      09/15/1999       60.58%            100.0%      02/01/2000
  212    RFC     Mandell Place                            07/07/1999       69.90%            100.0%      02/14/2000
  213    MID     The Allendale Village Apartments         07/06/1998       66.68%             98.0%      11/30/1999
  214    RFC     Roswell Point Shopping Center            12/07/1999       71.18%             83.3%      02/22/2000
  215    RFC     Royal Apartments                         03/01/1999       56.11%             93.0%      10/01/1999
  216    RFC     402 - 406 Albee Square                   05/19/1998       62.08%            100.0%      09/01/1999
  217    RFC     Mansfield Retail Center                  11/22/1999       50.78%            100.0%      01/06/2000
  218    RFC     224 South 3rd Brooklyn                   06/29/1999       71.50%            100.0%      07/19/1999
  219    MID     Circuit City Land                        08/19/1999       35.32%            100.0%      10/01/1999
  220    RFC     Charles Garden Apartments                04/15/1999       66.14%             93.8%      05/01/1999
  221    RFC     Blockbuster Video                        08/10/1999       47.72%            100.0%      01/12/2000
  222    RFC     16-10 Caffrey Avenue                     05/19/1999       64.95%            100.0%      09/01/1999
  223    RFC     650 E 182 St                             02/12/1998       57.00%            100.0%      01/01/2000
  224    RFC     Temple Apartments                        11/24/1997       70.41%             90.0%      01/26/2000
                 Total/Weighted Average                                    70.62%

------------------------------------------------------------------------------------------------------------------------
  Loan
   No.   Seller             Property Name(2)                     Largest Tenant (8)                             % NSF
------------------------------------------------------------------------------------------------------------------------
  181    RFC     312-332 East Rosecrans Avenue                                            Nygard, Inc.         100.0%
  182    MID     Building 35 - Corporate Woods                                    Energy Masters Corp.          55.1%
  183    RFC     Art Museum Apartments                                                             NAP            NAP
  184    CIBC    Gateway 2000 - Henderson                                  Gateway 2000 Country Stores         100.0%
  185    MID     Helicomb International Plant                             Helicomb International, Inc.         100.0%
  186    CIBC    Gateway 2000 - Chattanooga                                Gateway 2000 Country Stores         100.0%
  187    MID     U-Stor Facility                                                                   NAP            NAP
  188    MID     17-33 Elm Street                                                     Image 1 Hr Photo           6.0%
  189    RFC     Montwood Village Shopping Center                                Just for You Day Care          29.4%
  190    RFC     D Boys Office Building                                        PA Liquor Control Board          72.3%
  191    MID     U-Stor Facility                                                                   NAP            NAP
  192    MID     43 North Road                                                            Lego Systems          70.9%
  193    RFC     Park Apartments                                                                   NAP            NAP
  194    MID     The Champion Gardens Apartments                                                   NAP            NAP
  195    MID     168 South River Road                                                  The New England          37.2%
  196    RFC     The Pines Business Park                                              Fresh Coat, Inc.          22.8%
  197    MID     U-Stor Winchester II                                                              NAP            NAP
  198    MID     Knowledge Beginnings (VI)                                 Children's Discovery Center         100.0%
  199    MID     Knowledge Beginnings (VI)                                 Children's Discovery Center         100.0%
  200    CIBC    233, 235, 237 East 111th Street                                                   NAP            NAP
  201    RFC     Sunset Shopping Center                                                 Varsity Sports          11.1%
  202    MID     Lauderhill Plaza                                             United States of America          17.0%
  203    RFC     14401 South San Pedro Street                                             Nygard, Inc.         100.0%
  204    RFC     Woods Cross Self Storage                                                          NAP            NAP
  205    MID     Fresno Self Storage                                                               NAP            NAP
  206    MID     Crosstown Square Shopping Center                Anoka-Hennepin School District No. 11          30.6%
  207    CIBC    112-116 East 103rd Street                                                         NAP            NAP
  208    MID     Leon Trace Apartments                                                             NAP            NAP
  209    RFC     Southern Oaks Apartments                                                          NAP            NAP
  210    RFC     Middletown Industrial                                     Middletown Gravure Cylinder         100.0%
  211    RFC     401-611 Braker Lane                                              Oak Furniture Outlet          45.6%
  212    RFC     Mandell Place                                             Utrecht Manufacturing Corp.          46.2%
  213    MID     The Allendale Village Apartments                                                  NAP            NAP
  214    RFC     Roswell Point Shopping Center                            Dunkin Donuts/Baskin Robbins          33.0%
  215    RFC     Royal Apartments                                                                  NAP            NAP
  216    RFC     402 - 406 Albee Square                                                            NAP            NAP
  217    RFC     Mansfield Retail Center                                                   Radio Shack          25.1%
  218    RFC     224 South 3rd Brooklyn                                                  Remon Vasquez            NAP
  219    MID     Circuit City Land                                         Basile Limited Liability Co         100.0%
  220    RFC     Charles Garden Apartments                                                         NAP            NAP
  221    RFC     Blockbuster Video                                                   Blockbuster Video         100.0%
  222    RFC     16-10 Caffrey Avenue                                                              NAP            NAP
  223    RFC     650 E 182 St                                                                      NAP            NAP
  224    RFC     Temple Apartments                                                                 NAP            NAP
                 Total/Weighted Average

                                     II-14

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


-----------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Seller Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------------------
  1    MID   Campus Apartments                                  University City
  2    CIBC  17 John Street                                     17 John Street
  3    MID   San Croix Apartments                               8000 W Spring Mountain Rd
  4    CIBC  4343 Commerce Court (A) (I)                        4343 Commerce Court
  5    CIBC  1051 North Kirk Road (A) (I)                       1051 North Kirk Road
  6    CIBC  Narco River Business Center (A)                    1600 West 167th Street
  7    MID   Ryder Integrated Logistics                         4445 N Atlantic
  8    CIBC  Holiday Inn Rochester                              1111 Jefferson Road
  9    MID   Nevada Street Apartments                           2 Nevada St
  10   MID   Camelot Apartments                                 1334 S Ave B
  11   MID   Neurocrine Biosciences                             10555 Science Center Dr
  12   MID   CSC Office Building                                26711 Northwestern Hwy
  13   MID   Kinetic Systems Building (B)                       2805 Mission College Blvd
  14   MID   Globix Corporation Building (B)                    2807 Mission College Blvd
  15   CIBC  Summit Square                                      1276 Bald Hill Road
  16   CIBC  Bed, Bath & Beyond                                 233-235 and 251 Tarrytown Road
  17   MID   The Quidel Building                                10165 Mckellar Ct
  18   MID   Candletree Apartments                              10535 Ellison Plaza
  19   CIBC  Latham Crossing & Crossroads Plaza                 601 Troy-Schenectady Road & 801 New Loudon Road
  20   RFC   Hampton Inn & Suites (II)                          1400 North Milwaukee Avenue
  21   RFC   Big Bowl/Wildfire (II)                             215 & 235 Parkway Drive
  22   MID   Backlick Center South                              8241, 45 , 49, & 53 Backlick Rd
  23   CIBC  Willow Run Business Center II                      2885 Tyler Road
  24   MID   East Side Plaza                                    891 Hanover St
  25   RFC   Ritchie Highway Shopping Center                    5600-5700 Ritchie Highway
  26   CIBC  Lincoln Park (C)                                   3435-3535 Northwest 19th St. & 1842-1870 Northwest 38th Ave.
  27   CIBC  Pompano Merchandise Mart (C)                       150-196 North Powerline Rd, 2401 & 2099-2201 West Atlantic Blvd
  28   RFC   Big Kmart Shopping Center                          928-1090 North San Fernando Boulevard
  29   RFC   Marston Park Plaza                                 5066 South Wadsworth Boulevard
  30   CIBC  Union Center                                       650-660 Liberty Avenue
  31   MID   La Jolla Corporate Center                          3252-62 Holiday Ct
  32   CIBC  Southlake Festival Shopping Center                 1544-1568 Southlake Parkway
  33   RFC   HomeBase-Phoenix, AZ                               2201 East Bell Road
  34   MID   Hyatt Suites Hotel                                 285 North Palm Canyon Drive
  35   RFC   Holiday Square Shopping Center                     4001 General Degaulle Drive
  36   RFC   Stagecoach Plaza                                   1560-1640 Newbury Road
  37   RFC   Today's Man Oxford Valley                          500-516 N. Oxford Valley Road
  38   CIBC  Parkway Corporate Plaza 138                        1700 Galloping Hill Road
  39   MID   Lexington Commons Apartments                       841 Colony Dr
  40   MID   Regal Cinema                                       2466 Brice Rd
  41   MID   One Airport Center Office Building                 7700 Ne Ambassador Pl
  42   MID   San Pablo Apartments                               14401 Jose Vedra Boulevard
  43   MID   Oaks of Ashford Point Apartments                   4040 Synott Road
  44   CIBC  Comfort Inn - Philadelphia Airport                 53 Industrial Highway
  45   MID   Grouse Run Apartments                              2401 Northwest 122nd Street
  46   RFC   Avanex Building                                    40915 Encyclopedia Circle
  47   MID   The Regents Cove Apartments                        6775 Mccart Ave
  48   CIBC  156 10-40 Cross Bay Boulevard                      156 10-40 Cross Bay Boulevard
  49   MID   Freehold Executive Center                          4400 Rte 9
  50   MID   K-Mart (D)                                         9334 E Rl Thornton Fwy
  51   MID   K-Mart (D)                                         9484 Dyer St
  52   MID   Seton Chase Apartments                             7703 Seton Lake Dr
  53   CIBC  Tel Huron Shopping Center                          1-91 S. Telegraph Road
  54   MID   Quality Inn Sports Complex                         10 Polito Ave
  55   MID   Ramada Limited                                     2989 Hamilton Blvd





------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                                                 Property
  No. Seller Property Name(2)                             City                               State      Zip Code        Type
------------------------------------------------------------------------------------------------------------------------------------
  1    MID   Campus Apartments                            Philadelphia                        PA          19104     Multifamily
  2    CIBC  17 John Street                               New York                            NY          10038     Multifamily
  3    MID   San Croix Apartments                         Las Vegas                           NV          89117     Multifamily
  4    CIBC  4343 Commerce Court (A) (I)                  Lisle                               IL          60532     Office
  5    CIBC  1051 North Kirk Road (A) (I)                 Batavia                             IL          60510     Industrial
  6    CIBC  Narco River Business Center (A)              Calumet City                        IL          60409     Office
  7    MID   Ryder Integrated Logistics                   Auburn Hills                        MI          48326     Industrial
  8    CIBC  Holiday Inn Rochester                        Henrietta                           NY          14623     Hospitality
  9    MID   Nevada Street Apartments                     Newark                              NJ          07102     Multifamily
  10   MID   Camelot Apartments                           Yuma                                AZ          85364     Multifamily
  11   MID   Neurocrine Biosciences                       San Diego                           CA          92121     Industrial
  12   MID   CSC Office Building                          Southfield                          MI          48034     Office
  13   MID   Kinetic Systems Building (B)                 Santa Clara                         CA          95054     Industrial
  14   MID   Globix Corporation Building (B)              Santa Clara                         CA          95054     Industrial
  15   CIBC  Summit Square                                Warwick                             RI          02886     Retail
  16   CIBC  Bed, Bath & Beyond                           Elmsford                            NY          10523     Retail
  17   MID   The Quidel Building                          San Diego                           CA          92121     Office
  18   MID   Candletree Apartments                        Omaha                               NE          68154     Multifamily
  19   CIBC  Latham Crossing & Crossroads Plaza           Latham                              NY          12110     Retail
  20   RFC   Hampton Inn & Suites (II)                    Lincolnshire                        IL          60069     Hospitality
  21   RFC   Big Bowl/Wildfire (II)                       Lincolnshire                        IL          60069     Retail
  22   MID   Backlick Center South                        Newington                           VA          22122     Office
  23   CIBC  Willow Run Business Center II                Ypsilanti                           MI          48197     Industrial
  24   MID   East Side Plaza                              Manchester                          NH          03104     Retail
  25   RFC   Ritchie Highway Shopping Center              Brooklyn Park                       MD          21225     Retail
  26   CIBC  Lincoln Park (C)                             Lauderdale Lakes & Lauderhill       FL          33311     Industrial
  27   CIBC  Pompano Merchandise Mart (C)                 Pompano Beach                       FL          33069     Industrial
  28   RFC   Big Kmart Shopping Center                    Burbank                             CA          91504     Retail
  29   RFC   Marston Park Plaza                           Lakewood                            CO          80123     Retail
  30   CIBC  Union Center                                 Union                               NJ          07083     Industrial
  31   MID   La Jolla Corporate Center                    San Diego                           CA          92037     Office
  32   CIBC  Southlake Festival Shopping Center           Morrow                              GA          30260     Retail
  33   RFC   HomeBase-Phoenix, AZ                         Phoenix                             AZ          85022     Retail
  34   MID   Hyatt Suites Hotel                           Palm Springs                        CA          92262     Hospitality
  35   RFC   Holiday Square Shopping Center               New Orleans                         LA          70114     Retail
  36   RFC   Stagecoach Plaza                             Newbury Park                        CA          91320     Retail
  37   RFC   Today's Man Oxford Valley                    Langhorne                           PA          19047     Retail
  38   CIBC  Parkway Corporate Plaza 138                  Kenilworth                          NJ          07033     Office
  39   MID   Lexington Commons Apartments                 Bartlesville                        OK          74006     Multifamily
  40   MID   Regal Cinema                                 Columbus                            OH          43068     Retail
  41   MID   One Airport Center Office Building           Portland                            OR          97220     Office
  42   MID   San Pablo Apartments                         Jacksonville                        FL          32250     Multifamily
  43   MID   Oaks of Ashford Point Apartments             Houston                             TX          77082     Multifamily
  44   CIBC  Comfort Inn - Philadelphia Airport           Essington                           PA          19029     Hospitality
  45   MID   Grouse Run Apartments                        Oklahoma City                       OK          73120     Multifamily
  46   RFC   Avanex Building                              Fremont                             CA          94538     Industrial
  47   MID   The Regents Cove Apartments                  Fort Worth                          TX          76133     Multifamily
  48   CIBC  156 10-40 Cross Bay Boulevard                Howard Beach                        NY          11414     Mixed Use
  49   MID   Freehold Executive Center                    Freehold Township                   NJ          07728     Office
  50   MID   K-Mart (D)                                   Dallas                              TX          75228     Retail
  51   MID   K-Mart (D)                                   El Paso                             TX          79924     Retail
  52   MID   Seton Chase Apartments                       Houston                             TX          77086     Multifamily
  53   CIBC  Tel Huron Shopping Center                    Pontiac                             MI          48341     Retail
  54   MID   Quality Inn Sports Complex                   Lyndhurst                           NJ          07071     Hospitality
  55   MID   Ramada Limited                               South Plainfield                    NJ          07080     Hospitality





------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                      Property                                    Year                  Year
  No. Seller Property Name(2)                              Sub-Type             Units/NSF              Built               Renovated
------------------------------------------------------------------------------------------------------------------------------------
  1    MID   Campus Apartments                           High-Rise                    384              1868                  1986
  2    CIBC  17 John Street                              High-Rise                    111              1926                  1999
  3    MID   San Croix Apartments                        Garden                       352              1996                   NAP
  4    CIBC  4343 Commerce Court (A) (I)                 Suburban                 167,756              1986                   NAP
  5    CIBC  1051 North Kirk Road (A) (I)                Warehouse                120,004              1991                   NAP
  6    CIBC  Narco River Business Center (A)             Suburban                  65,394              1980                  1998
  7    MID   Ryder Integrated Logistics                  Warehouse                455,000              1999                   NAP
  8    CIBC  Holiday Inn Rochester                       Full Service                 250              1985                  1996
  9    MID   Nevada Street Apartments                    High-Rise                    306              1978                   NAP
  10   MID   Camelot Apartments                          Garden                       456              1985                  1989
  11   MID   Neurocrine Biosciences                      Flex                      93,000              1998                   NAP
  12   MID   CSC Office Building                         Suburban                 137,954              1970                  1997
  13   MID   Kinetic Systems Building (B)                Flex                      71,662              1998                   NAP
  14   MID   Globix Corporation Building (B)             Flex                      61,986              1999                   NAP
  15   CIBC  Summit Square                               Anchored                 133,664              1986                  1999
  16   CIBC  Bed, Bath & Beyond                          Big Box                   84,450              1999                   NAP
  17   MID   The Quidel Building                         Suburban                  72,863              1988                  1999
  18   MID   Candletree Apartments                       Garden                       408              1972                   NAP
  19   CIBC  Latham Crossing & Crossroads Plaza          Anchored                  94,366      1989, 1993, 1995-1999          NAP
  20   RFC   Hampton Inn & Suites (II)                   Limited Service              117              1998                   NAP
  21   RFC   Big Bowl/Wildfire (II)                      Unanchored                14,387              1998                   NAP
  22   MID   Backlick Center South                       Suburban                 218,652              1985                   NAP
  23   CIBC  Willow Run Business Center II               Warehouse                398,200              1998                   NAP
  24   MID   East Side Plaza                             Anchored                 209,214              1983                   NAP
  25   RFC   Ritchie Highway Shopping Center             Anchored                 128,300              1950                  1999
  26   CIBC  Lincoln Park (C)                            Flex                     325,900            1974-1978               1997
  27   CIBC  Pompano Merchandise Mart (C)                Flex                     168,920        1960/68/79/81/84            1997
  28   RFC   Big Kmart Shopping Center                   Anchored                 103,778              1962                  1989
  29   RFC   Marston Park Plaza                          Unanchored               104,976              1985                   NAP
  30   CIBC  Union Center                                Flex                     343,154           1953 & 1965              1999
  31   MID   La Jolla Corporate Center                   Suburban                  64,462              1982                  1996
  32   CIBC  Southlake Festival Shopping Center          Anchored                 139,315              1986                   NAP
  33   RFC   HomeBase-Phoenix, AZ                        Big Box                  111,924              1999                   NAP
  34   MID   Hyatt Suites Hotel                          Full Service                 192              1986                   NAP
  35   RFC   Holiday Square Shopping Center              Anchored                  72,870              1993                   NAP
  36   RFC   Stagecoach Plaza                            Unanchored                94,931           1964, 1989                NAP
  37   RFC   Today's Man Oxford Valley                   Unanchored                60,822              1988                   NAP
  38   CIBC  Parkway Corporate Plaza 138                 Suburban                  75,839              1982                   NAP
  39   MID   Lexington Commons Apartments                Garden                       206              1980                  1995
  40   MID   Regal Cinema                                Unanchored                65,158              1999                   NAP
  41   MID   One Airport Center Office Building          Suburban                  73,426              1997                   NAP
  42   MID   San Pablo Apartments                        Garden                       200              1972                  1997
  43   MID   Oaks of Ashford Point Apartments            Garden                       199              1983                   NAP
  44   CIBC  Comfort Inn - Philadelphia Airport          Limited Service              150              1989                   NAP
  45   MID   Grouse Run Apartments                       Garden                       244              1983                   NAP
  46   RFC   Avanex Building                             Flex                      54,068              1999                   NAP
  47   MID   The Regents Cove Apartments                 Garden                       272              1985                  1999
  48   CIBC  156 10-40 Cross Bay Boulevard               Unanchored                47,625            1958/1990                NAP
  49   MID   Freehold Executive Center                   Suburban                  65,391              1985                   NAP
  50   MID   K-Mart (D)                                  Big Box                  112,115              1965                   NAP
  51   MID   K-Mart (D)                                  Big Box                  112,415              1965                   NAP
  52   MID   Seton Chase Apartments                      Garden                       229              1983                   NAP
  53   CIBC  Tel Huron Shopping Center                   Anchored                  96,255              1953                  1998
  54   MID   Quality Inn Sports Complex                  Limited Service              142              1965                  1988
  55   MID   Ramada Limited                              Limited Service              142              1984                  1996

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


-----------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Seller Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------------------

  56   MID   Walker's Station Apartments                        2600 Tealwood Drive
  57   MID   Saturn Electronics & Engineering                   255 Rex Blvd
  58   MID   Plaza Pointe                                       23041 Avenida De La Carlota
  59   RFC   GAI-Tronics Corporation                            400 East Wyomissing Avenue
  60   CIBC  2600 Building                                      2600 Washington Avenue
  61   CIBC  Hoyt's Cinemas                                     900 & 902 Front Street
  62   CIBC  Advance Auto Parts - York, PA (III)                1824 W. Market Street
  63   CIBC  Advance Auto Parts - Harrisburg, PA
               (Swatara) (III)                                  2890 Paxton Street
  64   CIBC  Advance Auto Parts - Steelton, PA (III)            350 North Front Street
  65   CIBC  Advance Auto Parts - Celina, OH (III)              521 Grand Lake Road
  66   CIBC  Advance Auto Parts - Youngstown, OH (III)          3501 Mahoning Avenue
  67   CIBC  Advance Auto Parts - Warren, OH (III)              2727 Parkman Road, NW
  68   CIBC  Advance Auto Parts - Atlanta, GA (III)             946 Martin Luther King, Jr.
  69   CIBC  Advance Auto Parts - Penn Hills, PA (III)          349 Rodi Road
  70   CIBC  Advance Auto Parts - Pontotoc, MS (III)            253 West Oxford
  71   MID   Hampton Inn Maple Grove                            7745 Elm Creek Blvd
  72   RFC   Maple Tree Mall                                    545-555 Hooksett Road
  73   MID   The Sterling Falls Apartments                      2000 Park Place Blvd
  74   RFC   Stelton Shopping Center                            1665 Stelton Road
  75   CIBC  Parkview Towers                                    7667 Maple Avenue
  76   CIBC  Unilab Building                                    967 Maybury Road
  77   MID   Cambridge Apartments                               737 7th St Se
  78   MID   Tempe Plaza                                        5018 S Price Road
  79   RFC   Byram Self-Storage                                 2 Highland Street
  80   MID   Sixth Street Building                              2415 W 6th St
  81   MID   Lake Pine Apartments                               2655 Lake Pine Dr
  82   RFC   Las Lomas Apartments                               6161 Trail Glen Drive
  83   RFC   Pinellas Industrial Center                         12555 Enterprise Blvd & 12505 Starkey Road
  84   CIBC  Mount Joy Square                                   919-945 E. Main St.
  85   MID   Town & Country Apartments (Phase II)               3111 Old Sterlington Rd
  86   MID   Bartles Corner Business Park                       8 Bartles Corner Rd
  87   RFC   Jeffery Manor Shopping Center                      1908-2028 E. 95th Street
  88   MID   Eckerd's Drug Store                                7398 Oswego Road
  89   MID   Clayton Apartments and Duplexes                    1407 Nw 65th Ter
  90   MID   Regal Cinemas 12-Screen Movie Theatre              750 Builders Way
  91   RFC   1506 N. Lee Trevino                                1506 N. Lee Trevino
  92   MID   Eckerd Pharmacy                                    West Main Street And Finney Blvd
  93   MID   Kroger Grocery Store                               10450 E Washington St
  94   CIBC  Datatec Warehouse                                  386 Crawford Road
  95   MID   Legacy Business Park Medical Office 8 (E)          1701-8 Green Valley Parkway
  96   MID   Legacy Business Park Medical Office - 4 (E)        1701-4 Green Valley Pky
  97   MID   East Los Angeles Retail Center                     654/666 And 700/722 S Atlantic Blvd
  98   MID   Acadia Park Apartments                             1300 Laban Avenue
  99   MID   Eckerd's Drug Store                                2612-16 Brewerton Road
 100   MID   Dana Innovations                                   212 Avenida Fabricante
 101   MID   Eckerd's Drug Store                                600 Butternut Street
 102   RFC   Oregon Court (F)                                   1835 Johnston Street
 103   RFC   Oregon Arms (F)                                    2619 S. 19th Street
 104   MID   Eckerd Drugs                                       709 Main St
 105   CIBC  Dicks Clothing and Sporting Goods                  4036 Medina Road
 106   CIBC  Sugarland Shopping Center                          4560 Louisiana Highway 1
 107   MID   Eckerd Drug Store                                  1057 W Camp Wisdom Rd
 108   RFC   Bassett Furniture Store                            17955 North Freeway
 109   CIBC  Oak Leaf West                                      800 West Main Street
 110   CIBC  2000 White Elks Springs Court                      2000 White Elks Springs Court



------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                                                 Property
  No. Seller Property Name(2)                             City                               State      Zip Code        Type
------------------------------------------------------------------------------------------------------------------------------------

  56   MID   Walker's Station Apartments                  Oklahoma City                       OK          73120     Multifamily
  57   MID   Saturn Electronics & Engineering             Auburn Hills                        MI          48326     Industrial
  58   MID   Plaza Pointe                                 Laguna Hills                        CA          92653     Office
  59   RFC   GAI-Tronics Corporation                      Mohnton                             PA          19603     Industrial
  60   CIBC  2600 Building                                Newport News                        VA          23607     Office
  61   CIBC  Hoyt's Cinemas                               Dickinson                           NY          13901     Retail
  62   CIBC  Advance Auto Parts - York, PA (III)          York                                PA          17404     Retail
  63   CIBC  Advance Auto Parts - Harrisburg, PA
               (Swatara) (III)                            Harrisburg                          PA          17111     Retail
  64   CIBC  Advance Auto Parts - Steelton, PA (III)      Steelton                            PA          17113     Retail
  65   CIBC  Advance Auto Parts - Celina, OH (III)        Celina                              OH          45882     Retail
  66   CIBC  Advance Auto Parts - Youngstown, OH (III)    Youngstown                          OH          44509     Retail
  67   CIBC  Advance Auto Parts - Warren, OH (III)        Warren                              OH          44485     Retail
  68   CIBC  Advance Auto Parts - Atlanta, GA (III)       Atlanta                             GA          30314     Retail
  69   CIBC  Advance Auto Parts - Penn Hills, PA (III)    Penn Hills                          PA          15235     Retail
  70   CIBC  Advance Auto Parts - Pontotoc, MS (III)      Pontotoc                            MS          38863     Retail
  71   MID   Hampton Inn Maple Grove                      Maple Grove                         MN          55369     Hospitality
  72   RFC   Maple Tree Mall                              Manchester                          NH          3104      Retail
  73   MID   The Sterling Falls Apartments                Bedford                             TX          76021     Multifamily
  74   RFC   Stelton Shopping Center                      Piscataway                          NJ          8854      Retail
  75   CIBC  Parkview Towers                              Takoma Park                         MD          20912     Multifamily
  76   CIBC  Unilab Building                              San Jose                            CA          95133     Industrial
  77   MID   Cambridge Apartments                         Puyallup                            WA          98372     Multifamily
  78   MID   Tempe Plaza                                  Tempe                               AZ          85282     Office
  79   RFC   Byram Self-Storage                           Port Chester                        NY          10573     Self Storage
  80   MID   Sixth Street Building                        Los Angeles                         CA          90057     Office
  81   MID   Lake Pine Apartments                         St Joseph                           MI          49085     Multifamily
  82   RFC   Las Lomas Apartments                         Dallas                              TX          75217     Multifamily
  83   RFC   Pinellas Industrial Center                   Largo                               FL          33773     Industrial
  84   CIBC  Mount Joy Square                             Mount Joy                           PA          17552     Retail
  85   MID   Town & Country Apartments (Phase II)         Monroe                              LA          71203     Multifamily
  86   MID   Bartles Corner Business Park                 Raritan                             NJ          08821     Industrial
  87   RFC   Jeffery Manor Shopping Center                Chicago                             IL          60617     Retail
  88   MID   Eckerd's Drug Store                          Clay                                NY          13088     Retail
  89   MID   Clayton Apartments and Duplexes              Kansas City                         MO          64118     Multifamily
  90   MID   Regal Cinemas 12-Screen Movie Theatre        Niagara Falls                       NY          14304     Retail
  91   RFC   1506 N. Lee Trevino                          El Paso                             TX          79936     Retail
  92   MID   Eckerd Pharmacy                              Malone                              NY          12953     Retail
  93   MID   Kroger Grocery Store                         Indianapolis                        IN          46229     Retail
  94   CIBC  Datatec Warehouse                            Statesville                         NC          28625     Industrial
  95   MID   Legacy Business Park Medical Office 8 (E)    Henderson                           NV          89014     Office
  96   MID   Legacy Business Park Medical Office - 4 (E)  Henderson                           NV          89014     Office
  97   MID   East Los Angeles Retail Center               Los Angeles                         CA          90022     Retail
  98   MID   Acadia Park Apartments                       Houma                               LA          70363     Multifamily
  99   MID   Eckerd's Drug Store                          Mattydale                           NY          13211     Retail
 100   MID   Dana Innovations                             San Clemente                        CA          92673     Industrial
 101   MID   Eckerd's Drug Store                          Syracuse                            NY          13203     Retail
 102   RFC   Oregon Court (F)                             Philadelphia                        PA          19145     Multifamily
 103   RFC   Oregon Arms (F)                              Philadelphia                        PA          19145     Multifamily
 104   MID   Eckerd Drugs                                 Poughkeepsie                        NY          12601     Retail
 105   CIBC  Dicks Clothing and Sporting Goods            Akron                               OH          44333     Retail
 106   CIBC  Sugarland Shopping Center                    Mathews                             LA          70394     Retail
 107   MID   Eckerd Drug Store                            Dallas                              TX          75232     Retail
 108   RFC   Bassett Furniture Store                      Houston                             TX          77090     Retail
 109   CIBC  Oak Leaf West                                Freehold                            NJ          07728     Office
 110   CIBC  2000 White Elks Springs Court                Macon                               GA          31217     Industrial



------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                      Property                                    Year                  Year
  No. Seller Property Name(2)                              Sub-Type             Units/NSF              Built               Renovated
------------------------------------------------------------------------------------------------------------------------------------

  56   MID   Walker's Station Apartments                 Garden                       230              1983                   NAP
  57   MID   Saturn Electronics & Engineering            Flex                      68,315              1989                   NAP
  58   MID   Plaza Pointe                                Suburban                  60,330              1985                   NAP
  59   RFC   GAI-Tronics Corporation                     Flex                     104,858              1973                  1996
  60   CIBC  2600 Building                               Suburban                 119,359              1969                  1998
  61   CIBC  Hoyt's Cinemas                              Unanchored                46,585              1999                   NAP
  62   CIBC  Advance Auto Parts - York, PA (III)         Unanchored                 7,000              1997                   NAP
  63   CIBC  Advance Auto Parts - Harrisburg, PA
               (Swatara) (III)                           Unanchored                 5,520              1997                   NAP
  64   CIBC  Advance Auto Parts - Steelton, PA (III)     Unanchored                 7,000              1997                   NAP
  65   CIBC  Advance Auto Parts - Celina, OH (III)       Unanchored                 5,675              1997                   NAP
  66   CIBC  Advance Auto Parts - Youngstown, OH (III)   Unanchored                 5,675              1998                   NAP
  67   CIBC  Advance Auto Parts - Warren, OH (III)       Unanchored                 5,675              1997                   NAP
  68   CIBC  Advance Auto Parts - Atlanta, GA (III)      Unanchored                 6,600              1998                   NAP
  69   CIBC  Advance Auto Parts - Penn Hills, PA (III)   Unanchored                 7,000              1998                   NAP
  70   CIBC  Advance Auto Parts - Pontotoc, MS (III)     Unanchored                 5,675              1998                   NAP
  71   MID   Hampton Inn Maple Grove                     Limited Service              120              1997                   NAP
  72   RFC   Maple Tree Mall                             Unanchored                51,197              1987                   NAP
  73   MID   The Sterling Falls Apartments               Garden                       168              1983                  1995
  74   RFC   Stelton Shopping Center                     Unanchored                43,780              1953                  1989
  75   CIBC  Parkview Towers                             High-Rise                    125              1960                 Ongoing
  76   CIBC  Unilab Building                             Light                     32,725              1967                  1989
  77   MID   Cambridge Apartments                        Garden                        96              1970                  1997
  78   MID   Tempe Plaza                                 Suburban                  70,159              1976                   NAP
  79   RFC   Byram Self-Storage                          Self Storage              50,228              1909                  1998
  80   MID   Sixth Street Building                       Urban                     46,233              1968                  1998
  81   MID   Lake Pine Apartments                        Garden                       156              1978                   NAP
  82   RFC   Las Lomas Apartments                        Garden                       230              1970                  1998
  83   RFC   Pinellas Industrial Center                  Light                    103,600              1984                   NAP
  84   CIBC  Mount Joy Square                            Anchored                  66,230              1990                   NAP
  85   MID   Town & Country Apartments (Phase II)        Garden                       200              1974                  1991
  86   MID   Bartles Corner Business Park                Light                     70,000              1990                  1998
  87   RFC   Jeffery Manor Shopping Center               Unanchored                36,143              1987                   NAP
  88   MID   Eckerd's Drug Store                         Anchored                  10,908              1998                   NAP
  89   MID   Clayton Apartments and Duplexes             Garden                       117              1972                  1986
  90   MID   Regal Cinemas 12-Screen Movie Theatre       Unanchored                43,108              1999                   NAP
  91   RFC   1506 N. Lee Trevino                         Unanchored                47,091              1997                   NAP
  92   MID   Eckerd Pharmacy                             Anchored                  12,736              1999                   NAP
  93   MID   Kroger Grocery Store                        Anchored                  58,590              1988                   NAP
  94   CIBC  Datatec Warehouse                           Light                     95,060              1999                   NAP
  95   MID   Legacy Business Park Medical Office 8 (E)   Medical                   12,900              1997                   NAP
  96   MID   Legacy Business Park Medical Office - 4 (E) Medical                    7,200              1996                   NAP
  97   MID   East Los Angeles Retail Center              Anchored                  33,023              1960                  1998
  98   MID   Acadia Park Apartments                      Garden                       192              1973                   NAP
  99   MID   Eckerd's Drug Store                         Anchored                  10,908              1999                   NAP
 100   MID   Dana Innovations                            Flex                      43,604              1999                   NAP
 101   MID   Eckerd's Drug Store                         Anchored                  10,908              1999                   NAP
 102   RFC   Oregon Court (F)                            Low-Rise                      56              1962                  1995
 103   RFC   Oregon Arms (F)                             Low-Rise                      40              1962                  1995
 104   MID   Eckerd Drugs                                Anchored                  11,347              1999                   NAP
 105   CIBC  Dicks Clothing and Sporting Goods           Big Box                   60,000              1995                   NAP
 106   CIBC  Sugarland Shopping Center                   Anchored                 118,265              1969                   NAP
 107   MID   Eckerd Drug Store                           Anchored                  10,908              1999                   NAP
 108   RFC   Bassett Furniture Store                     Big  Box                  26,250              1999                   NAP
 109   CIBC  Oak Leaf West                               Suburban                  28,611              1987                   NAP
 110   CIBC  2000 White Elks Springs Court               Warehouse                192,400            1982/1985               1999

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


-----------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Seller Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------------------

 111   CIBC  Triangle Shopping Center                           5021 George Washington Highway, etc.
 112   CIBC  Northern Medical Offices                           1335 West Tabor Road
 113   MID   Bronco Apartments                                  8228 Bronco Lane
 114   MID   K-Mart                                             1400 Mercey Springs Rd
 115   RFC   Villa Eleni                                        1150 21st Street
 116   MID   Perkins Place & Fox Ridge (IV)                     5 & 8 Rhodes Dr And 8,17-19 Judkins Dr
 117   MID   Barrington Hills Apartments (IV)                   Rte 9
 118   MID   McDuffee Brook Place (IV)                          17 Felker St
 119   MID   Kearsarge Apartments (IV)                          115 Kearsarge Mountain Rd
 120   RFC   Agawam Industrial Building                         609-619 Silver Street
 121   CIBC  Tampa Multifamily Portfolio                        10400 Davis Road, 8710 Copeland Road, 8726 Springtree Lane
 122   RFC   Park Place II Office Building                      1530 North Layton Hills Parkway
 123   MID   The Sequoia Institute                              180-200 Whitney Pl
 124   MID   Staples                                            408 Perry Street
 125   MID   Brookwood Townhomes                                400-506 Ne Knox St 508-620 Ne 5th St
 126   MID   Staples Office Supply Store                        1201 East Charleston Avenue
 127   CIBC  Jefferson Pilot Financial Center                   3275 West Hillsboro Boulevard
 128   MID   Eckerd Drug Store                                  1901 Se Green Oaks Blvd
 129   MID   Staples Property                                   4350 Mahoney Drive
 130   MID   CVS Drugstore                                      1233 N State St
 131   CIBC  Maple Building                                     3 Washington Center
 132   MID   Woodward Avenue Office Building                    36400 Woodward Ave
 133   RFC   Alameda Towne Centre                               9411 Alameda
 134   CIBC  Park Place Apartments                              715 North 42nd Street
 135   CIBC  244-48 East 117th Street                           244-48 East 117th Street
 136   MID   Prudential Office Building                         340 Vista Ave Se
 137   MID   1/2 Price Store                                    14400 E Alameda Ave
 138   MID   Sunshine Square Shopping Center                    575 Adams Ave
 139   RFC   Westfair Center                                    1751-1789 Post Road East
 140   CIBC  Bell Gardens Shopping Center                       7110-7126 Eastern Avenue
 141   MID   Staples                                            1064 M-32 West
 142   CIBC  Morgan Garden Apartments                           7651 Morgan Road
 143   CIBC  Colonial Garden Apartments                         5425-5427 Wayne Avenue
 144   MID   170 West Road                                      170 West Rd
 145   RFC   Lamar Industrial Center                            10710-10720 North Lamar Blvd
 146   MID   Columbus Plaza Shopping Center                     Nc Hwy 108
 147   RFC   Lakeshore Village Office Complex                   5394-5470 S. Lakeshore Drive
 148   MID   The Lucent Technologies Building                   17080 Dallas Pky
 149   MID   Leonard Professional Building                      380 Pleasant St
 150   CIBC  Cross River Mill                                   1200 River Avenue
 151   MID   Steele's Market                                    1159 W Main St
 152   CIBC  The Commonwealth Building                          101-117 S. 7th Street
 153   CIBC  Gateway 2000 - Hobart                              8130 Colorado Street
 154   MID   Frolics Plaza                                      7101-21 Barry Rd
 155   RFC   Lorain Apartments                                  2307-2705 Washington Ave./974-975 Central Dr.
 156   RFC   Opdyke Investments                                 1080 North Opdyke Road
 157   MID   Sungard Financial Systems Office Property          509 Second Avenue South
 158   RFC   420 Clinton Avenue                                 420 Clinton Avenue
 159   CIBC  Village Shoppes of Paradise Beach                  2320-2386 N. Highway AIA
 160   MID   Tiscor Corporate Office Building                   12250 Parkway Center Dr
 161   MID   Omnicare Building                                  4700 Steubenville Pike
 162   CIBC  Best Western                                       5837 Monticello Drive
 163   RFC   Ironwood Apartments                                9802 N. 9th Avenue
 164   RFC   Crossroads South Shopping Center                   8053-8105 Tara Boulevard
 165   MID   West Wind Apartments Phase IV                      5200 Block Old Zuck Rd



------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                                                 Property
  No. Seller Property Name(2)                             City                               State      Zip Code        Type
------------------------------------------------------------------------------------------------------------------------------------

 111   CIBC  Triangle Shopping Center                     Portsmouth                          VA          23702     Retail
 112   CIBC  Northern Medical Offices                     Philadelphia                        PA          19141     Office
 113   MID   Bronco Apartments                            San Antonio                         TX          78227     Multifamily
 114   MID   K-Mart                                       Los Banos                           CA          93635     Retail
 115   RFC   Villa Eleni                                  San Diego                           CA          92102     Multifamily
 116   MID   Perkins Place & Fox Ridge (IV)               Belmont                             NH          03220     Multifamily
 117   MID   Barrington Hills Apartments (IV)             Barrington                          NH          03825     Multifamily
 118   MID   McDuffee Brook Place (IV)                    Rochester                           NH          03867     Multifamily
 119   MID   Kearsarge Apartments (IV)                    Warner                              NH          03278     Multifamily
 120   RFC   Agawam Industrial Building                   Agawam                              MA          1001      Industrial
 121   CIBC  Tampa Multifamily Portfolio                  Temple Terrace                      FL          33617     Multifamily
 122   RFC   Park Place II Office Building                Layton                              UT          84041     Office
 123   MID   The Sequoia Institute                        Fremont                             CA          94539     Industrial
 124   MID   Staples                                      Big Rapids                          MI          49307     Retail
 125   MID   Brookwood Townhomes                          Blue Springs                        MO          64014     Multifamily
 126   MID   Staples Office Supply Store                  Mattoon                             IL          61938     Retail
 127   CIBC  Jefferson Pilot Financial Center             Deerfield Beach                     FL          33442     Office
 128   MID   Eckerd Drug Store                            Arlington                           TX          76013     Retail
 129   MID   Staples Property                             Peru                                IL          61354     Retail
 130   MID   CVS Drugstore                                Greenfield                          IN          46140     Retail
 131   CIBC  Maple Building                               Newburgh                            NY          12550     Office
 132   MID   Woodward Avenue Office Building              Bloomfield Hills                    MI          48304     Office
 133   RFC   Alameda Towne Centre                         El Paso                             TX          79907     Retail
 134   CIBC  Park Place Apartments                        Grand Forks                         ND          58203     Multifamily
 135   CIBC  244-48 East 117th Street                     New York                            NY          10035     Multifamily
 136   MID   Prudential Office Building                   Salem                               OR          97302     Office
 137   MID   1/2 Price Store                              Aurora                              CO          80011     Retail
 138   MID   Sunshine Square Shopping Center              Philadelphia                        PA          19120     Retail
 139   RFC   Westfair Center                              Westport                            CT          6880      Retail
 140   CIBC  Bell Gardens Shopping Center                 Bell Gardens                        CA          90201     Retail
 141   MID   Staples                                      Alpena                              MI          49707     Retail
 142   CIBC  Morgan Garden Apartments                     Liverpool (Clay Township)           NY          13090     Multifamily
 143   CIBC  Colonial Garden Apartments                   Philadelphia                        PA          19144     Multifamily
 144   MID   170 West Road                                Portsmouth                          NH          03801     Industrial
 145   RFC   Lamar Industrial Center                      Austin                              TX          78753     Industrial
 146   MID   Columbus Plaza Shopping Center               Columbus                            NC          28722     Retail
 147   RFC   Lakeshore Village Office Complex             Tempe                               AZ          85004     Office
 148   MID   The Lucent Technologies Building             Dallas                              TX          75248     Office
 149   MID   Leonard Professional Building                Malden                              MA          02148     Office
 150   CIBC  Cross River Mill                             Lakewood                            NJ          08701     Mixed Use
 151   MID   Steele's Market                              Windsor                             CO          80550     Retail
 152   CIBC  The Commonwealth Building                    Allentown                           PA          18101     Office
 153   CIBC  Gateway 2000 - Hobart                        Hobart                              IN          46410     Retail
 154   MID   Frolics Plaza                                Kansas City                         MO          64152     Retail
 155   RFC   Lorain Apartments                            Lorain                              OH          44052     Multifamily
 156   RFC   Opdyke Investments                           Auburn Hills                        MI          48326     Mixed Use
 157   MID   Sungard Financial Systems Office Property    Hopkins                             MN          55343     Office
 158   RFC   420 Clinton Avenue                           Brooklyn                            NY          11238     Multifamily
 159   CIBC  Village Shoppes of Paradise Beach            Melbourne                           FL          32903     Retail
 160   MID   Tiscor Corporate Office Building             Poway                               CA          92064     Office
 161   MID   Omnicare Building                            Robinson Township                   PA          15205     Industrial
 162   CIBC  Best Western                                 Montgomery                          AL          36117     Hospitality
 163   RFC   Ironwood Apartments                          Phoenix                             AZ          85021     Multifamily
 164   RFC   Crossroads South Shopping Center             Jonesboro                           GA          30236     Retail
 165   MID   West Wind Apartments Phase IV                Millcreek                           PA          16505     Multifamily





------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                      Property                                    Year                  Year
  No. Seller Property Name(2)                              Sub-Type             Units/NSF              Built               Renovated
------------------------------------------------------------------------------------------------------------------------------------

 111   CIBC  Triangle Shopping Center                    Anchored                  82,382              1957                  1986
 112   CIBC  Northern Medical Offices                    Medical                   28,310              1967                   NAP
 113   MID   Bronco Apartments                           Garden                       249              1974                  1998
 114   MID   K-Mart                                      Big Box                   86,479              1990                  1999
 115   RFC   Villa Eleni                                 Garden                        29              1991                   NAP
 116   MID   Perkins Place & Fox Ridge (IV)              Garden                        32              1983                   NAP
 117   MID   Barrington Hills Apartments (IV)            Garden                        33              1973                   NAP
 118   MID   McDuffee Brook Place (IV)                   Garden                        18              1986                   NAP
 119   MID   Kearsarge Apartments (IV)                   Garden                        12              1972                   NAP
 120   RFC   Agawam Industrial Building                  Warehouse                114,832              1970                  1999
 121   CIBC  Tampa Multifamily Portfolio                 Garden                       125             1970/2                 1997
 122   RFC   Park Place II Office Building               Suburban                  32,000              1998                   NAP
 123   MID   The Sequoia Institute                       Light                     31,463              1985                   NAP
 124   MID   Staples                                     Big Box                   24,049              1999                   NAP
 125   MID   Brookwood Townhomes                         Garden                        76              1991                   NAP
 126   MID   Staples Office Supply Store                 Big Box                   24,049              1998                   NAP
 127   CIBC  Jefferson Pilot Financial Center            Suburban                  27,592              1986                1998-1999
 128   MID   Eckerd Drug Store                           Anchored                  10,908              1999                   NAP
 129   MID   Staples Property                            Big Box                   23,925              1998                   NAP
 130   MID   CVS Drugstore                               Anchored                  10,125              1999                   NAP
 131   CIBC  Maple Building                              Suburban                  53,657              1989                   NAP
 132   MID   Woodward Avenue Office Building             Suburban                  22,820              1956                  1989
 133   RFC   Alameda Towne Centre                        Shadow Anchored           35,312              1998                   NAP
 134   CIBC  Park Place Apartments                       Garden                        80           1971 & 1986              1996+
 135   CIBC  244-48 East 117th Street                    Low-Rise                      41              1950                  1998
 136   MID   Prudential Office Building                  Suburban                  26,576              1992                   NAP
 137   MID   1/2 Price Store                             Unanchored                55,800              1979                   NAP
 138   MID   Sunshine Square Shopping Center             Unanchored                32,088              1960                  1994
 139   RFC   Westfair Center                             Unanchored                16,035              1952                1986-1991
 140   CIBC  Bell Gardens Shopping Center                Shadow Anchored           18,149              1985                  1998
 141   MID   Staples                                     Big Box                   24,049              1999                   NAP
 142   CIBC  Morgan Garden Apartments                    Garden                       110              1970                  1990
 143   CIBC  Colonial Garden Apartments                  Garden                        73              1950s                 1999
 144   MID   170 West Road                               Light                     58,422              1985                   NAP
 145   RFC   Lamar Industrial Center                     Light                     69,935              1974                   NAP
 146   MID   Columbus Plaza Shopping Center              Anchored                  48,565              1987                  1998
 147   RFC   Lakeshore Village Office Complex            Suburban                  27,356              1973                  1998
 148   MID   The Lucent Technologies Building            Urban                     19,864              1983                  1999
 149   MID   Leonard Professional Building               Suburban                  27,630              1920                  1985
 150   CIBC  Cross River Mill                            Suburban                  43,949            1979-1980               1996
 151   MID   Steele's Market                             Anchored                  32,845              1975                  1994
 152   CIBC  The Commonwealth Building                   Suburban                  28,097              1980                1988/1998
 153   CIBC  Gateway 2000 - Hobart                       Unanchored                 8,015              1998                   NAP
 154   MID   Frolics Plaza                               Unanchored                37,220              1978                   NAP
 155   RFC   Lorain Apartments                           Garden                        84              1965                  1996
 156   RFC   Opdyke Investments                          Unanchored                18,680              1997                  1999
 157   MID   Sungard Financial Systems Office Property   Suburban                  30,610              1980                   NAP
 158   RFC   420 Clinton Avenue                          Low-Rise                      49              1930                  1991
 159   CIBC  Village Shoppes of Paradise Beach           Unanchored                31,550              1980                   NAP
 160   MID   Tiscor Corporate Office Building            Suburban                  21,000              1998                   NAP
 161   MID   Omnicare Building                           Warehouse                 22,647              1988                  1999
 162   CIBC  Best Western                                Limited Service               50              1996                   NAP
 163   RFC   Ironwood Apartments                         Garden                        95              1965                  1996
 164   RFC   Crossroads South Shopping Center            Shadow Anchored           16,500              1988                   NAP
 165   MID   West Wind Apartments Phase IV               Garden                        26              1999                   NAP

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


-----------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Seller Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------------------

 166   CIBC  Chastain Pines Apartments                          3228 Boulder Park Drive
 167   MID   166 South River Road                               166 S River Rd
 168   CIBC  Grayco Apartments                                  115 North Street
 169   MID   Reseda Retail Building                             7126-40 Reseda Blvd
 170   MID   Mesa Engineering Systems, Inc.                     5 Vanderbilt
 171   MID   Concord Garden Apartments                          899 Concord Rd
 172   RFC   233 Jamaica Avenue                                 233 Jamaica Avenue
 173   MID   Goffstown Village Apartments (V)                   27-42 Maple Ave
 174   MID   Maple Leaf Apartments (V)                          76-80 Terrace Rd
 175   CIBC  Gateway 2000 - Columbia                            131 Harbison Boulevard
 176   RFC   Kenworthy Medical Building                         9999 Kenworthy Street
 177   MID   Lakes Mini Storage                                 2949 Lake East Drive
 178   MID   Town & Country Apartments Phase I                  3111 Old Sterlington Rd
 179   MID   Tucson East Apartments                             8490 E Old Spanish Trail
 180   RFC   Pal Ex, Inc.                                       6829 Flintlock Road
 181   RFC   312-332 East Rosecrans Avenue                      312 &332 East Rosecrans Ave
 182   MID   Building 35 - Corporate Woods                      9101 West 110th Street
 183   RFC   Art Museum Apartments                              1624 Green St, 1709 Spring Garden St.
 184   CIBC  Gateway 2000 - Henderson                           375 N. Stephanie Street, Unit 511
 185   MID   Helicomb International Plant                       1402 S 69th E Ave
 186   CIBC  Gateway 2000 - Chattanooga                         2001 Gunbarrel Road
 187   MID   U-Stor Facility                                    5570 Summer Avenue
 188   MID   17-33 Elm Street                                   17-33 Elm St
 189   RFC   Montwood Village Shopping Center                   11660 Montwood
 190   RFC   D Boys Office Building                             8305 Ridge Avenue
 191   MID   U-Stor Facility                                    6900 East Raines Rd
 192   MID   43 North Road                                      43 North Road
 193   RFC   Park Apartments                                    3615 Southwest 52nd Ave
 194   MID   The Champion Gardens Apartments                    1802 W Samano St
 195   MID   168 South River Road                               168 S River Rd
 196   RFC   The Pines Business Park                            26009 Budde Road
 197   MID   U-Stor Winchester II                               4700 Winchester Rd
 198   MID   Knowledge Beginnings (VI)                          4580 W Buckingham Rd
 199   MID   Knowledge Beginnings (VI)                          1920 Walnut Plaza
 200   CIBC  233, 235, 237 East 111th Street                    233, 235, 237 East 111th Street
 201   RFC   Sunset Shopping Center                             601-715 Sunset Street
 202   MID   Lauderhill Plaza                                   1406 N State Rd 7
 203   RFC   14401 South San Pedro Street                       14401 South San Pedro Street
 204   RFC   Woods Cross Self Storage                           50 East Pacific Ave
 205   MID   Fresno Self Storage                                2612 North Clovis Avenue
 206   MID   Crosstown Square Shopping Center                   13628 -13660 Crosstown Blvd Nw
 207   CIBC  112-116 East 103rd Street                          112-116 East 103rd Street
 208   MID   Leon Trace Apartments                              6812 Poss Road
 209   RFC   Southern Oaks Apartments                           3424 Southern Oaks Boulevard
 210   RFC   Middletown Industrial                              4004,4014 and 4104 Tytus Avenue
 211   RFC   401-611 Braker Lane                                401-611 Braker Lane
 212   RFC   Mandell Place                                      1614 Westheimer
 213   MID   The Allendale Village Apartments                   6005 Allendale
 214   RFC   Roswell Point Shopping Center                      11706 Alpharetta Highway
 215   RFC   Royal Apartments                                   2710 Menlo
 216   RFC   402 - 406 Albee Square                             402 - 406 Albee Square
 217   RFC   Mansfield Retail Center                            900 North Walnut Creek
 218   RFC   224 South 3rd Brooklyn                             224 South Third Street
 219   MID   Circuit City Land                                  555 Maine Mall Rd
 220   RFC   Charles Garden Apartments                          190 SE 12th Avenue




------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                                                 Property
  No. Seller Property Name(2)                             City                               State      Zip Code        Type
------------------------------------------------------------------------------------------------------------------------------------


 166   CIBC  Chastain Pines Apartments                    Atlanta                             GA          30311     Multifamily
 167   MID   166 South River Road                         Bedford                             NH          03110     Office
 168   CIBC  Grayco Apartments                            Harrisburg                          PA          17101     Multifamily
 169   MID   Reseda Retail Building                       Reseda                              CA          91335     Retail
 170   MID   Mesa Engineering Systems, Inc.               Irvine                              CA          92618     Industrial
 171   MID   Concord Garden Apartments                    Smyma                               GA          30080     Multifamily
 172   RFC   233 Jamaica Avenue                           Brooklyn                            NY          11207     Multifamily
 173   MID   Goffstown Village Apartments (V)             Goffstown                           NH          03045     Multifamily
 174   MID   Maple Leaf Apartments (V)                    Franklin                            NH          03235     Multifamily
 175   CIBC  Gateway 2000 - Columbia                      Columbia                            SC          29121     Retail
 176   RFC   Kenworthy Medical Building                   El Paso                             TX          79924     Office
 177   MID   Lakes Mini Storage                           Las Vegas                           NV          89128     Self Storage
 178   MID   Town & Country Apartments Phase I            Monroe                              LA          71203     Multifamily
 179   MID   Tucson East Apartments                       Tucson                              AZ          85710     Multifamily
 180   RFC   Pal Ex, Inc.                                 Houston                             TX          77040     Industrial
 181   RFC   312-332 East Rosecrans Avenue                Gardena                             CA          90248     Industrial
 182   MID   Building 35 - Corporate Woods                Overland Park                       KS          66210     Office
 183   RFC   Art Museum Apartments                        Philadelphia                        PA          19130     Multifamily
 184   CIBC  Gateway 2000 - Henderson                     Henderson                           NV          89014     Retail
 185   MID   Helicomb International Plant                 Tulsa                               OK          74112     Industrial
 186   CIBC  Gateway 2000 - Chattanooga                   Chattanooga                         TN          37421     Retail
 187   MID   U-Stor Facility                              Memphis                             TN          38134     Self Storage
 188   MID   17-33 Elm Street                             Westfield                           NJ          07090     Mixed Use
 189   RFC   Montwood Village Shopping Center             El Paso                             TX          79936     Retail
 190   RFC   D Boys Office Building                       Philadelphia                        PA          19128     Office
 191   MID   U-Stor Facility                              Memphis                             TN          38115     Self Storage
 192   MID   43 North Road                                East Windsor                        CT          06088     Industrial
 193   RFC   Park Apartments                              Pembroke Park                       Fl          33023     Multifamily
 194   MID   The Champion Gardens Apartments              Edinburg                            TX          78539     Multifamily
 195   MID   168 South River Road                         Bedford                             NH          03110     Office
 196   RFC   The Pines Business Park                      The Woodlands                       TX          77380     Industrial
 197   MID   U-Stor Winchester II                         Memphis                             TN          38118     Self Storage
 198   MID   Knowledge Beginnings (VI)                    Garland                             TX          75042     Office
 199   MID   Knowledge Beginnings (VI)                    Carrollton                          TX          75006     Office
 200   CIBC  233, 235, 237 East 111th Street              New York                            NY          10035     Multifamily
 201   RFC   Sunset Shopping Center                       Denton                              TX          76201     Retail
 202   MID   Lauderhill Plaza                             Lauderhill                          FL          33313     Retail
 203   RFC   14401 South San Pedro Street                 Gardena                             CA          90248     Industrial
 204   RFC   Woods Cross Self Storage                     Salt Lake City                      UT          84054     Self Storage
 205   MID   Fresno Self Storage                          Fresno                              CA          93727     Self Storage
 206   MID   Crosstown Square Shopping Center             Andover                             MN          55304     Retail
 207   CIBC  112-116 East 103rd Street                    New York                            NY          10035     Multifamily
 208   MID   Leon Trace Apartments                        Leon Valley                         TX          78238     Multifamily
 209   RFC   Southern Oaks Apartments                     Dallas                              TX          75216     Multifamily
 210   RFC   Middletown Industrial                        Middletown                          OH          45042     Industrial
 211   RFC   401-611 Braker Lane                          Austin                              TX          78753     Industrial
 212   RFC   Mandell Place                                Houston                             TX          77006     Retail
 213   MID   The Allendale Village Apartments             Houston                             TX          77017     Multifamily
 214   RFC   Roswell Point Shopping Center                Roswell                             GA          30076     Retail
 215   RFC   Royal Apartments                             Carson City                         NV          89701     Multifamily
 216   RFC   402 - 406 Albee Square                       Brooklyn                            NY          11201     Multifamily
 217   RFC   Mansfield Retail Center                      Mansfield                           TX          76063     Retail
 218   RFC   224 South 3rd Brooklyn                       Brooklyn                            NY          11211     Multifamily
 219   MID   Circuit City Land                            Scarborough                         ME          04106     Other
 220   RFC   Charles Garden Apartments                    Pompano Beach                       FL          33606     Multifamily




------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                      Property                                    Year                  Year
  No. Seller Property Name(2)                              Sub-Type             Units/NSF              Built               Renovated
------------------------------------------------------------------------------------------------------------------------------------

 166   CIBC  Chastain Pines Apartments                   Garden                        79              1973                  1998
 167   MID   166 South River Road                        Suburban                  23,150              1980                  1997
 168   CIBC  Grayco Apartments                           Garden                       104              1939                  1980s
 169   MID   Reseda Retail Building                      Unanchored                16,000              1998                   NAP
 170   MID   Mesa Engineering Systems, Inc.              Flex                      16,892              1985                  1995
 171   MID   Concord Garden Apartments                   Garden                        57              1968                  1999
 172   RFC   233 Jamaica Avenue                          Low-Rise                      54              1963                   NAP
 173   MID   Goffstown Village Apartments (V)            Garden                        48              1972                  1986
 174   MID   Maple Leaf Apartments (V)                   Garden                        36              1974                   NAP
 175   CIBC  Gateway 2000 - Columbia                     Unanchored                 8,000              1998                   NAP
 176   RFC   Kenworthy Medical Building                  Medical                   17,748              1996                   NAP
 177   MID   Lakes Mini Storage                          Self Storage              40,259              1988                   NAP
 178   MID   Town & Country Apartments Phase I           Garden                       100              1973                  1991
 179   MID   Tucson East Apartments                      Garden                        52              1983                  1993
 180   RFC   Pal Ex, Inc.                                Flex                      45,060              1981                  1999
 181   RFC   312-332 East Rosecrans Avenue               Warehouse                 86,460              1974                  1998
 182   MID   Building 35 - Corporate Woods               Suburban                  19,722              1980                  1998
 183   RFC   Art Museum Apartments                       Garden                        30              1917                  1987
 184   CIBC  Gateway 2000 - Henderson                    Unanchored                 8,000              1998                   NAP
 185   MID   Helicomb International Plant                Light                     80,582              1958                   NAP
 186   CIBC  Gateway 2000 - Chattanooga                  Unanchored                 8,000              1998                   NAP
 187   MID   U-Stor Facility                             Self Storage              64,400              1995                   NAP
 188   MID   17-33 Elm Street                            Low-Rise                  14,722              1927                  1998
 189   RFC   Montwood Village Shopping Center            Unanchored                18,925              1997                   NAP
 190   RFC   D Boys Office Building                      Suburban                  14,448              1996                  1999
 191   MID   U-Stor Facility                             Self Storage              60,700              1996                   NAP
 192   MID   43 North Road                               Warehouse                 40,216              1988                  1998
 193   RFC   Park Apartments                             Garden                        36              1984                   NAP
 194   MID   The Champion Gardens Apartments             Garden                        81              1983                  1998
 195   MID   168 South River Road                        Suburban                  18,779              1982                   NAP
 196   RFC   The Pines Business Park                     Flex                      21,900              1999                   NAP
 197   MID   U-Stor Winchester II                        Self Storage              62,000              1996                   NAP
 198   MID   Knowledge Beginnings (VI)                   Suburban                  10,106              1985                   NAP
 199   MID   Knowledge Beginnings (VI)                   Suburban                  15,492              1985                   NAP
 200   CIBC  233, 235, 237 East 111th Street             Low-Rise                      48              1910                  1998
 201   RFC   Sunset Shopping Center                      Unanchored                23,350              1971                   NAP
 202   MID   Lauderhill Plaza                            Unanchored                20,078              1988                   NAP
 203   RFC   14401 South San Pedro Street                Warehouse                 68,546              1974                   NAP
 204   RFC   Woods Cross Self Storage                    Self Storage              52,785              1997                   NAP
 205   MID   Fresno Self Storage                         Self Storage              36,329              1973                  1988
 206   MID   Crosstown Square Shopping Center            Unanchored                12,276              1989                   NAP
 207   CIBC  112-116 East 103rd Street                   Low-Rise                      30              1920                  1998
 208   MID   Leon Trace Apartments                       Garden                        72              1975                   NAP
 209   RFC   Southern Oaks Apartments                    Garden                        62              1958                  1997
 210   RFC   Middletown Industrial                       Light                     49,296              1956                  1982
 211   RFC   401-611 Braker Lane                         Light                     30,845              1973                  1998
 212   RFC   Mandell Place                               Unanchored                 8,825              1936                  1998
 213   MID   The Allendale Village Apartments            Garden                        96              1971                  1997
 214   RFC   Roswell Point Shopping Center               Unanchored                 6,960              1999                   NAP
 215   RFC   Royal Apartments                            Garden                        43              1974                   NAP
 216   RFC   402 - 406 Albee Square                      Garden                        40              1902                  1991
 217   RFC   Mansfield Retail Center                     Shadow Anchored            7,893              1999                   NAP
 218   RFC   224 South 3rd Brooklyn                      Low-Rise                      33              1910                  1995
 219   MID   Circuit City Land                           Big Box                  151,586              1995                   NAP
 220   RFC   Charles Garden Apartments                   Garden                        16              1970                  1996

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


-----------------------------------------------------------------------------------------------------------------------------------
 Loan
  No. Seller Property Name(2)                                   Address
-----------------------------------------------------------------------------------------------------------------------------------


 221   RFC   Blockbuster Video                                  1235 Grand Avenue
 222   RFC   16-10 Caffrey Avenue                               16-10 Caffrey Avenue
 223   RFC   650 E 182 St                                       650 East 182 St
 224   RFC   Temple Apartments                                  13641 Temple Avenue




------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                                                 Property
  No. Seller Property Name(2)                             City                               State      Zip Code        Type
------------------------------------------------------------------------------------------------------------------------------------


 221   RFC   Blockbuster Video                            Baldwin                             NY          11510     Retail
 222   RFC   16-10 Caffrey Avenue                         Far Rockaway                        NY          11691     Multifamily
 223   RFC   650 E 182 St                                 Bronx                               NY          10459     Multifamily
 224   RFC   Temple Apartments                            La Puenta                           CA          91746     Multifamily




------------------------------------------------------------------------------------------------------------------------------------
 Loan                                                      Property                                    Year                  Year
  No. Seller Property Name(2)                              Sub-Type             Units/NSF              Built               Renovated
------------------------------------------------------------------------------------------------------------------------------------


 221   RFC   Blockbuster Video                           Unanchored                 6,200              1970                  1994
 222   RFC   16-10 Caffrey Avenue                        Garden                        20              1962                   NAP
 223   RFC   650 E 182 St                                Low-Rise                      26              1930                  1997
 224   RFC   Temple Apartments                           Garden                        10              1962                   NAP


APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION


--------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                       Lockout
  No.     Seller                        Property Name(2)                     Seasoning(9)   Period   DEF   YM5   YM1   YM
--------------------------------------------------------------------------------------------------------------------------
   1        MID     Campus Apartments                                             23          47                 66
   2       CIBC     17 John Street                                                 4          28      85
   3        MID     San Croix Apartments                                          26          35                 78
   4       CIBC     4343 Commerce Court (A) (I)                                   10          34      64
   5       CIBC     1051 North Kirk Road (A) (I)                                  10          34      64
   6       CIBC     Narco River Business Center (A)                                6          30      83
   7        MID     Ryder Integrated Logistics                                     6          36      80
   8       CIBC     Holiday Inn Rochester                                          3          27      86
   9        MID     Nevada Street Apartments                                       2          36      80
  10        MID     Camelot Apartments                                             5          59                 54
  11        MID     Neurocrine Biosciences                                        20          47                 66
  12        MID     CSC Office Building                                            5          36      79
  13        MID     Kinetic Systems Building (B)                                   6          35      81
  14        MID     Globix Corporation Building (B)                                6          35      81
  15       CIBC     Summit Square                                                 10          34      80
  16       CIBC     Bed, Bath & Beyond                                             9          33      80
  17        MID     The Quidel Building                                            5          35      81
  18        MID     Candletree Apartments                                          6          35                 78
  19       CIBC     Latham Crossing & Crossroads Plaza                            15          39      74
  20        RFC     Hampton Inn & Suites (II)                                      2          26      90
  21        RFC     Big Bowl/Wildfire (II)                                         2          26      90
  22        MID     Backlick Center South                                         20          59                 57
  23       CIBC     Willow Run Business Center II                                 11          35      78
  24        MID     East Side Plaza                                               22          47                 66
  25        RFC     Ritchie Highway Shopping Center                                2          26      90
  26       CIBC     Lincoln Park (C)                                               3          27      86
  27       CIBC     Pompano Merchandise Mart (C)                                   3          27      86
  28        RFC     Big Kmart Shopping Center                                      7          31      85
  29        RFC     Marston Park Plaza                                             4          28      51
  30       CIBC     Union Center                                                   5          29      84
  31        MID     La Jolla Corporate Center                                      6          35      81
  32       CIBC     Southlake Festival Shopping Center                             5          29      84
  33        RFC     HomeBase-Phoenix, AZ                                           0          24      92
  34        MID     Hyatt Suites Hotel                                             5          35      81
  35        RFC     Holiday Square Shopping Center                                 5          29      87
  36        RFC     Stagecoach Plaza                                               1          25      91
  37        RFC     Today's Man Oxford Valley                                      2          26      90
  38       CIBC     Parkway Corporate Plaza 138                                   10          34      79
  39        MID     Lexington Commons Apartments                                  20          59                 57
  40        MID     Regal Cinema                                                   5          36      38
  41        MID     One Airport Center Office Building                            25          23                 90
  42        MID     San Pablo Apartments                                          25          59                 54
  43        MID     Oaks of Ashford Point Apartments                               4          35                 81
  44       CIBC     Comfort Inn - Philadelphia Airport                             5          29      84
  45        MID     Grouse Run Apartments                                         23          59                 54
  46        RFC     Avanex Building                                                2          26      90
  47        MID     The Regents Cove Apartments                                    8          35                 81
  48       CIBC     156 10-40 Cross Bay Boulevard                                  3          27      86
  49        MID     Freehold Executive Center                                      3          36      80
  50        MID     K-Mart (D)                                                     3          36     200


--------------------------------------------------------------------------------------------------------------------------------
                                                                                Prepayment Code(10)

 Loan
  No.     Seller                        Property Name(2)                  5    4.5    4    3.5    3   2.5    2     1   Open
--------------------------------------------------------------------------------------------------------------------------------
   1        MID     Campus Apartments                                                                                    7
   2       CIBC     17 John Street                                                                                       7
   3        MID     San Croix Apartments                                                                                 7
   4       CIBC     4343 Commerce Court (A) (I)                                                                          7
   5       CIBC     1051 North Kirk Road (A) (I)                                                                         7
   6       CIBC     Narco River Business Center (A)                                                                      7
   7        MID     Ryder Integrated Logistics                                                                           4
   8       CIBC     Holiday Inn Rochester                                                                                7
   9        MID     Nevada Street Apartments                                                                             4
  10        MID     Camelot Apartments                                                                                   7
  11        MID     Neurocrine Biosciences                                                                               7
  12        MID     CSC Office Building                                                                                  5
  13        MID     Kinetic Systems Building (B)                                                                         4
  14        MID     Globix Corporation Building (B)                                                                      4
  15       CIBC     Summit Square                                                                                        7
  16       CIBC     Bed, Bath & Beyond                                                                                   7
  17        MID     The Quidel Building                                                                                  4
  18        MID     Candletree Apartments                                                                                7
  19       CIBC     Latham Crossing & Crossroads Plaza                                                                   7
  20        RFC     Hampton Inn & Suites (II)                                                                            4
  21        RFC     Big Bowl/Wildfire (II)                                                                               4
  22        MID     Backlick Center South                                                                                4
  23       CIBC     Willow Run Business Center II                                                                        7
  24        MID     East Side Plaza                                                                                      7
  25        RFC     Ritchie Highway Shopping Center                                                                      4
  26       CIBC     Lincoln Park (C)                                                                                     7
  27       CIBC     Pompano Merchandise Mart (C)                                                                         7
  28        RFC     Big Kmart Shopping Center                                                                            4
  29        RFC     Marston Park Plaza                                                                                   5
  30       CIBC     Union Center                                                                                         7
  31        MID     La Jolla Corporate Center                                                                            4
  32       CIBC     Southlake Festival Shopping Center                                                                   7
  33        RFC     HomeBase-Phoenix, AZ                                                                                 4
  34        MID     Hyatt Suites Hotel                                                                                   4
  35        RFC     Holiday Square Shopping Center                                                                       4
  36        RFC     Stagecoach Plaza                                                                                     4
  37        RFC     Today's Man Oxford Valley                                                                            4
  38       CIBC     Parkway Corporate Plaza 138                                                                          7
  39        MID     Lexington Commons Apartments                                                                         4
  40        MID     Regal Cinema                                                                                         4
  41        MID     One Airport Center Office Building                                                                   7
  42        MID     San Pablo Apartments                                                                                 7
  43        MID     Oaks of Ashford Point Apartments                                                                     4
  44       CIBC     Comfort Inn - Philadelphia Airport                                                                   7
  45        MID     Grouse Run Apartments                                                                                7
  46        RFC     Avanex Building                                                                                      4
  47        MID     The Regents Cove Apartments                                                                          4
  48       CIBC     156 10-40 Cross Bay Boulevard                                                                        7
  49        MID     Freehold Executive Center                                                                            4
  50        MID     K-Mart (D)                                                                                           4

------------------------------------------------------------------------------------------------------------
                                                                      Total
 Loan                                                               Admin Cost                 YM
  No.     Seller                        Property Name(2)            (bps) (11)              Code (22)
------------------------------------------------------------------------------------------------------------
   1        MID     Campus Apartments                                  8.78                    C
   2       CIBC     17 John Street                                     8.78                   NAP
   3        MID     San Croix Apartments                              11.03                    A
   4       CIBC     4343 Commerce Court (A) (I)                        8.78                   NAP
   5       CIBC     1051 North Kirk Road (A) (I)                       8.78                   NAP
   6       CIBC     Narco River Business Center (A)                    8.78                   NAP
   7        MID     Ryder Integrated Logistics                         8.78                   NAP
   8       CIBC     Holiday Inn Rochester                              8.78                   NAP
   9        MID     Nevada Street Apartments                          11.78                   NAP
  10        MID     Camelot Apartments                                 8.78                    A
  11        MID     Neurocrine Biosciences                            13.86                    A
  12        MID     CSC Office Building                               11.78                   NAP
  13        MID     Kinetic Systems Building (B)                       8.78                   NAP
  14        MID     Globix Corporation Building (B)                    8.78                   NAP
  15       CIBC     Summit Square                                      8.78                   NAP
  16       CIBC     Bed, Bath & Beyond                                 8.78                   NAP
  17        MID     The Quidel Building                                8.78                   NAP
  18        MID     Candletree Apartments                             18.78                    A
  19       CIBC     Latham Crossing & Crossroads Plaza                 8.78                   NAP
  20        RFC     Hampton Inn & Suites (II)                         12.28                   NAP
  21        RFC     Big Bowl/Wildfire (II)                            12.28                   NAP
  22        MID     Backlick Center South                             13.07                    A
  23       CIBC     Willow Run Business Center II                      8.78                   NAP
  24        MID     East Side Plaza                                   12.08                    C
  25        RFC     Ritchie Highway Shopping Center                    8.78                   NAP
  26       CIBC     Lincoln Park (C)                                   8.78                   NAP
  27       CIBC     Pompano Merchandise Mart (C)                       8.78                   NAP
  28        RFC     Big Kmart Shopping Center                          8.78                   NAP
  29        RFC     Marston Park Plaza                                 8.78                   NAP
  30       CIBC     Union Center                                       8.78                   NAP
  31        MID     La Jolla Corporate Center                         15.78                   NAP
  32       CIBC     Southlake Festival Shopping Center                 8.78                   NAP
  33        RFC     HomeBase-Phoenix, AZ                               8.78                   NAP
  34        MID     Hyatt Suites Hotel                                13.78                   NAP
  35        RFC     Holiday Square Shopping Center                     8.78                   NAP
  36        RFC     Stagecoach Plaza                                   8.78                   NAP
  37        RFC     Today's Man Oxford Valley                          8.78                   NAP
  38       CIBC     Parkway Corporate Plaza 138                        8.78                   NAP
  39        MID     Lexington Commons Apartments                       8.78                    A
  40        MID     Regal Cinema                                       8.78                   NAP
  41        MID     One Airport Center Office Building                 8.78                    A
  42        MID     San Pablo Apartments                               8.78                    A
  43        MID     Oaks of Ashford Point Apartments                  18.78                    A
  44       CIBC     Comfort Inn - Philadelphia Airport                 8.78                   NAP
  45        MID     Grouse Run Apartments                              8.78                    A
  46        RFC     Avanex Building                                    8.78                   NAP
  47        MID     The Regents Cove Apartments                        8.78                    A
  48       CIBC     156 10-40 Cross Bay Boulevard                      8.78                   NAP
  49        MID     Freehold Executive Center                          8.78                   NAP
  50        MID     K-Mart (D)                                        18.78                   NAP

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

--------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                       Lockout
  No.     Seller                        Property Name(2)                     Seasoning(9)   Period   DEF   YM5   YM1   YM
--------------------------------------------------------------------------------------------------------------------------
  51        MID     K-Mart (D)                                                     3          36     200
  52        MID     Seton Chase Apartments                                         6          35                 81
  53       CIBC     Tel Huron Shopping Center                                     25          47      66
  54        MID     Quality Inn Sports Complex                                    20          47                 126
  55        MID     Ramada Limited                                                20          59      61
  56        MID     Walker's Station Apartments                                   19          59                 57
  57        MID     Saturn Electronics & Engineering                               3          36      80
  58        MID     Plaza Pointe                                                  23          35                 81
  59        RFC     GAI-Tronics Corporation                                        5          29      87
  60       CIBC     2600 Building                                                  6          30      83
  61       CIBC     Hoyt's Cinemas                                                 3          27      86
  62       CIBC     Advance Auto Parts - York, PA (III)                           10          34      79
  63       CIBC     Advance Auto Parts - Harrisburg, PA (Swatara) (III)           10          34      79
  64       CIBC     Advance Auto Parts - Steelton, PA (III)                       10          34      79
  65       CIBC     Advance Auto Parts - Celina, OH (III)                         10          34      79
  66       CIBC     Advance Auto Parts - Youngstown, OH (III)                     10          34      79
  67       CIBC     Advance Auto Parts - Warren, OH (III)                         10          34      79
  68       CIBC     Advance Auto Parts - Atlanta, GA (III)                        10          34      79
  69       CIBC     Advance Auto Parts - Penn Hills, PA (III)                     10          34      79
  70       CIBC     Advance Auto Parts - Pontotoc, MS (III)                       10          34      79
  71        MID     Hampton Inn Maple Grove                                       20          89                 87
  72        RFC     Maple Tree Mall                                                5          29      87
  73        MID     The Sterling Falls Apartments                                 20          35                 81
  74        RFC     Stelton Shopping Center                                       12          36      80
  75       CIBC     Parkview Towers                                                6          30      84
  76       CIBC     Unilab Building                                                5          29      84
  77        MID     Cambridge Apartments                                          19          59                 57
  78        MID     Tempe Plaza                                                    5          35      81
  79        RFC     Byram Self-Storage                                             3          27     149
  80        MID     Sixth Street Building                                         20          59                 54
  81        MID     Lake Pine Apartments                                          21          59           57
  82        RFC     Las Lomas Apartments                                           6          30     146
  83        RFC     Pinellas Industrial Center                                     4          28      88
  84       CIBC     Mount Joy Square                                               9          33      80
  85        MID     Town & Country Apartments (Phase II)                          22          59                 54
  86        MID     Bartles Corner Business Park                                   5          36      80
  87        RFC     Jeffery Manor Shopping Center                                  3          27      89
  88        MID     Eckerd's Drug Store                                            8          36      77
  89        MID     Clayton Apartments and Duplexes                               22          59                         54
  90        MID     Regal Cinemas 12-Screen Movie Theatre                          3          36      92
  91        RFC     1506 N. Lee Trevino                                            4          28     208
  92        MID     Eckerd Pharmacy                                                8          36      77
  93        MID     Kroger Grocery Store                                          19          59                 57
  94       CIBC     Datatec Warehouse                                              8          32      81
  95        MID     Legacy Business Park Medical Office 8 (E)                     23          59                 54
  96        MID     Legacy Business Park Medical Office - 4 (E)                   23          59                 54
  97        MID     East Los Angeles Retail Center                                21          59                 54
  98        MID     Acadia Park Apartments                                        22          59                 54
  99        MID     Eckerd's Drug Store                                            8          36      77
  100       MID     Dana Innovations                                               5          35      81

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       Prepayment Code(10)

 Loan
  No.     Seller                        Property Name(2)                  5    4.5    4    3.5    3   2.5    2    1    Open
--------------------------------------------------------------------------------------------------------------------------------
  51        MID     K-Mart (D)                                                                                         4
  52        MID     Seton Chase Apartments                                                                             4
  53       CIBC     Tel Huron Shopping Center                                                                          7
  54        MID     Quality Inn Sports Complex                                                                         7
  55        MID     Ramada Limited                                                                                    NAP
  56        MID     Walker's Station Apartments                                                                        4
  57        MID     Saturn Electronics & Engineering                                                                   4
  58        MID     Plaza Pointe                                                                                       4
  59        RFC     GAI-Tronics Corporation                                                                            4
  60       CIBC     2600 Building                                                                                      7
  61       CIBC     Hoyt's Cinemas                                                                                     7
  62       CIBC     Advance Auto Parts - York, PA (III)                                                                7
  63       CIBC     Advance Auto Parts - Harrisburg, PA (Swatara) (III)                                                7
  64       CIBC     Advance Auto Parts - Steelton, PA (III)                                                            7
  65       CIBC     Advance Auto Parts - Celina, OH (III)                                                              7
  66       CIBC     Advance Auto Parts - Youngstown, OH (III)                                                          7
  67       CIBC     Advance Auto Parts - Warren, OH (III)                                                              7
  68       CIBC     Advance Auto Parts - Atlanta, GA (III)                                                             7
  69       CIBC     Advance Auto Parts - Penn Hills, PA (III)                                                          7
  70       CIBC     Advance Auto Parts - Pontotoc, MS (III)                                                            7
  71        MID     Hampton Inn Maple Grove                                                                            4
  72        RFC     Maple Tree Mall                                                                                    4
  73        MID     The Sterling Falls Apartments                                                                      4
  74        RFC     Stelton Shopping Center                                                                            4
  75       CIBC     Parkview Towers                                                                                    7
  76       CIBC     Unilab Building                                                                                    7
  77        MID     Cambridge Apartments                                                                               4
  78        MID     Tempe Plaza                                                                                        4
  79        RFC     Byram Self-Storage                                                                                 4
  80        MID     Sixth Street Building                                                                              7
  81        MID     Lake Pine Apartments                                                                               4
  82        RFC     Las Lomas Apartments                                                                               4
  83        RFC     Pinellas Industrial Center                                                                         4
  84       CIBC     Mount Joy Square                                                                                   7
  85        MID     Town & Country Apartments (Phase II)                                                               7
  86        MID     Bartles Corner Business Park                                                                       4
  87        RFC     Jeffery Manor Shopping Center                                                                      4
  88        MID     Eckerd's Drug Store                                                                                7
  89        MID     Clayton Apartments and Duplexes                                                                    7
  90        MID     Regal Cinemas 12-Screen Movie Theatre                                                              4
  91        RFC     1506 N. Lee Trevino                                                                                4
  92        MID     Eckerd Pharmacy                                                                                    7
  93        MID     Kroger Grocery Store                                                                               4
  94       CIBC     Datatec Warehouse                                                                                  7
  95        MID     Legacy Business Park Medical Office 8 (E)                                                          7
  96        MID     Legacy Business Park Medical Office - 4 (E)                                                        7
  97        MID     East Los Angeles Retail Center                                                                     7
  98        MID     Acadia Park Apartments                                                                             7
  99        MID     Eckerd's Drug Store                                                                                7
  100       MID     Dana Innovations                                                                                   4

------------------------------------------------------------------------------------------------------------
                                                                           Total
 Loan                                                                    Admin Cost                 YM
  No.     Seller                        Property Name(2)                 (bps) (11)              Code (22)
------------------------------------------------------------------------------------------------------------
  51        MID     K-Mart (D)                                               18.78                   NAP
  52        MID     Seton Chase Apartments                                    8.78                    A
  53       CIBC     Tel Huron Shopping Center                                 8.78                   NAP
  54        MID     Quality Inn Sports Complex                                8.78                    A
  55        MID     Ramada Limited                                            8.78                   NAP
  56        MID     Walker's Station Apartments                              10.78                    A
  57        MID     Saturn Electronics & Engineering                         11.78                   NAP
  58        MID     Plaza Pointe                                             17.96                    A
  59        RFC     GAI-Tronics Corporation                                   8.78                   NAP
  60       CIBC     2600 Building                                             8.78                   NAP
  61       CIBC     Hoyt's Cinemas                                            8.78                   NAP
  62       CIBC     Advance Auto Parts - York, PA (III)                       8.78                   NAP
  63       CIBC     Advance Auto Parts - Harrisburg, PA (Swatara) (III)       8.78                   NAP
  64       CIBC     Advance Auto Parts - Steelton, PA (III)                   8.78                   NAP
  65       CIBC     Advance Auto Parts - Celina, OH (III)                     8.78                   NAP
  66       CIBC     Advance Auto Parts - Youngstown, OH (III)                 8.78                   NAP
  67       CIBC     Advance Auto Parts - Warren, OH (III)                     8.78                   NAP
  68       CIBC     Advance Auto Parts - Atlanta, GA (III)                    8.78                   NAP
  69       CIBC     Advance Auto Parts - Penn Hills, PA (III)                 8.78                   NAP
  70       CIBC     Advance Auto Parts - Pontotoc, MS (III)                   8.78                   NAP
  71        MID     Hampton Inn Maple Grove                                  18.78                    A
  72        RFC     Maple Tree Mall                                           8.78                   NAP
  73        MID     The Sterling Falls Apartments                            18.78                    A
  74        RFC     Stelton Shopping Center                                   8.78                   NAP
  75       CIBC     Parkview Towers                                           8.78                   NAP
  76       CIBC     Unilab Building                                           8.78                   NAP
  77        MID     Cambridge Apartments                                      8.78                    A
  78        MID     Tempe Plaza                                              18.78                   NAP
  79        RFC     Byram Self-Storage                                        8.78                   NAP
  80        MID     Sixth Street Building                                     8.78                    A
  81        MID     Lake Pine Apartments                                      8.78                    A
  82        RFC     Las Lomas Apartments                                      8.78                   NAP
  83        RFC     Pinellas Industrial Center                                8.78                   NAP
  84       CIBC     Mount Joy Square                                          8.78                   NAP
  85        MID     Town & Country Apartments (Phase II)                      8.78                    A
  86        MID     Bartles Corner Business Park                              8.78                   NAP
  87        RFC     Jeffery Manor Shopping Center                             8.78                   NAP
  88        MID     Eckerd's Drug Store                                       8.78                   NAP
  89        MID     Clayton Apartments and Duplexes                           8.78                    A
  90        MID     Regal Cinemas 12-Screen Movie Theatre                    16.78                   NAP
  91        RFC     1506 N. Lee Trevino                                       9.78                   NAP
  92        MID     Eckerd Pharmacy                                           8.78                   NAP
  93        MID     Kroger Grocery Store                                      8.78                    A
  94       CIBC     Datatec Warehouse                                         8.78                   NAP
  95        MID     Legacy Business Park Medical Office 8 (E)                13.78                    A
  96        MID     Legacy Business Park Medical Office - 4 (E)              13.78                    A
  97        MID     East Los Angeles Retail Center                           18.78                    A
  98        MID     Acadia Park Apartments                                    8.78                    A
  99        MID     Eckerd's Drug Store                                       8.78                   NAP
  100       MID     Dana Innovations                                         18.78                   NAP

                                     11-21

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION


--------------------------------------------------------------------------------------------------------------------------
 Loan                                                                                       Lockout
  No.     Seller                        Property Name(2)                     Seasoning(9)   Period   DEF   YM5   YM1   YM
--------------------------------------------------------------------------------------------------------------------------
  101       MID     Eckerd's Drug Store                                            8          36      77
  102       RFC     Oregon Court (F)                                               5          29     147
  103       RFC     Oregon Arms (F)                                                5          29     147
  104       MID     Eckerd Drugs                                                   8          36      80
  105      CIBC     Dicks Clothing and Sporting Goods                              7          31      82
  106      CIBC     Sugarland Shopping Center                                     10          34      79
  107       MID     Eckerd Drug Store                                              5          36      80
  108       RFC     Bassett Furniture Store                                        3          27      89
  109      CIBC     Oak Leaf West                                                 11          35      78
  110      CIBC     2000 White Elks Springs Court                                  4          28      85
  111      CIBC     Triangle Shopping Center                                       5          29      84
  112      CIBC     Northern Medical Offices                                      11          35      78
  113       MID     Bronco Apartments                                             21          47                 66
  114       MID     K-Mart                                                         5          35     201
  115       RFC     Villa Eleni                                                    2          26      90
  116       MID     Perkins Place & Fox Ridge (IV)                                 3          36      77
  117       MID     Barrington Hills Apartments (IV)                               3          36      77
  118       MID     McDuffee Brook Place (IV)                                      3          36      77
  119       MID     Kearsarge Apartments (IV)                                      3          36      77
  120       RFC     Agawam Industrial Building                                     3          27      89
  121      CIBC     Tampa Multifamily Portfolio                                    5          29      84
  122       RFC     Park Place II Office Building                                  4          28      88
  123       MID     The Sequoia Institute                                          5          35      81
  124       MID     Staples                                                        6          36      80
  125       MID     Brookwood Townhomes                                            4          36      56
  126       MID     Staples Office Supply Store                                    9          36      80
  127      CIBC     Jefferson Pilot Financial Center                               5          29      84
  128       MID     Eckerd Drug Store                                              6          36      80
  129       MID     Staples Property                                               9          36      80
  130       MID     CVS Drugstore                                                  7          36     200
  131      CIBC     Maple Building                                                 8          32      81
  132       MID     Woodward Avenue Office Building                                2          36      80
  133       RFC     Alameda Towne Centre                                           3          27     209
  134      CIBC     Park Place Apartments                                          9          33      80
  135      CIBC     244-48 East 117th Street                                      11          35      78
  136       MID     Prudential Office Building                                     5          59                 54
  137       MID     1/2 Price Store                                                8          35      81
  138       MID     Sunshine Square Shopping Center                               20          47                 66
  139       RFC     Westfair Center                                                3          27      89
  140      CIBC     Bell Gardens Shopping Center                                   9          33      80
  141       MID     Staples                                                        7          36      80
  142      CIBC     Morgan Garden Apartments                                       4          28      85
  143      CIBC     Colonial Garden Apartments                                     5          29      84
  144       MID     170 West Road                                                  6          36      80
  145       RFC     Lamar Industrial Center                                        4          28      88
  146       MID     Columbus Plaza Shopping Center                                 7          36      80
  147       RFC     Lakeshore Village Office Complex                               5          29      87
  148       MID     The Lucent Technologies Building                               4          36      80
  149       MID     Leonard Professional Building                                  5          36      80
  150      CIBC     Cross River Mill                                               9          33      80


--------------------------------------------------------------------------------------------------------------------------------
                                                                        Prepayment Code(10)

 Loan
  No.     Seller                        Property Name(2)                  5    4.5    4    3.5    3   2.5    2     1  Open
--------------------------------------------------------------------------------------------------------------------------------
  101       MID     Eckerd's Drug Store                                                                                7
  102       RFC     Oregon Court (F)                                                                                   4
  103       RFC     Oregon Arms (F)                                                                                    4
  104       MID     Eckerd Drugs                                                                                       4
  105      CIBC     Dicks Clothing and Sporting Goods                                                                  7
  106      CIBC     Sugarland Shopping Center                                                                          7
  107       MID     Eckerd Drug Store                                                                                  4
  108       RFC     Bassett Furniture Store                                                                            4
  109      CIBC     Oak Leaf West                                                                                      7
  110      CIBC     2000 White Elks Springs Court                                                                      7
  111      CIBC     Triangle Shopping Center                                                                           7
  112      CIBC     Northern Medical Offices                                                                           7
  113       MID     Bronco Apartments                                                                                  7
  114       MID     K-Mart                                                                                             4
  115       RFC     Villa Eleni                                                                                        4
  116       MID     Perkins Place & Fox Ridge (IV)                                                                     7
  117       MID     Barrington Hills Apartments (IV)                                                                   7
  118       MID     McDuffee Brook Place (IV)                                                                          7
  119       MID     Kearsarge Apartments (IV)                                                                          7
  120       RFC     Agawam Industrial Building                                                                         4
  121      CIBC     Tampa Multifamily Portfolio                                                                        7
  122       RFC     Park Place II Office Building                                                                      4
  123       MID     The Sequoia Institute                                                                              4
  124       MID     Staples                                                                                            4
  125       MID     Brookwood Townhomes                                                                                4
  126       MID     Staples Office Supply Store                                                                        4
  127      CIBC     Jefferson Pilot Financial Center                                                                   7
  128       MID     Eckerd Drug Store                                                                                  4
  129       MID     Staples Property                                                                                   4
  130       MID     CVS Drugstore                                                                                      4
  131      CIBC     Maple Building                                                                                     7
  132       MID     Woodward Avenue Office Building                                                                    4
  133       RFC     Alameda Towne Centre                                                                               4
  134      CIBC     Park Place Apartments                                                                              7
  135      CIBC     244-48 East 117th Street                                                                           7
  136       MID     Prudential Office Building                                                                         7
  137       MID     1/2 Price Store                                                                                    4
  138       MID     Sunshine Square Shopping Center                                                                    7
  139       RFC     Westfair Center                                                                                    4
  140      CIBC     Bell Gardens Shopping Center                                                                       7
  141       MID     Staples                                                                                            4
  142      CIBC     Morgan Garden Apartments                                                                           7
  143      CIBC     Colonial Garden Apartments                                                                         7
  144       MID     170 West Road                                                                                      4
  145       RFC     Lamar Industrial Center                                                                            4
  146       MID     Columbus Plaza Shopping Center                                                                     4
  147       RFC     Lakeshore Village Office Complex                                                                   4
  148       MID     The Lucent Technologies Building                                                                   4
  149       MID     Leonard Professional Building                                                                      4
  150      CIBC     Cross River Mill                                                                                   7

------------------------------------------------------------------------------------------------------------

                                                                        Total
 Loan                                                                 Admin Cost                 YM
  No.     Seller                        Property Name(2)              (bps) (11)              Code (22)
------------------------------------------------------------------------------------------------------------
  101       MID     Eckerd's Drug Store                                     8.78                   NAP
  102       RFC     Oregon Court (F)                                        8.78                   NAP
  103       RFC     Oregon Arms (F)                                         8.78                   NAP
  104       MID     Eckerd Drugs                                            8.78                   NAP
  105      CIBC     Dicks Clothing and Sporting Goods                       8.78                   NAP
  106      CIBC     Sugarland Shopping Center                               8.78                   NAP
  107       MID     Eckerd Drug Store                                       8.78                   NAP
  108       RFC     Bassett Furniture Store                                11.28                   NAP
  109      CIBC     Oak Leaf West                                           8.78                   NAP
  110      CIBC     2000 White Elks Springs Court                           8.78                   NAP
  111      CIBC     Triangle Shopping Center                                8.78                   NAP
  112      CIBC     Northern Medical Offices                                8.78                   NAP
  113       MID     Bronco Apartments                                      18.78                    A
  114       MID     K-Mart                                                 18.78                   NAP
  115       RFC     Villa Eleni                                             8.78                   NAP
  116       MID     Perkins Place & Fox Ridge (IV)                         18.78                   NAP
  117       MID     Barrington Hills Apartments (IV)                       18.78                   NAP
  118       MID     McDuffee Brook Place (IV)                              18.78                   NAP
  119       MID     Kearsarge Apartments (IV)                              18.78                   NAP
  120       RFC     Agawam Industrial Building                             11.28                   NAP
  121      CIBC     Tampa Multifamily Portfolio                             8.78                   NAP
  122       RFC     Park Place II Office Building                           8.78                   NAP
  123       MID     The Sequoia Institute                                  18.78                   NAP
  124       MID     Staples                                                 8.78                   NAP
  125       MID     Brookwood Townhomes                                     8.78                   NAP
  126       MID     Staples Office Supply Store                             8.78                   NAP
  127      CIBC     Jefferson Pilot Financial Center                        8.78                   NAP
  128       MID     Eckerd Drug Store                                      18.78                   NAP
  129       MID     Staples Property                                        8.78                   NAP
  130       MID     CVS Drugstore                                           8.78                   NAP
  131      CIBC     Maple Building                                          8.78                   NAP
  132       MID     Woodward Avenue Office Building                         8.78                   NAP
  133       RFC     Alameda Towne Centre                                   11.28                   NAP
  134      CIBC     Park Place Apartments                                   8.78                   NAP
  135      CIBC     244-48 East 117th Street                                8.78                   NAP
  136       MID     Prudential Office Building                              8.78                    A
  137       MID     1/2 Price Store                                         8.78                   NAP
  138       MID     Sunshine Square Shopping Center                         8.78                    D
  139       RFC     Westfair Center                                         8.78                   NAP
  140      CIBC     Bell Gardens Shopping Center                            8.78                   NAP
  141       MID     Staples                                                 8.78                   NAP
  142      CIBC     Morgan Garden Apartments                                8.78                   NAP
  143      CIBC     Colonial Garden Apartments                              8.78                   NAP
  144       MID     170 West Road                                          18.78                   NAP
  145       RFC     Lamar Industrial Center                                11.28                   NAP
  146       MID     Columbus Plaza Shopping Center                          8.78                   NAP
  147       RFC     Lakeshore Village Office Complex                        8.78                   NAP
  148       MID     The Lucent Technologies Building                        8.78                   NAP
  149       MID     Leonard Professional Building                          18.78                   NAP
  150      CIBC     Cross River Mill                                        8.78                   NAP

                                     11-22

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION


--------------------------------------------------------------------------------------------------------------------------


 Loan                                                                                       Lockout
  No.     Seller                        Property Name(2)                     Seasoning(9)   Period   DEF   YM5   YM1   YM
--------------------------------------------------------------------------------------------------------------------------
  151       MID     Steele's Market                                                5          59                 57
  152      CIBC     The Commonwealth Building                                      9          33      80
  153      CIBC     Gateway 2000 - Hobart                                         11          35      78
  154       MID     Frolics Plaza                                                  3          36      80
  155       RFC     Lorain Apartments                                              5          29      87
  156       RFC     Opdyke Investments                                             3          27      89
  157       MID     Sungard Financial Systems Office Property                      9          35      81
  158       RFC     420 Clinton Avenue                                            20          47                 67
  159      CIBC     Village Shoppes of Paradise Beach                             11          35      78
  160       MID     Tiscor Corporate Office Building                              19          59                 57
  161       MID     Omnicare Building                                              7          36      80
  162      CIBC     Best Western                                                   3          27      86
  163       RFC     Ironwood Apartments                                            7          48                 65
  164       RFC     Crossroads South Shopping Center                               3          27      89
  165       MID     West Wind Apartments Phase IV                                  7          36      80
  166      CIBC     Chastain Pines Apartments                                      9          33      80
  167       MID     166 South River Road                                          19          59                 57
  168      CIBC     Grayco Apartments                                              5          29      84
  169       MID     Reseda Retail Building                                        21          59                 57
  170       MID     Mesa Engineering Systems, Inc.                                19          59           57
  171       MID     Concord Garden Apartments                                      4          36      80
  172       RFC     233 Jamaica Avenue                                            20          47                 67
  173       MID     Goffstown Village Apartments (V)                              22          59                 54
  174       MID     Maple Leaf Apartments (V)                                     22          59                 54
  175      CIBC     Gateway 2000 - Columbia                                       11          35      78
  176       RFC     Kenworthy Medical Building                                     3          27     209
  177       MID     Lakes Mini Storage                                             6          59                 54
  178       MID     Town & Country Apartments Phase I                             22          59                 54
  179       MID     Tucson East Apartments                                        19          59                 57
  180       RFC     Pal Ex, Inc.                                                   4          28      88
  181       RFC     312-332 East Rosecrans Avenue                                  5          48                 67
  182       MID     Building 35 - Corporate Woods                                  9          35      81
  183       RFC     Art Museum Apartments                                          2          26      90
  184      CIBC     Gateway 2000 - Henderson                                      11          35      78
  185       MID     Helicomb International Plant                                  19          47                 66
  186      CIBC     Gateway 2000 - Chattanooga                                    11          35      78
  187       MID     U-Stor Facility                                               21          119                114
  188       MID     17-33 Elm Street                                               3          36      80
  189       RFC     Montwood Village Shopping Center                               3          27     209
  190       RFC     D Boys Office Building                                         2          26      90
  191       MID     U-Stor Facility                                               21          119                114
  192       MID     43 North Road                                                 19          59                 57
  193       RFC     Park Apartments                                                4          28      88
  194       MID     The Champion Gardens Apartments                                6          36     140
  195       MID     168 South River Road                                          19          59                 57
  196       RFC     The Pines Business Park                                        5          29      87
  197       MID     U-Stor Winchester II                                          21          119                114
  198       MID     Knowledge Beginnings (VI)                                      3          36      80
  199       MID     Knowledge Beginnings (VI)                                      3          36      80


--------------------------------------------------------------------------------------------------------------------------------
                                                                        Prepayment Code(10)

 Loan
  No.     Seller                        Property Name(2)                  5    4.5    4    3.5    3   2.5    2    1   Open
--------------------------------------------------------------------------------------------------------------------------------
  151       MID     Steele's Market                                                                                     4
  152      CIBC     The Commonwealth Building                                                                           7
  153      CIBC     Gateway 2000 - Hobart                                                                               7
  154       MID     Frolics Plaza                                                                                       4
  155       RFC     Lorain Apartments                                                                                   4
  156       RFC     Opdyke Investments                                                                                  4
  157       MID     Sungard Financial Systems Office Property                                                           4
  158       RFC     420 Clinton Avenue                                                                                  6
  159      CIBC     Village Shoppes of Paradise Beach                                                                   7
  160       MID     Tiscor Corporate Office Building                                                                    4
  161       MID     Omnicare Building                                                                                   4
  162      CIBC     Best Western                                                                                        7
  163       RFC     Ironwood Apartments                                                                                 7
  164       RFC     Crossroads South Shopping Center                                                                    4
  165       MID     West Wind Apartments Phase IV                                                                       4
  166      CIBC     Chastain Pines Apartments                                                                           7
  167       MID     166 South River Road                                                                                4
  168      CIBC     Grayco Apartments                                                                                   7
  169       MID     Reseda Retail Building                                                                              4
  170       MID     Mesa Engineering Systems, Inc.                                                                      4
  171       MID     Concord Garden Apartments                                                                           4
  172       RFC     233 Jamaica Avenue                                                                                  6
  173       MID     Goffstown Village Apartments (V)                                                                    7
  174       MID     Maple Leaf Apartments (V)                                                                           7
  175      CIBC     Gateway 2000 - Columbia                                                                             7
  176       RFC     Kenworthy Medical Building                                                                          4
  177       MID     Lakes Mini Storage                                                                                  7
  178       MID     Town & Country Apartments Phase I                                                                   7
  179       MID     Tucson East Apartments                                                                              4
  180       RFC     Pal Ex, Inc.                                                                                        4
  181       RFC     312-332 East Rosecrans Avenue                                                                       5
  182       MID     Building 35 - Corporate Woods                                                                       4
  183       RFC     Art Museum Apartments                                                                               4
  184      CIBC     Gateway 2000 - Henderson                                                                            7
  185       MID     Helicomb International Plant                                                                        7
  186      CIBC     Gateway 2000 - Chattanooga                                                                          7
  187       MID     U-Stor Facility                                                                                     7
  188       MID     17-33 Elm Street                                                                                    4
  189       RFC     Montwood Village Shopping Center                                                                    4
  190       RFC     D Boys Office Building                                                                              4
  191       MID     U-Stor Facility                                                                                     7
  192       MID     43 North Road                                                                                       4
  193       RFC     Park Apartments                                                                                     4
  194       MID     The Champion Gardens Apartments                                                                     4
  195       MID     168 South River Road                                                                                4
  196       RFC     The Pines Business Park                                                                             4
  197       MID     U-Stor Winchester II                                                                                7
  198       MID     Knowledge Beginnings (VI)                                                                           4
  199       MID     Knowledge Beginnings (VI)                                                                           4

------------------------------------------------------------------------------------------------------------

                                                                        Total
 Loan                                                                 Admin Cost                 YM
  No.     Seller                        Property Name(2)              (bps) (11)              Code (22)
------------------------------------------------------------------------------------------------------------
  151       MID     Steele's Market                                       8.78                    A
  152      CIBC     The Commonwealth Building                             8.78                   NAP
  153      CIBC     Gateway 2000 - Hobart                                 8.78                   NAP
  154       MID     Frolics Plaza                                         8.78                   NAP
  155       RFC     Lorain Apartments                                     8.78                   NAP
  156       RFC     Opdyke Investments                                    8.78                   NAP
  157       MID     Sungard Financial Systems Office Property            18.78                   NAP
  158       RFC     420 Clinton Avenue                                    8.78                    B
  159      CIBC     Village Shoppes of Paradise Beach                     8.78                   NAP
  160       MID     Tiscor Corporate Office Building                      8.78                    A
  161       MID     Omnicare Building                                     8.78                   NAP
  162      CIBC     Best Western                                          8.78                   NAP
  163       RFC     Ironwood Apartments                                   8.78                    B
  164       RFC     Crossroads South Shopping Center                      8.78                   NAP
  165       MID     West Wind Apartments Phase IV                         8.78                   NAP
  166      CIBC     Chastain Pines Apartments                             8.78                   NAP
  167       MID     166 South River Road                                  8.78                    A
  168      CIBC     Grayco Apartments                                     8.78                   NAP
  169       MID     Reseda Retail Building                                8.78                    A
  170       MID     Mesa Engineering Systems, Inc.                        8.78                    A
  171       MID     Concord Garden Apartments                             8.78                   NAP
  172       RFC     233 Jamaica Avenue                                    8.78                    B
  173       MID     Goffstown Village Apartments (V)                      8.78                    A
  174       MID     Maple Leaf Apartments (V)                             8.78                    A
  175      CIBC     Gateway 2000 - Columbia                               8.78                   NAP
  176       RFC     Kenworthy Medical Building                           11.28                   NAP
  177       MID     Lakes Mini Storage                                   18.78                    A
  178       MID     Town & Country Apartments Phase I                     8.78                    A
  179       MID     Tucson East Apartments                               16.78                    A
  180       RFC     Pal Ex, Inc.                                         11.28                   NAP
  181       RFC     312-332 East Rosecrans Avenue                         8.78                    B
  182       MID     Building 35 - Corporate Woods                         8.78                   NAP
  183       RFC     Art Museum Apartments                                 8.78                   NAP
  184      CIBC     Gateway 2000 - Henderson                              8.78                   NAP
  185       MID     Helicomb International Plant                          8.78                    D
  186      CIBC     Gateway 2000 - Chattanooga                            8.78                   NAP
  187       MID     U-Stor Facility                                       8.78                    A
  188       MID     17-33 Elm Street                                      8.78                   NAP
  189       RFC     Montwood Village Shopping Center                     11.28                   NAP
  190       RFC     D Boys Office Building                                8.78                   NAP
  191       MID     U-Stor Facility                                       8.78                    A
  192       MID     43 North Road                                         8.78                    C
  193       RFC     Park Apartments                                       8.78                   NAP
  194       MID     The Champion Gardens Apartments                       8.78                   NAP
  195       MID     168 South River Road                                  8.78                    A
  196       RFC     The Pines Business Park                               8.78                   NAP
  197       MID     U-Stor Winchester II                                  8.78                    A
  198       MID     Knowledge Beginnings (VI)                             8.78                   NAP
  199       MID     Knowledge Beginnings (VI)                             8.78                   NAP

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION


--------------------------------------------------------------------------------------------------------------------------


 Loan                                                                                       Lockout
  No.     Seller                        Property Name(2)                     Seasoning(9)   Period   DEF   YM5   YM1   YM
--------------------------------------------------------------------------------------------------------------------------
  200      CIBC     233, 235, 237 East 111th Street                               11          35      78
  201       RFC     Sunset Shopping Center                                         3          27      89
  202       MID     Lauderhill Plaza                                              19          59                 57
  203       RFC     14401 South San Pedro Street                                   5          48                 67
  204       RFC     Woods Cross Self Storage                                       3          27      89
  205       MID     Fresno Self Storage                                           20          59                 57
  206       MID     Crosstown Square Shopping Center                               9          35      81
  207      CIBC     112-116 East 103rd Street                                     11          35      78
  208       MID     Leon Trace Apartments                                         21          47                 66
  209       RFC     Southern Oaks Apartments                                      27          119                55
  210       RFC     Middletown Industrial                                          3          27      89
  211       RFC     401-611 Braker Lane                                            1          25      91
  212       RFC     Mandell Place                                                  2          48
  213       MID     The Allendale Village Apartments                              19          119                117
  214       RFC     Roswell Point Shopping Center                                  3          27      89
  215       RFC     Royal Apartments                                              11          48                 65
  216       RFC     402 - 406 Albee Square                                        20          47                 66
  217       RFC     Mansfield Retail Center                                        4          28      88
  218       RFC     224 South 3rd Brooklyn                                         8          48                 65
  219       MID     Circuit City Land                                              7          36      80
  220       RFC     Charles Garden Apartments                                     11          48                 65
  221       RFC     Blockbuster Video                                              3          47                 69
  222       RFC     16-10 Caffrey Avenue                                          20          47                 66
  223       RFC     650 E 182 St                                                  25          179                55
  224       RFC     Temple Apartments                                             26          119                54
                    Total/Weighted Average                                        10
--------------------------------------------------------------------------------------------------------------------------------
                                                                        Prepayment Code(10)

 Loan
  No.     Seller                        Property Name(2)                  5    4.5    4    3.5    3   2.5    2    1   Open
--------------------------------------------------------------------------------------------------------------------------------
  200      CIBC     233, 235, 237 East 111th Street                                                                    7
  201       RFC     Sunset Shopping Center                                                                             4
  202       MID     Lauderhill Plaza                                                                                   4
  203       RFC     14401 South San Pedro Street                                                                       5
  204       RFC     Woods Cross Self Storage                                                                           4
  205       MID     Fresno Self Storage                                                                                4
  206       MID     Crosstown Square Shopping Center                                                                   4
  207      CIBC     112-116 East 103rd Street                                                                          7
  208       MID     Leon Trace Apartments                                                                              7
  209       RFC     Southern Oaks Apartments                                                                           6
  210       RFC     Middletown Industrial                                                                              4
  211       RFC     401-611 Braker Lane                                                                                4
  212       RFC     Mandell Place                                                                                      4
  213       MID     The Allendale Village Apartments                                                                   4
  214       RFC     Roswell Point Shopping Center                                                                      4
  215       RFC     Royal Apartments                                                                                   7
  216       RFC     402 - 406 Albee Square                                                                             7
  217       RFC     Mansfield Retail Center                                                                            4
  218       RFC     224 South 3rd Brooklyn                                                                             7
  219       MID     Circuit City Land                                                                                  4
  220       RFC     Charles Garden Apartments                                                                          7
  221       RFC     Blockbuster Video                                                                                  4
  222       RFC     16-10 Caffrey Avenue                                                                               7
  223       RFC     650 E 182 St                                                                                       6
  224       RFC     Temple Apartments                                                                                  7
                    Total/Weighted Average

------------------------------------------------------------------------------------------------------------

                                                                        Total
 Loan                                                                 Admin Cost                 YM
  No.     Seller                        Property Name(2)              (bps) (11)              Code (22)
------------------------------------------------------------------------------------------------------------
  200      CIBC     233, 235, 237 East 111th Street                      8.78                   NAP
  201       RFC     Sunset Shopping Center                               8.78                   NAP
  202       MID     Lauderhill Plaza                                     8.78                    A
  203       RFC     14401 South San Pedro Street                         8.78                    B
  204       RFC     Woods Cross Self Storage                             8.78                   NAP
  205       MID     Fresno Self Storage                                  8.78                    A
  206       MID     Crosstown Square Shopping Center                    18.78                   NAP
  207      CIBC     112-116 East 103rd Street                            8.78                   NAP
  208       MID     Leon Trace Apartments                               18.78                    A
  209       RFC     Southern Oaks Apartments                             8.78                    B
  210       RFC     Middletown Industrial                                8.78                   NAP
  211       RFC     401-611 Braker Lane                                 11.28                   NAP
  212       RFC     Mandell Place                                       11.28                   NAP
  213       MID     The Allendale Village Apartments                    18.78                    A
  214       RFC     Roswell Point Shopping Center                        8.78                   NAP
  215       RFC     Royal Apartments                                     8.78                    B
  216       RFC     402 - 406 Albee Square                               8.78                    B
  217       RFC     Mansfield Retail Center                              8.78                   NAP
  218       RFC     224 South 3rd Brooklyn                               8.78                    B
  219       MID     Circuit City Land                                    8.78                   NAP
  220       RFC     Charles Garden Apartments                            8.78                    B
  221       RFC     Blockbuster Video                                    8.78                    B
  222       RFC     16-10 Caffrey Avenue                                 8.78                    B
  223       RFC     650 E 182 St                                         8.78                    B
  224       RFC     Temple Apartments                                    8.78                    B
                    Total/Weighted Average

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

---------------------------------------------------------------------------------------------------------------------------

                                                        Monthly (13) Upfront (14) 5/15/2000 (15) Monthly (16) Upfront (17)
Loan                                                        Capex       Capex          Capex      Insurance     Insurance
No.  Seller               Property Name(2)                 Escrow       Escrow        Balance       Escrow       Escrow
---------------------------------------------------------------------------------------------------------------------------
 1    MID   Campus Apartments                                          $376,200      $148,806      $18,733
 2    CIBC  17 John Street                                 $2,313       $2,313        $6,959        $2,792       $5,583
 3    MID   San Croix Apartments                                                                    $2,355
 4    CIBC  4343 Commerce Court (A) (I)                    $7,040      $24,315       $248,146
 5    CIBC  1051 North Kirk Road (A) (I)                   $1,833       $6,331        $64,613
 6    CIBC  Narco River Business Center (A)                $1,090       $1,090        $5,479         $242         $967
 7    MID   Ryder Integrated Logistics                                 $20,000
 8    CIBC  Holiday Inn Rochester                          $33,242     $33,242        $66,597       $3,623       $21,737
 9    MID   Nevada Street Apartments                                   $75,000        $75,308
 10   MID   Camelot Apartments                                                                      $2,439
 11   MID   Neurocrine Biosciences                                                                  $1,632
 12   MID   CSC Office Building
 13   MID   Kinetic Systems Building (B)
 14   MID   Globix Corporation Building (B)                                                         $2,328
 15   CIBC  Summit Square                                  $1,673                     $15,214       $2,500
 16   CIBC  Bed, Bath & Beyond                              $742                      $5,249
 17   MID   The Quidel Building                                                                     $3,404
 18   MID   Candletree Apartments                                      $204,985      $208,198       $3,568
 19   CIBC  Latham Crossing & Crossroads Plaza             $1,180       $1,180        $1,178         $545        $5,454
 20   RFC   Hampton Inn & Suites (II)
 21   RFC   Big Bowl/Wildfire (II)
 22   MID   Backlick Center South                                                                    $698
 23   CIBC  Willow Run Business Center II                  $3,318       $6,637        $33,183        $509        $3,565
 24   MID   East Side Plaza                                             $9,375        $9,472
 25   RFC   Ritchie Highway Shopping Center                                                          $430        $2,149
 26   CIBC  Lincoln Park (C)                               $2,113       $4,074        $8,162        $2,872       $3,632
 27   CIBC  Pompano Merchandise Mart (C)                   $4,075       $2,112        $4,230        $3,632       $2,872
 28   RFC   Big Kmart Shopping Center                                  $130,625                     $1,391       $8,346
 29   RFC   Marston Park Plaza                                           $875          $875         $1,421       $4,263
 30   CIBC  Union Center                                   $5,719       $5,719        $22,982       $2,323       $6,968
 31   MID   La Jolla Corporate Center                                                                $800
 32   CIBC  Southlake Festival Shopping Center             $1,974       $1,974        $7,928        $1,741       $5,223
 33   RFC   HomeBase-Phoenix, AZ
 34   MID   Hyatt Suites Hotel
 35   RFC   Holiday Square Shopping Center                                                           $607        $4,856
 36   RFC   Stagecoach Plaza                                                                        $1,407       $12,663
 37   RFC   Today's Man Oxford Valley                                   $2,250        $2,250                     $9,469
 38   CIBC  Parkway Corporate Plaza 138                    $1,580       $1,580        $14,381       $1,397       $5,587
 39   MID   Lexington Commons Apartments                                                             $800
 40   MID   Regal Cinema
 41   MID   One Airport Center Office Building
 42   MID   San Pablo Apartments                                       $500,000                     $1,975
 43   MID   Oaks of Ashford Point Apartments                           $230,000      $232,194       $2,313
 44   CIBC  Comfort Inn - Philadelphia Airport             $10,162     $10,162        $40,840       $2,206       $17,647
 45   MID   Grouse Run Apartments                                      $85,000                      $1,560
 46   RFC   Avanex Building                                                                          $494        $5,924
 47   MID   The Regents Cove Apartments                                $350,000      $121,972       $2,005
 48   CIBC  156 10-40 Cross Bay Boulevard                   $992         $992         $1,988        $6,350       $63,500
 49   MID   Freehold Executive Center                                  $14,750        $14,750        $347
 50   MID   K-Mart (D)
 51   MID   K-Mart (D)
 52   MID   Seton Chase Apartments                                     $24,381        $19,381       $1,836
 53   CIBC  Tel Huron Shopping Center                      $1,203                      $777         $1,505       $9,030
 54   MID   Quality Inn Sports Complex                                 $147,750                     $4,851
 55   MID   Ramada Limited                                             $100,000      $105,224       $4,449
 56   MID   Walker's Station Apartments                                                             $2,398
 57   MID   Saturn Electronics & Engineering
 58   MID   Plaza Pointe                                                                             $545
 59   RFC   GAI-Tronics Corporation
 60   CIBC  2600 Building                                  $1,492       $1,492         $560         $1,084       $14,094
 61   CIBC  Hoyt's Cinemas                                  $388         $388          $778

----------------------------------------------------------------------------------------------------------------------------
                                                                       Monthly (13) Upfront (14) 5/15/2000 (15)
                                                        5/15/2000 (18) Replacement  Replacement    Replacement  Monthly (16)
Loan                                                      Insurance      Reserve      Reserve        Reserve         Tax
No.  Seller               Property Name(2)                  Balance       Escrow       Escrow        Balance       Escrow
----------------------------------------------------------------------------------------------------------------------------
 1    MID   Campus Apartments                              $115,758      $10,824                     $1,246        $29,796
 2    CIBC  17 John Street                                 $11,167                                                 $10,526
 3    MID   San Croix Apartments                            $9,181                                                 $21,455
 4    CIBC  4343 Commerce Court (A) (I)                                               $76,015        $82,707       $30,355
 5    CIBC  1051 North Kirk Road (A) (I)                                               $1,150        $2,518        $7,904
 6    CIBC  Narco River Business Center (A)                 $1,933                                                 $18,839
 7    MID   Ryder Integrated Logistics
 8    CIBC  Holiday Inn Rochester                          $25,360                                                 $36,745
 9    MID   Nevada Street Apartments
 10   MID   Camelot Apartments                             $14,634        $9,500                     $38,170       $11,461
 11   MID   Neurocrine Biosciences                         $14,690                                                 $16,710
 12   MID   CSC Office Building                                           $2,295                     $9,220        $25,750
 13   MID   Kinetic Systems Building (B)                                  $1,194                     $5,972        $13,437
 14   MID   Globix Corporation Building (B)                $30,260        $1,026                     $5,129        $10,395
 15   CIBC  Summit Square                                  $22,500                                                 $17,529
 16   CIBC  Bed, Bath & Beyond                                                                                     $10,298
 17   MID   The Quidel Building                            $13,617        $1,214                     $4,858        $13,916
 18   MID   Candletree Apartments                          $31,251        $8,500                     $19,046       $19,502
 19   CIBC  Latham Crossing & Crossroads Plaza              $9,172                                                 $6,370
 20   RFC   Hampton Inn & Suites (II)                                    $12,198                                   $8,401
 21   RFC   Big Bowl/Wildfire (II)                                                                                 $3,774
 22   MID   Backlick Center South                           $8,057        $2,185                     $42,526       $10,915
 23   CIBC  Willow Run Business Center II                   $7,639                                                 $22,027
 24   MID   East Side Plaza                                               $2,348                     $49,776       $30,490
 25   RFC   Ritchie Highway Shopping Center                 $2,579        $1,604                     $1,604        $6,280
 26   CIBC  Lincoln Park (C)                                $7,263                                                 $12,990
 27   CIBC  Pompano Merchandise Mart (C)                    $5,744                                                 $13,516
 28   RFC   Big Kmart Shopping Center                      $16,692        $1,297                     $7,784        $8,522
 29   RFC   Marston Park Plaza                              $8,526        $1,312                     $3,937        $19,466
 30   CIBC  Union Center                                   $13,935                                   $30,000       $36,855
 31   MID   La Jolla Corporate Center                       $5,601        $1,074                     $5,404        $9,509
 32   CIBC  Southlake Festival Shopping Center             $10,446                    $58,563                      $7,917
 33   RFC   HomeBase-Phoenix, AZ                             NAV          $1,399                       NAV
 34   MID   Hyatt Suites Hotel                                                                                     $20,497
 35   RFC   Holiday Square Shopping Center                  $7,284         $911                      $3,644        $13,399
 36   RFC   Stagecoach Plaza                               $12,663        $1,187                                   $8,657
 37   RFC   Today's Man Oxford Valley                       $9,469        $1,318                     $1,318        $11,918
 38   CIBC  Parkway Corporate Plaza 138                    $15,365                    $22,844        $22,844       $9,987
 39   MID   Lexington Commons Apartments                     $800         $4,292                     $25,750       $4,590
 40   MID   Regal Cinema                                                   $954                      $3,833        $11,813
 41   MID   One Airport Center Office Building                             $307                      $7,594        $8,586
 42   MID   San Pablo Apartments                           $19,752        $4,167                     $8,374        $8,314
 43   MID   Oaks of Ashford Point Apartments                $8,715        $4,146                     $12,473       $13,133
 44   CIBC  Comfort Inn - Philadelphia Airport             $24,265                    $40,313        $40,313       $18,897
 45   MID   Grouse Run Apartments                          $10,824                                                 $9,935
 46   RFC   Avanex Building                                 $6,418         $902                       $902         $5,225
 47   MID   The Regents Cove Apartments                     $8,019        $5,667                     $12,380       $16,886
 48   CIBC  156 10-40 Cross Bay Boulevard                  $57,085                                                 $15,125
 49   MID   Freehold Executive Center                        $694         $1,090                     $2,180        $14,339
 50   MID   K-Mart (D)
 51   MID   K-Mart (D)
 52   MID   Seton Chase Apartments                         $10,604        $4,771                     $9,542        $14,821
 53   CIBC  Tel Huron Shopping Center                      $18,919                    $364,491       $48,309       $8,092
 54   MID   Quality Inn Sports Complex                     $50,824                                                 $13,484
 55   MID   Ramada Limited                                 $11,956                                                 $6,145
 56   MID   Walker's Station Apartments                    $10,313                                                 $7,555
 57   MID   Saturn Electronics & Engineering
 58   MID   Plaza Pointe                                    $2,548        $1,005                     $22,722       $4,287
 59   RFC   GAI-Tronics Corporation                                       $1,223                     $4,893
 60   CIBC  2600 Building                                   $4,827                                                 $4,910
 61   CIBC  Hoyt's Cinemas


----------------------------------------------------------------------------------------------------------------------------

                                                        Upfront (17) 5/15/2000 (18) Monthly (19) Upfront (20) 5/15/2000 (21)
Loan                                                        Tax            Tax         TI/LC         TI/LC        TI/LC
No.  Seller               Property Name(2)                 Escrow        Balance       Escrow       Escrow        Balance
----------------------------------------------------------------------------------------------------------------------------
 1    MID   Campus Apartments                                           $123,414
 2    CIBC  17 John Street                                $31,578        $52,630
 3    MID   San Croix Apartments                                         $74,198
 4    CIBC  4343 Commerce Court (A) (I)                                 $273,193      $10,845                    $330,203
 5    CIBC  1051 North Kirk Road (A) (I)                                 $71,135       $2,824                    $85,979
 6    CIBC  Narco River Business Center (A)               $150,713      $113,035       $4,583       $54,583      $73,737
 7    MID   Ryder Integrated Logistics                                                             $135,000      $135,000
 8    CIBC  Holiday Inn Rochester                         $193,180      $230,115
 9    MID   Nevada Street Apartments
 10   MID   Camelot Apartments                            $442,000       $11,461
 11   MID   Neurocrine Biosciences                                       $30,627
 12   MID   CSC Office Building                                         $128,750       $8,333                    $33,487
 13   MID   Kinetic Systems Building (B)                                $124,636
 14   MID   Globix Corporation Building (B)                              $93,554
 15   CIBC  Summit Square                                               $149,279       $3,292                    $219,033
 16   CIBC  Bed, Bath & Beyond                                           $79,345
 17   MID   The Quidel Building                                          $27,831       $4,688                    $18,865
 18   MID   Candletree Apartments                                       $122,023
 19   CIBC  Latham Crossing & Crossroads Plaza            $43,373        $44,831       $2,533       $2,533        $2,533
 20   RFC   Hampton Inn & Suites (II)                     $58,800
 21   RFC   Big Bowl/Wildfire (II)                        $26,399                       $833
 22   MID   Backlick Center South                                        $67,313
 23   CIBC  Willow Run Business Center II                 $176,217       $86,059
 24   MID   East Side Plaza                                             $233,483       $4,746                    $78,224
 25   RFC   Ritchie Highway Shopping Center               $50,239        $56,663
 26   CIBC  Lincoln Park (C)                              $67,579        $81,096       $5,480      $107,614      $116,025
 27   CIBC  Pompano Merchandise Mart (C)                  $64,951        $77,942       $7,613       $55,480      $61,365
 28   RFC   Big Kmart Shopping Center                     $17,044        $17,054       $2,600                    $15,600
 29   RFC   Marston Park Plaza                            $77,864       $136,262       $8,234                    $24,703
 30   CIBC  Union Center                                  $147,419       $36,855      $11,667       $11,667      $46,880
 31   MID   La Jolla Corporate Center                                    $19,018
 32   CIBC  Southlake Festival Shopping Center            $31,667        $54,443       $5,522      $255,522      $275,159
 33   RFC   HomeBase-Phoenix, AZ                                           NAV         $2,332                      NAV
 34   MID   Hyatt Suites Hotel                                           $40,994
 35   RFC   Holiday Square Shopping Center                $13,399        $66,995                    $75,000      $75,000
 36   RFC   Stagecoach Plaza                              $25,971        $25,971       $6,059
 37   RFC   Today's Man Oxford Valley                     $89,038       $100,956                   $500,000      $499,500
 38   CIBC  Parkway Corporate Plaza 138                   $19,154        $11,415      $10,000      $210,000      $281,984
 39   MID   Lexington Commons Apartments                                 $32,354
 40   MID   Regal Cinema                                                 $70,875
 41   MID   One Airport Center Office Building                           $3,027        $2,500      $182,685      $53,504
 42   MID   San Pablo Apartments                                         $58,611
 43   MID   Oaks of Ashford Point Apartments                             $45,966
 44   CIBC  Comfort Inn - Philadelphia Airport            $80,855        $99,487
 45   MID   Grouse Run Apartments                                        $38,609
 46   RFC   Avanex Building                               $10,449        $15,674       $4,506                     $4,506
 47   MID   The Regents Cove Apartments                                  $53,384
 48   CIBC  156 10-40 Cross Bay Boulevard                 $151,250      $166,375       $4,686       $54,686      $13,192
 49   MID   Freehold Executive Center                                    $20,724
 50   MID   K-Mart (D)
 51   MID   K-Mart (D)
 52   MID   Seton Chase Apartments                                       $51,957
 53   CIBC  Tel Huron Shopping Center                     $72,825        $75,872       $3,667                      $61
 54   MID   Quality Inn Sports Complex                                   $11,671
 55   MID   Ramada Limited                                               $6,229
 56   MID   Walker's Station Apartments                                  $31,383
 57   MID   Saturn Electronics & Engineering
 58   MID   Plaza Pointe                                                 $11,903       $4,000                    $90,435
 59   RFC   GAI-Tronics Corporation
 60   CIBC  2600 Building                                  $9,820          $0          $8,894       $8,894       $22,786
 61   CIBC  Hoyt's Cinemas

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

---------------------------------------------------------------------------------------------------------------------------

                                                        Monthly (13) Upfront (14) 5/15/2000 (15) Monthly (16) Upfront (17)
Loan                                                        Capex       Capex          Capex      Insurance     Insurance
No.  Seller               Property Name(2)                 Escrow       Escrow        Balance       Escrow       Escrow
---------------------------------------------------------------------------------------------------------------------------
 62   CIBC  Advance Auto Parts - York, PA (III)              $88         $88           $823
 63   CIBC  Advance Auto Parts - Harrisburg, PA
              (Swatara) (III)                                $78         $78           $735
 64   CIBC  Advance Auto Parts - Steelton, PA (III)          $78         $78           $720
 65   CIBC  Advance Auto Parts - Celina, OH (III)            $71         $71           $581
 66   CIBC  Advance Auto Parts - Youngstown, OH (III)        $71         $71           $698
 67   CIBC  Advance Auto Parts - Warren, OH (III)            $71         $71           $661
 68   CIBC  Advance Auto Parts - Atlanta, GA (III)           $83         $83           $779
 69   CIBC  Advance Auto Parts - Penn Hills, PA (III)        $88         $88           $823
 70   CIBC  Advance Auto Parts - Pontotoc, MS (III)          $71         $71           $529
 71   MID   Hampton Inn Maple Grove
 72   RFC   Maple Tree Mall                                             $7,031                       $668        $2,004
 73   MID   The Sterling Falls Apartments                              $13,800                      $2,049
 74   RFC   Stelton Shopping Center                                    $25,509        $25,509       $1,133       $6,798
 75   CIBC  Parkview Towers                                $2,865       $2,865        $26,780       $1,061       $13,792
 76   CIBC  Unilab Building                                 $682         $682         $2,727
 77   MID   Cambridge Apartments                                                                     $697
 78   MID   Tempe Plaza                                                                              $840
 79   RFC   Byram Self-Storage                                                                      $2,045       $18,863
 80   MID   Sixth Street Building                                                                    $370
 81   MID   Lake Pine Apartments                                       $65,000          $0           $863
 82   RFC   Las Lomas Apartments                                                                    $2,400       $19,200
 83   RFC   Pinellas Industrial Center                                 $95,000        $95,000       $1,285       $2,571
 84   CIBC  Mount Joy Square                                $828         $828         $6,688         $475        $4,753
 85   MID   Town & Country Apartments (Phase II)                                                    $2,976
 86   MID   Bartles Corner Business Park
 87   RFC   Jeffery Manor Shopping Center                              $22,375        $22,375        $525         $525
 88   MID   Eckerd's Drug Store
 89   MID   Clayton Apartments and Duplexes                            $32,500          $6          $1,798
 90   MID   Regal Cinemas 12-Screen Movie Theatre
 91   RFC   1506 N. Lee Trevino                                                                      $488        $3,906
 92   MID   Eckerd Pharmacy
 93   MID   Kroger Grocery Store
 94   CIBC  Datatec Warehouse                              $1,188       $1,188        $8,318
 95   MID   Legacy Business Park Medical Office 8 (E)                                                $290
 96   MID   Legacy Business Park Medical Office - 4 (E)                                              $217
 97   MID   East Los Angeles Retail Center                                                                       $5,978
 98   MID   Acadia Park Apartments                                                                  $1,126
 99   MID   Eckerd's Drug Store
100   MID   Dana Innovations                                                                         $325
101   MID   Eckerd's Drug Store
102   RFC   Oregon Court (F)                                                                         $572        $4,576
103   RFC   Oregon Arms (F)                                             $5,000        $5,000         $351        $2,808
104   MID   Eckerd Drugs
105   CIBC  Dicks Clothing and Sporting Goods
106   CIBC  Sugarland Shopping Center                      $1,880       $1,880        $16,919       $2,815       $11,261
107   MID   Eckerd Drug Store
108   RFC   Bassett Furniture Store
109   CIBC  Oak Leaf West                                   $477         $477         $4,829         $572        $4,572
110   CIBC  2000 White Elks Springs Court                   $802         $802         $2,412         $230         $230
111   CIBC  Triangle Shopping Center                       $1,174       $1,174        $4,696         $817        $3,267
112   CIBC  Northern Medical Offices                        $590         $590         $5,898         $453        $2,716
113   MID   Bronco Apartments                                                                       $1,453
114   MID   K-Mart                                                                                   $833
115   RFC   Villa Eleni                                                                              $289        $1,734
116   MID   Perkins Place & Fox Ridge (IV)                              $8,719        $8,719         $350
117   MID   Barrington Hills Apartments (IV)                            $7,072        $3,119         $125
118   MID   McDuffee Brook Place (IV)                                   $4,340        $4,340         $174
119   MID   Kearsarge Apartments (IV)                                   $3,119        $7,072         $284
120   RFC   Agawam Industrial Building                                                               $464        $1,856

-----------------------------------------------------------------------------------------------------------------------------
                                                                       Monthly (13) Upfront (14) 5/15/2000 (15)
                                                        5/15/2000 (18) Replacement  Replacement    Replacement  Monthly (16)
Loan                                                      Insurance      Reserve      Reserve        Reserve         Tax
No.  Seller               Property Name(2)                  Balance       Escrow       Escrow        Balance       Escrow
-----------------------------------------------------------------------------------------------------------------------------
 62   CIBC  Advance Auto Parts - York, PA (III)
 63   CIBC  Advance Auto Parts - Harrisburg, PA
              (Swatara) (III)
 64   CIBC  Advance Auto Parts - Steelton, PA (III)
 65   CIBC  Advance Auto Parts - Celina, OH (III)
 66   CIBC  Advance Auto Parts - Youngstown, OH (III)
 67   CIBC  Advance Auto Parts - Warren, OH (III)
 68   CIBC  Advance Auto Parts - Atlanta, GA (III)
 69   CIBC  Advance Auto Parts - Penn Hills, PA (III)
 70   CIBC  Advance Auto Parts - Pontotoc, MS (III)
 71   MID   Hampton Inn Maple Grove                         $2,452                                  $159,146       $20,416
 72   RFC   Maple Tree Mall                                 $4,676         $811                      $3,243        $8,258
 73   MID   The Sterling Falls Apartments                   $5,852        $3,150                     $3,162        $12,685
 74   RFC   Stelton Shopping Center                         $5,977         $803                      $8,829        $6,500
 75   CIBC  Parkview Towers                                 $3,377                    $11,875        $36,000       $4,738
 76   CIBC  Unilab Building                                                           $16,250        $16,250
 77   MID   Cambridge Apartments                            $9,753        $2,000                     $14,004       $4,919
 78   MID   Tempe Plaza                                      $344          $878                      $3,528        $4,704
 79   RFC   Byram Self-Storage                             $22,101         $691                      $1,382        $1,619
 80   MID   Sixth Street Building                           $3,487         $578                      $11,246       $1,751
 81   MID   Lake Pine Apartments                            $3,014        $7,650                     $64,802       $4,924
 82   RFC   Las Lomas Apartments                           $31,200        $4,791       $4,791        $23,958       $4,298
 83   RFC   Pinellas Industrial Center                      $6,427        $1,554                     $4,662        $4,506
 84   CIBC  Mount Joy Square                                 $951                                                  $2,907
 85   MID   Town & Country Apartments (Phase II)           $32,354        $4,167                     $89,820       $2,875
 86   MID   Bartles Corner Business Park                                   $100                       $400         $7,255
 87   RFC   Jeffery Manor Shopping Center                   $1,575        $1,235       $1,235        $3,453        $13,881
 88   MID   Eckerd's Drug Store
 89   MID   Clayton Apartments and Duplexes                 $6,662        $2,681                     $24,833       $2,947
 90   MID   Regal Cinemas 12-Screen Movie Theatre                          $647                      $1,295        $1,078
 91   RFC   1506 N. Lee Trevino                             $5,371         $594                      $1,781        $3,620
 92   MID   Eckerd Pharmacy
 93   MID   Kroger Grocery Store                                           $488                      $8,987
 94   CIBC  Datatec Warehouse                                                                                       $453
 95   MID   Legacy Business Park Medical Office 8 (E)       $2,687         $215                      $4,865        $1,864
 96   MID   Legacy Business Park Medical Office - 4 (E)     $3,276         $120                      $2,715        $1,089
 97   MID   East Los Angeles Retail Center                                 $410                      $8,406        $1,936
 98   MID   Acadia Park Apartments                         $42,186        $4,000                     $54,647       $2,139
 99   MID   Eckerd's Drug Store
100   MID   Dana Innovations                                $2,017         $360                      $1,441        $3,321
101   MID   Eckerd's Drug Store
102   RFC   Oregon Court (F)                                $6,864                                                 $2,400
103   RFC   Oregon Arms (F)                                 $4,212                                                 $1,840
104   MID   Eckerd Drugs                                                   $136                       $954
105   CIBC  Dicks Clothing and Sporting Goods
106   CIBC  Sugarland Shopping Center                      $32,660                    $60,771                      $1,602
107   MID   Eckerd Drug Store                                              $140                       $560
108   RFC   Bassett Furniture Store                                        $328                       $656         $6,507
109   CIBC  Oak Leaf West                                   $2,213                     $5,625        $5,778        $5,956
110   CIBC  2000 White Elks Springs Court                   $3,454                                                 $2,710
111   CIBC  Triangle Shopping Center                       $15,957                    $12,500                      $3,398
112   CIBC  Northern Medical Offices                        $1,571                     $9,500                      $3,086
113   MID   Bronco Apartments                              $14,089        $5,188                     $31,217       $4,499
114   MID   K-Mart                                          $5,000        $1,081                     $4,343
115   RFC   Villa Eleni                                     $2,023         $363                       $363         $2,144
116   MID   Perkins Place & Fox Ridge (IV)                  $1,452         $742                      $1,484        $1,734
117   MID   Barrington Hills Apartments (IV)                 $519          $266                       $531          $620
118   MID   McDuffee Brook Place (IV)                        $723          $369                       $739          $863
119   MID   Kearsarge Apartments (IV)                       $1,177         $602                      $1,204        $1,407
120   RFC   Agawam Industrial Building                      $2,785        $1,435                     $2,871        $4,380

----------------------------------------------------------------------------------------------------------------------------

                                                        Upfront (17) 5/15/2000 (18) Monthly (19) Upfront (20) 5/15/2000 (21)
Loan                                                        Tax            Tax         TI/LC         TI/LC        TI/LC
No.  Seller               Property Name(2)                 Escrow        Balance       Escrow       Escrow        Balance
----------------------------------------------------------------------------------------------------------------------------
 62   CIBC  Advance Auto Parts - York, PA (III)            $1,816        $3,032
 63   CIBC  Advance Auto Parts - Harrisburg, PA
              (Swatara) (III)                              $1,621        $2,707
 64   CIBC  Advance Auto Parts - Steelton, PA (III)        $1,589        $2,653
 65   CIBC  Advance Auto Parts - Celina, OH (III)          $1,281        $2,139
 66   CIBC  Advance Auto Parts - Youngstown, OH (III)      $1,540        $2,572
 67   CIBC  Advance Auto Parts - Warren, OH (III)          $1,459        $2,436
 68   CIBC  Advance Auto Parts - Atlanta, GA (III)         $1,719        $2,870
 69   CIBC  Advance Auto Parts - Penn Hills, PA (III)      $1,816        $3,032
 70   CIBC  Advance Auto Parts - Pontotoc, MS (III)        $1,167        $1,949
 71   MID   Hampton Inn Maple Grove                                      $59,609
 72   RFC   Maple Tree Mall                               $24,744        $57,806       $2,133       $50,000      $58,296
 73   MID   The Sterling Falls Apartments                                $34,992
 74   RFC   Stelton Shopping Center                       $26,000        $18,415       $2,406       $28,000      $54,555
 75   CIBC  Parkview Towers                               $23,690        $42,642
 76   CIBC  Unilab Building                                                            $3,000       $3,000       $12,000
 77   MID   Cambridge Apartments                                         $11,231
 78   MID   Tempe Plaza                                                  $4,704
 79   RFC   Byram Self-Storage                             $9,992        $5,896
 80   MID   Sixth Street Building                                        $3,543        $3,000                    $58,368
 81   MID   Lake Pine Apartments                                         $31,737
 82   RFC   Las Lomas Apartments                           $4,298        $25,788
 83   RFC   Pinellas Industrial Center                    $18,238        $31,545       $2,475       $75,000      $44,732
 84   CIBC  Mount Joy Square                               $4,646        $17,602       $1,663       $1,663       $13,436
 85   MID   Town & Country Apartments (Phase II)                         $21,264
 86   MID   Bartles Corner Business Park                                                            $25,000      $25,351
 87   RFC   Jeffery Manor Shopping Center                 $27,762        $55,524       $3,020       $3,020       $84,061
 88   MID   Eckerd's Drug Store
 89   MID   Clayton Apartments and Duplexes                              $29,720
 90   MID   Regal Cinemas 12-Screen Movie Theatre                         $497
 91   RFC   1506 N. Lee Trevino                           $10,861        $21,721
 92   MID   Eckerd Pharmacy
 93   MID   Kroger Grocery Store
 94   CIBC  Datatec Warehouse                              $5,430        $2,264
 95   MID   Legacy Business Park Medical Office 8 (E)                    $7,767         $500                     $11,315
 96   MID   Legacy Business Park Medical Office - 4 (E)                  $3,988         $333                      $7,535
 97   MID   East Los Angeles Retail Center                               $13,827       $1,250                    $25,627
 98   MID   Acadia Park Apartments                                       $12,836
 99   MID   Eckerd's Drug Store
100   MID   Dana Innovations                                             $2,714        $1,500                     $6,000
101   MID   Eckerd's Drug Store
102   RFC   Oregon Court (F)                               $2,400        $12,000
103   RFC   Oregon Arms (F)                                $1,840        $9,200
104   MID   Eckerd Drugs
105   CIBC  Dicks Clothing and Sporting Goods
106   CIBC  Sugarland Shopping Center                     $16,021        $10,009       $2,703       $52,703      $74,326
107   MID   Eckerd Drug Store
108   RFC   Bassett Furniture Store                       $26,028        $39,042        $919                      $1,838
109   CIBC  Oak Leaf West                                 $19,283        $7,069        $2,917       $52,917      $80,899
110   CIBC  2000 White Elks Springs Court                 $18,968        $21,624       $2,500       $52,500      $57,974
111   CIBC  Triangle Shopping Center                      $17,747        $9,114
112   CIBC  Northern Medical Offices                      $21,583        $12,715
113   MID   Bronco Apartments                                            $30,323
114   MID   K-Mart
115   RFC   Villa Eleni                                    $4,289        $6,433
116   MID   Perkins Place & Fox Ridge (IV)                               $9,896
117   MID   Barrington Hills Apartments (IV)                             $3,540
118   MID   McDuffee Brook Place (IV)                                    $4,926
119   MID   Kearsarge Apartments (IV)                                    $8,026
120   RFC   Agawam Industrial Building                    $21,899        $4,380        $1,053                     $2,105

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

---------------------------------------------------------------------------------------------------------------------------

                                                        Monthly (13) Upfront (14) 5/15/2000 (15) Monthly (16) Upfront (17)
Loan                                                        Capex       Capex          Capex      Insurance     Insurance
No.  Seller               Property Name(2)                 Escrow       Escrow        Balance       Escrow       Escrow
---------------------------------------------------------------------------------------------------------------------------
121   CIBC  Tampa Multifamily Portfolio                    $2,604       $2,604        $10,463       $1,083       $3,250
122   RFC   Park Place II Office Building                                                            $182         $912
123   MID   The Sequoia Institute
124   MID   Staples                                                                                  $269
125   MID   Brookwood Townhomes                                        $38,000        $38,426        $457
126   MID   Staples Office Supply Store
127   CIBC  Jefferson Pilot Financial Center                $736         $736          $595         $1,288       $3,864
128   MID   Eckerd Drug Store
129   MID   Staples Property
130   MID   CVS Drugstore                                                                                        $2,125
131   CIBC  Maple Building                                  $894         $894         $6,260        $1,240       $11,160
132   MID   Woodward Avenue Office Building                                                          $445
133   RFC   Alameda Towne Centre                                                                     $418        $2,091
134   CIBC  Park Place Apartments                          $1,667       $1,667        $6,735         $822        $8,222
135   CIBC  244-48 East 117th Street                        $854         $854         $8,542         $409        $1,634
136   MID   Prudential Office Building                                                               $236
137   MID   1/2 Price Store                                            $22,375        $22,375        $541
138   MID   Sunshine Square Shopping Center                             $1,438                       $715
139   RFC   Westfair Center                                                                                      $8,871
140   CIBC  Bell Gardens Shopping Center                    $390         $390         $3,121         $917        $4,583
141   MID   Staples                                                                                  $269
142   CIBC  Morgan Garden Apartments                       $2,292                     $6,788        $1,048       $2,095
143   CIBC  Colonial Garden Apartments                     $1,521       $1,521        $5,961        $1,086       $3,257
144   MID   170 West Road                                                                            $244
145   RFC   Lamar Industrial Center                                     $4,938        $4,938         $579        $4,632
146   MID   Columbus Plaza Shopping Center                                                           $232
147   RFC   Lakeshore Village Office Complex                                                         $431        $4,741
148   MID   The Lucent Technologies Building                                                         $212
149   MID   Leonard Professional Building                                                            $203
150   CIBC  Cross River Mill                                $917         $917         $7,333         $717        $7,495
151   MID   Steele's Market
152   CIBC  The Commonwealth Building                       $468         $468         $3,746         $193         $580
153   CIBC  Gateway 2000 - Hobart                            $67         $67           $667          $49          $293
154   MID   Frolics Plaza                                              $64,700        $64,700        $319
155   RFC   Lorain Apartments                                                                        $568        $1,136
156   RFC   Opdyke Investments                                                                       $258        $3,348
157   MID   Sungard Financial Systems Office Property
158   RFC   420 Clinton Avenue                                          $8,750        $8,750        $1,347       $3,963
159   CIBC  Village Shoppes of Paradise Beach               $394         $394         $3,944         $676        $1,750
160   MID   Tiscor Corporate Office Building                                                         $153
161   MID   Omnicare Building
162   CIBC  Best Western                                   $2,640       $2,640        $5,298         $917        $5,500
163   RFC   Ironwood Apartments                                                                      $481        $1,443
164   RFC   Crossroads South Shopping Center                            $2,125        $2,125         $578        $5,780
165   MID   West Wind Apartments Phase IV                                                            $259
166   CIBC  Chastain Pines Apartments                      $1,646       $1,646        $13,167        $818        $8,999
167   MID   166 South River Road                                                                     $207
168   CIBC  Grayco Apartments                              $2,167       $2,167        $8,702         $508        $2,030
169   MID   Reseda Retail Building                                                                   $629
170   MID   Mesa Engineering Systems, Inc.                                                           $479
171   MID   Concord Garden Apartments                                  $34,871        $34,871       $1,025
172   RFC   233 Jamaica Avenue                                          $9,375        $9,375        $1,060       $3,179
173   MID   Goffstown Village Apartments (V)                                                         $312
174   MID   Maple Leaf Apartments (V)                                                                $234

-----------------------------------------------------------------------------------------------------------------------------
                                                                       Monthly (13) Upfront (14) 5/15/2000 (15)
                                                        5/15/2000 (18) Replacement  Replacement    Replacement  Monthly (16)
Loan                                                      Insurance      Reserve      Reserve        Reserve         Tax
No.  Seller               Property Name(2)                  Balance       Escrow       Escrow        Balance       Escrow
-----------------------------------------------------------------------------------------------------------------------------
121   CIBC  Tampa Multifamily Portfolio                     $6,500                    $13,750        $13,750       $2,833
122   RFC   Park Place II Office Building                    $542          $533                      $1,600        $2,135
123   MID   The Sequoia Institute                                          $846                      $3,385
124   MID   Staples                                         $2,155         $301                      $1,503
125   MID   Brookwood Townhomes                               $0                                                   $3,361
126   MID   Staples Office Supply Store                                    $301                      $2,405
127   CIBC  Jefferson Pilot Financial Center                $7,728                    $11,000                      $3,795
128   MID   Eckerd Drug Store                                              $136                       $686
129   MID   Staples Property                                               $299                      $2,393        $4,310
130   MID   CVS Drugstore                                                  $236                      $1,426
131   CIBC  Maple Building                                  $9,433                    $13,500        $3,500        $4,583
132   MID   Woodward Avenue Office Building                 $4,452         $380                       $380         $2,431
133   RFC   Alameda Towne Centre                            $2,928         $441                       $883         $3,221
134   CIBC  Park Place Apartments                           $3,514                                                 $4,302
135   CIBC  244-48 East 117th Street                        $5,312                      $313          $313         $2,426
136   MID   Prudential Office Building                      $2,124         $394                      $1,574        $3,471
137   MID   1/2 Price Store                                 $4,871                                                 $6,434
138   MID   Sunshine Square Shopping Center                 $8,585         $205                      $3,991        $2,833
139   RFC   Westfair Center                                 $8,871         $200                       $401         $3,332
140   CIBC  Bell Gardens Shopping Center                   $11,000                                                 $1,683
141   MID   Staples                                         $2,155         $301                      $1,803
142   CIBC  Morgan Garden Apartments                        $1,048                     $4,125                      $7,868
143   CIBC  Colonial Garden Apartments                      $6,514                    $19,125                      $1,257
144   MID   170 West Road                                   $1,334         $730                      $2,921        $4,839
145   RFC   Lamar Industrial Center                         $6,369         $874                      $2,644        $4,062
146   MID   Columbus Plaza Shopping Center                  $1,391         $769                      $4,644
147   RFC   Lakeshore Village Office Complex                $1,590         $465                      $1,824        $4,292
148   MID   The Lucent Technologies Building                $1,061         $331                       $993
149   MID   Leonard Professional Building                    $875          $461                      $1,842        $3,550
150   CIBC  Cross River Mill                                $4,474                                                 $5,435
151   MID   Steele's Market
152   CIBC  The Commonwealth Building                       $1,933                                                 $2,030
153   CIBC  Gateway 2000 - Hobart                            $731                                                  $2,601
154   MID   Frolics Plaza                                   $3,509         $731                      $1,464        $5,209
155   RFC   Lorain Apartments                               $3,408        $1,750                     $7,000        $1,994
156   RFC   Opdyke Investments                               $294          $234                       $467         $3,605
157   MID   Sungard Financial Systems Office Property                      $510                      $4,081        $7,087
158   RFC   420 Clinton Avenue                             $13,557         $956         $956         $19,110       $4,566
159   CIBC  Village Shoppes of Paradise Beach               $5,414                                                 $2,308
160   MID   Tiscor Corporate Office Building                $2,299         $333                      $6,136        $2,960
161   MID   Omnicare Building                                              $288                      $1,725
162   CIBC  Best Western                                    $6,417                      $625          $625         $1,250
163   RFC   Ironwood Apartments                             $4,329                                                 $1,406
164   RFC   Crossroads South Shopping Center                $6,936         $206                       $413         $1,709
165   MID   West Wind Apartments Phase IV                   $2,813         $542                      $3,250        $2,685
166   CIBC  Chastain Pines Apartments                      $19,376                                                 $1,481
167   MID   166 South River Road                            $1,657         $482                      $19,311       $3,935
168   CIBC  Grayco Apartments                               $3,553                    $12,870                      $4,422
169   MID   Reseda Retail Building                          $9,746                                                 $1,297
170   MID   Mesa Engineering Systems, Inc.                  $4,438         $347                      $6,382         $984
171   MID   Concord Garden Apartments                       $5,126        $1,188                     $3,563        $1,767
172   RFC   233 Jamaica Avenue                             $10,710        $1,251       $1,251        $25,020       $2,576
173   MID   Goffstown Village Apartments (V)                $2,844        $1,000                     $2,004        $2,087
174   MID   Maple Leaf Apartments (V)                       $2,133         $750                      $1,503        $1,565

----------------------------------------------------------------------------------------------------------------------------

                                                        Upfront (17) 5/15/2000 (18) Monthly (19) Upfront (20) 5/15/2000 (21)
Loan                                                        Tax            Tax         TI/LC         TI/LC        TI/LC
No.  Seller               Property Name(2)                 Escrow        Balance       Escrow       Escrow        Balance
----------------------------------------------------------------------------------------------------------------------------
121   CIBC  Tampa Multifamily Portfolio                   $11,333        $19,833
122   RFC   Park Place II Office Building                  $8,542        $14,863       $2,927       $36,000      $36,000
123   MID   The Sequoia Institute                                                      $3,000                    $12,000
124   MID   Staples
125   MID   Brookwood Townhomes                                          $14,500
126   MID   Staples Office Supply Store
127   CIBC  Jefferson Pilot Financial Center               $3,795        $15,180       $2,096       $2,096        $8,477
128   MID   Eckerd Drug Store
129   MID   Staples Property                                             $47,413
130   MID   CVS Drugstore                                 $11,262
131   CIBC  Maple Building                                $27,500        $9,167        $3,130       $3,130       $21,910
132   MID   Woodward Avenue Office Building                              $9,725
133   RFC   Alameda Towne Centre                          $12,883        $19,324
134   CIBC  Park Place Apartments                         $34,420        $15,214
135   CIBC  244-48 East 117th Street                       $4,667        $11,645
136   MID   Prudential Office Building                                   $24,295        $833       $100,000      $100,000
137   MID   1/2 Price Store                                              $48,321       $3,000                    $21,182
138   MID   Sunshine Square Shopping Center                              $11,282       $1,397                    $27,174
139   RFC   Westfair Center                                $5,272        $11,936       $1,794                     $3,588
140   CIBC  Bell Gardens Shopping Center                  $11,783        $8,417        $1,000       $16,000      $23,000
141   MID   Staples
142   CIBC  Morgan Garden Apartments                      $29,454        $47,716
143   CIBC  Colonial Garden Apartments                     $1,257        $5,027
144   MID   170 West Road                                                              $1,667                     $6,667
145   RFC   Lamar Industrial Center                        $8,124        $20,310       $2,227                     $6,680
146   MID   Columbus Plaza Shopping Center
147   RFC   Lakeshore Village Office Complex              $25,752        $17,173        $858                      $3,432
148   MID   The Lucent Technologies Building                                           $2,083                     $6,250
149   MID   Leonard Professional Building                                $2,541        $2,083                     $8,333
150   CIBC  Cross River Mill                              $14,534        $5,928        $3,750       $53,750      $71,566
151   MID   Steele's Market
152   CIBC  The Commonwealth Building                      $4,086        $7,921        $1,995       $21,995      $35,957
153   CIBC  Gateway 2000 - Hobart                           $381         $5,050        $1,541       $1,541       $15,414
154   MID   Frolics Plaza                                                $31,253        $835                      $1,673
155   RFC   Lorain Apartments                             $15,952        $11,410
156   RFC   Opdyke Investments                            $10,815        $18,025
157   MID   Sungard Financial Systems Office Property                    $9,103         $833                      $6,667
158   RFC   420 Clinton Avenue                            $25,048        $40,728
159   CIBC  Village Shoppes of Paradise Beach             $12,375        $15,315       $1,785       $1,785       $17,847
160   MID   Tiscor Corporate Office Building                             $5,920
161   MID   Omnicare Building                                                          $2,000
162   CIBC  Best Western                                   $5,000        $6,250
163   RFC   Ironwood Apartments                            $2,812        $11,248
164   RFC   Crossroads South Shopping Center              $10,254        $13,672       $2,000                     $4,000
165   MID   West Wind Apartments Phase IV                                $7,255
166   CIBC  Chastain Pines Apartments                     $17,766        $10,632
167   MID   166 South River Road                                         $18,228       $1,667                    $30,679
168   CIBC  Grayco Apartments                             $25,652        $17,465
169   MID   Reseda Retail Building                                       $17,065        $585                     $11,990
170   MID   Mesa Engineering Systems, Inc.                               $1,953
171   MID   Concord Garden Apartments                                    $12,369
172   RFC   233 Jamaica Avenue                            $18,141        $15,957
173   MID   Goffstown Village Apartments (V)                             $12,521
174   MID   Maple Leaf Apartments (V)                                    $9,391

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

---------------------------------------------------------------------------------------------------------------------------

                                                        Monthly (13) Upfront (14) 5/15/2000 (15) Monthly (16) Upfront (17)
Loan                                                        Capex       Capex          Capex      Insurance     Insurance
No.  Seller               Property Name(2)                 Escrow       Escrow        Balance       Escrow       Escrow
---------------------------------------------------------------------------------------------------------------------------
175   CIBC  Gateway 2000 - Columbia                          $67         $67           $667          $40          $239
176   RFC   Kenworthy Medical Building                                                               $209        $10,317
177   MID   Lakes Mini Storage                                                                       $311
178   MID   Town & Country Apartments Phase I                                                        $611
179   MID   Tucson East Apartments                                                                   $258
180   RFC   Pal Ex, Inc.
181   RFC   312-332 East Rosecrans Avenue                                                           $3,320       $3,654
182   MID   Building 35 - Corporate Woods                                                            $350
183   RFC   Art Museum Apartments                                       $5,813        $5,813        $1,011       $8,088
184   CIBC  Gateway 2000 - Henderson                         $67         $67           $667          $37          $223
185   MID   Helicomb International Plant                                                             $551
186   CIBC  Gateway 2000 - Chattanooga                       $67         $67           $667          $37          $220
187   MID   U-Stor Facility                                                                          $416
188   MID   17-33 Elm Street                                            $3,150                       $656
189   RFC   Montwood Village Shopping Center                                                         $281        $1,122
190   RFC   D Boys Office Building                                                                   $418         $418
191   MID   U-Stor Facility                                                                          $404
192   MID   43 North Road                                                $875                        $350
193   RFC   Park Apartments                                                                         $1,189       $3,567
194   MID   The Champion Gardens Apartments                                                          $647
195   MID   168 South River Road                                                                     $85
196   RFC   The Pines Business Park                                                                  $318         $636
197   MID   U-Stor Winchester II                                                                     $380
198   MID   Knowledge Beginnings (VI)                                  $12,877        $12,977
199   MID   Knowledge Beginnings (VI)                                  $10,123        $10,203
200   CIBC  233, 235, 237 East 111th Street                $1,000       $1,000        $10,000        $748        $2,991
201   RFC   Sunset Shopping Center                                     $60,625        $40,625        $364        $1,092
202   MID   Lauderhill Plaza                                            $4,875                      $1,068
203   RFC   14401 South San Pedro Street                                                             $437        $3,933
204   RFC   Woods Cross Self Storage                                                                 $245        $1,960
205   MID   Fresno Self Storage                                                                      $291
206   MID   Crosstown Square Shopping Center                                                         $93
207   CIBC  112-116 East 103rd Street                       $625         $625         $6,250         $495        $1,982
208   MID   Leon Trace Apartments                                                                    $406
209   RFC   Southern Oaks Apartments                                    $4,575                       $900        $8,218
210   RFC   Middletown Industrial
211   RFC   401-611 Braker Lane                                         $2,313        $2,313         $525         $525
212   RFC   Mandell Place                                                                            $499        $1,497
213   MID   The Allendale Village Apartments                                                        $1,188
214   RFC   Roswell Point Shopping Center                                                                        $1,100
215   RFC   Royal Apartments                                                                         $417        $2,484
216   RFC   402 - 406 Albee Square                                                                  $1,082       $3,247
217   RFC   Mansfield Retail Center                                                                  $253         $759
218   RFC   224 South 3rd Brooklyn                         $2,500                     $2,500         $557        $1,671
219   MID   Circuit City Land
220   RFC   Charles Garden Apartments                                                                $493        $1,479
221   RFC   Blockbuster Video
222   RFC   16-10 Caffrey Avenue                                       $12,000        $12,000        $574        $1,773
223   RFC   650 E 182 St                                                                             $778        $9,228
224   RFC   Temple Apartments                                           $3,638                       $145        $1,033

-----------------------------------------------------------------------------------------------------------------------------
                                                                       Monthly (13) Upfront (14) 5/15/2000 (15)
                                                        5/15/2000 (18) Replacement  Replacement    Replacement  Monthly (16)
Loan                                                      Insurance      Reserve      Reserve        Reserve         Tax
No.  Seller               Property Name(2)                  Balance       Escrow       Escrow        Balance       Escrow
-----------------------------------------------------------------------------------------------------------------------------
175   CIBC  Gateway 2000 - Columbia                          $597                                                  $2,753
176   RFC   Kenworthy Medical Building                      $1,675         $296                       $592         $2,579
177   MID   Lakes Mini Storage                              $2,977         $505                      $2,525        $1,280
178   MID   Town & Country Apartments Phase I              $13,487        $2,083                     $22,193       $1,773
179   MID   Tucson East Apartments                          $2,105        $1,084                     $7,274        $1,465
180   RFC   Pal Ex, Inc.
181   RFC   312-332 East Rosecrans Avenue                   $5,278                                                  $406
182   MID   Building 35 - Corporate Woods                   $3,845         $329                      $2,655        $3,571
183   RFC   Art Museum Apartments                           $9,099         $698                       $698         $2,337
184   CIBC  Gateway 2000 - Henderson                         $158                                                   $483
185   MID   Helicomb International Plant                    $8,811        $1,209                     $22,246       $1,759
186   CIBC  Gateway 2000 - Chattanooga                       $549                                                  $1,679
187   MID   U-Stor Facility                                 $2,510                                                 $6,748
188   MID   17-33 Elm Street                                $2,622         $355                       $710         $2,801
189   RFC   Montwood Village Shopping Center                $1,683         $237                       $473         $2,580
190   RFC   D Boys Office Building                           $836          $181                       $181          $551
191   MID   U-Stor Facility                                 $2,445                                                 $6,922
192   MID   43 North Road                                   $1,805         $527                      $4,740        $2,528
193   RFC   Park Apartments                                 $7,134         $750                      $2,250        $2,949
194   MID   The Champion Gardens Apartments                 $4,530        $1,948                     $9,742        $2,302
195   MID   168 South River Road                            $1,023         $470                      $12,538       $1,627
196   RFC   The Pines Business Park                         $1,908                                                 $2,109
197   MID   U-Stor Winchester II                            $2,298                                                 $4,561
198   MID   Knowledge Beginnings (VI)
199   MID   Knowledge Beginnings (VI)
200   CIBC  233, 235, 237 East 111th Street                 $9,721                     $1,875        $1,875        $1,833
201   RFC   Sunset Shopping Center                          $1,820                                                 $1,858
202   MID   Lauderhill Plaza                                $7,277         $218                      $4,025        $2,977
203   RFC   14401 South San Pedro Street                    $5,681                                                 $2,706
204   RFC   Woods Cross Self Storage                        $2,450                                                 $1,141
205   MID   Fresno Self Storage                             $3,145         $483                      $9,399        $1,469
206   MID   Crosstown Square Shopping Center                 $839          $166                      $1,339        $2,655
207   CIBC  112-116 East 103rd Street                       $6,440                     $7,938        $7,938        $1,000
208   MID   Leon Trace Apartments                           $3,938        $1,500                     $24,045       $1,904
209   RFC   Southern Oaks Apartments                        $8,575        $1,152       $1,152        $16,257        $660
210   RFC   Middletown Industrial                                                                                  $1,311
211   RFC   401-611 Braker Lane                              $525          $386                                    $1,954
212   RFC   Mandell Place                                   $2,369                                                 $1,495
213   MID   The Allendale Village Apartments                $9,320                                                 $1,920
214   RFC   Roswell Point Shopping Center                   $1,100                                                  $599
215   RFC   Royal Apartments                                $1,843                                                  $894
216   RFC   402 - 406 Albee Square                         $10,899         $943         $943         $18,867       $3,300
217   RFC   Mansfield Retail Center                         $1,518         $99                        $296         $2,542
218   RFC   224 South 3rd Brooklyn                          $5,570                                                 $1,602
219   MID   Circuit City Land
220   RFC   Charles Garden Apartments                       $5,956                                                 $1,033
221   RFC   Blockbuster Video
222   RFC   16-10 Caffrey Avenue                            $5,866         $602                      $12,033       $1,664
223   RFC   650 E 182 St                                    $8,560         $433         $433         $10,833       $1,400
224   RFC   Temple Apartments                               $1,449         $276         $276         $2,745         $468

----------------------------------------------------------------------------------------------------------------------------

                                                        Upfront (17) 5/15/2000 (18) Monthly (19) Upfront (20) 5/15/2000 (21)
Loan                                                        Tax            Tax         TI/LC         TI/LC        TI/LC
No.  Seller               Property Name(2)                 Escrow        Balance       Escrow       Escrow        Balance
----------------------------------------------------------------------------------------------------------------------------
175   CIBC  Gateway 2000 - Columbia                        $7,425        $7,362        $1,538       $1,538       $15,385
176   RFC   Kenworthy Medical Building                     $1,256        $15,476       $2,276                     $4,552
177   MID   Lakes Mini Storage                                           $3,840
178   MID   Town & Country Apartments Phase I                            $10,634
179   MID   Tucson East Apartments                                       $2,747
180   RFC   Pal Ex, Inc.                                                                $750                      $1,500
181   RFC   312-332 East Rosecrans Avenue                 $13,280        $26,560
182   MID   Building 35 - Corporate Woods                                $16,451       $4,167      $129,650      $50,828
183   RFC   Art Museum Apartments                          $7,011        $9,348
184   CIBC  Gateway 2000 - Henderson                       $5,800          $39         $1,509       $1,509       $15,094
185   MID   Helicomb International Plant                                 $19,834        $417                      $7,670
186   CIBC  Gateway 2000 - Chattanooga                     $2,123        $6,719        $1,600       $1,600       $16,000
187   MID   U-Stor Facility                                              $23,601
188   MID   17-33 Elm Street                                             $3,064
189   RFC   Montwood Village Shopping Center              $10,319        $15,478       $1,577                     $3,154
190   RFC   D Boys Office Building                         $1,653        $2,204        $1,204                     $1,204
191   MID   U-Stor Facility                                              $24,220
192   MID   43 North Road                                                $12,488       $1,304       $24,000      $46,337
193   RFC   Park Apartments                               $11,796        $20,643
194   MID   The Champion Gardens Apartments                              $36,706
195   MID   168 South River Road                                         $12,448       $2,000                    $36,819
196   RFC   The Pines Business Park                        $2,109        $10,545
197   MID   U-Stor Winchester II                                         $15,952
198   MID   Knowledge Beginnings (VI)                     $18,475
199   MID   Knowledge Beginnings (VI)                     $14,525
200   CIBC  233, 235, 237 East 111th Street                $3,667        $4,136
201   RFC   Sunset Shopping Center                         $5,592        $9,308
202   MID   Lauderhill Plaza                                             $15,063
203   RFC   14401 South San Pedro Street                  $10,824        $21,648
204   RFC   Woods Cross Self Storage                       $5,705        $7,987
205   MID   Fresno Self Storage                                          $6,266
206   MID   Crosstown Square Shopping Center                             $5,082         $500                      $1,035
207   CIBC  112-116 East 103rd Street                      $2,000        $7,943
208   MID   Leon Trace Apartments                                        $13,740
209   RFC   Southern Oaks Apartments                        $567         $3,376
210   RFC   Middletown Industrial                          $3,933        $6,555        $2,084                     $3,669
211   RFC   401-611 Braker Lane                           $11,724        $11,724        $744        $8,924        $9,424
212   RFC   Mandell Place                                  $5,980        $8,686         $712                       $712
213   MID   The Allendale Village Apartments                             $19,352
214   RFC   Roswell Point Shopping Center                  $4,017        $5,215
215   RFC   Royal Apartments                               $5,364        $3,376
216   RFC   402 - 406 Albee Square                        $16,076        $16,834
217   RFC   Mansfield Retail Center                        $5,084        $12,710
218   RFC   224 South 3rd Brooklyn                         $8,010        $10,270                                  $2,975
219   MID   Circuit City Land
220   RFC   Charles Garden Apartments                      $9,297        $6,768
221   RFC   Blockbuster Video
222   RFC   16-10 Caffrey Avenue                           $5,229        $13,863
223   RFC   650 E 182 St                                   $4,826        $12,068
224   RFC   Temple Apartments                              $1,485        $2,223

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
MULTIFAMILY INFORMATION I

----------------------------------------------------------------------------------------------------------------------------
                                                                      Multifamily                              Multifamily
                                                                      Unit Weighted                           Unit Weighted
                                              Multifamily Multifamily    Average    Multifamily  Multifamily     Average
Loan                                           Unit Type   Rent Range Monthly Rent   Unit Type    Rent Range   Monthly Rent
No.  Seller         Property Name(2)          (Bachelor)   (Bachelor)  (Bachelor)   (Efficiency) (Efficiency)  (Efficiency)
----------------------------------------------------------------------------------------------------------------------------
 1    MID    Campus Apartments
 2    CIBC   17 John Street
 3    MID    San Croix Apartments
 9    MID    Nevada Street Apartments
 10   MID    Camelot Apartments
 18   MID    Candletree Apartments
 39   MID    Lexington Commons Apartments
 42   MID    San Pablo Apartments
 43   MID    Oaks of Ashford Point Apartments
 45   MID    Grouse Run Apartments
 47   MID    The Regents Cove Apartments
 52   MID    Seton Chase Apartments
 56   MID    Walker's Station Apartments
 73   MID    The Sterling Falls Apartments
 75   CIBC   Parkview Towers                                                             1           $530          $530
 77   MID    Cambridge Apartments
 81   MID    Lake Pine Apartments
 82   RFC    Las Lomas Apartments
 85   MID    Town & Country Apartments
               (Phase II)
 89   MID    Clayton Apartments and Duplexes
 98   MID    Acadia Park Apartments
102   RFC    Oregon Court (F)                                                            4         $435-455        $444
103   RFC    Oregon Arms (F)                                                             10        $425-460        $443
113   MID    Bronco Apartments
115   RFC    Villa Eleni
116   MID    Perkins Place & Fox Ridge (IV)
117   MID    Barrington Hills Apartments (IV)
118   MID    McDuffee Brook Place (IV)
119   MID    Kearsarge Apartments (IV)
121   CIBC   Tampa Multifamily Portfolio
125   MID    Brookwood Townhomes
134   CIBC   Park Place Apartments
135   CIBC   244-48 East 117th Street
142   CIBC   Morgan Garden Apartments
143   CIBC   Colonial Garden Apartments
155   RFC    Lorain Apartments
158   RFC    420 Clinton Avenue                                                          8         $107-428        $266
163   RFC    Ironwood Apartments
165   MID    West Wind Apartments Phase IV
166   CIBC   Chastain Pines Apartments
168   CIBC   Grayco Apartments                     7       $220-$275      $239           54       $365-$395        $375
172   MID    Concord Garden Apartments
173   RFC    233 Jamaica Avenue                                                          18        $139-628        $483
174   MID    Goffstown Village Apartments (V)
175   MID    Maple Leaf Apartments (V)
179   MID    Town & Country Apartments
               Phase I
180   MID    Tucson East Apartments
184   RFC    Art Museum Apartments
194   RFC    Park Apartments
195   MID    The Champion Gardens Apartments
201   CIBC   233, 235, 237 East 111th Street
208   CIBC   112-116 East 103rd Street
209   MID    Leon Trace Apartments
210   RFC    Southern Oaks Apartments
214   MID    The Allendale Village Apartments
216   RFC    Royal Apartments
217   RFC    402 - 406 Albee Square
219   RFC    224 South 3rd Brooklyn
221   RFC    Charles Garden Apartments
223   RFC    16-10 Caffrey Avenue
224   RFC    650 E 182 St
225   RFC    Temple Apartments

-----------------------------------------------------------------------------------------------------------------------------
                                                                        Multifamily                           Multifamily
                                                                       Unit Weighted                          Unit Weighted
                                              Multifamily  Multifamily    Average    Multifamily Multifamily     Average
Loan                                           Unit Type   Rent Range   Monthly Rent  Unit Type   Rent Range  Monthly Rent
No.  Seller         Property Name(2)           (Studio)     (Studio)      (Studio)   (1 Bedroom) (1 Bedroom)   (1 Bedroom)
-----------------------------------------------------------------------------------------------------------------------------
 1    MID    Campus Apartments                    51        $330-500        $435         131       $160-695       $527
 2    CIBC   17 John Street                       55      $1,575-2,350     $2,067         42     $2,040-2,900    $2,485
 3    MID    San Croix Apartments                                                        176      $420-1390       $753
 9    MID    Nevada Street Apartments             36        $843-843        $843         270       $912-912       $912
 10   MID    Camelot Apartments                                                           80       $460-470       $470
 18   MID    Candletree Apartments                                                        54       $460-510       $473
 39   MID    Lexington Commons Apartments                                                115       $339-539       $381
 42   MID    San Pablo Apartments                 10        $395-460        $447          60       $495-560       $538
 43   MID    Oaks of Ashford Point Apartments                                            100       $440-540       $492
 45   MID    Grouse Run Apartments                                                       120       $332-425       $381
 47   MID    The Regents Cove Apartments          80        $300-375        $363          96       $400-450       $427
 52   MID    Seton Chase Apartments                                                      162       $311-469       $399
 56   MID    Walker's Station Apartments                                                 132       $275-435       $378
 73   MID    The Sterling Falls Apartments                                               136       $432-530       $484
 75   CIBC   Parkview Towers                                                              61       $618-675       $649
 77   MID    Cambridge Apartments                                                         37       $555-705       $596
 81   MID    Lake Pine Apartments                                                         48       $480-490       $480
 82   RFC    Las Lomas Apartments                                                        146       $275-595       $463
 85   MID    Town & Country Apartments
               (Phase II)                                                                 72      $150-1060       $414
 89   MID    Clayton Apartments and Duplexes                                              17       $405-435       $421
 98   MID    Acadia Park Apartments                                                       56       $359-429       $388
102   RFC    Oregon Court (F)                                                             37       $515-610       $563
103   RFC    Oregon Arms (F)                                                              16       $515-585       $558
113   MID    Bronco Apartments                                                           188       $270-349       $318
115   RFC    Villa Eleni                                                                  8        $750-925       $838
116   MID    Perkins Place & Fox Ridge (IV)
117   MID    Barrington Hills Apartments (IV)                                             7        $395-465       $428
118   MID    McDuffee Brook Place (IV)
119   MID    Kearsarge Apartments (IV)
121   CIBC   Tampa Multifamily Portfolio                                                  2          $375         $375
125   MID    Brookwood Townhomes
134   CIBC   Park Place Apartments
135   CIBC   244-48 East 117th Street                                                     23       $650-790       $755
142   CIBC   Morgan Garden Apartments                                                     44       $385-395       $393
143   CIBC   Colonial Garden Apartments                                                   59       $465-525       $500
155   RFC    Lorain Apartments                                                            32       $300-325       $312
158   RFC    420 Clinton Avenue                                                           7        $446-541       $498
163   RFC    Ironwood Apartments
165   MID    West Wind Apartments Phase IV
166   CIBC   Chastain Pines Apartments
168   CIBC   Grayco Apartments                                                            36       $450-522       $475
172   MID    Concord Garden Apartments                                                    28       $539-620       $592
173   RFC    233 Jamaica Avenue                                                           30       $572-665       $625
174   MID    Goffstown Village Apartments (V)      7        $345-495        $401          34       $380-525       $463
175   MID    Maple Leaf Apartments (V)             2        $335-350        $343          12       $395-425       $407
179   MID    Town & Country Apartments
               Phase I                                                                    52      $200-1090       $416
180   MID    Tucson East Apartments                                                       41       $390-550       $413
184   RFC    Art Museum Apartments                                                        20       $580-935       $733
194   RFC    Park Apartments                                                              18       $475-585       $531
195   MID    The Champion Gardens Apartments                                              16       $379-430       $387
201   CIBC   233, 235, 237 East 111th Street      48         $80-675        $535
208   CIBC   112-116 East 103rd Street                                                    14       $70-900        $659
209   MID    Leon Trace Apartments                                                        72       $360-375       $362
210   RFC    Southern Oaks Apartments
214   MID    The Allendale Village Apartments                                             24       $330-395       $383
216   RFC    Royal Apartments                                                             9        $450-450       $450
217   RFC    402 - 406 Albee Square                                                       12       $100-598       $483
219   RFC    224 South 3rd Brooklyn                                                       11       $175-661       $487
221   RFC    Charles Garden Apartments
223   RFC    16-10 Caffrey Avenue                                                         18       $450-674       $601
224   RFC    650 E 182 St                                                                 12       $466-525       $497
225   RFC    Temple Apartments

         FOOTNOTES TO APPENDIX II

1        "MID","CIBC" and "RFC" denote Midland Loan Services, Inc., CIBC Inc.
         and Residential Funding Corporation, respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. The following loan pools represent cross collateralized/cross-defaulted properties and are designated by identical alphabetical coding: Mortgage Loan Nos. 4-6, 13-14, 26-27, 50-51, 95-96 and 102-103. Mortgage Loans nos. 4-5,
         20-21, 62-70, 116-119, 174-175 and 199-200, represent multiple properties secured under a single note.

3 With respect to Mortgage Loan nos. 4 and 5, 4343 Commerce Court and 1051 North Kirk Road respectively, these cross-collateralized loans during the prepayment lockout period permit the borrower to release the lien of the mortgage by defeasing the loan. If one property is released, the release price (and the amount to be defeased) is the greater of 125% the allocated loan amount (as set forth in the note), or (ii) an amount providing DSCR of not less than 1.25:100 on the remaining property. With respect to Mortgage Loan no. 6, Narco River Business Center, the borrower during the prepayment lockout period may release the lien of the mortgage by defeasing the loan in an amount equal to the then outstanding principal balance of the loan.

         With respect to Mortgage Loan no. 5, 1501 North Kirk Road is currently unoccupied but 100% leased.

         With respect to Mortgage Loan nos. 26 and 27, the borrower during the prepayment lockout period may release the lien of one or both mortgages by defeasing the loan(s) to be released in an amount equal to the then outstanding principal balance of said loan(s).

         With respect to Loan No.163, Ironwood Apartments is encumbered by secondary debt from the City of Phoenix in the amount of $100,000

4 Certain ratios including Cut-Off Date Balance / Unit or SF, DSCR, Cut-Off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, based on the allocation assigned in the note or on Underwritable Cash Flows. For purposes of information contained within the Prospectus Supplement, Balloon Loans are defined as having a balance at maturity totaling 5% or more of the related Mortgage Loan's original principal balance.

5 "ARD" indicates the Anticipated Repayment Date for hyper-amortizing Mortgage Loans. 34 of the Mortgage Loans in the Mortgage Pool are hyper-amortization loans. See "Description of the Mortgage Loans".

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

7 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the immediately preceeding twelve month period.

8 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property.

9 "Seasoning" represents the number of payments elapsed from the date of the first regularly scheduled payment or due date to and including the Cut-Off Date.

10 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "DEF" represents defeasance. "YM" represents yield maintenance. "YM5" represents the greater of yield maintenance or five percent, and "YM1" represents the greater of yield maintenance or one percent, of the outstanding principal balance at such time, respectively. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of payment dates in the original term to maturity for which such provision applies.

11 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology applicable to each Mortgage Loan.

12 Loan No. 219, Circuit City, is secured by fee interest only. Subject is improved with a 151,586 square foot Circuit City retail store.

13 Monthly Capex Escrow and Monthly Replacement Reserve Escrow indicates the amount the lender currently collects monthly (on an annual basis) for deposit into the related property's Capex Escrow account. In certain cases, the related deposits will end upon certain dates or are capped at certain amounts. In certain cases, annual collection amounts may change, such as in the case of Hospitality Mortgage Loans which generally base collections on related-property revenues. On-going collections may not be adequate to fund all capital expense requirements for the related property for the term of the related Mortgage Loan.

14 Upfront Capex Escrow and Upfront Replacement Reserve Escrow indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Capex Escrow and Replacement Reserve Escrow accounts at loan closing to fully or partially fund estimated, property-related deferred maintenance costs and/or on-going capital expenses.

15 5/15/2000 Capex Balance and 5/15/2000 Replacement Reserve Escrow indicates the balance of the related property's Capex Escrow and Replacement Reserve accounts as of May 15, 2000. In certain cases, balances will not be replenished upon a release of funds.

16 Monthly Insurance Escrow and Monthly Tax Escrow indicates the amount the lender currently collects monthly (on an annual basis) for deposit into the related property's Insurance Escrow and Tax Escrow accounts. The related deposits are in amounts adequate to pay property hazard insurance bills and real estate tax bills, when due.

17 Upfront Insurance Escrow and Upfront Tax Escrow indicates the amounts the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Insurance Escrow and Tax Escrow accounts at loan closing to fully or partially fund estimated, property hazard insurance and real estate tax bills.

18 5/15/2000 Insurance Balance and 5/15/2000 Tax Balance indicates the balance of the related property's Insurance Escrow and Tax Escrow accounts as of May 15, 2000. In certain cases, balances will not be replenished upon a release of funds.

19 Monthly TI/LC Escrow indicates the amount the lender currently collects monthly (on an annual basis) for deposit into the related property's TI/LC Escrow account. In certain cases, the related deposits will end upon certain events (for example, certain tenant renewals), or upon certain dates, or are capped at certain amounts. On-going collections may not be adequate to fund all tenant improvement and leasing commission requirements for the related property for the term of the related Mortgage Loan.

20 Upfront TI/LC Escrow indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's TI/LC Escrow account at loan closing.

21 5/15/2000 TI/LC Balance indicates the balance of the related property's TI/LC Escrow account as of May 15, 2000. In certain cases, balances will not be replenished upon a release of funds.

22 Mortgage Loans with associated Yield Maintenance Premiums are categorized according to unique Yield Maintenance Formulas. There are 4 unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" and "D".Summaries for the 4 formulas are listed beginning on page II-31

         FOOTNOTES TO APPENDIX II

         YIELD MAINTENANCE FORMULAS

         The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are 4 unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" and "D". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".

A The "Yield Maintenance Amount" shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined), when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with muturity dates (one shorter and one longer) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

B The " Yield Maintenance Amount" shall be the excess, if any, of (A) the aggregate respective present values of all scheduled interest and principal payments payable on each Payment Date, discounted monthly at a rate equal to the Treasury Constant Yield Index (defined below) and based on a 360-day year of twelve 30-day months over (B) the then current outstanding principal amount.

         For purposes hereof, "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519 ("FRB Release") published during the second full week preceding the Prepayment Date for instruments having a maturity coterminous with the remaining term of the loan. In the event the FRB Release is no longer published, Lender shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging ( and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

C The "Yield Maintenance Amount" shall mean the aggregate (without duplication) of:

         (i) the product obtained by multiplying (1) the entire unpaid principal balance of this Note at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on this Note the yield rate (the "Yield Rate") on the 5.5% U.S. Treasury Security due February, 2008 (the "Specified U.S. Treasury Security"), as the Yield Rate is reported in the Wall Street Journal on the fifth Business Day (as hereinafter defined) preceding (x) the date notice of prepayment is given to holder hereof where prepayment is voluntary, or (y) the date holder hereof accelerates the Loan, times (3) the present value factor calculated using the following formula:

                                   -n
                            1-(1+r)
                            -------
                               r

                  r = Yield Rate
                  n = the number of years, and any fraction thereof, remaining between the prepayment date and the Maturity Date.

                  In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender's sole discretion. If the publication of such Yield Rates in the Wall Street Journal is discontinued, Lender shall determine such Yield Rates from another source selected by Lender. As used herein, the term "Business Day" means any day other than a Saturday, a Sunday, or any other day on which Lender hereof is not open for business.


D The "Yield Maintenance Amount" shall mean the aggregate (without duplication) of:

         (a) the product obtained by multiplying (1) the entire unpaid principal balance of this Note at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on this Note the yield rate (the "Yield Rate") on the 5.625% U.S. Treasury Security due May, 2008 (the "Specified U.S. Treasury Security"), as the Yield Rate is reported in the Wall Street Journal on the fifth Business Day (as hereinafter defined) preceding (x) the date notice of prepayment is given to Lender hereof where prepayment is voluntary, or (y) the date Lender hereof accelerates the Loan, times (3) the present value factor calculated using the following formula:

                                   -n
                            1-(1+r)
                            -------
                               r

                  r = Yield Rate
                  n = the number of years, and any fraction thereof, remaining between the prepayment date and the Optional Prepayment Date.

                  In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender hereof's sole discretion. If the publication of such Yield Rates in the Wall Street Journal is discontinued, Lender hereof shall determine such Yield Rates from another source selected by Lender hereof. As used herein, the term "Business Day" means any day other than a Saturday, a Sunday, or any other day on which the lender hereof is not open for business.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  APPENDIX III


Significant Loan Summaries


Loan No. 1 - Campus Apartments

-----------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                 $27,208,269                   Balloon Balance:          $22,437,517
-----------------------------------------------------------------------------------------------------------------
Loan Type:                            Principal & Interest          Property Type:            Multifamily
-----------------------------------------------------------------------------------------------------------------
Origination Date:                     June 26, 1998                 Location:                 Philadelphia, PA
-----------------------------------------------------------------------------------------------------------------
*Maturity Date:                       July 1, 2008                  Year Renovated:           1986
-----------------------------------------------------------------------------------------------------------------
Initial Mortgage Rate:                6.95%                         Appraised Value:          $41,200,000
-----------------------------------------------------------------------------------------------------------------
Annual Debt Service:                  $2,364,072                    Cut-off LTV:              66.0%
-----------------------------------------------------------------------------------------------------------------
DSCR:                                 1.35x                         Balloon LTV:              54.5%
-----------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:          $3,200,310                    Occupancy:                100%
-----------------------------------------------------------------------------------------------------------------
                                                                    Occupancy Date:           March 17, 2000
-----------------------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the Maturity Date of the Campus Apartments Loan

The Loan

         The Campus Apartments Loan (the "Campus Loan") is secured by a first mortgage on 81 apartment buildings, 4 commercial buildings (10,550 square feet) and 3 parking lots (collectively, the "Campus Property") located in a section of Philadelphia, Pennsylvania known as University City. Midland originated the Campus Loan on June 26, 1998.

         The Borrower. The borrower is Simon Associates, a Pennsylvania limited partnership (the "Campus Borrower"). The managing partner of the Campus Borrower is Horwitz Investments, Inc., a Pennsylvania corporation. The Campus Borrower is a special purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the Campus Loan.

         Security. The Campus Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Campus Property. The Campus Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The Campus Loan has a fixed Mortgage Rate of 6.95% until July 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 8.95% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during July, 2023, the month in which the actual maturity date of the Campus Loan occurs, plus 2%. Although the Campus Loan has a stated term of 300 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Campus Loan has an original amortization term of 300 months. The Campus Loan requires monthly payments of principal and interest equal to $197,005.97 until the Anticipated Repayment Date. If the Campus Loan is not prepaid on such date, all of the cash flow from the Campus Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on July 1, 2023. The Campus Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Lockbox. Currently, within 1 business day after their receipt of any payments related to the Campus Property, the Campus Borrower and the property manager for the Campus Loan deposit these payments into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;


                                     III-1

o        to pay all interest then due;

o        to pay all principal then due;

o        to pay all other amounts owed the lender with respect to the Campus
         Loan;

o to the Campus Borrower for the payment of operating expenses, management fees and leasing commissions; and

o        to the Campus Borrower for its use.

                  Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:


o to fund required reserves for the payment of real estate taxes and insurance;

o        to pay all interest (at the initial Mortgage Rate) then due;

o        to pay all principal then due;

o        to fund other reserves required under the related security documents;

o        to pay budgeted operating expenses approved by the lender;

o        to pay earned and accrued management fees and leasing commissions;

o        to pay all accrued and unpaid interest then due;

o        to pay all remaining outstanding principal; and

o        to pay all other amounts owed the lender with respect to the Campus
         Loan.

         Prepayment. No prepayment is permitted before July 1, 2002. Thereafter, the Campus Loan may be prepaid in full provided the prepayment includes a prepayment premium equal to the greater of a yield maintenance amount or 1% of the amount prepaid; plus an amount equal to the interest which would have accrued on the amount of such prepayment during the remaining days of the full calendar month within which such prepayment is made. From and after January 1, 2008, the Campus Loan may be prepaid without the payment of any prepayment consideration.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Campus Loan immediately due and payable upon the transfer of the Campus Property or any ownership interest in the Campus Borrower or its general partner. Prohibited transfers include:

o transfers or pledges of 49% or more of the stock of the general partner, other than:

         3.       to existing partners or their lineal descendants;

         4. as a result of devise, descent or by operation of law upon the death of a partner; or

         5. to an immediate family member of a partner or a trust for such a family member;

o the change, removal or resignation of the general partner, or the transfer or pledge of its partnership interest; and

o transfers or pledges of 49% or more of the limited partnership interests in the Campus Borrower, other than:

         6.       to existing partners;

         7. as a result of devise, descent or by operation of law upon the death of a partner; or

         8. to an immediate family member of a partner or a trust for such a family member.

         The Campus Borrower also has a one-time right to transfer the Campus Property to a special purpose entity transferee approved by the lender if:


                                     III-2

o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Campus Property;

o        the proposed transferee assumes the obligations of the Campus Borrower;

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses; and

o a written confirmation is obtained from each applicable rating agency specifying that the transfer and assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates.

         Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvement reserve funded on a monthly basis at the rate of $10,823.50 per month, and a deferred maintenance reserve with a current balance of $148,806 as of May 15, 2000.

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The Campus Property consists of 81 apartment properties, 4 commercial properties (totaling 10,550 square feet) and 3 parking lots located within several blocks of the University of Pennsylvania in a section of Philadelphia, Pennsylvania known as University City. The 81 apartment properties contain 384 units with 1,074 bedrooms spread among primarily Victorian era houses ranging in age from 90 to 130 years old. In addition, there are several small to medium size apartment buildings and 6 larger apartment complexes ranging in age from 40 to 60 years old. Nearly all of the 384 apartment units are leased to University of Pennsylvania students on 12 month basis, with 2 months' security deposit. As of March 17, 2000, 100% of the apartments were leased. The 4 commercial properties consist of 2,000 and 1,700 square foot retail units and 1,700 and 5,150 square foot office spaces. As of March 17, 2000 the commercial properties were 100% leased. The 3 parking lots total 59 leasable spaces.

         Management. The Campus Property is managed by Campus Property Management, Inc., the leasing and management company of the Campus Property Borrower. Campus Property Management, Inc. has been in business for over 30 years and employs a total of 40 full and part time employees. In addition to the Campus Property, it manages an additional 161 apartment units and 2 commercial retail units owned by entities affiliated with the Campus Property Borrower.


                                     III-3


Loan No. 2 - 17 John Street Apartments
---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $23,370,205                      Balloon Balance:        $21,079,539
---------------------------------------------------------------------------------------------------------------------
Loan Type:                           Principal & Interest             Property Type:          Multifamily
---------------------------------------------------------------------------------------------------------------------
Origination Date:                    January 24, 2000                 Location:               New York, NY
---------------------------------------------------------------------------------------------------------------------
*Maturity Date:                      February 1, 2010                 Year Renovated:         1999
---------------------------------------------------------------------------------------------------------------------
Initial Mortgage Rate:               8.270%                           Appraised Value:        $34,000,000
---------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                 $2,115,764                       Cut-off LTV:            68.7%
---------------------------------------------------------------------------------------------------------------------
DSCR:                                1.25x                            Balloon LTV:            62.0%
---------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:         $2,636,228                       Occupancy:              100%
---------------------------------------------------------------------------------------------------------------------
                                                                      Occupancy Date:         December 20,1999
---------------------------------------------------------------------------------------------------------------------


*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the Maturity Date of the 17 John Street Loan

The Loan

         The 17 John Street Apartments Loan (the "17 John Street Loan") is secured by a first mortgage on a 111-unit apartment complex located at 17 John Street, New York, New York (the "17 John Street Property"). CIBC originated the 17 John Street Loan on January 24, 2000.

         The Borrower. The borrower is 17 John Street Associates, LLC, a New York limited liability company (the "17 John Street Borrower"). The managing member of the 17 John Street Borrower is 17 John Street Remote, Inc., a New York corporation. Nathan Berman and Anthony Fromer are the principals of the 17 John Street Borrower. The 17 John Street Borrower is a special purpose, bankruptcy remote entity.

         Security. The 17 John Street Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the 17 John Street Property. The 17 John Street Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The 17 John Street Loan has a fixed Mortgage Rate of 8.270% until February 1, 2010 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 10.27%or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during February, 2030, the month in which the actual maturity date of the 17 John Street Loan occurs, plus 2%. Although the 17 John Street Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The 17 John Street Loan has an original amortization term of 360 months. The 17 John Street Loan requires monthly payments of principal and interest equal to $176,313.67 until the Anticipated Repayment Date. If the 17 John Street Loan is not prepaid on such date, all of the cash flow from the 17 John Street Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on February 1, 2030. The 17 John Street Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the 17 John Street Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o        to pay all interest then due;

o        to pay all principal then due;

o        to fund other reserves required under the related security documents;

o to pay all other amounts owed the lender with respect to the 17 John Street Loan; and

o        to the 17 John Street Borrower for its use.


                                     III-4

         Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:


o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o        to pay all interest (at the initial Mortgage Rate) then due;

o        to pay all principal then due;

o        to fund other reserves required under the related security documents;

o        to pay budgeted operating expenses approved by the lender;

o        to pay budgeted capital expenses approved by the lender;

o        to pay other extraordinary expenses approved by the lender;

o        to pay all remaining outstanding principal;

o        to pay all accrued and unpaid interest then due;

o to pay all other amounts owed the lender with respect to the 17 John Street Loan; and

o        to the 17 John Street Borrower for its use.


         Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) January 24, 2004, or (b) 2 years following the date of the assignment of the 17 John Street Loan to a REMIC in connection with a securitization. Thereafter, until August 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the 17 John Street Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after August 1, 2009, the 17 John Street Loan may be prepaid without the payment of any prepayment consideration.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the 17 John Street Loan immediately due and payable upon the transfer of the 17 John Street Property or any ownership interest in the 17 John Street Borrower. The 17 John Street Borrower has a one-time right to transfer the 17 John Street Property to a qualifying single asset entity transferee approved by the lender if:


o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the 17 John Street Property;

o        the proposed transferee assumes the obligations of the 17 John Street
         Borrower;

o        no event of default then exists; and

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses.

         The 17 John Street Loan documents also allow transfers of membership interests in the 17 John Street Borrower which:

o do not amount, in the aggregate, to a transfer of 10% or more of the managing membership interests in the 17 John Street Borrower or the stock of its managing member;

o        are the result of a death; or

o        are to an immediate family member or trust for such a family member.

         Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There is an environmental remediation reserve funded at closing in the amount of $16,250, and a replacement reserve funded on a monthly basis at the rate of $2,312.50 per month.


                                     III-5

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The 17 John Street Property is located at 17 John Street in downtown Manhattan, New York City, within the downtown business district. The 17 John Street Property was built in 1926 and renovated in 1999. It consists of one 15-story building containing 111 residential units and approximately 19,000 square feet of commercial space. The 17 John Street Property contains 55 studio units, 43 one-bedroom units and 13 two-bedroom units. Amenities include elevators, 24-hour doorman controlled entry, a laundry facility and an appliance package including stove, refrigerator and air conditioning.

         In connection with its conversion to residential use, real property taxes on the 17 John Street Property have been abated. Beginning July 1, 2000:

o all currently assessed real property taxes are abated for 14 years, with a 20% per year phase out of the abatement beginning in year 10; and

o all real property taxes resulting from a reassessment of the 17 John Street Property as residential property are abated for 12 years, with a 20% per year phase out of the abatement beginning in year 8.

         Management. The 17 John Street Property is managed by Metro Loft Management, LLC, which has involved in the management of apartment complexes for approximately 7 years, and currently manages several residential and commercial properties in New York City.


                                     III-6

Loan No. 3 - San Croix Apartments
---------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                  $19,578,662               Balloon Balance:           $17,414,035
---------------------------------------------------------------------------------------------------------------
Loan Type:                             Principal and Interest    Property Type:             Multifamily
---------------------------------------------------------------------------------------------------------------
Origination Date:                      March 26, 1998            Location:                  Las Vegas, NV
---------------------------------------------------------------------------------------------------------------
Maturity Date:                         April 1, 2008             Year Built                 1996
---------------------------------------------------------------------------------------------------------------
Mortgage Rate:                         6.87%                     Appraised Value:           $26,100,000
---------------------------------------------------------------------------------------------------------------
Annual Debt Service:                   $1,575,827                Cut-off LTV:               75.0%
---------------------------------------------------------------------------------------------------------------
DSCR:                                  1.33x                     Balloon LTV:               66.7%
---------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:           $2,088,462                Occupancy:                 94%
---------------------------------------------------------------------------------------------------------------
                                                                 Occupancy Date:            January 15, 2000
---------------------------------------------------------------------------------------------------------------

The Loan:

         The San Croix Apartments Loan (the "San Croix Loan") is secured by a first mortgage on the San Croix Apartments (the "San Croix Property"), a 352 unit, 23 building, Class A garden apartment complex located in Las Vegas, Nevada. Midland originated the San Croix Loan on March 26, 1998.

         The Borrower. The borrower is Kenna, LLC, a Nevada limited liability company (the "San Croix Borrower"). Herman Ahlers is the manager and 100% owner of the San Croix Borrower, which is a single asset, single purpose, bankruptcy remote entity.

         Security. The San Croix Loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on the fee interest in the San Croix Property. The San Croix Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The San Croix Loan has a fixed Mortgage Rate of 6.87%, an original term of 120 months and an original amortization of 360 months. The San Croix Loan requires monthly principal and interest payments of $131,318.95 until maturity, at which time all unpaid principal and accrued interest is due. The San Croix Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Prepayment. No prepayment is permitted prior to April 1, 2001. Thereafter, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after October 1, 2007.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the San Croix Loan immediately due and payable upon the transfer of the San Croix Property or any ownership interest in the San Croix Borrower. The San Croix Loan documents contemplate a potential waiver of such prohibition by the lender if:

o        the lender has expressly approved the proposed transfer in writing;

o        no event of default then exists;

o the proposed transferee and the San Croix Property reasonably satisfy the lender's underwriting standards; and

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.

         The San Croix Loan documents allow transfers of membership interests in the San Croix Borrower which:


o do not amount, in the aggregate, to a transfer of 40% or more of such membership interests to a third party; or

o        are the result of a death or physical or mental disability.

         Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in an amount sufficient to pay real estate taxes and insurance premiums when due.


                                     III-7

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.


         The Property. The San Croix Property is located at 8000 W. Spring Mountain Road, in Las Vegas, Nevada. It is approximately 5 miles west of the Las Vegas "Strip" and 5 miles southwest of the Las Vegas central business district. The San Croix Property was built in 1996 and consists of 23 two-story garden style apartment buildings containing 176 one bedroom units, 144 two bedroom units and 32 three bedroom units. Amenities include gated access, two swimming pools, a spa/fitness center, picnic areas with barbecue grills, a clubhouse and 318 covered parking spaces. Individual units may have a fireplace, a ceiling fan, a microwave, a washer/dryer, a porch and the standard appliance package.


         Management. The San Croix Property is managed by Stout Management Company, a subsidiary of Rooster Philben, Inc., that was formed in 1982 to operate and manage multifamily apartment complexes. Stout Management Company manages properties in Nevada and California and employs 250 people.


                                     III-8

Loan Nos. 4, 5 & 6 - Prime Portfolio Loans
-------------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $18,987,426                    Property Type:
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road               $  3,347,051                   1051 North Kirk Road     Industrial
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court                $12,854,405                    4343 Commerce Court      Office
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street             $  2,785,970                   1600 West 167th Street   Office
-------------------------------------------------------------------------------------------------------------------------
Loan Type:                                                          Location:
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road           Principal & Interest               1051 North Kirk Road     Batavia, Illinois
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court            Principal & Interest               4343 Commerce Court      Lisle, Illinois
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street         Principal & Interest               1600 West 167th Street   Calumet City, Illinois
-------------------------------------------------------------------------------------------------------------------------
Origination Date:                                                   Year Built:
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road            July 27, 1999                     1051 North Kirk Road     1991
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court             July 27, 1999                     4343 Commerce Court      1986
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street          November 10, 1999                 1600 West 167th Street   1980
-------------------------------------------------------------------------------------------------------------------------
Maturity Date:                                                      Appraised Value:            $28,500,000
-------------------------------------------------------------------------------------------------------------------------
     *1051 North Kirk Road           May 1, 2008                       1051 North Kirk Road        $  4,400,000
-------------------------------------------------------------------------------------------------------------------------
     *4343 Commerce Court            May 1, 2008                       4343 Commerce Court         $19,000,000
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street          December 1, 2009                  1600 West 167th Street      $  5,100,000
-------------------------------------------------------------------------------------------------------------------------
Initial Mortgage Rate:                                              Cut-off LTV:                66.6%
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road            7.170%                            1051 North Kirk Road        66.6%
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court             7.170%                            4343 Commerce Court         66.6%
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street          8.680%                            1600 West 167th Street      66.6%
-------------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                 $1,615,519                     Balloon LTV:                59.02%
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road               $   277,011                    1051 North Kirk Road        59.02%
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court                $1,063,864                     4343 Commerce Court         59.02%
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street             $   274,644                    1600 West 167th Street      59.02%
-------------------------------------------------------------------------------------------------------------------------
DSCR:                                1.55x                          Occupancy:
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road               1.55x                          1051 North Kirk Road     100.0%
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court                1.55x                          4343 Commerce Court      91.1%
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street             1.55x                          1600 West 167th Street   75.8%
-------------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:         $2,502,403                     Occupancy Date:
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road               $   360,589                    1051 North Kirk Road     February 28, 1998
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court                $1,775,216                     4343 Commerce Court      January 26, 2000
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street             $   366,598                    1600 West 167th Street   February 1, 2000
-------------------------------------------------------------------------------------------------------------------------
  Balloon Balance:                   $16,822,059
-------------------------------------------------------------------------------------------------------------------------
     1051 North Kirk Road               $  2,989,158
-------------------------------------------------------------------------------------------------------------------------
     4343 Commerce Court                $11,479,911
-------------------------------------------------------------------------------------------------------------------------
     1600 West 167th Street             $  2,352,990
-------------------------------------------------------------------------------------------------------------------------


*For purposes hereof, the Anticipated Repayment Date for the A&B Prime Loan, as described below is assumed to be the maturity date of such loan. **Information described herein with respect to the individual properties securing the A&B Prime Loan is an allocated portion of such information based upon the ratio of the appraised value or underwritable cash flow of the individual properties to the aggregate appraised value or underwritable cash flow of all such properties.

         The Loan. The Prime Portfolio Loans (the "Prime Loans") consists of 2 cross-collateralized, cross-defaulted loans secured by first mortgages on 1 industrial and 2 office properties located in the suburbs of Chicago (each, a "Prime Property"). CIBC originated the first of these loans (the "A&B Prime Loan") on May 1, 1998, and the second of these loans (the "C Prime Loan") on November 10, 1999. The A&B Prime Loan was subsequently


                                     III-9
amended and restated as of July 27, 1999. The A&B Prime Loan is secured by first mortgages on 1 industrial property, 1051 North Kirk Road, and 1 office property, 4343 Commerce Court (each, an "A&B Prime Property"). The C Prime Loan is secured by a first mortgage on 1 office property, 1600 West 167th Street.

         The Borrower. Three separate Delaware limited liability companies are the borrowers on the Prime Loans (each a "Prime Borrower"). 1051 North Kirk Road, L.L.C. and 4343 Commerce Court, L.L.C. are co-borrowers on the A&B Prime Loan, and 1600 167th Street, L.L.C. is the borrower on the C Prime Loan. The managing member of each Prime Borrower is Prime Group Realty, L.P., a Delaware limited partnership. The managing partner of Prime Group Realty, L.P. is Prime Group Realty Trust, a Maryland real estate investment trust and a NYSE company. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

         Security. The Prime Loans are secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents executed by each Prime Borrower over the separate Prime Property owned by it. Each Prime Borrower has executed an agreement that cross-collateralizes and cross defaults the separate Prime Loans. Each Mortgage is a first lien on the related Prime Borrower's fee interest in its Prime Property. The Prime Loans are non-recourse, subject to certain limited exceptions.

         Payment Terms. The A&B Prime Loan has a fixed Mortgage Rate of 7.170% until May 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate on the A&B Prime Loan will adjust to the greater of (i) 9.170%or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during May 2028, the month in which the actual maturity date of the A&B Prime Loan occurs, plus 2%. Although the A&B Prime Loan has a stated term of 347 months, it is assumed for purposes hereof that it has a term of 105 months with a maturity date of the Anticipated Repayment Date. The A&B Prime Loan has an original amortization term of 347 months. The A&B Prime Loan requires monthly payments of principal and interest equal to $111,740 until the Anticipated Repayment Date. If the A&B Prime Loan is not prepaid on such date, all of the cash flow from the A&B Prime Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on May 1, 2028. The A&B Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         The C Prime Loan has a fixed Mortgage Rate of 8.680%, an original term of 120 months and an original amortization of 300 months. The C Prime Loan requires monthly principal and interest payments of $22,887 until December 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The C Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the A&B Prime Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o        to pay all interest then due;

o        to pay all principal then due;

o        to fund other reserves required under the related security documents;

o        to pay all other amounts owed the lender with respect to the A&B Prime
         Loan; and

o        to the related Prime Borrower for its use.

         Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o        to pay all interest (at the initial Mortgage Rate for the A&B Prime
         Loan) then due;

o        to pay all principal then due;

o        to fund other reserves required under the related security documents;

o        to pay budgeted operating expenses approved by the lender;


                                     III-10

o        to pay budgeted capital expenses approved by the lender;

o        to pay other extraordinary expenses approved by the lender;

o        to pay all remaining outstanding principal;

o        to pay all accrued and unpaid interest then due;

o        to pay all other amounts owed the lender with respect to the A&B Prime
         Loan; and

o        to the related Prime Borrower for its use.

         Prepayment/Defeasance. No prepayment or defeasance the A&B Prime Loan is permitted prior to the earlier of (a) July 27, 2003 or (b) two years following the date of the assignment of the A&B Prime Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2007, any prepayment must be in the form of a defeasance. No prepayment or defeasance the C Prime Loan is permitted prior to the earlier of (a) November 10, 2003 or (b) two years following the date of the assignment of the C Prime Loan to a REMIC in connection with a securitization. Thereafter, until June 1, 2009, any prepayment must be in the form of a defeasance. After the expiration of the above-described lock-out periods, any prepayment must be in the form of a full or partial defeasance. Any such defeasance will include release of the related Prime Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, to the Anticipated Repayment Date for the A&B Prime Loan and the maturity date of the C Prime Loan. Each such payment must be equal to or greater than 125% of the portion of the scheduled Monthly Payment allocated to the released Prime Property, and on the Anticipated Repayment Date for the A&B Prime Loan or the maturity date of the C Prime Loan, must be sufficient to fully prepay at least 125% of the portion of the Prime Loans allocated to the released Prime Property. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after November 1, 2007, the A&B Prime Loan may be prepaid without the payment of any prepayment consideration. From and after June 1, 2009, the C Prime Loan may be prepaid without the payment of any prepayment consideration.

         Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Prime Loans immediately due and payable upon the transfer of any Prime Property or any ownership interest in any Prime Borrower. Each Prime Borrower has a one-time right to transfer its Prime Property, after the first 12 months of the term or the related Prime Loan, to a transferee approved by the lender if:

o        no event of default then exists;

o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the related Prime Property;

o the proposed transferee assumes the obligations of the Prime Borrower and a person or entity acceptable to the lender assumes all guaranties or indemnities; and

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses.

The Prime Loan documents allow transfers of beneficial interests in the Prime Borrower so long as Prime Group Realty Trust continues to have the same degree of management control over each Prime Borrower and directly or indirectly owns 30% or more of the total equity interests in each Prime Borrower.

         Escrow/Reserves. There are tax escrows for the Prime Loans which require deposits in an amount sufficient to pay real estate taxes on the related Prime Properties when due. For the A&B Prime Loan, there are currently both a replacement reserve funded on a monthly basis at the rate of $8,872.60 per month and a tenant improvement/leasing commission reserve funded on a monthly basis at the rate of $13,668.60 per month. In addition, the operating company parent of the A&B Prime Loan Borrower (Prime Group Realty, L.P.) guarantied the contractually stipulated monthly replacement reserve and tenant improvement/leasing commission reserve. The A&B Prime Borrower may, at any time, elect to activate said guaranty and stop funding the replacement reserve and tenant improvement/leasing commission reserve. For the C Prime Loan, there both a replacement reserve funded on


                                     III-11
a monthly basis at the rate of $1,089.92 per month and a tenant improvement/leasing commission reserve funded on a monthly basis at the rate of $4,583.33 per month.

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property.

         The 4343 Commerce Court property is located at 4343 Commerce Court, Lisle, Illinois. It was built in 1986. It is a 7-story Class-A office building containing approximately 167,756 rentable square feet of office space. As of January 26, 2000, it is 91.1% leased to 26 tenants. The largest tenant is Porsche Credit (22,395 square feet/13.3% of total), whose lease expires September 30, 2004.

         The 1051 North Kirk property is located at 1051 North Kirk Road, Batavia, Illinois. It was built in 1991, and is a 120,004 square foot 1-story industrial building. As of February 28, 1998, the 1051 North Kirk property is 100% to Stephen J. Nardi, a principal in Prime Group Realty, L.P. It is currently unoccupied, however, and this lease expires February 28, 2003.

         The 1600 West 167th Street Property (a/k/a Narco River Business Center) is located at 1600 West 167th Street, Calumet City, Illinois. It was built in 1980, and consists of two 1-story office buildings containing 65,394 square feet of net rentable area. As of February 1, 2000, it is 75.8% leased to 11 tenants. The largest tenant is CSX Transportation (17,199 square feet/26.3% of total), whose lease expires on October 31, 2010.

         Management. The Prime Properties are managed by Prime Group Realty Trust, the general partner of the managing member of each Prime Borrower.


                                     III-12

Loan No. 7 - Ryder Integrated Logistics
---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                 $18,163,497                     Balloon Balance:        $16,481,593
---------------------------------------------------------------------------------------------------------------------
Loan Type:                            Principal & Interest            Property Type:          Industrial
---------------------------------------------------------------------------------------------------------------------
Origination Date:                     November 30, 1999               Location:               Auburn Hills, MI
---------------------------------------------------------------------------------------------------------------------
Maturity Date:                        December 1, 2009                Year Built:             1999
---------------------------------------------------------------------------------------------------------------------
Mortgage Rate:                        8.420%                          Appraised Value:        $23,900,000
---------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                  $1,668,680                      Cut-off LTV:            76.0%
---------------------------------------------------------------------------------------------------------------------
DSCR:                                 1.25x                           Balloon LTV:            69.0%
---------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:          $2,085,932                      Occupancy:              100.00%
---------------------------------------------------------------------------------------------------------------------
                                                                      Occupancy Date:         November 30, 1999
---------------------------------------------------------------------------------------------------------------------


The Loan

         The Ryder Integrated Logistics Loan (the "Ryder Loan") is secured by a first mortgage on a single story, 455,000 square foot industrial building located in Auburn Hills, Michigan (the "Ryder Property"). Midland originated the Ryder Loan on November 30, 1999.

         The Borrower. The borrower is Franklin Transport, L.L.C., a Michigan limited liability company (the "Ryder Borrower"). The sole managing member of the Ryder Borrower is Franklin Auburn Corporation, a Michigan corporation. The other members of the Ryder Borrower are J. Bennett Donaldson, Anthony V. Battaglia, T&M, L.L.C. and Atlantic L.L.C.. The Ryder Borrower is a single asset, single purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the Ryder Loan.

         Security. The Ryder Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Ryder Property. The Ryder Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The Ryder Loan has a fixed Mortgage Rate of 8.42%, an original term of 120 months and an original amortization of 360 months. The Ryder Loan requires monthly principal and interest payments of $139,056.70 until maturity, at which time all unpaid principal and accrued interest is due. The Ryder Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the later of (a) 3 years following the date of the first regularly scheduled monthly payment, or (b) 2 years following the date of the assignment of the Ryder Loan to a REMIC in connection with a securitization. Thereafter, until September 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Ryder Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after September 1, 2009, the Ryder Loan may be prepaid without the payment of any prepayment consideration.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Ryder Loan immediately due and payable upon the transfer of the Ryder Property or any ownership interest in the Ryder Borrower. The Ryder Loan documents contemplate a potential waiver of such prohibition by the lender if:

o        the lender has expressly approved the proposed transfer in writing;

o        no event of default then exists;

o the proposed transferee and the Ryder Property reasonably satisfy the lender's underwriting standards; and


                                     III-13

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.

         Additionally, any transfer of 49% or more of ownership interests in the Ryder Borrower or it manager requires a nonconsolidation opinion acceptable to the lender and the applicable rating agencies. The Ryder Loan documents allow transfers of membership interest in the Ryder Borrower which:

o do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or

o        are the result of a death or physical or mental disability.

         Escrow/Reserves. No monthly deposits for tax and insurance reserves are required so long as:

o Ryder Integrated Logistics, Inc. ("Ryder"), remains in operation at the Ryder Property;

o        no default occurs under Ryder's lease;

o the lender receives satisfactory evidence of the payment of all required taxes and insurance premiums; and

o Ryder's parent company, Ryder Systems, Inc., maintains a Standard & Poor's issuer credit rating of BBB or better. Ryder Systems, Inc. has no contractual obligations with respect to Ryder's lease or the Ryder loan.

There are also the following reserves:

o A capital improvement reserve funded through a $20,000 letter of credit delivered at the closing (the Ryder Borrower is required to annually increase the face amount of this letter of credit by an additional $20,000 per year to a maximum of $100,000).

o A tenant improvement and leasing commission reserve funded through a $135,000 letter of credit delivered at the closing, with the Ryder Borrower being required to annually increase the face amount of this letter of credit as follows:

         1.       $135,000 annually through December 1, 2004;

         2.       $330,000 annually through December 1, 2005; and

         3.       $135,000 annually thereafter until maturity.

o A reserve as additional security until the Ryder lease term is extended until at least December 1, 2010. This reserve was funded through a $49,000 letter of credit delivered at the closing, with the Ryder Borrower being required to annually increase the face amount of this letter of credit by an additional $49,000 per year to a maximum of $294,000.


         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The Ryder Property is a single story industrial building located at 4445 North Atlantic Boulevard, Auburn Hills, Michigan, near the intersection of Interstate 75 and Highway 24. The Ryder Property was constructed in 1999. It contains 455,000 rentable square feet in a climate controlled warehouse with 63 docking bays. As of November 30, 1999, the Ryder Property is 100% leased to Ryder Integrated Logistics, Inc. under a lease with a current expiration date of October 31, 2005.

         Management. The Ryder Property is managed by J. Bennett Donaldson, one of the principals of the Ryder Borrower. Mr. Bennett has an ownership interest in 2,000,000 square feet of industrial/ high-tech buildings, located mostly in lower Michigan. All leasing is handled by Signature Associates-ONCOR.


                                     III-14

Loan No. 8 - Rochester, NY Holiday Inn
---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                 $17,664,749                   Balloon Balance:          $15,164,233
---------------------------------------------------------------------------------------------------------------------
Loan Type:                            Principal & Interest          Property Type:            Hotel
---------------------------------------------------------------------------------------------------------------------
Origination Date:                     February 4, 2000              Location:                 Henrietta, NY
---------------------------------------------------------------------------------------------------------------------
*Maturity Date:                       March 1, 2010                 Year Renovated:           1996
---------------------------------------------------------------------------------------------------------------------
Initial Mortgage Rate:                9.41%                         Appraised Value:          $25,200,000
---------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                  $1,842,461                    Cut-off LTV:              70.1%
---------------------------------------------------------------------------------------------------------------------
DSCR:                                 1.50x                         Balloon LTV:              60.2%
---------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:          $2,764,558                    Occupancy:                70.5%
---------------------------------------------------------------------------------------------------------------------
                                                                    Occupancy Date:           September 30, 1999
---------------------------------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the Maturity Date of the Rochester Holiday Inn Loan

The Loan

         The Rochester Holiday Inn Loan (the "Rochester Holiday Inn Loan") is secured by a first mortgage on a 250-room full service hotel located in Rochester, New York, New York (the "Rochester Holiday Inn Property"). CIBC originated the Rochester Holiday Inn Loan on February 4, 2000.

         The Borrower. The borrower is Columbia Properties Rochester, Ltd, a Kentucky limited partnership (the "Rochester Holiday Inn Borrower"). The corporate general partner of the Rochester Holiday Inn Borrower is Rochester GP, Inc., a Kentucky corporation. Columbia Sussex Corporation is the principal of the Rochester Holiday Inn Borrower. The Rochester Holiday Inn Borrower is a special purpose, bankruptcy remote entity.

         Security. The Rochester Holiday Inn Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Rochester Holiday Inn Property. The Rochester Holiday Inn Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The Rochester Holiday Inn Loan has a fixed Mortgage Rate of 9.41% until March 1, 2010 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 11.41% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during March, 2025, the month in which the actual maturity date of the Rochester Holiday Inn Loan occurs, plus 2%. Although the Rochester Holiday Inn Loan has a stated term of 300 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Rochester Holiday Inn Loan has an original amortization term of 300 months. The Rochester Holiday Inn Loan requires monthly payments of principal and interest equal to $153,538.41 until the Anticipated Repayment Date. If the Rochester Holiday Inn Loan is not prepaid on such date, all of the cash flow from the Rochester Holiday Inn Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on March 1, 2025. The Rochester Holiday Inn Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the Rochester Holiday Inn Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o        to pay all interest then due;

o        to pay all principal then due;

o        to fund other reserves required under the related security documents;

o to pay all other amounts owed the lender with respect to the Rochester Holiday Inn Loan; and


                                     III-15

o        to the Rochester Holiday Inn Borrower for its use.

         Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o        to pay all interest (at the initial Mortgage Rate) then due;

o        to pay all principal then due;

o        to fund other reserves required under the related security documents;

o        to pay budgeted operating expenses approved by the lender;

o        to pay budgeted capital expenses approved by the lender;

o        to pay other extraordinary expenses approved by the lender;

o        to pay all remaining outstanding principal;

o        to pay all accrued and unpaid interest then due;

o to pay all other amounts owed the lender with respect to the Rochester Holiday Inn Loan; and

o        to the Rochester Holiday Inn Borrower for its use.


         Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) February 4, 2004, or (b) 2 years following the date of the assignment of the Rochester Holiday Inn Loan to a REMIC in connection with a securitization. Thereafter, until September 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the Rochester Holiday Inn Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after September 1, 2009, the Rochester Holiday Inn Loan may be prepaid without the payment of any prepayment consideration.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Rochester Holiday Inn Loan immediately due and payable upon the transfer of the Rochester Holiday Inn Property or any ownership interest in the Rochester Holiday Inn Borrower. The Rochester Holiday Inn Borrower has a one-time right to transfer the Rochester Holiday Inn Property to a qualifying single asset entity transferee approved by the lender if:

o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Rochester Holiday Inn Property;

o the proposed transferee assumes the obligations of the Rochester Holiday Inn Borrower;

o        no event of default then exists; and

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses.

         The Rochester Holiday Inn Loan documents also allow transfers of partnership interests in the Rochester Holiday Inn Borrower which:

o do not amount, in the aggregate, to a transfer of 10% or more of the general partnership interests in the Rochester Holiday Inn Borrower or the stock of its general partner;

o        are the result of a death; or

o        are to an immediate family member or trust for such a family member.


                                     III-16

         Escrow/Reserves. There is a tax reserve which require monthly deposits in amounts sufficient to pay real estate taxes when due. There is an insurance reserve funded at closing for six months of insurance premiums for the Rochester Holiday Inn Property. The lender can require monthly deposits to this insurance reserve if the Rochester Holiday Inn Borrower ever fails to pay its insurance premiums when due. There is also a furniture, fixtures and equipment reserve funded at closing in the amount of $33,242.11, which also requires monthly deposits equal to 1/12th of 5% of the prior year's gross income from the Rochester Holiday Inn Property.

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The Rochester Holiday Inn Property is located in Henrietta, New York. The Rochester Holiday Inn Property was built in 1985 and renovated in 1996. It consists of a 6-story 250-room full service hotel, with 119 king rooms, 116 double-bedded rooms, 13 handicapped accessible rooms and 2 parlor rooms. Each of the rooms include remote control cable televisions, on-demand movies, telephones, desk and chair, bathroom heat lamp, iron and ironing board, clock radio, coffee maker and hair dryers. The Rochester Holiday Inn Property also includes 11 meeting rooms with totaling approximately 10,000 square feet, a 205 person restaurant and 2 lounges. The Rochester Holiday Inn Property also includes a swimming pool and an adjacent exercise area.

         Management. The Rochester Holiday Inn Property is managed by Columbia Sussex Corporation, the principal of the Rochester Holiday Inn Borrower. Columbia Sussex Corporation has been involved in the management of hotels for approximately 28 years and currently owns and manages approximately 46 hotels totaling approximately 11,000 guestrooms in the United States.


                                     III-17

Loan No.  9 - Nevada Street Apartments
---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $15,383,326                 Balloon Balance:             $13,834,772
---------------------------------------------------------------------------------------------------------------------
Loan Type:                           Principal & Interest        Property Type:               Multifamily
---------------------------------------------------------------------------------------------------------------------
Origination Date:                    March 22, 2000              Location:                    Newark, NJ
---------------------------------------------------------------------------------------------------------------------
Maturity Date:                       April 1, 2010               Year Built:                  1978
---------------------------------------------------------------------------------------------------------------------
Initial Mortgage Rate:               8.140%                      Appraised Value:             $19,700,000
---------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                 $1,374,076                  Cut-off LTV:                 78.1%
---------------------------------------------------------------------------------------------------------------------
DSCR:                                1.30x                       Balloon LTV:                 70.2%
---------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:         $1,823,747                  Occupancy:                   99.00%
---------------------------------------------------------------------------------------------------------------------
                                                                 Occupancy Date:              February 9, 2000
---------------------------------------------------------------------------------------------------------------------

The Loan:

         The Nevada Street Apartments Loan (the "Nevada Street Loan") is secured by a first mortgage on the Nevada Street Apartments (the "Nevada Street Property"), a 19-story apartment building containing 306 units located in Newark, New Jersey. Midland originated the Nevada Street Loan on March 22, 2000.

         The Borrower. The borrower is N.S. Limited Partnership, a Maine limited partnership (the "Nevada Street Borrower"). The general partners of the Nevada Street Borrower are Burnt Coat Island, Inc. (2%) and HRC Investment Corporation (1%). The Nevada Street Borrower is a single asset, single purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the Nevada Street Loan.

         Security. The Nevada Street Loan is secured by a Mortgage, Security Agreement and Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Nevada Street Property. The Nevada Street Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The Nevada Street Loan has a fixed Mortgage Rate of 8.14%, an original term of 120 months and an original amortization of 360 months. The Nevada Street Loan requires monthly principal and interest payments of $114,506.33 until maturity, at which time all unpaid principal and accrued interest is due. The Nevada Street Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the later of (a) 3 years following the date of the first regularly scheduled monthly payment, or (b) 2 years following the date of the assignment of the Nevada Street Loan to a REMIC in connection with a securitization. Thereafter, until January 1, 2010, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the Nevada Street Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after January 1, 2010, the Nevada Street Loan may be prepaid without the payment of any prepayment consideration.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Nevada Street Loan immediately due and payable upon the transfer of the Nevada Street Property or any ownership interest in the Nevada Street Borrower. The Nevada Street Loan documents contemplate a potential waiver of such prohibition by the lender if:

o        the lender has expressly approved the proposed transfer in writing;


                                     III-18

o        no event of default then exists;
o the proposed transferee and the Nevada Street Property reasonably satisfy the lender's underwriting standards; and
o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.

     The Nevada Street Loan documents allow transfers of membership interests in the Nevada Street Borrower which:

o do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or
o        are the result of a death or physical or mental disability.

         Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There are also the following additional reserves:

o a capital improvement reserve funded at closing in the amount of $75,000; and
o a $400,000 reserve funded at closing, to be held as additional security until the Nevada Street Borrower provides the lender with certain required post-closing items, including required amendments to the Nevada Street Borrower's limited partnership agreement and related documents, a revised non-consolidation opinion and executed Articles of Incorporation and Corporate Resolutions for the two general partners of the Nevada Street Borrower.

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The Nevada Street Property is located at 2 Nevada Street in Newark, New Jersey. It is just west of Broad Street and south of the Newark central business district. The Nevada Street Property was built in 1978 and consists of one 19-story building containing 36 studio/one-bath units and 270 one-bedroom units. Amenities include on-site security, a community room, 143 on-site parking spaces and an appliance package including stove, refrigerator and air conditioning. The Nevada Street Property operates under a Section 8 housing contract from the Department of Housing and Urban Development.

         Management. The Nevada Street Property is managed by SHP Management Corp., which is wholly owned by the principals of the Nevada Street Borrower. SHP Management Corp. has been active in property management since 1993 and currently manages 25 properties totaling 2,700 units in five states, 23 of which are Section 8 housing.


                                     III-19

Loan No. 10 - Camelot Apartments
---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $14,856,703                      Balloon Balance:        $13,460,905
---------------------------------------------------------------------------------------------------------------------
Loan Type:                           Principal & Interest             Property Type:          Multifamily
---------------------------------------------------------------------------------------------------------------------
Origination Date:                    December 29, 1999                Location:               Yuma, AZ
---------------------------------------------------------------------------------------------------------------------
Maturity Date:                       January 1, 2010                  Year Renovated:         1989
---------------------------------------------------------------------------------------------------------------------
Mortgage Rate:                       8.390%                           Appraised Value:        $18,900,000
---------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                 $1,360,583                       Cut-off LTV:            78.6%
---------------------------------------------------------------------------------------------------------------------
DSCR:                                1.20x                            Balloon LTV:            71.2%
---------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:         $1,632,804                       Occupancy:              96.0%
---------------------------------------------------------------------------------------------------------------------
                                                                      Occupancy Date:         December 28, 1999
---------------------------------------------------------------------------------------------------------------------

The Loan:

         The Camelot Apartments Loan (the "Camelot Loan") is secured by a first mortgage on 46 two-story buildings (the "Camelot Property") containing 456 units located in Yuma, Arizona. Midland originated the Camelot Loan on December 29, 1999.

         The Borrower. The borrower is YCAM, Ltd., L.P., an Arizona limited partnership (the "Camelot Borrower"). The general partner of the Camelot Borrower is YCAM Management, Inc., an Arizona corporation. The Camelot Borrower is a single asset, single purpose entity.

         Security. The Camelot Loan is secured by a Deed of Trust, Security Agreement and Assignment of Leases and Rents, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on the fee interest in the Camelot Property. The Camelot Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The Camelot Loan has a fixed Mortgage Rate of 8.390%, an original term of 120 months and an original amortization of 360 months. The Camelot Loan requires monthly principal and interest payments of $113,381.93 until maturity, at which time all unpaid principal and accrued interest is due. The Camelot Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Prepayment. No prepayment is permitted prior to January 1, 2005. Thereafter, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after July 1, 2009.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Camelot Loan immediately due and payable upon the transfer of the Camelot Property or any ownership interest in the Camelot Borrower. The Camelot Loan documents contemplate a potential waiver of such prohibition by the lender if:


o        the lender has expressly approved the proposed transfer in writing;

o        no event of default then exists;

o the proposed transferee and the Camelot Property reasonably satisfy the lender's underwriting standards; and

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.

The Camelot Loan documents allow transfers of partnership interests in the Camelot Borrower which:


o do not amount, in the aggregate, to a transfer of 49% or more of such partnership interests to a third party;

o        are the result of a death or physical or mental disability; or

o are a one-time transfer by one of the individual limited partners of his limited partnership interests to a trust for estate planning purposes.


                                     III-20

         Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There is also a capital improvement reserve funded on a monthly basis at the rate of $9,500 per month. Finally, a reserve in the amount of $442,000 was funded at the closing of the Camelot Loan to ensure that funds are available for the payment of any capital gains taxes incurred in connection with the purchase of the Camelot Property.

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The Camelot Property is located at 1334 South Avenue B in Yuma, Arizona, near the Marine Corps Air Station and U.S. Army Yuma Proving Ground. The Camelot Property was built was built in 3 phases, with phases 1 and 2 completed in 1985 and phase 3 completed in 1989. It consists of 46 two-story buildings containing 80 one-bedroom units and 376 two-bedroom units. Amenities include a picnic area, a swimming pool, a jacuzzi, a sand volleyball court, a playground, several gazebos, carports and 779 off street parking spaces. Individual units have an appliance package including a stove, refrigerator, air conditioning, washer/dryer hook-ups and storage closets off the porch. Some units have ceiling fans and/or fireplaces.

         Management. The Camelot Property is managed by Sharpstown Manor Management, Inc., which is wholly owned by one of the principals of the Camelot Borrower. Sharpstown Manor Management, Inc. has been active in property management since 1992 and currently manages four complexes totaling 1,103 units.



                                     III-21

Loan No. 11- Neurocrine Biosciences
---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $14,520,520                      Balloon Balance:        $12,828,878
---------------------------------------------------------------------------------------------------------------------
Loan Type:                           Principal & Interest             Property Type:          Industrial
---------------------------------------------------------------------------------------------------------------------
Origination Date:                    September 1, 1998                Location:               San Diego, CA
---------------------------------------------------------------------------------------------------------------------
Maturity Date:                       October 1, 2008                  Year Built:             1998
---------------------------------------------------------------------------------------------------------------------
Mortgage Rate:                       6.800%                           Appraised Value:        $24,200,000
---------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                 $1,154,690                       Cut-off LTV:            60.0%
---------------------------------------------------------------------------------------------------------------------
DSCR:                                1.76x                            Balloon LTV:            53.0%
---------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:         $2,027,359                       Occupancy:              100.00%
---------------------------------------------------------------------------------------------------------------------
                                                                      Occupancy Date:         December 31, 1999
---------------------------------------------------------------------------------------------------------------------


The Loan

         The Neurocrine Biosciences Loan (the "Neurocrine Loan") is secured by a first mortgage on a 2-story, 93,000 square foot flex/R&D/office building located at 10555 Science Center Drive, San Diego, California (the "Neurocrine Property"). Midland originated the Neurocrine Loan on September 1, 1998.

         The Borrower. The borrower is Science Park Center, LLC, a California limited liability company (the "Neurocrine Borrower"). The managing members of the Neurocrine Borrower are Neurocrine Biosciences, Inc., a Delaware corporation and Nexus Properties, Inc., a California corporation. The Neurocrine Loan is a single asset, single purpose entity.

         Security. The Neurocrine Loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on the fee interest in the Neurocrine Property. The Neurocrine Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The Neurocrine Loan has a fixed Mortgage Rate of 6.80%, an original term of 120 months and an original amortization of 360 months. The Neurocrine Loan requires monthly principal and interest payments of $96,224.16 until maturity, at which time all unpaid principal and accrued interest is due. The Neurocrine Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Prepayment. No prepayment is permitted prior to October 1, 2002. Thereafter, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after April 1, 2008.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Neurocrine Loan immediately due and payable upon the transfer of the Neurocrine Property or any ownership interest in the Neurocrine Borrower. The Neurocrine Loan documents contemplate a potential waiver of such prohibition by the lender if:

o        the lender has expressly approved the proposed transfer in writing;

o        no event of default then exists;

o the proposed transferee and the Neurocrine Property reasonably satisfy the lender's underwriting standards; and

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.

The Neurocrine Loan documents allow transfers of membership interests in the Neurocrine Borrower which:

o do not amount, in the aggregate, to a transfer of 40% or more of such interests to a third party;

o        are the result of a death or physical or mental disability; or


                                     III-22

o are purchases of membership interests in the Neurocrine Borrower by Neurocrine Biosciences, Inc. pursuant to its option to purchase such interests.

         Finally, the Neurocrine Loan documents allow Neurocrine Biosciences, Inc. to acquire the Neurocrine Property pursuant to its option to purchase such property.

         Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due.

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The Neurocrine Property is located at 10555 Science Center Drive, San Diego, California, in the Torrey Pines Science. The Neurocrine Property was constructed in 1998. It consists of a 2-story, 93,000 square foot flex/R&D/office building with office and biotech wetlab uses. It also has 4,290 square feet of warehouse and computer room space and an 8,710 square foot vivarium (high tech kennel). As of December 31, 1999, the Neurocrine Property is 100% leased to Neurocrine Biosciences, Inc. pursuant to a 15 year lease currently expiring on August 31, 2013. Neurocrine Biosciences, Inc. also possesses one five year extension option. Effective as of January 1, 1999, Neurocrine Biosciences, Inc. subleased 17,266 square feet of the Neurocrine Property to Ancile Pharmaceuticals, Inc. This sublease expires August 31, 2000, with the subtenant possessing two extension options for a total of 17 additional months.

         Management. The Neurocrine Property is managed by Nexus Properties, Inc., one of the managers of the Neurocrine Borrower. Nexus Properties, Inc. is a fully integrated real estate development and management corporation primarily engaged in developing, owning, managing, leasing and acquiring of scientific research and high-tech R&D properties in San Diego and Silicon Valley. It currently manages interests in 10 properties totaling approximately 800,000 square feet, including single level corporate facilities, high rise professional office buildings and biomedical research facilities.



                                     III-23

Loan No. 12- CSC Office Building
---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                $13,062,719                      Balloon Balance:        $11,884,371
---------------------------------------------------------------------------------------------------------------------
Loan Type:                           Principal & Interest             Property Type:          Office
---------------------------------------------------------------------------------------------------------------------
Origination Date:                    December 22, 1999                Location:               Southfield, MI
---------------------------------------------------------------------------------------------------------------------
Maturity Date:                       January 1, 2010                  Year Renovated:         1997
---------------------------------------------------------------------------------------------------------------------
Mortgage Rate:                       8.580%                           Appraised Value:        $18,600,000
---------------------------------------------------------------------------------------------------------------------
Annual Debt Service:                 $1,217,284                       Cut-off LTV:            70.2%
---------------------------------------------------------------------------------------------------------------------
DSCR:                                1.25x                            Balloon LTV:            63.9%
---------------------------------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:         $1,521,608                       Occupancy:              100.00%
---------------------------------------------------------------------------------------------------------------------
                                                                      Occupancy Date:         December 8, 1999
---------------------------------------------------------------------------------------------------------------------


The Loan

         The CSC Office Building Loan (the "CSC Loan") is secured by a first mortgage on a 6-story, 137,954 net rentable square foot office building located at 26711 Northwestern Highway, Southfield, Michigan (the "CSC Property"). Midland originated the CSC Loan on December 22, 1999.

         The Borrower. The borrower is 26711 Development Associates, L.L.C., a Michigan limited liability company (the "CSC Borrower"). The managing member of the CSC Borrower is Kojaian 26711 Development Associates, L.L.C., a Michigan limited liability company. The CSC Borrower is a single asset, single purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the CSC Loan.

         Security. The CSC Loan is secured by a Mortgage, an Assignment of Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the CSC Property. The CSC Loan is non-recourse, subject to certain limited exceptions.

         Payment Terms. The CSC Loan has a fixed Mortgage Rate of 8.58%, an original term of 120 months and an original amortization of 360 months. The CSC Loan requires monthly principal and interest payments of $101,440.34 until maturity, at which time all unpaid principal and accrued interest is due. The CSC Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the later of (a) 3 years following the date of the first regularly scheduled monthly payment, or (b) 2 years following the date of the assignment of the CSC Loan to a REMIC in connection with a securitization. Thereafter, until September 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the CSC Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after September 1, 2009, the CSC Loan may be prepaid without the payment of any prepayment consideration.

         Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the CSC Loan immediately due and payable upon the transfer of the CSC Property or any ownership interest in the CSC Borrower. The CSC Loan documents contemplate a potential waiver of such prohibition by the lender if:

o        the lender has expressly approved the proposed transfer in writing;

o        no event of default then exists;

o the proposed transferee and the CSC Property reasonably satisfy the lender's underwriting standards; and


                                     III-24

o the lender receives an assumption fee (0.50% assumption fee for the first assumption and a 1% assumption fee for any subsequent assumption) and reimbursement for all of costs and expenses.

         The CSC Loan documents allow transfers of membership interests in the CSC Borrower which:

o do not amount, in the aggregate, to a transfer of 40% or more of such interests to a third party; or

o        are the result of a death or physical or mental disability; or

         Finally, the CSC Loan documents allow Michael Kojaian to assign his stock in Kojaian 26711 Development-MM, Inc., the managing member of Kojaian 26711 Development Associates, L.L.C., the managing member of the CSC Borrower, up to 3 times for estate planning purposes.

         Escrow/Reserves. There are tax reserves which require monthly deposits in amounts sufficient to pay real estate taxes when due. There are also the following reserves:

o a capital improvement reserve funded on a monthly basis at the rate of $2,294.50 per month;

o a tenant improvement and leasing commission reserve funded on a monthly basis at the rate of $8,333.33 per month; and

o a $1,000 reserve funded at the closing of the CSC Loan, to be held as additional security until the CSC Borrower provides the lender with an acceptable asbestos operations and maintenance program.

         Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

         The Property. The CSC Property is located at 26711 Northwestern Highway, Southfield, Michigan. The CSC Property was constructed in 1970 and renovated in 1997. It consists of a 6-story, 137,954 square foot office building. As of December 14, 1999, the CSC Property is 86.3% leased to CSC Healthcare Systems, an A2 credit rated company (119,015 square feet) pursuant to a 10 year lease currently expiring on August 31, 2007. CSC Healthcare Systems also possesses 2 five year extension options. The remaining space (13.7%) is leased to 3 other separate tenants.

         Management. The CSC Property is managed by Grubb & Ellis Management Services, Inc., a subsidiary of Grubb & Ellis Company. Grubb & Ellis has offices in 90 markets in the United States , as well as London and Brussels. Grubb & Ellis manage over 130 million square feet of space in the United States. Michael Kojaian, one of the principals of the CSC Borrower, is also a 15% owner of Grubb & Ellis Company. All leasing is handled by Kojaian Companies, a company affiliated with the CSC Borrower. Kojaian Companies handles leasing for 20 million square feet of office and industrial space.

                                     III-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                        Appraisal Reduction Detail

                                                                          Remaining Term                                 Appraisal
Disclosure    Appraisal     Scheduled    Reduction    Note    Maturity    ----------------   Property                   ------------
Control #     Red. Date     Balance      Amount       Rate    Date        Life      Amort.   Type      State    DSCR    Value   Date



05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                          Realized Loss Detail

                                             Beginning           Gross Proceeds  Aggregate    Net         Net Proceeds
Distribution  Disclosure Appraisal Appraisal Scheduled Gross     as a % of       Liquidation  Liquidation as a % of       Realized
  Period      Control #  Date      Value     Balance   Proceeds  Sched Principal Expenses *   Proceeds    Sched. Balance  Loss




Current Total                                   0.00       0.00                    0.00           0.00                       0.00
Cumulative                                      0.00       0.00                    0.00           0.00                       0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                           Modified Loan Detail

    Disclosure      Modification             Modification                                       Modification
    Control #       Date                     Code                                               Description



05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                    Specially Serviced Loan Detail (Part II) ~ Servicer Comments

     Disclosure                      Resolution
     Control #                       Strategy                                   Comments


05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                  Specially Serviced (Part I) ~ Loan Detail

                         Balance                     Remaining Term
Disclosure Transfer ----------------- Note  Maturity --------------   Property                   NOI
Control #  Date     Scheduled  Actual Rate  Date     Life      Amort. Type      State  NOI DSCR  Date



05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                            Loan Level Detail

                                       Operating          Ending                        Spec.         Loan          Prepayment
Disclosure     Property                Statement Maturity Principal Note Scheduled Mod. Serv  ASER   Status     -------------------
Control #  Grp Type     State DSCR NOI Date      Date     Balance   Rate P&I       Flag Flag  Flag   Code(1)    Amount Penalty Date



                        W/Avg 0.00   0                            0              0                                   0       0

(*) NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

         A.       P&I Adv - in Grace Period
         B.       P&I Adv - (less than) one month delinq
         1.       P&I Adv - delinquent 1 month
         2.       P&I Adv - delinquent 2 months
         3.       P&I Adv - delinquent 3+ months
         4.       Mat. Balloon/Assumed P&I
         5.       Prepaid in Full
         6.       Specially Serviced
         7.       Foreclosure
         8.       Bankruptcy
         9.       REO
         10.      DPO
         11.      Modification

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                                PNC Mortgage Acceptance Corp.                  Statement Date: 01/00/1900
LaSalle Bank N.A.                 Midland Loan Services, Inc., Master Servicer         Payment Date:   01/00/1900
                           GMAC Commercial Mortgage Corporation, Special Servicer      Prior Payment:  01/00/1900
                                Commercial Mortgage Pass-Through Certificates          Next Payment:   01/00/1900
                                               Series 2000-C1                          Record Date:    01/00/1900
                                      ABN AMRO Acct: XX-XXXX-XX-X

                                      Mortgage Loan Characteristics

                         Distribution of Property Types

                                # of        Scheduled      % of
  Property Types                Loans       Balance        Balance  WAMM     WAC      DSCR

                                   0                 0       0.00%

                        Distribution of Amortization Type

Current Scheduled               # of        Scheduled      % of
     Balances                   Loans       Balance        Balance  WAMM     WAC      DSCR



                         Distribution of Loan Seasoning

                                # of        Scheduled      % of
    Number of Years             Loans       Balance        Balance  WAMM     WAC      DSCR

                                   0                 0       0.00%


                       Distribution of Year Loans Maturing

                                # of        Scheduled      % of
          Year                  Loans       Balance        Balance  WAMM     WAC      DSCR
          1998
          1999
          2000
          2001
          2002
          2003
          2004
          2005
          2006
          2007
          2008
     2009 & Longer

                                   0                 0       0.00%

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                                PNC Mortgage Acceptance Corp.                  Statement Date: 01/00/1900
LaSalle Bank N.A.                 Midland Loan Services, Inc., Master Servicer         Payment Date:   01/00/1900
                           GMAC Commercial Mortgage Corporation, Special Servicer      Prior Payment:  01/00/1900
                                Commercial Mortgage Pass-Through Certificates          Next Payment:   01/00/1900
                                               Series 2000-C1                          Record Date:    01/00/1900
                                      ABN AMRO Acct: XX-XXXX-XX-X

                                     Mortgage Loan Characteristics

                         Distribution of DSCR (Current)

Debt Service                  # of         Scheduled        % of
Coverage Ratio                Loans        Balance          Balance    WAMM     WAC      DSCR

                                  0                0          0.00%

Maximum  DSCR
Minimum  DSCR

                          Distribution of DSCR (Cutoff)

Debt Service                  # of         Scheduled        % of
Coverage Ratio                Loans        Balance          Balance    WAMM     WAC      DSCR

                                  0                0          0.00%

Maximum  DSCR                                   0.00
Minimum  DSCR                                   0.00

                             Geographic Distribution

                              # of         Scheduled        % of
State                         Loans        Balance          Balance    WAMM     WAC      DSCR

                                  0                           0.00%

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                       Mortgage Loan Characteristics


                       Distribution of Principal Balances

                                                                          Weighted Average
Current Scheduled          # of         Scheduled        % of         -------------------------
Balances                   Loans        Balance          Balance      Term      Coupon     DSCR





                               0                0          0.00%

Average Scheduled Balance
Maximum  Scheduled Balance
Minimum  Scheduled Balance


                Distribution of Remaining Term (Fully Amortizing)

                                                                          Weighted Average
Fully Amortizing           # of         Scheduled        % of         -------------------------
Mortgage Loans             Loans        Balance          Balance      Term      Coupon     DSCR



                               0                0          0.00%

                                            Minimum Remaining Term
                                            Maximum Remaining Term


                     Distribution of Mortgage Interest Rates

                                                                            Weighted Average
Current Mortgage                # of        Scheduled      % of        ---------------------------
Interest Rate                   Loans       Balance        Balance     Term      Coupon       DSCR

                                    0               0        0.00%

Minimum Mortgage Interest Rate               10.0000%
Maximum Mortgage Interest Rate               10.0000%


                    Distribution of Remaining Term (Balloon)

                                                                          Weighted Average
Balloon                     # of        Scheduled      % of        ---------------------------
Mortgage Loans              Loans       Balance        Balance     Term      Coupon       DSCR

   0 to  60
  61 to 120
 121 to 180
 181 to 240
 241 to 360

                                0               0        0.00%

Minimum Remaining Term               0
Maximum Remaining Term               0

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                           Delinquent Loan Detail

               Paid             Outstanding  Out. Property                 Special
Disclosure Doc Thru Current P&I P&I          Protection    Advance         Servicer      Foreclosure Bankruptcy REO
Control #      Date Advance     Advances(**) Advances      Description (1) Transfer Date Date        Date       Date



A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but (less than) one month delinq
1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment


(**)  Outstanding P&I Advances include the current period P&I Advance

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                              Historical Collateral Level Prepayment Report

                                                                                                Remaining Term
Disclosure Distribution Initial         Payoff Penalty Prepayment Maturity Property             --------------- Note
Control #  Date         Balance    Code Amount Amount  Date       Date     Type     State  DSCR Life     Amort. Rate


                        Cumulative           0       0

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000  LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                     Asset Backed Facts ~15 Month Historical Payoff/Loss Summary

               Ending Pool (1)          Payoffs (2)         Penalties           Appraisal Reduct. (2)     Liquidations (2)
Distribution   ---------------          -----------         -----------         ---------------------     ----------------
Date           #       Balance          #   Balance         #    Amount         #             Balance     #        Balance



               Realized Losses (2)         Remaining Term        Curr Weighted Avg.
Distribution   -------------------         ---------------       ------------------
Date           #            Amount         Life      Amort.      Coupon       Remit


(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                     Asset Backed Facts ~15 Month Historical Loan Status Summary

                                               Delinquency Aging Categories
              ---------------------------------------------------------------------------------------------
               Delinq 1 Month     Delinq 2 Months   Delinq 3+  Months    Foreclosure             REO
Distribution  -----------------  -----------------  -----------------  -----------------  -----------------
Date          #         Balance  #         Balance  #         Balance  #         Balance  #         Balance

 01/00/00


                          Special Event Categories (1)
              ------------------------------------------------------------
                Modifications    Specially Serviced      Bankruptcy
Distribution  -----------------  ------------------  ---------------------
Date          #         Balance  #         Balance   #             Balance

 01/00/00




(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.            Page 5 of 19

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                        Cash Reconciliation Summary

                                Interest Summary

Current Scheduled Interest
Less Deferred Interest
Plus Advance Interest
Plus Unscheduled Interest
PPIS Reducing Scheduled Interest
Less Total Fees Paid To Servicer
Plus Fees Advanced for PPIS
Less Fee Strips Paid by Servicer
Less Misc. Fees & Expenses
Less Non Recoverable Advances
--------------------------------------------------------------------------------
Interest Due Trust
--------------------------------------------------------------------------------
Less Trustee Fee
Less Fee Strips Paid by Trust
Less Misc. Fees Paid by Trust
--------------------------------------------------------------------------------
Remittance Interest
--------------------------------------------------------------------------------

                             Servicing Fee Summary

Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees Paid
--------------------------------------------------------------------------------

                                  PPIS Summary

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate
--------------------------------------------------------------------------------


                              Pool Balance Summary

                                                       Balance          Count

Beginning Pool
Scheduled Principal Distribution
Unscheduled Principal Distribution
Deferred Interest
Liquidations
Repurchases
Ending Pool

                               Principal Summary

Scheduled Principal:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal Distribution
--------------------------------------------------------------------------------

Unscheduled Principal:
----------------------
Curtailments
Prepayments in Full
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Unscheduled Principal Distribution
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Servicer Wire Amount
--------------------------------------------------------------------------------

                                    Advances
                                    --------

        Prior Outstanding                   Current Period                     Recovered                  Ending Outstanding
--------------------------------- ---------------------------------- ----------------------------- ---------------------------------
Principal                Interest Principal                 Interest Principal            Interest Principal                Interest



05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                        Bond Interest Reconciliation

                                                     Deductions
                                    --------------------------------------------
          Accrual      Accrued                 Add.         Deferred &
       --------------  Certificate  Allocable  Trust        Accretion   Interest
Class  Method    Days  Interest     PPIS       Expense(1)   Interest    Losses

                              0.00       0.00        0.00       0.00       0.00

                    Additions
       -----------------------------------                           Remaining
       Prior        Prepay-    Other        Distributable  Interest  Outstanding     Credit Support
       Int. Short-  ment       Interest     Certificate    Payment   Interest     --------------------
Class  falls Due    Penalties  Proceeds(2)  Interest       Amount    Shortfalls   Original   Current(3)

              0.00       0.00        0.00            0.00      0.00         0.00

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X

                                             Ratings Summary


                                    Original Ratings                                             Current Ratings
                ----------------------------------------------------------------  --------------------------------------------------
Asset           Moody's           S&P                 Fitch                       Moody's        S&P          Fitch



05/26/2000 - 15:04 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                                PNC Mortgage Acceptance Corp.                  Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
WAC:                           Commercial Mortgage Pass-Through Certificates           Next Payment:
WA Life Term:                                 Series 2000-C1                           Record Date:
WA Amort Term:                          ABN AMRO Acct: XX-XXXX-XX-X
Current Index:
Next Index:

      Original       Opening   Principal Principal    Negative     Closing   Interest  Interest    Pass-Through
Class Face Value (1) Balance   Payment   Adj. or Loss Amortization Balance   Payment   Adjustment  Rate (2)
CUSIP Per 1,000      Per 1,000 Per 1,000 Per 1,000    Per 1,000    Per 1,000 Per 1,000 Per 1,000   Next Rate (3)

             0.00        0.00      0.00        0.00         0.00      0.00        0.00    0.00
                                                       Total P&I Payment          0.00

Notes:
(1) N denotes notional balance not included in total
(2) Interest Paid minus Interest Adjustment minus Deferred Interest equals
    Accrual
(3) Estimated

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

ABN AMRO                               PNC Mortgage Acceptance Corp.                   Statement Date:
LaSalle Bank N.A.              Midland Loan Services, Inc., Master Servicer            Payment Date:
                          GMAC Commercial Mortgage Corporation, Special Servicer       Prior Payment:
                               Commercial Mortgage Pass-Through Certificates           Next Payment:
                                              Series 2000-C1                           Record Date:
                                        ABN AMRO Acct: XX-XXXX-XX-X
Administrator:                                                                         Analyst:

                                     Reporting Package Table of Contents


Issue Id:
ASAP #:                    504
Monthly Data File Name:


                                                                        Page(s)
                                                                        -------
REMIC Certificate Report
Ratings
Bond Interest Reconciliation
Cash
Reconciliation
Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail
Closing Date:
First Payment Date:
Assumed Final Payment Date:

                               Contact Information

                                     Issuer:
                    Depositor: PNC Mortgage Acceptance Corp.

                                  Underwriter:
                  Master Servicer: Midland Loan Services, Inc.

                                 Rating Agency:


       Information is available for this issue from the following sources

              LaSalle Web Site                   www.lnbabs.com
              Servicer Website                   www.midlandls.com
              LaSalle Bulletin Board             (714) 282-3990
              LaSalle "ASAP" Fax Back System     (714) 282-5518
              LaSalle Factor Line                (800) 246-5761

05/26/2000 - 15:01 (MXXX-MXXX)(C) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

---------------------------------------------- -------------------------------------------- ---------------------------------
Morgan Stanley Dean Witter                                  [GRAPHIC OMITTED]                                  June 15, 2000
Securitized Products Group
---------------------------------------------- -------------------------------------------- ---------------------------------


                                 CMBS New Issue
                          PNC Mortgage Acceptance Corp.
                                 Series 2000-C1
                             Preliminary Term Sheet

                   ------------------------------------------
                           Pricing Date: June 15, 2000
                   ------------------------------------------

                                  $716,910,000
                                  (Approximate)

                           Midland Loan Services, Inc.
                                    CIBC Inc.
                         Residential Funding Corporation
                                   as Sellers

                           Midland Loan Services, Inc.
                               as Master Servicer

                      GMAC Commercial Mortgage Corporation
                               as Special Servicer

                  Commercial Mortgage Pass-Through Certificates

                   ------------------------------------------

MORGAN STANLEY DEAN WITTER                          PNC CAPITAL MARKETS
                                                  CIBC WORLD MARKETS CORP.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY
------------------------------------------------------------------------------

                           $716,910,000 (Approximate)

                          PNC Mortgage Acceptance Corp.

                  Commercial Mortgage Pass-Through Certificates

                                 Series 2000-C1

Transaction Highlights

++ Contributors:

-----------------------------------------------------------------------------------------
Sellers                            No. of Loans       Cut-Off Date Balance   % of Pool
-----------------------------------------------------------------------------------------
 Midland                             107                $418,532,711          52.25%
 CIBC                                 58                 229,963,790          28.71
 RFC                                  59                 152,528,221          19.04
-----------------------------------------------------------------------------------------
 Total:                              224                $801,024,722         100.0%
-----------------------------------------------------------------------------------------

++ Loan Pool:
   o   Average Loan Balance:  $3.6 million (0.4% of Pool)
   o   Five Largest Loans/Loan Groups: 13.4% of Pool
   o   Largest Loan Balance: $27.2 million 3.4% of Pool
   o   Ten Largest Loans/Loan Groups: 22.8% of Pool

++ Credit Statistics:
   o   Weighted average debt service coverage ratio of 1.35x
   o   Weighted average cut-off date loan-to-value ratio of 70.6%

++ Property Types:
   o Retail, office, industrial & multifamily properties comprise 90.7% of the Pool




                                   [PIE CHART]


       Retail      Multi-Family    Mixed Use   Other     Self Storage
       29.6%         28.6%           1.3%       0.1%        1.3%


                      Hospitality    Industrial     Office
                          6.7%          16.4%         16.1%


++ Call Protection:
   o   Lockout period followed by defeasance: 69.7% of Pool
   o Lockout period followed by yield maintenance or the greater of yield maintenance and 1% or 5% of the principal amount prepaid: 30.2% of Pool
   o   Lockout period followed by declining penalty: 0.1% of Pool

++ Collateral Terms:  The Pool has a WAC of 8.102 and a WAM of  114 months

++ Collateral Information: Updated loan information will be part of the monthly remittance report available from the Trustee in addition to detailed payment and delinquency information. Updated property operating and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders from the Master Servicer

++ Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

++ It is expected that this transaction will be included as a part of the Lehman Aggregate Bond Index

                                      T-1
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1

Offered Certificates

------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
                                                     Rating        Average                    Scheduled Final           Initial
                                  Subordination      (Fitch/        Life        Principal       Distribution        Pass-Through
   Class          Amount(1)          Levels         Moody's)     (years) (2)    Window(3)           Date                 Rate(4)
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
    A-1            $152,026,000      23.50%          AAA/Aaa        5.70           1-97          7/15/2008               7.52%
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
    A-2            $460,741,000      23.50%          AAA/Aaa        9.05          97-116         2/15/2010               7.61%
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
    B               $34,046,000      19.25%          AA/Aa2         9.64         116-117         3/15/2010               7.74%
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
    C               $34,047,000      15.00%           A/A2          9.71         117- 117        3/15/2010               7.74%
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
    D               $10,014,000      13.75%           A-/A3         9.71         117-117         3/15/2010               7.74%
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------
    E               $26,036,000      10.50%         BBB/Baa2        9.75         117-118         4/15/2010               7.74%
------------- ------------------ ---------------- -------------- ------------ --------------- ----------------- --------------------

Private Certificates (6)

------------ ---------------- --------------- -------------- ------------- -------------- ------------------ -----------------------
                                                  Rating                                     Scheduled Final         Initial
                                Subordination     (Fitch/         Average       Principal    Distribution          Pass-Through
   Class         Amount(1)        Levels           Moody's)       Life(2)       Window(3)       Date                 Rate(4)(6)
------------ ------------------- --------------- -------------- ------------- -------------- ------------------ --------------------
    X               --                --             --            --             --               --               Variable Rate
   F-O         $84,114,722            --             --            --             --               --                     --
------------ ------------------- --------------- -------------- ------------- -------------- ------------------ --------------------

Notes:   (1)  In the case of each such  Class,  subject to a permitted variance of plus or minus 5%. The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.
         (2)  Based on Maturity Assumptions and a 0% CPR as described in the
              Prospectus Supplement.
         (3)  Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity
              Assumptions and a 0% CPR as described in the Prospectus
              Supplement.
         (4)  Other than the Class X certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest subject to a WAC cap.
         (5)  Certificates to be offered privately pursuant to Rule 144A.
         (6)  The Pass-Through Rate on the Class X Certificates on each
              Distribution Date will equal, in general, the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that are entitled to distributions of principal.

                                      T-2
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


    I.  Issue Characteristics
       Issue Type:                        Public:  Class A-1, A-2, B, C, D and E (the "Offered Certificates")

                                          Private (Rule 144A):  Class X, F, G, H, J, K, L, M, N and O

       Securities Offered:                Six fixed rate monthly pay,  multi-class  sequential  pay  principal  and interest commercial mortgage REMIC Pass-Through Certificates.

       Collateral:                        The  collateral  consists of a  $801,024,722  pool of  fixed-rate  commercial  and multifamily Mortgage Loans

       Sellers:                           Midland Loan Services, Inc., CIBC Inc. and Residential Funding Corporation
       Book-Running Manager:              Morgan Stanley & Co. Incorporated

       Co-Lead Managers:                  Morgan Stanley & Co. Incorporated and PNC Capital Markets Inc.

       Co-Manager:                        CIBC World Markets Corp.

       Master Servicer:                   Midland Loan Services, Inc.

       Special Servicer:                  GMAC Commercial Mortgage Corporation

       Trustee/Fiscal Agent:              LaSalle Bank National Association

       Pricing Date:                      On or about June 15, 2000

       Closing Date:                      On or about June 29, 2000

       Distribution Dates:                The 15th of each month,  or if the 15th is not a business  day, the next  business day beginning in  July, 2000

       Cut-Off Date:                      June 1, 2000

       Minimum Denominations:             $25,000 for Class A Certificates; $50,000 for Class B, C, D and E Certificates

       Settlement Terms:                  DTC, Euroclear and Clearstream, same day funds, with accrued interest

       Legal/Regulatory Status:           Class A-1 and A-2  Certificates  are expected to be eligible for exemptive  relief under ERISA. No Class of Certificates is SMMEA eligible

       Risk Factors:                      THE  CERTIFICATES  INVOLVE  A  DEGREE  OF RISK  AND MAY  NOT BE  SUITABLE  FOR ALL
                                          INVESTORS.  SEE THE "RISK FACTORS"  SECTION OF THE  PROSPECTUS  SUPPLEMENT AND THE
                                          PROSPECTUS


                                      T-3
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

                                      T-3
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1

II.  Structure Characteristics

     Class A-1, A-2, B, C, D and E Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.




                                                                                            Class X (1) (2)
                            |                          ------------------------------      ------------------
                            |     Class A-1                        Aaa / AAA                                     $152.0MM
                            |
                            |                            ------------------------------    ------------------
                            |
                            |                            ------------------------------    ------------------
                            |     Class A-2                        Aaa / AAA                                     $460.7MM
                            |
          Offered           |                            ------------------------------    ------------------
     Certificates           |
                            |                            ------------------------------    ------------------
                            |     Class B                          Aa2 / AA                                       $34.0MM
                            |
                            |                            ------------------------------    ------------------
                            |
                            |                            ------------------------------    ------------------
                            |     Class C                           A2 / A                                        $34.0MM
                            |
                            |                            ------------------------------    ------------------
                            |
                            |                            ------------------------------    ------------------
                            |     Class D                           A3 / A-                                       $10.0MM
                            |
                            |                            ------------------------------    ------------------
                            |
                            |                            ------------------------------    ------------------
                            |     Class E                         Baa2 / BBB                                      $26.0MM
                            |
                            |                            ------------------------------    ------------------


                            |                            ------------------------------    ------------------
           Privately        |     Class F (2)                          _                                          $12.0MM
             Offered        |                            ------------------------------    ------------------
        Certificates        |
                            |                            -----------------------------     ------------------
                            |     Classes G-O (2)                   -                                             $72.1MM
                            |                            -----------------------------     ------------------



Note:    (1)  Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at an annual rate generally equal to the difference between the weighted average of the net mortgage rates over the weighted average of the pass-through rates for the classes of Principal Balance Certificates.

         (2)  To be offered privately pursuant to Rule 144A

                                      T-4

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1



        Interest Distributions:            Each Class of Certificates (other than the Class V and Class R Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance or Notional Amount of such Class, as applicable.

        Pass-Through Rates:                Class A-1:         7.52%
                                           Class A-2:         7.61%
                                           Class B:           7.74%
                                           Class C:           7.74%
                                           Class D:           7.74%
                                           Class E:           7.74%
                                           Classes  F-O:      --
                                           Class X:           See Note on page T-2

                                           The Pass-Through Rate for each class of Principal Balance Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage
                                           Rate ("NWAC") for such Distribution Date.

         Principal Distributions:          Principal will be distributed on each Distribution Date to the most senior Class (i.e., the Class with the earliest alphabetical/numerical
                                           Class designation) of the Principal Balance Certificates outstanding, until its
                                           Certificate Balance is reduced to zero (sequential order). If, due to losses, the
                                           Certificate Balances of the Class B through Class O Certificates are reduced to zero, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

        Prepayment Premium Allocation:     Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of
                                           Principal Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date. Such class will be entitled to an aggregate amount (allocable on a pro rata basis based on principal payments if there is more than one Class of Principal Balance
                                           Certificates entitled to a distribution of principal) equal to the lesser of (a)
                                           such Prepayment Premium Payment and (b) such Prepayment Premium Payment multiplied by a fraction, the numerator of which is equal to the excess, if any, of the
                                           Pass-Through Rate applicable to the most senior of such Classes of Principal
                                           Balance Certificates then outstanding (or, in the case of two Classes of Class A
                                           Certificates, the one with the earlier payment priority), over the relevant
                                           Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                           The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the classes G, H, J, K, L, M, N and O are the excluded classes.


                                       T-5

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


                                           The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                                           o        Two Classes of Certificates: Class A-1 and X
                                           o        The characteristics of the Mortgage Loan being prepaid are as follows
                                                    -        Loan Balance: $10,000,000
                                                    -        Mortgage Rate: 8.00%
                                                    -        Maturity Date: 10 years (May 1, 2010)
                                          o         The Discount Rate is equal to 5.75%
                                          o         The Class A-1 Pass Through Rate is equal to 7.52%


                                                                                               Class A-1            Class X
                                                                       Method                  Certificates       Certificates
                                                    ------------------------------------     ------------------  ----------------

                                                    (Class A-1 Pass Through Rate -             (7,00% - 5.75%     (100.00% - 55.56%)
                                                                   Discount Rate)
                                                    (Mortgage Rate - Discount Rate)            (8.00% - 5.75%)


                                               Prepayment Premium Allocation                       55.56%              44.44%
                                                                                                   ------              ------
        Credit Enhancement:                Each Class of Certificates (other than Classes A-1, A-2 and X) will be subordinate to all other Classes with an earlier alphabetical Class designation.

        Advancing:                         The Master Servicer, the Trustee and the Fiscal Agent (in that order) will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance (and the Special Servicer will be obligated to make emergency Servicing Advances), but only to the extent that such Advances are deemed recoverable.

        Realized Losses and Expense        Realized Losses and Expense Losses, if any, will be allocated to the Class O,
        Losses:                            Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
                                           Class D, Class C and Class B Certificates, in that order, and then to Classes A-1 and A-2, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such
                                           Class which will be payable, without interest, in subsequent periods, subject to available funds.

        Prepayment/Balloon Interest        For any Distribution Date, any Net Aggregate Prepayment Interest Shortfall not
        Shortfalls:                        offset by the Servicing Fee (but not to exceed 0.02% per annum per loan), will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.


                                                             T-6

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                          $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


       Appraisal Reductions:               An appraisal reduction generally will be created in the amount, if any, by which the Principal Balance of a Specially Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property, plus reserves for escrows (other than taxes and insurance) that are pledged as collateral for the loan. The Appraisal Reduction
                                           Amount will reduce proportionately the amount of delinquent interest advanced for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificate outstanding.

                                           An Appraisal Reduction will be reduced to zero as of the date the related Mortgage
                                           Loan has become a corrected mortgage loan, as defined in the Prospectus
                                           Supplement.

        Operating Adviser:                 The Operating Adviser, which may be appointed by the Controlling Class, will have the right to advise the Special Servicer with respect to certain actions regarding
                                           Specially Serviced Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral. In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer and appoint a Successor
                                           Special Servicer that must be acceptable to each Rating Agency.

        Controlling Class:                 The Controlling Class will generally be the most subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than
                                           25% of the initial Certificate Balance of such Class, the most subordinate Class of Principal Balance Certificates still outstanding will be the controlling class.

        Special Servicer:                  In general, the Special Servicer has the right to modify the terms of a Specially
                                           Serviced Mortgage Loan if it determines that the related borrower is in default or default is reasonably foreseeable and such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Rated Final Distribution Date.

        Optional Termination:              The majority holders of the Controlling Class, then the Master Servicer, then the Special Servicer and then the holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution Date on which the current aggregate stated principal balance of the Mortgage Loans is less than or equal to 1% of the initial aggregate stated principal balance of the Mortgage Loans. Such purchase price will generally be at a price equal to the unpaid aggregate
                                           Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.


                                       T-7
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1



       Reports to Certificateholders:      The Trustee will prepare and deliver monthly Certificateholder Reports. The
                                           Special Servicer will prepare and deliver to the Trustee a monthly Special
                                           Servicer Report summarizing the status of each Specially Serviced Mortgage Loan.
                                           The Master Servicer and the Special Servicer will prepare and deliver to the
                                           Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the
                                           Mortgage Loans will be available electronically at www.lnbabs.com













                                                     T-8

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1



III. Sellers                  Midland Loan Services, Inc.

                              The  Mortgage Pool includes 107 Mortgage Loans, representing approximately 52.3% of the
                              Initial Pool Balance, which were originated by or on behalf of Midland Loan  Services, Inc. ("MLS").

                              MLS is a wholly owned subsidiary of PNC Bank, National Association. MLS which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate. PNC
                              Capital Markets is an affiliate of MLS.

                              CIBC Inc.

                              The Mortgage Pool includes 58 Mortgage Loans, representing approximately 28.7% of the Initial
                              Pool Balance, which were either acquired or originated by or on behalf of CIBC Inc.

                              CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly owned subsidiary of
                              CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian
                              Imperial Bank of Commerce, a bank chartered under the Bank Act of Canada. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to
                              Fortune 1000 companies. CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp.

                              Residential Funding Corporation

                              The Mortgage Pool includes 59 Mortgage Loans, representing approximately 19% of the Initial
                              Pool Balance, which were either acquired or originated by or on behalf of Residential Funding
                              Corporation ("RFC").

                              RFC is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. RFC Commercial is a division of RFC which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate.

                                       T-9

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1

       IV.  Collateral Description

           Summary:                        The Mortgage Pool consists of an $801,024,722 pool of 224 fixed-rate, first lien mortgage loans secured by first liens on commercial and multifamily properties located throughout 36 jurisdictions. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 8.102% and a weighted average remaining term to maturity of 114 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

           Seismic Review Process:         For loans originated by Midland, RFC or CIBC, all loan requests secured by properties in California are subject to a third party seismic report.

                                           Generally, any proposed loan originated by Midland, RFC or CIBC as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, be conditioned on satisfactory earthquake insurance or be declined.




                                      T-10

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


                                                                Top Ten Mortgage Loans

                                                                                                                  Units/
                                                                      Property         Current       Percent      Square
    Property Name                      City               State       Type             Balance      of Balance     Feet
    ---------------------------        ---------------    -------     ------------     ----------  ------------   -----------

    Campus Apartments                  Philadelphia       PA          Multifamily     $27,208,269     3.40%             384
    17 John Street                     New York           NY          Multifamily     $23,370,205     2.92%             111
    San Croix Apartments               Las Vegas          NV          Multifamily     $19,578,662     2.44%             352
    4343 Commerce Court (A) (I)        Lisle              IL          Office          $12,854,405     1.60%         167,756
    1051 North Kirk Road (A) (I)       Batavia            IL          Industrial       $3,347,051     0.42%         120,004
    Narco River Business Center (A)    Calumet City       IL          Office           $2,785,970     0.35%          65,394
    Ryder Integrated Logistics         Auburn Hills       MI          Industrial      $18,163,497     2.27%         455,000
    Holiday Inn Rochester              Henrietta          NY          Hospitality     $17,664,749     2.21%             250
    Nevada Street Apartments           Newark             NJ          Multifamily     $15,383,326     1.92%             306
    Camelot Apartments                 Yuma               AZ          Multifamily     $14,856,703     1.85%             456
    Neurocrine Biosciences             San Diego          CA          Industrial      $14,520,520     1.81%          93,000
    CSC Office Building                Southfield         MI          Office          $13,062,719     1.63%         137,954


                                                   Current
                                                   Loan to       Balloon
  Property Name                            DSCR     Value        Loan to Value
  ---------------------------             ----   ------------   ---------------
  Campus Apartments                        1.35     66.0%         54.5%
  17 John Street                           1.25     68.7%         62.0%
  San Croix Apartments                     1.33     75.0%         66.7%
  4343 Commerce Court (A) (I)              1.55     66.6%         59.0%
  1051 North Kirk Road (A) (I)             1.55     66.6%         59.0%
  Narco River Business Center (A)          1.55     66.6%         59.0%
  Ryder Integrated Logistics               1.25     76.0%         69.0%
  Holiday Inn Rochester                    1.50     70.1%         60.2%
  Nevada Street Apartments                 1.30     78.1%         70.2%
  Camelot Apartments                       1.20     78.6%         71.2%
  Neurocrine Biosciences                   1.76     60.0%         53.0%
  CSC Office Building                      1.25     70.2%         63.9%




Notes:  (1) The 4343 Commerce Court, 1051 North Kirk Road and Narco River
            Business Center loans are cross-collateralized and cross-defaulted with each other.




                           T-11
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


                            GEOGRAPHIC DISTRIBUTION





                             [MAP OF UNITED STATES]








--------------------------------------------------------------------------------


                                     T-12


This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $716,910,000 (Approximate)
                          PNC Mortgage Acceptance Corp.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1

Sellers
----------------------------------------------
                   No.    Aggregate     %
                   of     Current      of
                   Loans   Balance     Pool
----------------------------------------------
CIBC                58  229,963,790    28.71
MID                107  418,532,711    52.25
RFC                 59  152,528,221    19.04
----------------------------------------------
 Total:            224  801,024,722   100.00
----------------------------------------------

Current Balances
----------------------------------------------
                   No.    Aggregate     %
                   of     Current      of
                  Loans    Balance     Pool
----------------------------------------------
1 - 1,000,000      40   26,699,503      3.33
1,000,001 -        64   94,992,703     11.86
2,000,000
2,000,001 -        42   103,877,859    12.97
3,000,000
3,000,001 -        19   64,005,323      7.99
4,000,000
4,000,001 -         9   40,149,133      5.01
5,000,000
5,000,001 -        16   88,200,554     11.01
6,000,000
6,000,001 -         9   57,735,095      7.21
7,000,000
7,000,001 -         3   23,405,997      2.92
8,000,000
9,000,001 -         4   38,215,216      4.77
10,000,000
10,000,001 -       12   142,374,631    17.77
15,000,000
15,000,001 -        4   70,790,234      8.84
20,000,000
20,000,001 -        1   23,370,205      2.92
25,000,000
25,000,001          1   27,208,269      3.40
 (greater than or
  equal to)
----------------------------------------------
  Total:          224  801,024,722    100.00
----------------------------------------------

  Min: 281,659     Max: 27,208,269
  Average: 3,576,003
----------------------------------------------

States
----------------------------------------------
                   No.  Cut-Off Date     %
                    of    Principal     of
                   Loans   Balance     Pool
----------------------------------------------
 California          25 108,931,238     13.60
 New York            25 108,002,779     13.48
 Pennsylvania        20  67,099,666      8.38
 Michigan            10  62,900,591      7.85
 Texas               29  61,573,243      7.69
 New Jersey          11  59,205,242      7.39
 Other              104  333,311962     41.61
----------------------------------------------
  Total:            224 801,024,722    100.00
----------------------------------------------

Property Type
----------------------------------------------
                   No.    Aggregate      %
                    of     Current      of
                   Loans   Balance     Pool
----------------------------------------------
Retail              75  237,436,733     29.64
Multifamily         62  228,700,679     28.55
Industrial          32  131,427,144     16.41
Office              35  128,749,149     16.07
Hospitality          8   53,832,049      6.72
Self Storage         7   10,289,986      1.28
Mixed Use            4   10,094,459      1.26
Other                1      494,522      0.06
----------------------------------------------
  Total:            224 801,024,722    100.00
----------------------------------------------


Mortgage Rates (%)
----------------------------------------------
                   No.   Aggregate      %
                   of     Current       Of
                  Loans   Balance      Pool
----------------------------------------------
6.001 - 6.500        2   5,021,761        0.63
6.501 - 7.000       32 158,625,131       19.80
7.001 - 7.500       17  55,355,384        6.91
7.501 - 8.000       10  41,486,098        5.18
8.001 - 8.500       75 283,836,323       35.43
8.501 - 9.000       61 167,730,227       20.94
9.001 - 9.500       23  81,661,652       10.19
9.501 - 10.000       4   7,308,145        0.91
----------------------------------------------
  Total:           224 801,024,722      100.00
----------------------------------------------
  Min:  6.450 Max:  9.990   WAC:  8.102
----------------------------------------------



Original Terms to Stated Maturity (mos.)
----------------------------------------------
                    No.   Aggregate      %
                    of     Current      Of
                   Loans   Balance     Pool
----------------------------------------------
  61 - 120          199  738,040,162     92.14
  121 - 180          12   40,514,719      5.06
  181 - 240          13   22,469,840      2.81
----------------------------------------------
   Total:           224  801,024,722    100.00
----------------------------------------------
  Min:  78    Max:  240     Wtd. Avg.:  124
----------------------------------------------

Remaining Terms to Stated Maturity (mos.)
----------------------------------------------
                    No.   Aggregate      %
                    of     Current      Of
                   Loans   Balance     Pool
----------------------------------------------
   61 - 120         201  754,006,903    94.13
  121 - 180          10   24,547,979     3.06
  181 - 240          13   22,469,840     2.81
----------------------------------------------
  Total:            224  801,024,722   100.00
----------------------------------------------
  Min:  73    Max:  237     Wtd. Avg.:  114
----------------------------------------------

Balloon Loans
----------------------------------------------
                    No.  Cut-Off Date    %
                    of    Principal     Of
                   Loans   Balance     Pool

----------------------------------------------
  Yes               209  774,161,814    96.65
  No                 15   26,862,907     3.35
----------------------------------------------
  Total:            224  801,024,722   100.00
----------------------------------------------

Debt Service Coverage Ratios (x)
---------------------------------------------
                 No.     Aggregate        %
                 of      Current          of
               Loans     Balance        Pool
---------------------------------------------
  1.01 - 1.15      2     3,434,550      0.43
  1.16 - 1.25     33    132,796,085    16.58
  1.26 - 1.35    101    395,608,782    49.39
  1.36 - 1.50     51    141,541,167    17.67
  1.51 - 1.75     25     95,787,140    11.96
  1.76 - 2.00      7     25,772,460     3.22
  2.01 (greater    5      6,084,538     0.76
   than or equal
   to)
--------------------------------------------
  Total:         224    801,024,722   100.00
--------------------------------------------
  Min:  1.05  Max:  2.35    Wtd. Avg.: 1.35
--------------------------------------------

Current Loan-to-Value Ratios (%)
--------------------------------------------
               No.   Aggregate       %
               of     Current       Of
               Loans  Balance      Pool
--------------------------------------------
  30.1 - 40.0    3    2,783,996      0.35
  40.1 - 50.0    2    7,033,009      0.88
  50.1 - 60.0   17   41,395,088      5.17
  60.1 - 70.0   84  268,177,675     33.48
  70.1 - 80.0  118  481,634,953     60.13
------------------------------------------
  Total:       224  801,024,722    100.00
------------------------------------------
  Min:  30.4  Max:  79.8    Wtd. Avg.: 70.6
------------------------------------------

Balloon Loan-to-Value Ratios (%)
------------------------------------------
               No.    Aggregate      %
                of     Current      Of
               Loans   Balance     Pool
------------------------------------------
0.1 - 10.0      15   26,862,907      3.35
20.1 - 30.0      5   11,144,994      1.39
30.1 - 40.0      3   14,271,726      1.78
40.1 - 50.0     12   27,513,775      3.43
50.1 - 60.0     73  215,574,717     26.91
60.1 - 70.0     95  399,184,802     49.83
70.1 - 80.0     21  106,471,801     13.29
------------------------------------------
Total:         224  801,024,722     100.00
------------------------------------------
  Min:  1.5   Max:  72.4    Wtd. Avg.: 59.8
------------------------------------------




                     T-13

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                         Prepayment Protection Analysis
               Percentage of Collateral by Prepayment Restriction

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 2000        June 2001         June 2002        June 2003         June 2004      June 2005
------------------------------------------------------------------------------------------------------------------------------------
                 Locked Out            99.26%            96.23%           92.38%            82.16%           73.88%         71.46%
                 Yield                  0.74%             3.77%            7.62%            17.84%           26.01%         28.43%
                 Maintenance Total
                 Penalty Points :
                  5.00% and             0.00%             0.00%            0.00%             0.00%            0.11%          0.00%
                  greater
                  4.00% to              0.00              0.00             0.00              0.00             0.00           0.11
                  4.99%

                  3.00% to              0.00              0.00             0.00              0.00             0.00           0.00
                  3.99%

                  2.00% to              0.00              0.00             0.00              0.00             0.00           0.00
                  2.99%

                  1.00% to              0.00              0.00             0.00              0.00             0.00           0.00
                  1.99%

                 Open                   0.00              0.00             0.00              0.00             0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTALS               100.00%           100.00%          100.00%           100.00%          100.00%        100.00%
-----------------------------------------------------------------------------------------------------------------------------------
                 Pool Balance      801,024,722      792,619,257       783,509,465      773,665,523       763,106,967   751,519,301
                 Outstanding
                 % Initial             100.00%            98.95%           97.81%            96.58%           95.27%         93.82%
                 Pool Balance
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 2006        June 2007         June 2008        June 2009         June 2010
---------------------------------------------------------------------------------------------------------------------

         Locked Out                   70.46%            70.66%           72.66%            60.71%           69.50%
         Yield Maintenance            28.83%            29.23%           11.54%             4.88%           30.50%
         Total
         Penalty Points :
          5.00% and greater            0.00%             0.00%            0.00%             0.00%            0.00%
          4.00% to 4.99%               0.00              0.00             0.00              0.00             0.00
          3.00% to 3.99%               0.11              0.00             0.00              0.00             0.00
          2.00% to 2.99%               0.00              0.11             0.00              0.00             0.00
          1.00% to 1.99%               0.00              0.00             0.12              0.15             0.00
         Open                          0.60              0.00            15.68             34.26             0.00
---------------------------------------------------------------------------------------------------------------------
         TOTALS                      100.00%           100.00%          100.00%           100.00%          100.00%
---------------------------------------------------------------------------------------------------------------------
         Pool Balance             738,956,611       712,430,512      650,102,091       502,913,614     32,367,599
         Outstanding
         % Initial Pool                92.25%            88.94%           81.16%            62.78%          4.04%
         Balance
-----------------------------------------------------------------------------------------------------------------------


       Notes: (1)  The above analysis is based on Maturity Assumptions and a 0%
                   CPR as discussed in the Prospectus Supplement.




--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Norwest Investment Services, Inc. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Prospectus

                          PNC Mortgage Acceptance Corp.
                                    Depositor

                       Mortgage Pass-Through Certificates
                              (issuable in series)


         Our name is PNC Mortgage Acceptance Corp. and we intend to offer commercial mortgage pass-through certificates from time to time. These offers may be made through one or more different methods, including offerings through underwriters. See "Method of Distribution."

-----------------------------------------------------------------------------------------------------------------------------------
The Offered Certificates:                                              The Trust Assets:

         The offered certificates will be issuable in                           The assets of each trust will include:
series.  Each series of offered certificates will:
                                                                       o   mortgage loans secured by first and junior liens on,
o   have its own series designation,                                       or security interests in, various interests in commercial
o   consist of one or more classes with various                            and multifamily real properties,
    payment characteristics,                                           o   mortgage-backed securities that directly or indirectly
o   evidence beneficial ownership interests in a                           evidence interests in, or are directly or indirectly
    trust established by us, and                                           secured by, such types of mortgage loans,
o   be payable solely out of trust assets.                             o   direct obligations of the United States or other
                                                                           governmental agencies, or
         We do not currently intend to list the offered                o   some combination of such types of mortgage loans,
certificates of any series on any national securities                      mortgage-backed securities and government securities.
exchange or the Nasdaq stock market.

                                                                                Trust assets may also include letters of credit,
                                                                       surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate or currency exchange agreements, interest rate cap or floor agreements, or other similar instruments and agreements.

-----------------------------------------------------------------------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining such price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

         You should carefully consider the risk factors beginning on page 9 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is May 30, 2000.

       Important Notice About The Information Presented In This Prospectus

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............2

SUMMARY OF PROSPECTUS..........................................................4

RISK FACTORS...................................................................9

DESCRIPTION OF THE TRUST ASSETS...............................................32

YIELD AND MATURITY CONSIDERATIONS.............................................37

PNC MORTGAGE ACCEPTANCE CORP..................................................42

DESCRIPTION OF THE CERTIFICATES...............................................42

DESCRIPTION OF THE GOVERNING DOCUMENT.........................................48

DESCRIPTION OF CREDIT SUPPORT................................................ 59

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................................61

FEDERAL INCOME TAX CONSEQUENCES...............................................71

STATE AND OTHER TAX CONSEQUENCES.............................................101

ERISA CONSIDERATIONS.........................................................101

LEGAL INVESTMENT.............................................................105

USE OF PROCEEDS..............................................................106

METHOD OF DISTRIBUTION.......................................................106

Where You Can Find More Information..........................................107

LEGAL MATTERS................................................................108

FINANCIAL INFORMATION........................................................108

RATINGS......................................................................108

                              SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are

         PNC Mortgage Acceptance Corp. is a Missouri corporation and a wholly owned subsidiary of Midland Loan Services, Inc. Our principal offices are located at:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105

         Our main telephone number is (816) 435-5000. See "PNC Mortgage Acceptance Corp."

The Securities Being Offered

         The securities that will be offered pursuant to this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Ratings."

         Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates may be Issued with Other Certificates

         We may not publicly offer all the mortgage pass-through certificates evidencing interests in a particular trust. We may elect to:

o     retain some of those certificates;
o     place some privately with institutional investors; or
o deliver some to the applicable seller as partial consideration for the related mortgage assets.

         In addition, some of those certificates may not satisfy the rating requirement described above for offered certificates.

The Governing Documents

         In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern--


o     the creation of and transfer of assets to each trust;
o     the issuance of the related series of certificates; and
o     the servicing and administration of the trust assets.

         The parties to the governing document(s) will always include a trustee and us. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee will be responsible for, among other things, making payments and preparing and disseminating certain reports to the holders of the offered and non-offered certificates.

         If the trust assets include mortgage loans, the parties to the governing document(s) will also include--

o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, non-performing or otherwise problematic in any material respect; and
o a special servicer that will generally be responsible for servicing and administering mortgage loans that are defaulted, non-performing or otherwise problematic in any material respect and real estate assets acquired in respect of defaulted mortgage loans.

         The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

         If the trust assets include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to the mortgage-backed securities. If the related trustee assumes these duties, however, there will be no manager.

         In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each trust and will describe their respective duties in further detail.

         See "Description of the Governing Document."

Certain Characteristics of the Mortgage Assets

         The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each mortgage loan to be included in a trust will constitute the obligation of one or more persons to repay a debt. Each mortgage loan will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in one or more commercial or multifamily real properties. In particular, those properties may include:

o rental or cooperatively-owned buildings with multiple dwelling units; o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;
o     office buildings;
o     hospitality properties;
o     casino properties;
o     health care-related facilities;
o     industrial facilities;
o warehouse facilities, mini-warehouse facilities and self-storage facilities;
o restaurants, taverns and other establishments involved in the food and beverage industry;
o manufactured housing communities, mobile home parks and recreational vehicle parks;
o     recreational and resort properties;
o     arenas and stadiums;
o     churches and other religious facilities;
o     parking lots and garages;
o     mixed use properties;
o     other income-producing properties; and
o unimproved land that is zoned for multifamily residential or commercial use.

         The mortgage loans to be included in a trust may have a variety of payment terms. For example, a mortgage loan:

o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
o     may provide for no accrual of interest;
o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events;
o may be fully amortizing or, alternatively, may be partially amortizing or non-amortizing, with a substantial payment of principal due on its stated maturity date;
o     may permit the negative amortization or deferral of accrued interest;
o may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments; and/or
o may provide for payments of principal, interest or both, on due dates that occur monthly, bimonthly, quarterly, semi-annually, annually or at some other interval.

         Any mortgage loan may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

         We do not originate mortgage loans. However, Midland Loan Services, Inc. or one of our other affiliates may originate some of the mortgage loans underlying the offered certificates. Unless we expressly state otherwise in the related prospectus supplement, the repayment of any of the mortgage loans to be included in a trust will not be guaranteed or insured by us, any of our affiliates, any governmental agency or instrumentality or any other person. See "Description of the Trust Assets--Mortgage Loans."

         The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. See "Description of the Trust Assets--Mortgage-Backed Securities."

         We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the principal balance of the related series of certificates, as described in the related prospectus supplement.

Certain Characteristics of the Offered Certificates

         An offered certificate may entitle the holder to receive:

o     a stated principal amount;
o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;
o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;
o payments of principal, with disproportionate, nominal or no distributions of interest;
o payments of interest, with disproportionate, nominal or no distributions of principal;
o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;
o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;
o payments of principal to be made based on a specified principal payment schedule or other methodology, which payments may be limited to the amount of available funds; or
o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments, allocations of losses or both.

         A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

         We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

The Trust will Include Collection and Distribution Accounts

         The master servicer must establish and maintain one or more collection accounts for deposit of all payments and collections received or advanced on the Mortgage Loans. The trustee must establish a distribution account for deposit of amounts from the collection account to be used for distributions of principal and interest to certificate holders.

Credit Support and Interest Rate Protection for the Offered Certificates

         Some classes of offered certificates may be protected in full or in part against certain defaults and losses on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

         The assets of any particular trust may also include any of the following agreements:

o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of certificates will be invested at a specified rate;
o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of offered certificates of the related series; or
o if any of the mortgage assets are payable in a foreign currency, foreign currency exchange agreements or other agreements and arrangements designed to reduce the effects of foreign currency fluctuations on the related mortgage assets or one or more classes of offered certificates of the related series.

         We will describe the types of reinvestment and interest rate protection, if any, for each class of offered certificates in the related prospectus supplement.

         See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

Advances to Cover Delinquent Payments of Principal and Interest on the Mortgage Assets.

         If the related trust assets include mortgage loans, the master servicer, the trustee, any provider of credit support and any other specified person may be obligated to make, or may have the option of making, certain advances with respect to delinquent scheduled payments of principal, interest or both on the mortgage loans. Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances in Respect of Delinquencies."

         If the related trust assets include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligation in respect of those mortgage-backed securities or the underlying mortgage loans.

Optional Termination

         We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell:

o all the mortgage assets in any particular trust, which would cause a termination of the trust; or
o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

         See "Description of the Certificates--Termination."

Federal Income Tax Consequences

         Any class of offered certificates will constitute or evidence ownership of either:

o "regular interests" or "residual interests" in a "real estate mortgage investment conduit" under Sections 860A through 860G of the Internal Revenue Code of 1986; or
o "regular interests" or "residual interests" in a "financial asset securitization investment trust" under Section 860L(a) of the Internal Revenue Code of 1986; or
o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences."

ERISA Considerations

          If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

Legal Investment

         If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

A Number of Factors that Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your certificates. The limited nature of such information may adversely affect the liquidity of your certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the Nasdaq stock market.

         Lack of liquidity will impair your ability to sell your certificates and may prevent you from doing so at a time when you may want or need to sell your certificates. This lack of liquidity could adversely affect the market value of your certificates. We do not expect that you will have any redemption rights with respect to your certificates.

         If you decide to sell your certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

The Market Value of Your Certificates Will be Sensitive to Fluctuations in Prevailing Interest Rates and Spreads

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         Investor perceptions regarding the quality of commercial mortgage-backed securities generally as an investment relative to alternative investments such as U.S. treasury securities will affect the market value of your certificates. That market value will decline if potential investors prefer the safety of investments such as U.S. treasury securities. This may occur regardless of the performance of your certificates or the related mortgage assets.

Payments on Your Certificates Will be Made Solely From the Limited Assets of the Related Trust

         Your certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless we expressly state otherwise in the related prospectus supplement, neither we, nor any of our affiliates nor any governmental agency or instrumentality or other person will guarantee or insure payment on your certificates. If the related trust assets are insufficient to make payments on your certificates, you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your certificates.

Any Credit Support for Your Certificates May be Insufficient to Protect You Against all Potential Losses

The Amount of Credit Support Will be Limited

         The rating agencies that assign ratings to your certificates will establish the amount of credit support, if any, for your certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses

         The credit support, if any, for your certificates may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses that are not covered by the credit support.

Disproportionate Benefits to Certain Classes and Series

         If a form of credit support covers multiple classes or series and losses exceed the amount of the credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by this credit support to your detriment.

The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Certificates

         Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary significantly from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower to prepay the loan during some or all of the loan term. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should be less. These restrictions may include:

o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

         In many cases, a mortgage loan will have no restrictions on the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The amount, rate and timing of payments and other collections on the mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your certificates may vary materially and adversely from your expectations due to:

o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your certificates include mortgage-backed securities, the terms of those securities may lessen or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans underlying those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates

         Payments of principal and/or interest on your certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your certificates, which would result in a shorter average life for your certificates, than if these prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans directly or indirectly underlying your certificates. As a result, repayment of your certificates could occur significantly earlier or later, and the average life of your certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your certificates depends on the terms and provisions of your certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the related mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may:

o vary based on the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series; or
o be subject to certain contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Certificates

         If you purchase your certificates at a discount or premium, the yield on your certificates will be sensitive to prepayments on the mortgage loans. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large, as compared to the amount of principal payable on your certificates, you may fail to recover your original investment under some prepayment scenarios.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates

         The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will affect the amount and timing of payments on the related series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on the related series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

An Increased Risk of Default Is Associated With Balloon Payments

         Any of the mortgage loans underlying your certificates may be non-amortizing or only partially amortizing. The borrowers under those mortgage loans are required to make substantial payments of principal and interest (that is, balloon payments) on the maturity dates of the loans. The ability of a borrower to make a balloon payment generally depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

o     the fair market value and condition of the underlying real property;
o     the prevailing level of interest rates;
o     the borrower's equity in the underlying real property;
o     the borrower's financial condition;
o     the operating history of the underlying real property;
o     changes in zoning and tax laws;
o     changes in competition in the relevant area;
o     changes in rental rates in the relevant area;
o     changes in governmental regulation and fiscal policy;
o     prevailing general and regional economic conditions;
o     the state of the fixed income and mortgage markets; and
o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

         Neither we nor any of our affiliates have an obligation to refinance any mortgage loan underlying your certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on those loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. The decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property

Most of the Mortgage Loans Underlying Your Certificates Will be Nonrecourse Loans to Entities

         You should consider all of the mortgage loans underlying your certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of the borrower or guarantor. Unlike individuals, entities formed to acquire real property generally do not have personal assets and creditworthiness at stake. A borrower's sophistication can lead to protracted litigation or bankruptcy in default situations.

         Consequently, full and timely payment on each mortgage loan underlying your certificates will depend on one or more of the following:

o the sufficiency of the net operating income of the applicable real property;
o     the market value of the applicable real property at or prior to maturity;
      and
o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your certificates will be insured or guaranteed by us, any of our affiliates or any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

We May Not Know What Underwriting Standards the Originator of a Mortgage Loan Applied

         The originators of the mortgage loans may have used underwriting criteria that differ from the criteria which our affiliates use, and in some cases we may be unable to verify the criteria that the originator used. Loans may have been originated over long periods of time using varying underwriting standards that we cannot now confirm. We will not generally reunderwrite mortgage loans acquired for inclusion in a trust. Instead, we will rely upon representations and warranties by the seller of the mortgage loan and the seller's obligation to repurchase the loan if a representation or warranty was not true when made.

Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties

         The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

o     the age, design and construction quality of the property;
o perceptions regarding the safety, convenience and attractiveness of the property;
o     the characteristics of the neighborhood where the property is located;
o     the proximity and attractiveness of competing properties;
o     the existence and construction of competing properties;
o     the adequacy of the property's management and maintenance;
o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
o     demographic factors;
o     customer tastes and preferences;
o     retroactive changes in building codes; and
o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

o an increase in interest rates, real estate taxes and other operating expenses;
o an increase in the capital expenditures needed to maintain the property or make improvements;
o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
o     an increase in vacancy rates;
o     a decline in rental rates as leases are renewed or replaced; and
o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

o     the length of tenant leases;
o     the creditworthiness of tenants;
o     the rental rates at which leases are renewed or replaced;
o     the percentage of total property expenses in relation to revenue;
o     the ratio of fixed operating expenses to those that vary with revenues;
      and
o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants

         Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

o to pay for maintenance and other operating expenses associated with the property;
o     to fund repairs, replacements and capital improvements at the property;
      and
o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
o     an increase in tenant payment defaults;
o a decline in rental rates as leases are entered into, renewed or extended at lower rates;
o an increase in the capital expenditures needed to maintain the property or to make improvements; and
o     a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

o     the business operated by the tenants;
o     the creditworthiness of the tenants; and
o     the number of tenants.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

         In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If a single or major tenant defaults under its lease or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case for a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Tenant Bankruptcy Adversely Affects Property Performance

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus
o an amount equal to the rent under the lease for the greater of one year or 15% (but not more than 3 years) of the remaining lease term.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

         The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting can be substantial and could reduce cash flow from the property. Moreover, if a tenant defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If a property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, which would reduce the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is
Not

         Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

o     changes in interest rates;
o     the availability of refinancing sources;
o     changes in governmental regulations, licensing or fiscal policy;
o     changes in zoning or tax laws; and
o     potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

         The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

o     responding to changes in the local market;
o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
o operating the property and providing building services; o managing operating expenses; and
o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. However, management errors can, in some cases, impair the long-term viability of an income-producing property.

Maintaining a Property in Good Condition is Expensive

         An owner may expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

         Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

o     rental rates;
o     location;
o     type of business or services and amenities offered; and
o     nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

o     offers lower rents;
o     has lower operating costs;
o     offers a more favorable location; or
o     offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types and Concentrations of Income-Producing Properties Underlying the Mortgage Loans in a Trust Will Subject Your Certificates to Special Risks

         The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The following is a discussion of some of the various factors that may affect the value and operations of the listed types of multifamily and commercial properties. The effect of these factors upon your certificates will be dependent upon the relative amounts of each particular property type included in a trust.

Multifamily Rental Properties

         Factors affecting the value and operation of a multifamily rental property include:

o the physical attributes of the property, such as its age, appearance, amenities and construction quality;
o     the types of services offered at the property;
o     the location of the property;
o the characteristics of the surrounding neighborhood, which may change over time;
o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
o     the ability of management to provide adequate maintenance and insurance;
o     the property's reputation;
o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
o     the ability of management to respond to competition;
o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;
o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and
o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

o     require written leases;
o     require good cause for eviction;
o     require disclosure of fees;
o     prohibit unreasonable rules;
o     prohibit retaliatory evictions;
o     prohibit restrictions on a resident's choice of unit vendors;
o     limit the basis on which a landlord may increase rent; or
o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to:

o     fixed percentages;
o     percentages of increases in the consumer price index;
o     increases set or approved by a governmental agency; or
o     increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that an owner can charge at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for the project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing on its real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the lender to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

Cooperatively-Owned Apartment Buildings

         Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of:

o     maintenance payments from the tenant/shareholders, and
o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after this period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general, the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant of the owner of the shares allocated to the apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the sub-tenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

Retail Properties

         The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

o     shopping centers;
o     factory outlet centers;
o     malls;
o     automotive sales and service centers;
o     consumer oriented businesses;

o     department stores;
o     grocery stores;
o     convenience stores;
o     specialty shops;
o     gas stations;
o     movie theaters;
o     fitness centers;
o     bowling alleys;
o     salons; and
o     dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required:

o     to lower rents;
o     to grant a potential tenant a "free rent" or reduced rent period;
o     to improve the condition of the property generally; or
o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

o     competition from other retail properties;
o perceptions regarding the safety, convenience and attractiveness of the property;
o     perceptions regarding the safety of the surrounding area;
o     demographics of the surrounding area;
o     the strength and stability of the local, regional and national economies;
o     traffic patterns and access to major thoroughfares;
o     the visibility of the property;
o     availability of parking;
o     the particular mixture of the goods and services offered at the property;
o     customer tastes, preferences and spending patterns; and
o     the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. A decline in the local economy and reduced consumer spending would directly and adversely affect retail properties.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would take, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an "anchored" retail property, including:

o     an anchor tenant's failure to renew its lease;
o     termination of an anchor tenant's lease;

o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
o the cessation of the business of a self-owned anchor or of an anchor tenant, even if it continues to own the property or pay rent; or
o     a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

o     factory outlet centers;
o     discount shopping centers and clubs;
o     catalogue retailers;
o     television shopping networks and programs;
o     internet web sites; and
o     telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, and entertainment sources could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

Office Properties

         Factors affecting the value and operation of an office property include:

o the number and quality of the tenants, particularly significant tenants, at the property;
o the physical attributes of the building in relation to competing buildings;
o the location of the property with respect to the central business district or population centers;
o demographic trends within the metropolitan area to move away from or towards the central business district;
o social trends combined with space management trends, which may change towards options such as telecommuting or "hoteling" to satisfy space needs;
o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
o     the quality and philosophy of building management;
o     access to mass transportation; and
o     changes in zoning laws.

         An economic decline in a tenant's business may adversely affect an office property. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

o     rental rates;
o the building's age, condition and design, including floor sizes and layout;
o     access to public transportation and availability of parking; and
o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

o     the cost and quality of labor;
o     tax incentives; and
o     quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties

         Hospitality properties may involve different types of hotels and motels, including:

o     full service hotels;
o     resort hotels with many amenities;

o     limited service hotels;
o     hotels and motels associated with national or regional franchise chains;
o hotels that are not affiliated with any franchise chain but may have their own brand identity; and
o     other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

o the location of the property and its proximity to major population centers or attractions;
o     the seasonal nature of business at the property;
o     the level of room rates relative to those charged by competitors;
o     quality and perception of the franchise affiliation;
o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
o     the existence or construction of competing hospitality properties;
o     nature and quality of the services and facilities;
o     financial strength and capabilities of the owner and operator;
o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
o increases in operating costs, which may not be offset by increased room rates;
o the property's dependence on business and commercial travelers and tourism; and
o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate the property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property, because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

o     the continued existence and financial strength of the franchisor;
o     the public perception of the franchise service mark; and
o     the duration of the franchise licensing agreement.

         A franchisor may restrict the transferability of its franchise license agreements. In this case, the lender must obtain the consent of the franchisor for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply for its own liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

Casino Properties

         Factors affecting the economic performance of a casino property include:

o location, including proximity to or easy access from major population centers;
o     appearance;
o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
o     the existence or construction of competing casinos;
o     dependence on tourism; and
o     local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, which could result in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. We can not assure you that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties

         Health-care related properties include:

o     hospitals;
o     skilled nursing facilities;
o     nursing homes;
o     congregate care facilities; and
o     in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

o     statutory and regulatory changes;
o     retroactive rate adjustments;
o     administrative rulings;
o     policy interpretations;
o     delays by fiscal intermediaries; and
o     government funding restrictions.

         All of the foregoing can adversely affect the operating revenues of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors that can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

o     federal and state licensing requirements;
o     facility inspections;
o     rate setting;
o     reimbursement policies; and
o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, if a lender forecloses on a health care-related facility, neither the lender nor a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to the foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply for its own licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law that are not required for transfers of most other types of commercial properties.

Industrial Properties

         Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

o location of the property, the desirability of which in a particular instance may depend on:
      (1)   availability of labor services;
      (2)   proximity to supply sources and customers; and
      (3) accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

o building design of the property, the desirability of which in a particular instance may depend on:
      (4)   ceiling heights;
      (5)   column spacing;
      (6)   number and depth of loading bays;
      (7)   divisibility;
      (8)   floor loading capacities;
      (9)   truck turning radius;
      (10)  overall functionality; and
      (11) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally "special purpose" properties that an owner could not readily convert to general residential, retail or office use. This will adversely affect their liquidation value.

         Industrial properties may also pose unique environmental risks depending upon the nature of the business conducted at the property.

Warehouse, Mini-Warehouse and Self-Storage Facilities

         Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, an owner would incur substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. These factors will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on:

o     building design;
o     location and visibility;
o     tenant privacy;
o     efficient access to the property;
o proximity to potential users, including apartment complexes or commercial users;
o     services provided at the property, such as security;
o     age and appearance of the improvements; and
o     quality of management.

         Warehouse properties may pose environmental risks depending upon the nature of the business conducted in the warehouse.

Restaurants and Taverns

         Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

o competition from facilities having businesses similar to a particular restaurant or tavern;
o perceptions by prospective customers of safety, convenience, services and attractiveness;
o     the cost, quality and availability of food and beverage products;
o negative publicity, resulting from instances of food contamination, food-borne illness, crime and similar events;
o     changes in demographics, consumer habits and traffic patterns;
o     the ability to provide or contract for capable management; and
o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are:

o     segment;
o     product;
o     price;
o     value;
o     quality;
o     service;
o     convenience;
o     location; and
o     the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have:

o     lower operating costs;
o     more favorable locations;
o     more effective marketing;
o     more efficient operations; or
o     better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that the operator may charge. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

o actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;
o the degree of support the franchisor provides or arranges, including its franchisee organizations and third-party providers of products or services; and
o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements, and these agreements typically do not contain provisions protective of lenders. A franchisor typically may terminate a borrower's rights as a franchisee without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle
Parks

         Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The landowner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted on his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces have a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors that affect the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

o     the number of comparable competing properties in the local market;
o     the age, appearance and reputation of the property;
o     the quality of management; and
o     the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that the operator cannot readily convert to general residential, retail or office use. This will adversely affect the liquidation value of the property if its current operations become unprofitable due to competition, age of the improvements or other factors.

         Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. Some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

o     fixed percentages;
o     percentages tied to the consumer price index;
o     increases set or approved by a governmental agency; or
o     increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the home site. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

Recreational and Resort Properties

         Security for a mortgage loan may include a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

o     the location and appearance of the property;
o     the appeal of the recreational activities offered;
o the existence or construction of competing properties, whether or not they offer the same activities;
o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
o     geographic location and dependence on tourism;
o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
o     sensitivity to weather and climate changes; and
o     local, regional and national economic conditions.

         Statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways will affect a marina or other recreational or resort property located next to water.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than other types of commercial properties.

         Recreational and resort properties are generally "special purpose" properties that the owner cannot readily convert to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums

         The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

o     sporting events;
o     musical events;
o     theatrical events;
o     animal shows; and/or
o     circuses.

         The ability to attract patrons is dependent on such factors as:

o     the appeal of the particular event;
o     the cost of admission;
o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
o     perceptions by prospective patrons of the safety of the surrounding area;
      and
o     the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a sporting team, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are "special purpose" properties that the owner cannot readily convert to alternative uses. The "special purpose" nature of these facilities will adversely affect their liquidation value.

Churches and Other Religious Facilities

         Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. Several social, political and economic factors affect attendance at a religious facility and the willingness of attendees to make donations. Local, regional or national economic conditions may also adversely affect donations. Religious facilities are "special purpose" properties that the owner cannot readily convert to alternative uses. The "special purpose" nature of these facilities will adversely affect their liquidation value.

Parking Lots and Garages

         The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

o     the number of rentable parking spaces and rates charged;
o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
o     the amount of alternative parking spaces in the area;
o     the availability of mass transit; and
o the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land

         The value of unimproved land is largely a function of its potential use. The land's potential use may depend on:

o     its location;
o     its size;
o     the surrounding neighborhood; and
o     local zoning laws.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans in any particular trust. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the lender, including one of the trusts, holding the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         Any of the mortgage loans in one of the trusts may be substantially larger than the other loans in that trust. In general, the inclusion in a trust of one or more mortgage loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the trust can result in losses that are more severe, relative to the size of the related mortgage pool, than would be the case if the total balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         If a concentration of mortgage loans in any of the trusts is secured by real properties in a particular locale, state or region, the holders of the related offered certificates will have a greater exposure to:

o any adverse economic developments that occur in the locale, state or region where the properties are located;
o     changes in the real estate market where the properties are located;
o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and
o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Subordinate Debt Increases the Likelihood of a Borrower Default

         Most mortgage loans included in one of the trusts will either:

o prohibit the related borrower from encumbering the related real property with additional secured debt; or
o require the consent of the holder of the mortgage loan prior to so encumbering the property.

         However, a lender may be unaware of a violation of this prohibition until the borrower otherwise defaults on the mortgage loan. You should be aware that a lender, such as one of the trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan backing your certificates at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may prevent the senior lienholder from taking action to foreclose its lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing".

Borrower Bankruptcy May Adversely Affect Payment on Your Certificates

         Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

o grant a debtor a reasonable time to cure a payment default on a mortgage loan;
o     reduce monthly payments due under a mortgage loan;
o     change the rate of interest due on a mortgage loan; or
o     otherwise alter the mortgage loan's repayment schedule.

         Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender, such as one of the trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. bankruptcy code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. bankruptcy code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by a borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of Contaminated Property and May Deter a Lender from Foreclosing

         We can give you no assurance as to any environmental testing conducted at the related real properties in connection with the origination of the mortgage loans underlying your certificates:

o that the environmental testing identified all adverse environmental conditions and risks at the related real properties;
o that the results of the environmental testing were accurately evaluated in all cases;
o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by an environmental consultant that conducted the testing at the related real properties; or
o that any recommended remedial action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         In addition, tenants, such as gasoline stations or dry cleaners, or conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, could adversely affect the current environmental condition of a real property securing a mortgage loan underlying your certificates.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly referred to as "CERCLA", together with certain other federal and state laws, provide that a secured lender, such as one of the trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if:

o agents or employees of the lender are deemed to have participated in the management of the borrower, or
o under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers:

o any condition on the property that causes exposure to lead-based paint, and
o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants or third parties resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

         It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

o     the bankrupt party was--
      1)    insolvent at the time of granting the lien,
      2)    rendered insolvent by the granting of the lien,
      3)    left with inadequate capital, or

      4)    not able to pay its debts as they matured; and
o the bankrupt party did not receive fair consideration or reasonably equivalent value for pledging its property to secure the debt of the other borrower.

         If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or mortgage effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges

         Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon a voluntary and/or an involuntary prepayment is unclear. If those provisions were unenforceable in connection with an involuntary prepayment, borrowers would have an incentive to default in order to prepay their loans.

Due-on-sale and Debt Acceleration Clauses

         Many of the mortgage loans underlying the offered certificates will contain a due-on-sale clause. This clause permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of:

o     the related real property; or
o     an ownership interest in the related borrower.

         All of the mortgage loans will include some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if:

o     the default is deemed to be immaterial;
o     the exercise of these remedies would be inequitable or unjust; or
o     the circumstances would render the acceleration unconscionable.

Assignments of Leases

         Many of the mortgage loans underlying the offered certificates will also be secured by an assignment of leases and rents. The related borrower will assign its interest in the leases on the related real property and the income from those leases to the lender as additional security for the related mortgage loan. Generally, the borrower may continue to collect rents until the borrower defaults. In some cases, state law may require that the lender take possession of the property, obtain a judicial appointment of a receiver or take some other similar action before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Bankruptcy Laws."

Defeasance

         A mortgage loan underlying a series of offered certificates may, during specified periods and subject to certain conditions, permit the related borrower to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities in exchange for releasing the lien on the underlying real property. The cash amount which a borrower must expend to purchase the required United States government securities may exceed the principal balance of the mortgage loan. There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Certain Special Hazard Losses

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. The specific forms of policy vary from state to state. Most insurance policies do not cover any physical damage resulting from:

o     war;
o     revolution;
o     governmental actions;
o     floods and other water-related causes;
o     earth movement, including earthquakes; landslides and mudflows;
o     wet or dry rot;
o     vermin;
o     domestic animals; and
o     certain other kinds of risks.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, and the borrower does so, the resulting losses may be borne by you as a holder of offered certificates.

Mortgage Loans Secured by Mortgages On Ground Leases Create Risks not Present when Lending on a Fee Ownership Interest in a Real Property

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default by the borrower under the lease, and a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, it is possible that the trustee for your certificates could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

         Due to changes in zoning requirements after an income-producing property was built, a property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use". This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than before the casualty.

Compliance With the Americans With Disabilities Act of 1990 May be Expensive

         Under the Americans With Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that law, the owner of the property may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation may Adversely Affect a Borrower's Ability to Repay its Mortgage Loan

         A borrower may be a defendant in litigation arising out of, among other things, the following:

o     breach of contract involving a tenant, a supplier or other party;
o     negligence resulting in a personal injury; or
o     responsibility for an environmental problem.

         Litigation will divert the borrower's attention from operating its property. If the litigation were decided adversely to the borrower, the award to the plaintiff may adversely affect the borrower's ability to repay a mortgage loan secured by the property.

"Residual Interests" in a "Real Estate Mortgage Investment Conduit" Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received

         If you own a certificate that is a "residual interest" in a "real estate mortgage investment conduit" or "REMIC", you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have "phantom income" early in the term of the REMIC, because the taxable income from the certificate may exceed the amount of cash you actually receive. Although you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are "residual interests" may have a negative value.

         You must report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs".

Some Taxable Income of a "Residual Interest" can not be Offset under the Tax
Code

         A portion of the taxable income from a "residual interest" certificate may be treated as "excess inclusion" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusion" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion":

o     generally will not be reduced by losses from other activities;
o for a tax-exempt holder, will be treated as unrelated business taxable income; and
o for a foreign holder, will not qualify for any exemption from withholding tax.

Certain Entities Should not Invest in Certificates which are "Residual
Interests"

         The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are "residual interests" of the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are "residual interests" generally are not appropriate investments for:

o     individuals;
o     estates;
o     trusts beneficially owned by any individual or estate; and
o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the "residual interest" certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" certificate to a non-U.S. person under the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

Problems With Book-Entry Registration

         Your certificates may be issued in book-entry form through the facilities of The Depository Trust Company. As a result:

o you will be able to exercise your rights as a certificateholder only indirectly through DTC and its participating organizations;
o you may have only limited access to information regarding your certificates;
o     you may suffer delays in the receipt of payments on your certificates; and
o your ability to pledge or otherwise take action with respect to your certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Potential Conflicts of Interest Can Affect a Person's Performance

         The master servicer or special servicer for any of the trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for any of the trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of the trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of the trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in that trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

The Rating on a Class of Certificates Reflects only the Rating Agency's Assessment of the Likelihood That Certificate Holders Will Receive Payments to Which They Are Legally Entitled.

         Ratings on mortgage pass-through certificates reflect no assessment of the likelihood of principal prepayments by borrowers or of the degree to which the prepayments might differ from those originally anticipated. As a result, if you purchase any offered certificates, you might suffer a lower than anticipated yield. For example, if you purchase interest only certificates, you might, in certain cases, fail to recoup your initial investment even though you receive all payments to which you are entitled. Ratings also do not evaluate the price of the certificates or the suitability of the certificates as an investment for you.

You Should Not Place Undue Reliance Upon Forward-Looking Statements

         This prospectus and the related prospectus supplement contain forward-looking statements that involve risks and uncertainties. Actual events could differ from those anticipated in these forward-looking statements because of a variety of factors, including the risks described in the "Risk Factors" sections and elsewhere in this prospectus or the related prospectus supplement. You should make your own estimate of future events that you consider material before you invest.

                         DESCRIPTION OF THE TRUST ASSETS

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

o     various types of multifamily and/or commercial mortgage loans;
o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans;
o     direct obligations of the United States or other governmental agencies; or
o a combination of mortgage loans, mortgage-backed securities or government securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of the trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be Midland Loan Services, Inc. or another of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, neither we nor any of our affiliates nor any governmental agency or instrumentality or other person will guarantee or insure any of those mortgage assets.

                                 Mortgage Loans

         Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. A promissory note or bond will evidence that obligation. That obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, one or more of the following types of real property:

o     rental or cooperatively-owned buildings with multiple dwelling units;
o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;
o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;
o     office properties;
o hospitality properties, such as hotels, motels and other lodging facilities;
o     casino properties;
o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;
o     industrial properties;
o warehouse facilities, mini-warehouse facilities and self-storage facilities;
o restaurants, taverns and other establishments involved in the food and beverage industry;
o manufactured housing communities, mobile home parks and recreational vehicle parks;
o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;
o     arenas and stadiums;
o     churches and other religious facilities;
o     parking lots and garages;
o     mixed use properties; and
o     unimproved land zoned for multifamily residential or commercial use.

         A mortgage loan may encumber the following types of real property interests:

o a fee interest or estate, which consists of ownership of the property for an indefinite period;
o an estate for years, which consists of ownership of the property for a specified period of years;
o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;
o     shares in a cooperative corporation that owns the property; or
o     any other real estate interest under applicable local law.

         Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record. Zoning laws and other legal restrictions may apply to the use of any particular real property and the improvements constructed on it.

         If indicated in the related prospectus supplement, a junior lien on the real property may secure one or more of the mortgage loans underlying a series of offered certificates. However, the trust may not include the loan or loans secured by the more senior liens on that property. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied:

o first to the payment of court costs and fees in connection with the foreclosure;
o     second to the payment of real estate taxes; and
o third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments on the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If indicated in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. However, we will not transfer to a trust any mortgage loan if we know, at the time of transfer, that the loan is:

o more than 90 days delinquent in any scheduled principal or interest payment; or
o     in foreclosure.

Default and Loss Considerations with Respect to the Mortgage Loans

         Mortgage loans secured by liens on income-producing properties differ substantially from mortgage loans secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property typically depends upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is a measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of:

o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to
o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

         The amount described in clause (a) of the preceding sentence is often a highly subjective number based on several assumptions and adjustments to revenues and expenses for the property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not suffice to make the mortgage loan payments, cover operating expenses and fund capital improvements. The condition of the local real estate market and/or area economy may affect operating revenues of a non-owner occupied, income-producing property. Changes in market and business conditions tend to affect properties leased, occupied or used on a short-term basis (such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities) more rapidly than properties typically leased for longer periods (such as warehouses, retail stores, office buildings and industrial facilities).

         Some commercial properties may be owner-occupied or leased to a small number of tenants. The operating revenues of these properties may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single-tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increased property operating expenses can increase the likelihood of a default on a loan secured by the property. Increases in property operating expenses may result from:

o     increases in energy costs and labor costs;
o     increases in interest rates and real estate tax rates; and
o     changes in governmental rules, regulations and fiscal policies.

         Some "net leases" of commercial properties may obligate the lessee, rather than the borrower/landlord, to pay operating expenses. However, a net lease will yield stable net operating income to the borrower/landlord only if the lessee can pay both increased operating expenses and rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the "loan-to-value ratio" of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of:

o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to
o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the property that secures its loan. In these circumstances:

o the borrower has a greater financial incentive to perform under the mortgage loan in order to protect its equity, and
o the lender has greater protection against loss on liquidation following a default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of loss in a pool of multifamily and commercial mortgage loans. For example, estimated property value at the time the loan was originated may exceed the value of the property when the offered certificates are issued. Property values fluctuate. Even current appraisals are not necessarily reliable estimates of value. Appraised values of income-producing properties are generally based on:

o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
o the cost replacement method, which takes into account the cost of replacing the property at such date;
o the income capitalization method, which takes into account the property's projected net cash flow; or
o     some combination of these methods.

         Each of these appraisal methods presents analytical difficulties:

o it is often difficult to find truly comparable properties that have recently been sold;
o the replacement cost of a property may have little to do with its current market value; and
o income capitalization is inherently based on inexact projections of income and expense and selection of a capitalization rate and discount rate.

         If different appraisal methods yield significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         A property's performance will affect its value. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying the offered certificates may not have considered all these factors for the loans they originated.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property."

Payment Provisions of the Mortgage Loans

         Except as described in the related prospectus supplement, each of the mortgage loans included in one of the trusts will have the following features:

o     an original term to maturity of not more than approximately 40 years; and
o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bimonthly quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of the trusts may also:

o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
o     provide for no accrual of interest;
o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events;

o be fully amortizing or partially amortizing or non-amortizing, with a substantial payment of principal due on its stated maturity date;
o     permit the negative amortization or deferral of accrued interest; and/or
o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements

         In general, the prospectus supplement will provide the following information about the mortgage loans in each trust:

o the total outstanding principal balance and the largest, smallest and average outstanding principal balances;
o     the type or types of property that provide security for repayment;
o     the earliest and latest origination date and maturity date;
o the original and remaining terms to maturity, or the range thereof, and the weighted average original and remaining terms to maturity;
o loan-to-value ratios either at origination or at a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;
o the mortgage interest rates, or the range thereof, and the weighted average mortgage interest rate;
o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;
o information on the payment characteristics, including applicable prepayment restrictions;
o debt service coverage ratios either at origination or at a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and
o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide:

o     more general information in the related prospectus supplement; and
o specific information in a Current Report on Form 8-K filed with the SEC within 15 days after the issuance of the certificates.

         If a trust includes any mortgage loan, or group of related mortgage loans, that represent a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

                           Mortgage-Backed Securities

         The mortgage backed-securities underlying a series of offered certificates may include:

o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or
o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         We will describe in the related prospectus supplement characteristics of the mortgage-backed securities included in a trust, including the following information:

o the initial and outstanding principal amount(s) and type of the securities;
o     the original and remaining term(s) to stated maturity of the securities;
o the pass-through or bond rate(s) of the securities or the formula for determining these rate(s);
o     the payment characteristics of the securities;
o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;
o     a description of the related credit support, if any;

o     the type(s) of mortgage loans underlying the securities;
o the circumstances under which the underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;
o the terms and conditions for substituting mortgage loans backing the securities; and
o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         In our reports filed under the Exchange Act of 1934, we will provide the same information about mortgage-backed securities included in a trust as is provided by the issuer of the security:

o in its own reports filed under the Securities Exchange Act of 1934, if the security was publicly offered; or
o in whatever reports the issuer of the security provides to the related trustee, if the security was privately issued.

         The prospectus supplement for a series will contain the disclosure concerning the mortgage-backed securities described in the preceding paragraph and, in particular, will disclose the underlying mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the mortgage-backed securities.

                              Government Securities

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;
o the original and remaining terms to stated maturity of the government securities;
o whether the government securities are entitled only to interest payments, only to principal payments or to both;
o the interest rates of the government securities or the formula to determine the rates, if any;
o     the applicable payment provisions for the government securities; and
o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

                           Undelivered Mortgage Assets

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If we initially deliver to the trustee mortgage assets with total outstanding principal balances less than the initial total outstanding principal balance of any series of certificates, we may cover the shortfall by depositing or arranging to deposit with the related trustee cash or liquid investments on an interim basis. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. However, If we fail to deliver mortgage assets sufficient to make up the entire shortfall, the related trustee will liquidate the investments and use the cash and proceeds of the liquidation to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                        YIELD AND MATURITY CONSIDERATIONS

         The yield on your certificates will depend on:

o     the price you paid for your certificates;
o     the pass-through rate on your certificates;
o     the amount and timing of payments on your certificates.

         The following discussion contemplates a trust established by us that consists primarily of mortgage loans. If one of the trusts also includes a mortgage-backed security, the payment terms of that security will lessen or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of the trusts includes a mortgage-backed security or government security, we will discuss in the related prospectus supplement the effect, if any, that these securities may have on the yield to maturity and weighted average lives of the related offered certificates.

                                Pass-Through Rate

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

                                 Payment Delays

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if mortgage loan payments were passed through on your certificates on the same date that the payments were due.

                       Yield and Prepayment Considerations

         The yield to maturity on your certificates will be affected by the rate of principal payments on the mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your certificates. The rate of principal payments will be affected by the following:

o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;
o     the dates on which any balloon payments are due; and
o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments will depend on future events and a variety of factors, we cannot give you any assurance as to what that rate will be.

         The yield to maturity of your certificates may vary from your anticipated yield depending upon:

o whether you purchased your certificates at a discount or premium and, if so, the extent of that discount or premium; and
o when, and to what degree, payments of principal on the underlying mortgage loans reduce the principal balance or notional amount of your certificates.

         If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either:

         (a) be based on the principal balances of some or all of the mortgage assets in the related trust; or
         (b) be equal to the total principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets referred to in clause (a) above or payments are made in reduction of the total principal balance of the class or classes of certificates referred to in clause (b) above.

         Several factors may influence repayments of principal on the mortgage loans, including:

o     the availability of mortgage credit;
o the relative economic vitality of the area in which the related real properties are located;
o     the quality of management of the related real properties;
o     the servicing of the mortgage loans;
o     possible changes in tax laws; and

o     the availability of other investment opportunities.

         In general, those factors which increase the attractiveness of selling or refinancing a multifamily or commercial property that secures a mortgage loan, as well as those factors which increase the likelihood of default under the mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges, could also effect the rate of principal payments on the mortgage loans. If enforceable, those provisions could either bar or discourage a borrower from voluntarily prepaying its mortgage loan, which could slow the rate of prepayments.

         Prevailing market interest rates for mortgage loans of a comparable type, term and risk level, may also affect the rate of prepayment. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance in order to:

o     convert to a fixed rate loan and thereby "lock in" that rate; or
o take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to:

o     realize its equity in the property;
o     meet cash flow needs; or
o     make other investments.

         Federal and state tax laws, which are subject to change, may motivate borrowers to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to:

o the particular factors that will affect prepayments of, or losses on, the mortgage loans underlying any series of offered certificates;
o     the relative importance of those factors;
o the percentage of the principal balance of those mortgage loans that will be paid or incur a loss as of any date; or
o     the overall rate of prepayments or losses on those mortgage loans.

                       Weighted Average Life and Maturity

         The rate at which principal payments are received or losses are realized on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of the offered certificates of that related series. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or "CPR" prepayment model or the Standard Prepayment Assumption or "SPA" prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of the loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA might assume prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA would assume a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying any series of offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered certificates with a total principal balance, and the percentage of the initial total certificate principal balance of each class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your certificates.

        Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity

         Some or all of the mortgage loans underlying a series of offered certificates may require the borrower to make a balloon payment at maturity. A borrower's ability to make a balloon payment typically will depend upon its ability either to:

o     refinance the loan; or
o     to sell the related real property.

If a borrower is unable to refinance or sell the property, the borrower might default on the mortgage loan unless the maturity of the mortgage loan is extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by bankruptcy proceedings or adverse economic conditions in the market where the property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your certificates and extend the weighted average life of your certificates.

Negative Amortization

         Mortgage loans that permit negative amortization to occur can affect the weighted average life of a class of certificates. Negative amortization loans require current interest payments at a rate lower than the rate at which interest is accruing on the mortgage loan. The unpaid portion of the current interest is added to the related principal balance. Negative amortization most commonly occurs on adjustable rate mortgage loans that:

o limit the amount by which the scheduled payment may adjust in response to a change in the mortgage interest rate;
o provide that the scheduled payment will adjust less frequently than the mortgage interest rate; or
o provide for constant scheduled payments regardless of adjustments to the mortgage interest rate.

         Negative amortization on loans in a trust may cause negative amortization on the offered certificates. We will describe in the related prospectus supplement, if applicable, how this negative amortization will be allocated among the classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the aggregate principal balance of a class of offered certificates. During a period of increasing interest rates, an adjustable rate mortgage loan that permits negative amortization would be expected to not amortize or to amortize at a slower rate than if interest rates were declining or remaining constant. This slower rate of mortgage loan amortization would cause a slower rate of amortization for one or more classes of certificates of the related series. This would increase the weighted average lives of those classes of certificates to which mortgage loan negative amortization is allocated or that bear the effects of a slower rate of amortization of the underlying mortgage loans.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         The extent to which the inclusion in a trust of mortgage loans that permit negative amortization will affect the yield on your certificates will depend upon:

o     whether you purchase your certificates at a premium or a discount; and
o whether the payment characteristics of the underlying mortgage loans delay or accelerate the payments of principal on, or in reduction of the notional amount of, your certificates.

         See "--Yield and Prepayment Considerations".

Foreclosures and Payment Plans

         The weighted average life of and yield on your certificates will be affected by:

o     the number of foreclosures with respect to the underlying mortgage loans;
      and
o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and the weighted average life of and yield on your certificates.

Losses and Shortfalls on the Mortgage Assets

         The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater the negative effect on the yield of your certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of the trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by:

o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or
o     the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization

         If your certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;
o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
o     any other amounts described in the related prospectus supplement.

         The amortization of your certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your certificates were purchased at a premium, reduce their yield to maturity.

                          PNC MORTGAGE ACCEPTANCE CORP.

         We were incorporated in the State of Missouri on September 17, 1996. We are a wholly-owned subsidiary of Midland Loan Services, Inc., a Delaware corporation. We were organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to those trusts. Our principal executive offices are located at:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105

         Our telephone number is (816) 435-5000. We do not have, and we do not expect to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A "series" of certificates are all those certificates that:

o     have the same series designation;
o     were issued pursuant to the same governing documents; and
o     represent beneficial ownership interests in the same trust.

         A "class" of certificates are all those certificates of a particular series that:

o     have the same class designation; and
o     have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

o a stated principal amount, which will be represented by its principal balance;
o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;
o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;
o payments of principal, with disproportionate, nominal or no distributions of interest;
o payments of interest, with disproportionate, nominal or no distributions of principal;
o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;
o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;
o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book entry form will be transferred on the book-entry records of DTC and its participating organizations.

         See"--Book-Entry Registration and Definitive Certificates".

                          Payments on the Certificates

         Payments on a series of offered certificates may occur monthly, bimonthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

o     the periodic payment date for that series; and
o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either:

o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or
o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in the notice of final payment.

Payments of Interest

         In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

o     a 360-day year consisting of 12 30-day months;
o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;
o the actual number of days elapsed during each relevant period in a normal calendar year; or
o     another method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest on each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, which we will refer to as "compound interest certificates", payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         (c) based on the principal balances of some or all of the related mortgage assets; or

         (d) equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making certain calculations of interest and does not represent the right to receive any distributions of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal

         A class of offered certificates may or may not have a total principal balance. If it does, the total principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets. The total outstanding principal balance of any class of offered certificates will be reduced by:

o     payments of principal actually made to the holders of that class; and
o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         If a class of offered certificates are compound interest certificates, then the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made on the mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
o interest received or advanced on the underlying mortgage assets that exceeds the interest currently accrued on the certificates of the applicable series;
o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
o     any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

                       Allocation of Losses and Shortfalls

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of the trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or
o     by establishing a priority of payments among those classes.

         See "Description of Credit Support."

                      Advances in Respect of Delinquencies

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related trustee, any related provider of credit support and any other specified person may be obligated to advance, or have the option of advancing, delinquent payments of principal and interest due on those mortgage loans, other than balloon payments. If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

         If and to the extent that we specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the mortgage assets in the related trust, or at such other times and from such sources as we may describe in the related prospectus supplement, prior to any payment to the related series of certificateholders.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

                          Reports to Certificateholders

         On or about each payment date, the related trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding:

o the payments made on that payment date with respect to the applicable class of offered certificates; and
o     the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the trustee will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, totaled for that calendar year or the applicable portion thereof during which the person was a certificateholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related trustee to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

         See, also, "--Book-Entry Registration and Definitive Certificates" below.

         If one of the trusts includes mortgage-backed securities, the ability of the related trustee to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                  Voting Rights

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified in the related prospectus supplement. See "Description of the Governing Document--Amendment."

         As and to the extent described in the related prospectus supplement, the holders of specified amounts of certificates of a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, any removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

                                   Termination

         The trust for each series of offered certificates will terminate and cease to exist following:

o the final payment or other liquidation of the last mortgage asset in that trust; and
o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, resulting in an early retirement of the certificates and an early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total certificate principal balance of, and accrued and unpaid interest on, their certificates.

               Book-Entry Registration and Definitive Certificates

         Any class of offered certificates may be issued in book-entry form through the facilities of The Depository Trust Company. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, Luxembourg, for so long they are participants in DTC.

The Depository Trust Company

         DTC is:

o     a limited-purpose trust company organized under the New York Banking Law;
o     a "banking corporation" within the meaning of the New York Banking Law;
o     a member of the Federal Reserve System;
o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and
o a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

         DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic computerized book-entry changes in their accounts, which eliminates the need for physical movement of securities certificates. DTC participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC participant that maintains an account with DTC. The rules applicable to DTC and DTC participants are on file with the SEC.

         Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the beneficial owner's Financial Intermediary is not a DTC participant, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. The beneficial ownership interest of the owner of a book-entry certificate may only be transferred by compliance with the rules, regulations and procedures of the Financial Intermediaries and DTC participants.

         DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the DTC participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of payments by DTC participants to Financial Intermediaries and beneficial owners will be:

o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name";
o the sole responsibility of each DTC participant, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholders" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or
o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Clearstream Banking

         Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities through electronic book-entry changes in their cash and securities accounts. Transactions can settle in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing to its participants. Clearstream interfaces with domestic markets in several countries. The Luxembourg Monetary Institute regulates Clearstream as a professional depository. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that maintain a clearing or custodial relationship with a Clearstream participant.

Euroclear

         The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between participants through simultaneous electronic book-entry delivery against payment. Transactions may now be settled in any of 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under a contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that maintain a clearing or custodial relationship with a Euroclear participant.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         The Euroclear Operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through participants.

                      DESCRIPTION OF THE GOVERNING DOCUMENT

       The offered certificates of each series will be issued pursuant to a pooling and servicing agreement or other similar agreement or collection of agreements (individually and collectively, the ("Governing Document"). In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates. Midland Loan Services, our parent corporation, will be the master servicer for each of the trusts, unless we specify a different master servicer in the related prospectus supplement. Midland Loan Services may also be the special servicer for some of the trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. Except in limited circumstances, certificates that are held by the related master servicer, special servicer or manager will have the same voting rights as certificates held by others.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe certain provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide additional information regarding the Governing Document for that series. The summaries in this prospectus do not describe all of the provisions of the Governing Document for each series of certificates. You should refer to the provisions of the Governing Document for your certificates and to the description of those provisions in the related prospectus supplement for additional information. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your certificates, without charge, upon written request addressed to our principal executive offices specified under "PNC Mortgage Acceptance Corp."

                          Assignment of Mortgage Assets

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets to be included in the related trust, together with certain related assets. We will specify in the related prospectus all material documents for the related mortgage assets that will be delivered to the related trustee, and all other actions to be taken by us or any prior holder of the related mortgage assets, in connection with that assignment. Concurrently with that assignment, the related trustee will deliver to our designee or us the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of the trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

o     in the case of a mortgage loan:
       1) the address of the related real property and the type of that property;
       2) the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;
       3)    the remaining term to maturity;
       4)    the remaining amortization term; and
       5)    the outstanding principal balance; and

o in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

         Representations and Warranties with Respect to Mortgage Assets;
                         Repurchases and Other Remedies

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, certain representations and warranties (the person making the representations and warranties, the "Warranting Party") covering, by way of example:

o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;
o the Warranting Party's title to each mortgage asset and the authority of the Warranting Party to sell that mortgage asset; and
o     in the case of a mortgage loan:

       1)    the enforceability of the related mortgage note and mortgage;
       2) the existence of title insurance insuring the lien priority of the related mortgage;
       3)    the payment status of the mortgage loan; and
       4) the delivery of all documents required to be delivered with respect to the mortgage loan as contemplated under "--Assignment of Mortgage Assets."

         We will identify the Warranting Party, and give a more complete sampling of the representations and warranties made by the Warranting Party, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the Warranting Party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the Warranting Party will be a prior holder of the particular mortgage assets.

    Collection and Other Servicing Procedures With Respect to Mortgage Loans

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of the trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with the servicing and administration of the mortgage loans that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of the trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general will be obligated to follow the same collection procedures that it would follow for comparable mortgage loans held for its own account, provided that:

o those procedures are consistent with the terms of the related Governing Document; and
o they do not impair recovery under any instrument of credit support included in the related trust.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

                                    Accounts

         We expect that Governing Document will require the Master Servicer to establish and maintain one or more collection accounts in the name of the trustee for the benefit of certificateholders. The master servicer will generally be required to deposit into the collection account all amounts received on or in respect of the mortgage loans. The master servicer may make withdrawals from the collection account to, among other things:

o remit certain amounts for the related payment date into the distribution account;
o pay certain property protection expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Governing Document;
o pay accrued and unpaid servicing fees and other servicing compensation to the master servicer and the special servicer;
o reimburse the master servicer, the special servicer, the trustee and us for certain expenses; and
o provide indemnification to the master servicer, the special servicer, the trustee and us, as described in the Governing Document.

         The related prospectus supplement may provide for additional circumstances when the master servicer may make withdrawals from the collection account.

         We expect that the Governing Document for each series of certificates will require the trustee to establish a distribution account into which the master servicer will deposit amounts held in the collection account from which certificateholder distributions will be made for each payment date. On each payment date, the trustee will apply amounts on deposit in the distribution account generally to make distributions of interest and principal to the certificateholders in the manner and in the amounts described in the related prospectus supplement.

         The amount at any time credited to the collection account or the distribution account may be invested in Permitted Investments that:

o     are payable on demand; or
o in general mature or are subject to withdrawal or redemption on the date so specified in the Governing Document.

         The master servicer must remit to the distribution account on or before the business day preceding the related payment date amounts on deposit in the collection account that are required for distribution to certificateholders.

         The income from the investment of funds in the collection account and the distribution account in Permitted Investments will constitute additional compensation for the master servicer or the trustee. The risk of loss of funds in the collection account and the distribution account resulting from such investments will be borne by the master servicer or trustee, as applicable. The amount of each such loss must be deposited by the master servicer or the trustee in the collection account or the distribution account, as the case may be, promptly as realized.

         We expect that the Governing Document for each series of certificates will require that an account be established and maintained for use in connection with:

o real properties acquired upon foreclosure of a mortgage loan, which are commonly referred to as "REO properties"; and
o if specified in the related prospectus supplement, certain other real properties securing the mortgage loans.

         To the extent set forth in the Governing Document, certain withdrawals from this account will be made to, among other things:

o     make remittances to the collection account as required;
o pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO properties and other specified real properties securing the mortgage loans and certain third-party expenses; and
o reimburse certain expenses in respect of the REO properties and the other specified real properties securing the mortgage loans.

         The amount at any time credited to this account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which these amounts must be remitted to the master servicer for deposit in the collection account. The income from the investment of funds in the account in Permitted Investments will be for the benefit of the master servicer, the special servicer or the trustee, as applicable, and the risk of loss of funds in this account resulting from such investments will be borne by the master servicer, the special servicer or the trustee, as applicable.

                              Permitted Investments

         "Permitted Investments" will generally consist of one or more of the following, unless the rating agencies rating certificates of a series require other or additional investments:

o direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;
o direct obligations of the Federal Home Loan Mortgage Corporation (debt obligations only), the Federal National Mortgage Association (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);
o federal funds, time deposits in, or unsecured certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each rating agency rating the certificates of a series;
o commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each rating agency rating the certificates of a series in its highest short-term unsecured rating category;
o shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each rating agency rating the certificates of a series as permitted investments with respect to this definition;
o if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates of a series as a permitted investment of funds backing securities having ratings equivalent to each such rating agency's highest initial rating of the certificates; and
o other obligations acceptable as Permitted Investments to each rating agency rating the certificates of a series.

                                    Insurance

         The Governing Document for each series will require that the master servicer use reasonable efforts in accordance with the servicing standard specified in the related prospectus supplement to cause each borrower to maintain insurance in accordance with the related mortgage loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related mortgage loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

o the full replacement cost of the improvements and equipment securing the mortgage loan; or
o the outstanding principal balance owing on the mortgage loan or the amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the trustee for the series from being deemed to be a co-insurer in each case with a replacement cost rider.

         The master servicer will also use its reasonable efforts to cause each borrower to maintain any other insurance required by the related mortgage loan.

         Subject to the requirements for modification, waiver or amendment of a mortgage loan (See "--Modifications, Waivers and Amendments"), the master servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Governing Document waive the requirement of a mortgage loan that the related borrower maintain earthquake insurance on the related mortgaged property. If a mortgaged property is located in a federally designated special flood hazard area, the master servicer will also use its reasonable efforts in accordance with the servicing standard in the related prospectus supplement to cause the related borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the mortgage loan. The Governing Document will provide that the master servicer must maintain the foregoing insurance if the related borrower fails to maintain this insurance to the extent the insurance is available at commercially reasonable rates and to the extent the trustee, as mortgagee, has an insurable interest.

         The cost of any insurance maintained by the master servicer will be advanced by the master servicer. The special servicer will cause to be maintained fire and hazard insurance on each REO property in such amounts as are specified in the related Governing Document. The cost of any insurance for an REO property will be payable out of amounts collected on the related REO property or will be advanced by the master servicer. The special servicer will maintain flood insurance providing substantially the same coverage as described above on any REO property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated.

         Any insurance that is required to be maintained with respect to any REO property will only be so required to the extent the insurance is available at commercially reasonable rates.

         The Governing Document will provide that the master servicer or special servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the mortgage loans or REO properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan or REO property, if not borne by the related borrower, will be advanced by the master servicer.

         Alternatively, the master servicer or special servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the mortgage loans or REO properties, as the case may be. If a blanket or master force placed policy contains a deductible clause, the master servicer or the special servicer, as applicable, will be obligated to deposit in the collection account all sums that would have been deposited in the account but for such clause to the extent that the deductible exceeds the deductible limitation that pertained to the related mortgage loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the Governing Document.

         The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the Governing Document.

         Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the mortgage loans.

                Fidelity Bonds and Errors and Omissions Insurance

         The Governing Document for each series will generally require that the master servicer and the special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the master servicer and the special servicer. The Governing Document will allow the master servicer and the special servicer to self-insure against loss occasioned by the errors and omissions of the officers and employees of the master servicer and the special servicer so long as certain criteria set forth in the Governing Document are met.

                 Servicing Compensation and Payment of Expenses

         The master servicer's principal compensation for its activities under the Governing Document for each series will come from the payment to it or retention by it, with respect to each mortgage loan, of a "servicing fee". The exact amount and calculation of the servicing fee will be established in the prospectus supplement and Governing Document for the related series. Since the total unpaid principal balance of the mortgage loans will generally decline over time, the master servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

         In addition, the Governing Document for a series may provide that the master service is entitled to receive, as additional compensation:

o prepayment premiums, late fees and certain other fees collected from borrowers;
o any interest or other income earned on funds deposited in the collection account and, distribution account except to the extent such income is required to be paid to the related borrowers, any escrow accounts.

         The amount and calculation of the fee for the servicing of specially serviced mortgage loans will be described in the prospectus supplement and the Governing Document for each series.

         In addition to the compensation described above, the master servicer and the special servicer or any other party specified in the applicable prospectus supplement, may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable prospectus supplement.

                      Modifications, Waivers and Amendments

         The Governing Document for each series will provide the master servicer or the special servicer with the discretion to modify, waive or amend certain of the terms of any mortgage loan without the consent of the trustee or any certificateholder subject to certain conditions set listed in the Governing Document. These conditions will generally include the condition that the modification, waiver or amendment will not result in the mortgage loan ceasing to be a "qualified mortgage" under the REMIC regulations.

                                Events of Default

         In summary, the Governing Document for each series will provide that the following are events of default with respect to the master servicer and special servicer:

o any failure by the master servicer or the special servicer to remit to the collection account, or any failure by the master servicer to remit to the trustee for deposit into the distribution account, any amount the Governing Document requires to be so remitted;
o any failure by the master servicer or special servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the certificateholders, the trustee, the master servicer or the special servicer with respect to any mortgage loan) under the Governing Document, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the master servicer or the special servicer by the trustee or us, or to the master servicer, special servicer, the trustee and us, by the holders of certificates evidencing voting rights of at least 25% of any affected class;
o confirmation in writing by any of the rating agencies that the then current rating assigned to any class of certificates would be withdrawn, downgraded or qualified unless the master servicer or special servicer, as applicable, is removed;
o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the master servicer or special servicer, as applicable, indicating its insolvency or inability to pay its obligations; or
o     any failure by the master servicer to make a required advance.

         The related Governing Document may provide for other events of default or additional cure periods to the extent required or permitted by the rating agencies rating certificates of a series.

                          Rights Upon Event of Default

         As long as an event of default remains unremedied, the trustee may terminate all of the rights and obligations of the master servicer or special servicer, as the case may be, and the trustee must do so upon the written direction of the holders of certificates entitled to 25% of the aggregate voting rights of all certificates of a series. The Governing Document provides that the terminated master servicer or special servicer remains entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the master servicer, all advances and interest thereon as provided in the Governing Document. The Governing Document for the series may specify that the special servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

         The holders of certificates evidencing at least 66 2/3% of the total voting rights of the certificates of a series may, on behalf of all holders of certificates, waive any default by the master servicer or special servicer in the performance of its obligations under the Governing Document and its consequences, except a default in making any required deposits to (including advances) or payments from the collection account or the distribution account or in remitting payments as received, in each case in accordance with the Governing Document. Upon any such waiver of a past default, the default will cease to exist, and any event of default arising therefrom will be deemed to have been remedied for every purpose of the Governing Document. No such waiver will extend to any subsequent or other default or impair any resulting right.

         On and after the date of termination, the trustee will succeed to all authority and power of the terminated master servicer or special servicer under the Governing Document and will be entitled to compensation similar to that to which the terminated master servicer or special servicer would have been entitled. The trustee must appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor to the terminated master servicer or special servicer under the Governing Document if:

o     the trustee is unwilling or unable to act as successor;
o the holders of certificates evidencing a majority of the total voting rights so request; or
o the trustee is not approved as a master servicer or special servicer, as applicable, by each of the rating agencies rating the certificates of such series;

the appointment of which will not result in the downgrading, withdrawal or qualification of the ratings then assigned to any class of certificates as evidenced in writing by each rating agency rating the certificates of such series.

     The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer or the special servicer, as the case may be, under the Governing Document.

                                  Other Matters

         The master servicer and/or the special servicer for one of the trusts, directly or through sub-servicers, must also perform various other customary functions of a servicer of comparable loans, including:

o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;
o     ensuring that the related properties are properly insured;
o     attempting to collect delinquent payments;
o     supervising foreclosures;
o     negotiating modifications;
o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;
o protecting the interests of certificateholders with respect to senior lienholders;
o conducting inspections of the related real properties on a periodic or other basis;
o collecting and evaluating financial statements for the related real properties;
o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and
o     maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of the trusts will be responsible for the servicing and administration of:

o mortgage loans that are delinquent in respect of a specified number of scheduled payments;
o     mortgage loans as to which there is a material non-monetary default;
o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and
o real properties acquired as part of the trust in respect of defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related borrower's real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, the related special servicer will be required to:

o     monitor any mortgage loan that is in default;
o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property;
o initiate corrective action in cooperation with the mortgagor if cure is likely;
o     inspect the related real property; and
o     take such other actions as it deems necessary and appropriate.

         A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a real property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on:

o     the particular mortgage loan;
o     the related real property;
o     the borrower;
o     the presence of an acceptable party to assume the mortgage loan;
o and the laws of the jurisdiction in which the related real Property is located.

         If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Bankruptcy Laws."

         A special servicer may also perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible, such as performing property inspections and collecting and evaluating financial statements. A master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related trustee and/or certificateholders with respect to the mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

                                  Sub-Servicers

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Each master servicer or special servicer for one of the trusts must monitor the performance of sub-servicers that it retains.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for the related trust will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures that it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

              Collection of Payments on Mortgage-Backed Securities

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then:

o that mortgage-backed security will be registered in the name of the related trustee or its designee;
o the related trustee will receive payments on that mortgage-backed security; and
o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

    Certain Matters Regarding the Master Servicer, the Special Servicer, the
               REMIC Administrator, the Manager and the Depositor

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of the trusts may resign from its obligations in such capacity, except upon--

o the appointment of, and the acceptance of the appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or
o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. Each master servicer, special servicer and, if it receives distributions on mortgage-backed securities, manager for one of the trusts will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to such limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions as may be permitted by the rating agencies assigning ratings to the related series of certificates.

         In no event will we, any master servicer, special servicer or manager for one of the trusts, or any of our or their respective directors, officers, employees or agents be under any liability to the related trust or certificateholders for any action taken, or not taken, in good faith pursuant to the Governing Document for any series of certificates or for errors in judgment. None of those persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Governing Document for any series of certificates or by reason of reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document, or by reason of reckless disregard of those obligations or duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Governing Document for any series of offered certificates or that in its opinion may involve it in any ultimate expense or liability. However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         Any person into which we or any related master servicer, special servicer or manager may be merged or consolidated, or any person resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or any person succeeding to the business of us or any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for each series of offered certificates.

         The compensation arrangements with respect to the master servicer, special servicer and/or manager for any of the trusts will be described in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

                                    Amendment

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1)  to cure any ambiguity;
         2) to correct, modify or supplement any provision in the Governing Document that is inconsistent with any other provision in the Governing Document, in this prospectus or the related prospectus supplement or to correct any error;
         3) to maintain the ratings assigned to each class of the certificates for that series;
         4) to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;
         5) to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that code are amended or clarified so as to allow for the relaxation or elimination of that requirement;
         6) to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933 or the rules under that Act if the Securities Act of 1933 or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;
         7) to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

         8) to the extent applicable, to modify, add to or eliminate certain transfer restrictions relating to the certificates that are "residual interests" in a REMIC; or
         9)  for any other purpose.

         However, no amendment of the Governing Document for any series of offered certificates covered by clauses (4), (5), (6) or (9) may:

o     be inconsistent with the provisions of the Governing document;
o adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series; or
o result in a downgrade or withdrawal of any then current rating assigned to any class of certificates of the related series, as evidenced by written confirmation to that effect from each applicable rating agency obtained by or delivered to the related trustee.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing not less than 66-2/3%, or another percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to:

o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or
o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or
o modify the provisions of the Governing Document relating to amendments thereof without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

                           List of Certificateholders

         Three or more certificateholders of record of any series may request access to a recent list of certificateholders for that series for the purpose of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document. The related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. If the date of the list is more than 90 days before the date of receipt of the certificateholders' request, then the trustee, if it is not the certificate registrar for that series, must request from the registrar a current list and provide access to the current list promptly upon receipt.

                                   The Trustee

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

         The trustee for each series of offered certificates will make no representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party in respect of those certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Certain Matters Regarding the Trustee

         Unless the related prospectus supplement describes another source of payment, the fees of the trustee for any series of offered certificates will be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. The indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document, or by reason of its reckless disregard of those obligations or duties.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or such other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

o the subordination of one or more other classes of certificates of the same series;
o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;
o     interest rate or foreign currency exchange agreements;
o     the establishment of one or more reserve funds; or
o     any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

o     the nature and amount of coverage under that credit support;
o     any conditions to payment not otherwise described in this prospectus;
o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and o the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement certain information with respect to the obligor, if any, under any instrument of credit support.

                            Subordinate Certificates

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive distributions out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

             Insurance or Guarantees with Respect to Mortgage Loans

         The mortgage loans included in any trust may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of these default risks and the extent of the coverage.

                Arrangements Providing Interest Rate Protection

         The trust assets for a series of offered certificates may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust assets may also include:

o     interest rate exchange agreements;
o     interest rate cap agreements;
o     interest rate floor agreements; or
o other agreements or arrangements intended to reduce the effects of interest rate fluctuations.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

               Arrangements Providing Foreign Currency Protection

         If any of the mortgage assets are payable in a foreign currency, the trust assets for a series of offered certificates may include:

o     foreign currency exchange agreements; or
o other agreements and arrangements designed to reduce the effects of foreign currency fluctuations on the related mortgage assets or one or more classes of offered certificates of the related series.

         In the related prospectus supplement, we will describe any of these agreements or other arrangements. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                Letter of Credit

         If and to the extent described in the prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. Under a letter of credit, the issuing financial institution will be obligated to honor draws under the letter of credit for a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage of either:

o the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed; or
o the initial total principal balance of one or more classes of certificates of the applicable series.

         This percentage will be specified in the related prospectus supplement. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing financial institution under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

                     Certificate Insurance and Surety Bonds

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely distributions of interest and principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

                                  Reserve Funds

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                       Credit Support with Respect to MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of the trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the underlying mortgage loans will be secured by multifamily and commercial properties in the United States. Some mortgage loans underlying a series of offered certificates may be secured by multifamily and commercial properties outside the United States.

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law and these laws may differ substantially, the summaries do not purport to cover all applicable laws, to reflect the laws of any particular state or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws in the related prospectus supplement, to the extent they vary materially from this discussion. For purposes of this discussion, "mortgage loan" means a multifamily or commercial mortgage loan that directly or indirectly backs a series of offered certificates.

         Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are called "mortgages" in this prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the covered real property, and represents the security for the repayment of the indebtedness evidenced by the note or bond. The priority of this lien or interest depends on the terms of the mortgage. The priority, in some cases, will depend on:

o the terms of separate subordination agreements or inter-creditor agreements with others that hold interests in the real property;
o     the knowledge of the parties to the mortgage; and
o the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                          Types of Mortgage Instruments

         There are two parties to a mortgage-

o a mortgagor, who is the owner of the encumbered interest into the subject property and usually the borrower; and
o     a mortgagee, who is the lender.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are-

o        the trustor, the equivalent of a mortgagor;
o        the trustee to whom the real property is conveyed; and
o        the beneficiary, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the related note or bond.

         A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         If the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

o     the express provisions of the related instrument;
o     the law of the state in which the real property is located;
o     certain federal laws; and
o     in some deed-of-trust transactions, the directions of the beneficiary.

                                Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's rights under, and all income from, each lease. The borrower generally retains a revocable license to directly collect the rents until a default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents directly. Local law may require that the lender take possession of the property, obtain a court-appointed receiver and/or take other similar action before becoming entitled to collect the rents.

         Mortgages that encumber a hotel or motel generally require the borrower to pledge room rates as additional security for the loan. In most states, these rates are considered accounts receivable under the Uniform Commercial Code. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of the trusts even if the security interest in the room rates was not perfected or the requisite Uniform Commercial Code filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower without a hearing or the lender's consent or unless the lender's interest in the room rates is given adequate protection, such as a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Foreclosure--Bankruptcy Laws".

                                Personal Property

         Certain types of mortgaged properties, such as hotels, motels and nursing homes, may include personal property that may, to the extent owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in one of the trusts even if the security interest in the personal property was not perfected or the requisite Uniform Commercial Code filings were allowed to lapse.

                                   Foreclosure

Foreclosure Procedures Vary From State to State

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         The two primary methods of foreclosing a mortgage are:

o     judicial foreclosure, involving court proceedings; and
o non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are made. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a recorded subordinate interest in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Difficulties in locating defendants can delay proceedings. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon a successful completion of the judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property. The proceeds of the public sale are used to satisfy the judgment. These sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

         Courts have traditionally used general equitable principles to limit the remedies available to lenders in foreclosure actions where the court viewed the foreclosures as harsh or unfair. Relying on these principles, a court may:

o alter the specific terms of a loan as necessary to prevent or remedy an injustice, undue oppression or overreaching;
o require the lender to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;
o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
o limit the lender's foreclosure rights in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the statutory notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

         In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows the trustee to conduct a non-judicial public sale generally following a request from the beneficiary/lender to sell the property after a default by the borrower if notice of sale is given in accordance with the terms of the mortgage and applicable state law.

         In some states, prior to a non-judicial public sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right during a reinstatement period required in some states to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of:

o difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and
o possible physical deterioration of the property that may have occurred during the foreclosure proceedings.

         Therefore, it is common for the lender to purchase the mortgaged property, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to:

o     pay debt service on any senior mortgages;
o     pay taxes;
o     obtain casualty insurance; and
o     make repairs necessary to render the property suitable for sale.

         The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may have to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have the right to redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         Equity of redemption is a common-law, non-statutory right that should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property after a foreclosure. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property, because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to own the property until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation

         Some or all of the mortgage loans may be non-recourse loans. Recourse after default on these loans will be limited to the related mortgaged property and any other assets pledged to secure the related mortgage loan. However, even if a mortgage loan provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other states may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be precluded from foreclosing upon the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

         Mortgage loans may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

o requires the lessor to give the lender notices of lessee defaults and an opportunity to cure them;

o permits the leasehold estate to be assigned to and by the lender or the purchaser at a foreclosure sale; and
o contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Certain mortgage loans, however, may be secured by ground leases that do not contain these provisions.

Cooperative Shares

         Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on a borrower's fee estate in real property. The loan typically is subordinate to any mortgage on the cooperative's building. This mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to the shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

         The U.S. bankruptcy code and state insolvency laws may interfere with or affect a lender's ability to realize upon collateral and/or to enforce a deficiency judgment. For example, under the U.S. bankruptcy code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, affecting the debtor are automatically stayed upon the filing of the bankruptcy petition. It is not unusual for the debtor to make no interest or principal payments during the course of the bankruptcy case. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienholder may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. bankruptcy code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances, provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things:

o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, which would leave the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
o     extend or shorten the term to maturity;
o permit the debtor to cure a mortgage loan default by paying the arrearage over a number of years; or
o permit the debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or blocking the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Even if the lender is ultimately allowed to enforce the assignment, the legal proceedings necessary to resolve the issue could be time-consuming, and cause delays in the lender's receipt of the rents

         The commencement of a bankruptcy case involving the tenant under a lease of the related property may impair a borrower's ability to make payment on a mortgage loan. Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition. In addition, the U.S. bankruptcy code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

o     assume the lease and retain it or assign it to a third party; or
o     reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the debtor rejects the lease, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. bankruptcy code also limits a lessor's damages for lease rejection to:

o the rent under the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus
o unpaid rent to the earlier of the surrender of the property or the tenant's bankruptcy filing.

                          Environmental Considerations

         A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. These environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions. These remedial or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

         Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

CERCLA

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly referred to as "CERCLA", imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the mortgaged property. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so-called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. This Act offers substantial protection to lenders by defining the activities in which a lender can engage without losing the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if:

o it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices; or
o assumes day-to-day management of operational functions of the mortgaged property.

         The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it purchases a mortgaged property at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

         Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may permit third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and imposes treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. The owner of a property where these circumstances exist may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. Although it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations

         Remediating hazardous substance contamination at a property can be very costly. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender must operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may have to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Environmental Site Assessments

         In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related series of offered certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems.

                  Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations prescribed in that Act and the regulations promulgated under the Act.

                 Junior Liens; Rights of Holders of Senior Liens

         Any of the trusts may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied in accordance with the law of the state in which the property is located. Generally, that order is as follows:

o first, to the payment of court costs and fees in connection with the foreclosure;
o     second, to real estate taxes;
o third, in satisfaction of all principal, interest, any prepayment or acceleration penalties, and any other sums due and owing to the holder of the senior liens; and
o last, in satisfaction of all principal, interest, any prepayment and acceleration penalties and any other sums due and owing to the holder of the junior mortgage loan.

                              Subordinate Financing

         The terms of certain of the mortgage loans may not restrict the borrower from using the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. If a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is exposed to the following additional risks:

o     the borrower may have difficulty servicing and repaying multiple loans;
o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not permit recourse, a borrower may have more incentive to repay sums due on the subordinate loan;
o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior priority in favor of the junior lender;
o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                 Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that require the borrower to pay a late charge or additional interest if payments are late. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                           Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to re-impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state may adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to re-impose interest rate limits and/or to limit discount points or other charges.

                          Certain Laws and Regulations

         Multifamily and commercial properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply, together with an inability to remedy any failure, could result in material diminution in the value of a mortgaged property.

                         Americans with Disabilities Act

         Under Title III of the Americans with Disabilities Act of 1990 and the related rules, public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                 Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of a loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Act.

         Application of the Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect the full amount of interest on certain of the mortgage loans underlying the offered certificates. Any shortfalls in interest collections resulting from the application of the Act would result in a reduction of the amounts distributable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period after the active duty status ceases.

                    Forfeitures in Drug and RICO Proceedings

         Federal law provides that the government can seize property owned by persons convicted of drug-related crimes or criminal violations of the Racketeer Influenced and Corrupt Organizations, or "RICO" statute, if the property was used in, or purchased with, the proceeds of those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that:

o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or
o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless otherwise specified in the related prospectus supplement, our counsel for each series will be Morrison & Hecker L.L.P.

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 (for purposes of this "Federal Income Tax Consequences" section and the "ERISA Considerations" section, the "Code"). It does not purport to discuss all federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, such as:

o     banks;
o     insurance companies; and
o     foreign investors.

         Further, this discussion and the opinion referred to below are based on authorities that can change, or be interpreted differently, with possible retroactive effect. No rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and
o     is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of three general types:

o certificates representing interests in a trust, or a portion of a trust, as to which a designated party under the related Governing Document (the "REMIC Administrator") will make a real estate mortgage investment conduit ("REMIC") election under Sections 860A through 860G of the Code;
o certificates representing interests in a trust, or portion of a trust, as to which a fixed asset securitization investment trust ("FASIT") election is made under Section 860L of the Code; and
o certificates ("Grantor Trust Certificates") representing interests in a trust or a portion of a trust (a "Grantor Trust Fund"), as to which no REMIC or FASIT election will be made.

         The prospectus supplement for each series will indicate whether a REMIC election, or elections, will be made for the related trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either a grantor trust for federal income tax purposes or a FASIT. For purposes of this tax discussion, references to a

"certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is limited in applicability to the offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust consist solely of mortgage loans. To the extent that other trust assets, including mortgage-backed securities and government securities, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under such sections (the "OID Regulations"). It is also based on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those statutes (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     REMICs

                            Classification of REMICs

         With respect to each series as to which the REMIC Administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document and certain other documents, and subject to certain assumptions set forth therein, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" (such certificates, the "REMIC Regular Certificates") or the sole class of "residual interests" (such certificates, the "REMIC Residual Certificates") in that REMIC within the meaning of sections 860A-860G of the Code.

                            Qualification as a REMIC

         In order for the trust to qualify as a REMIC, there must be ongoing compliance on the part of the trust with the requirements set forth in the Code. The trust must fulfill an asset test, which requires that no more than a de minimis portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Governing Document for each series will contain provisions intended to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfer of REMIC Residual Certificates to Certain Organizations."

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period after that date pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans if, in general:

o the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or
o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

         If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either:

o in exchange for any qualified mortgage within a three-month period thereafter; or
o in exchange for a "defective obligation" within a two-year period thereafter.

         A "defective obligation" includes:

o     a mortgage in default or as to which default is reasonably foreseeable;

o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

o     a mortgage that was fraudulently procured by the mortgagor; and

o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

         A mortgage loan that is "defective" as described in the last bullet point and that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this discussion, where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgaged properties underlying a series of certificates, references to the mortgaged properties will be deemed to refer to that portion of the mortgaged properties held by the trust fund which does not include the fixed retained yield.

         Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not to exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which the property is acquired, with extensions granted by the IRS.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for that year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the related trust's income for the period in which the requirements for the status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain the related trust's status as a REMIC under the Code. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

              Characterization of Investments in REMIC Certificates

         If 95% or more of the assets of the REMIC qualify for any of the following characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year:

o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and
o assets described in Section 7701(a)(19)(C) of the Code (to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)).

         Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If less than 95% of the REMIC's assets consist of assets described the preceding paragraph, then a REMIC certificate will qualify for the corresponding tax treatment in such categories in the proportion that such REMIC assets are qualifying assets.

         In addition, the REMIC Regular Certificates will be:

o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and

o "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or "FASIT".

         The REMIC Administrator will determine the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections of the Code, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections of the Code. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, we will describe in the related prospectus supplement the mortgage loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code.

         To the extent an offered certificate represents ownership of an interest in any mortgage loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of the certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code. Also the interest on the certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code.

         Finally, holders of REMIC Certificates should be aware that:

o REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(3)(A)(i); and
o REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A).

         REMIC certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

                             Tiered REMIC Structures

         For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, assuming compliance with all provisions of the related Governing Document, the Tiered REMICs will each qualify as a REMIC, and the REMIC Certificates issued by the Tiered REMICs will be considered "regular interests" or the sole class of "residual interests" to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the Code.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

                Taxation of Owners of REMIC Regular Certificates

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Unless otherwise provided herein, interest on the REMIC Regular Certificates will be taxed as ordinary income to the holders of such Certificates using the accrual method of accounting, regardless of the certificateholder's normal methods of accounting.

Original Issue Discount

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section. Further, the application of the OID Regulations to the REMIC Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretation with regard to, several relevant issues.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that Congress intended that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate will be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the prepayment assumption will not be challenged by the IRS on audit.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold to the public (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the related date of initial issuance, the issue price for such class will be its fair market value on the related issue date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.

         Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the instrument, at:

o     a "single fixed rate";
o     a "qualified floating rate";
o     an "objective rate";
o a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate"; or o a combination of "qualified floating rates" that can reasonably be expected to have approximately the same values throughout the term of the instrument.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to those certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the related issue date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the related issue date is treated as part of the overall cost of that REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the related issue date to the first payment date should be included in the stated redemption price of that REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition, original issue discount on a REMIC Regular Certificate will be considered zero if it is less than a de minimis amount determined under the Code. Original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying:

o the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the relevant prepayment assumption, by
o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate.

         Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

o     the total amount of such de minimis original issue discount; and
o a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate.

         The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", a calculation will be made of the portion of the original issue discount that accrued during such accrual period. Unless we state otherwise in the related prospectus supplement, each accrual period will begin on a date that corresponds to a payment date, or in the case of the first period, begins on the issue date, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

o        the sum of:
         (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods; and

         (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding sentence will be calculated:

o assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the applicable prepayment assumption;
o using a discount rate equal to the original yield to maturity of the certificate; and
o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the applicable prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the total amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods other than amounts of qualified stated interest. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day. Although original issue discount will be reported to certificateholders based on the applicable prepayment assumption, there is no assurance that the mortgage loans will be prepaid at that rate and no representation is made to the certificateholders that mortgage loans will be prepaid at that rate or at any other rate.

         A subsequent purchaser of a REMIC Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each daily portion will be reduced, if that cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the total original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day between payment dates equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes such day; plus

o the daily portions of original issue discount for all days during the accrual period prior to such day.

         A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to the holder of the certificate. The holder will instead only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments the certificateholder could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under certain circumstances that are not default related. A "Stripped Interest Certificate" is a certificate that entitles the holder to payment of interest, with disproportionate, little or no payments of principal.

Market Discount

         A certificateholder that purchases a REMIC Regular Certificate at a market discount, other than a de minimis amount, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally must allocate the portion of each distribution representing some or all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         The OID Regulations also permit a certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. If a certificateholder makes this election with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of that REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations. It is likely that the IRS would apply the same rule with respect to market discount, presumably taking into account the applicable prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. The Treasury Department has not yet issued treasury regulations implementing the market discount rules; therefore, you should consult your own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278. Until the Treasury Department issues regulations, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

o     on the basis of a constant yield method;
o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period; or
o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium

         A REMIC Regular Certificate purchased at a cost that is greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. For the purposes of the preceding sentence, any portion of that cost attributable to accrued qualified stated interest at maturity is excluded. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize this premium under the constant yield method over the life of the certificate. If a holder elects to amortize the premium, that premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest (and not as a separate deduction item). If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Code. These rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether those certificates have original issue discount.

         The Treasury Department issued final Treasury regulations in December 1997 which address the amortization of bond premiums (the "Premium Amortization Regulations"). The preamble to the Premium Amortization Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Amortization Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Amortization Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Amortization Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.

Realized Losses

         Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until that holder's certificate becomes wholly worthless (that is, until its principal balance has been reduced to zero), and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the related mortgage loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of that loss or reduction in income.

                Taxation of Owners of REMIC Residual Certificates

General

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to income from prohibited transactions and certain other transactions. See "-Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. Ordinary income derived from the REMIC Residual Certificates will be "portfolio income" for taxpayers subject to the Code Section 469 limitation or the deductibility of "passive losses." The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination.

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or net loss of the REMIC for each day that it holds that REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce or increase the income of a REMIC Residual Certificateholder that purchased that REMIC Residual Certificate from a prior holder of that certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate from the seller of that certificate in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, it is recommended that holders of REMIC Residual Certificates consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders must report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "non-economic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by those REMIC Residual Certificateholders for the corresponding period may significantly adversely affect those REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Residual Interests in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences".

Taxable Income of the REMIC

         The taxable income of the REMIC will equal:

o     the income from the mortgage loans and other assets of the REMIC; plus
o any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates; less
o     the sum of:
      1. the deductions allowed to the REMIC for interest, including original issue discount;
      2.  stated interest for Regular Certificates;
      3.  amortization of any premium with respect to mortgage loans; and
      4. servicing fees and other expenses (except as otherwise stated in this prospectus).

         For purposes of determining its taxable income, the REMIC will have an initial total basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or, if a class of REMIC Certificates is not sold initially, their fair market values. Such total basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.

         The issue price of any REMIC Certificates offered by this prospectus will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of those interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, that is, under the constant yield method taking into account the applicable prepayment assumption. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing this discount income that is analogous to that required to be used by a REMIC for mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which that election applies may be amortized under a constant yield method, presumably taking into account the applicable prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described in that section will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of that class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount".

         As a general rule, a REMIC will determine its taxable income in the same manner as if it were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, the REMIC may not take into account any item of income, gain, loss or deduction allocable to a prohibited transaction. See "-Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC level. As a result, the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Pass-Through of Non-Interest Expenses of the REMIC as Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the holder of a REMIC Residual Certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to that holder.

         A holder of a REMIC Residual Certificate may not take into account any net loss for any calendar quarter to the extent the net loss exceeds the holder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of the holders of REMIC Residual Certificates to deduct net losses may be subject to additional limitations under the Code. We recommend that you consult your tax advisors as to these limitations.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of that REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in those REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in those REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders (and increases in such initial bases either occur after such distributions or, together with their initial bases, are less than the amount of such distributions), gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a holder of a REMIC Residual Certificate may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to that holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

Excess Inclusions

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. For holders of REMIC Residual Certificates, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;
o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and
o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however "-Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and
o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

o the daily portions of REMIC taxable income allocable to that REMIC Residual Certificate, over
o the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

         The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the issue date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to:

o     the issue price of the REMIC Residual Certificate;
o     increased by the sum of the daily accruals for all prior quarters; and
o decreased, but not below zero, by any distributions made with respect to that REMIC Residual Certificate before the beginning of that quarter.

         The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

          Although it has not done so, the Treasury Department also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

         The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have:

o a total issue price at least equal to 2% of the total issue prices of all of the related REMIC's regular and residual interests; and
o the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

         In the related prospectus supplement we will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations. Any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the total excess inclusions with respect to those REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by a thrift institution since November 1, 1995.

Noneconomic REMIC Residual Certificates

         Under the REMIC Regulations, transfers of "non-economic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on that "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up call or required liquidation provided for in the REMIC's organizational documents:

1. the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and
2. the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee as well as the prospective transferee's acknowledgement that it understands that it may incur tax liabilities in excess of any cash flow generated by the REMIC Residual Interest. In addition, the transferor will also be required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of that REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the first purchaser.

         We will disclose in the related prospectus supplement whether offered REMIC Residual Certificates may be considered "non-economic" residual interests under the REMIC Regulations. Any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "-Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules

         The IRS recently released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. It is recommended that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding the Mark-to-Market Regulations.

Foreign Investors

         The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person (as defined below in "--Foreign Investors in REMIC Certificates") unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         Any attempted transfer or pledge in violation of the transfer restrictions will be absolutely null and void and will vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax that may be imposed on a pass-through entity.

         Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "-Foreign Investors in REMIC Certificates") will be prohibited under the related Governing Document. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement any additional restrictions applicable to transfers of certain REMIC Residual Certificates to those persons.

Pass-Through of Non-Interest Expenses of the REMIC as Itemized Deductions

         A REMIC will generally allocate its fees and expenses to the holders of the related REMIC Residual Certificates. Temporary Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, such fees and expenses and a matching amount of additional income will be allocated among holders of the related REMIC Regular and Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. Unless we state otherwise in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         A holder of a REMIC Residual Certificates or REMIC Regular Certificates, who receives an allocation of fees and expenses in accordance with the preceding discussion, and who is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts will:

o add an amount equal to that individual's, estate's or trust's share of those fees and expenses to that holder's gross income; and
o treat that individual's, estate's or trust's share of those fees and expenses as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they, together with other miscellaneous itemized deductions of the holder, exceed 2% of such taxpayer's adjusted gross income.

          In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

o 3% of the excess of the individual's adjusted gross income over that amount; and
o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. As a result, these certificateholders may have total taxable income in excess of the total amount of cash received on the certificates with respect to interest at the pass-through rate on such certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for:

o     individuals;
o     estates or trusts; or
o pass-through entities beneficially owned by one or more individuals, estates or trusts.

          It is recommended that these prospective investors consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates

         If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal:

o     the cost of the REMIC Regular Certificate to the certificateholder;
o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income); and
o reduced (but not below zero) by distributions (other than qualified stated interest) on that REMIC Regular Certificate received by that certificateholder and by any amortized premium.

         The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. However, REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that a bank or thrift institution's gain or loss recognized from the sale of a REMIC Certificate to which this Section applies will be ordinary income or loss. The Code as of the date of this prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent of the gain that does not exceed the excess, if any, of:

o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued on the certificate at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of the REMIC Regular Certificate; over
o the amount of ordinary income actually includible in the seller's income prior to the sale.

         In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Certificate was held by that holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a non-corporate taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires that REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of a sale, that sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

                   Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means:

o     the disposition of a mortgage loan;
o the receipt of income from a source other than a mortgage loan or certain other permitted investments;
o     the receipt of compensation for services; or
o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a real property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired real property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, if the person has sufficient assets to do so, and the tax arises out of a breach of that person's obligations under the related Governing Document. Any such tax not borne by a REMIC Administrator, master servicer, special servicer, manager or trustee would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

                   Tax and Restrictions on Transfers of REMIC
                 Residual Certificates to Certain Organizations

         An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that;

o residual interests in the entity are not held by disqualified organizations; and
o information necessary for the application of the tax described in this prospectus will be made available.

         Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Governing Document, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed on the transfer of that REMIC Residual Certificate in an amount (determined under the REMIC Regulations) equal to the product of:

o the present value of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and
o     the highest marginal federal income tax rate applicable to corporations.

         The present value will be calculated using a discount rate equal to the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on:

o     events that have occurred up to the time of the transfer;
o     the Prepayment Assumption; and
o any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

         This tax generally would be imposed on the transferor of the REMIC Residual Certificate. However, if the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. A transferor of a REMIC Residual Certificate would in no event be liable for this tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that this affidavit is false.

         In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity that owns a Residual Certificate, the pass-through entity must pay tax equal to the product of (1) the amount of excess inclusion income of the REMIC for that taxable year allocable to the interest held by the Disqualified Organization; multiplied by (2) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity:

o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or
o a statement under penalties of perjury that the record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section

860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, a "disqualified organization" means:

o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental agency);
o any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax or "unrelated business taxable income" imposed by
      Section 511 of the Code; or
o     a rural electric or telephone cooperative.

         For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Liquidation and Termination

         A REMIC will terminate after the payment date following the REMIC's receipt of the final payment in respect of the mortgage loans or upon the REMIC's sale of its assets following its adoption of a plan of complete liquidation. If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transaction Tax. The REMIC must credit or distribute in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in that certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of this difference.

                   Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. Tax information reports will be furnished quarterly to each REMIC Residual Certificateholder who holds a REMIC Residual Certificate on any day in the prior calendar quarter as discussed below.

         As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Certificates in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual Certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any of these REMIC items. Adjustments made to the REMIC's tax return may require a holder of a REMIC Residual Certificate to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of the return of a holder of a REMIC Residual Certificate.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS. Holders of REMIC Regular Certificates that are:

o     corporations;
o     trusts;
o     securities dealers; and
o     certain other non-individuals;

will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a privately placed REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including:

o     income;
o     excess inclusions;
o     investment expenses; and
o     relevant information regarding qualification of the REMIC's assets;

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, these regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we state otherwise in the related prospectus supplement, the REMIC Administrator will have the responsibility for complying with the foregoing reporting rules.

              Backup Withholding with Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, the IRS may impose certain penalties on a recipient of payments that is required to supply information but does not do so in the proper manner.

                     Foreign Investors in REMIC Certificates

         Unless we stated otherwise in the related prospectus supplement, a holder of a REMIC Regular Certificate that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate generally will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate if the holder complies to the extent necessary with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United State Person and providing the name and address of the certificateholder. If a non-United States Person's REMIC Regular Certificate is effectively connected with the conduct by the Certificateholder of a trade or business within the United States, then the income realized on the certificate will be subject to U.S. income tax at regular graduated income tax rates.

         For these purposes, "United States Person" means:

o     a citizen or resident of the United States;
o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;
o an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or
o a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a holder of a REMIC Residual Certificate that owns directly or indirectly a 10% or greater interest in the certificates. If the holder does not qualify for exemption, distributions of interest to that holder, including distributions in respect of accrued original issue discount, may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and (1) owns 10% or more of one or more underlying borrowers or (2) if the holder is a controlled foreign corporation, is related to one or more borrowers.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates will be prohibited under the related Governing Document to any investor that is:

o     a foreign person; or
o a United States Person, if classified as a partnership under the Code, unless all of its beneficial owners are United States Persons.

                               Grantor Trust Funds

                      Classification of Grantor Trust Funds

         With respect to each series of certificates as to which no REMIC election will be made, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion, a certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

          Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

         In the case of Grantor Trust Fractional Interest Certificates, unless we state otherwise in the related prospectus supplement, our counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in:

o     "loans secured by an interest in real property" within the meaning of
      Section 7701(a)(19)(C)(v) of the Code, but generally only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;
o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;
o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and
o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, our counsel will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund:

o consisting of mortgage loans that are "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;
o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and
o interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code;
o it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Our counsel will not deliver any opinion on these questions. We recommend that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be:

o "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and,
o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates

         Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be:

o required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, in accordance with their method of accounting; and
o will be entitled to deduct their shares of any such reasonable servicing fees and other expenses subject to the limitations discussed below.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans.

         Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for these reasonable servicing fees and expenses only to the extent that the total of that holder's miscellaneous itemized deductions exceeds 2% of that holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

o 3% of the excess of the individual's adjusted gross income over such amount; or
o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, these fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to resume some or all of the principal payments creates "stripped bonds" with respect to principal payments and stripped coupons with respect to interest payments. Grantor Trust Fractional Interest Certificates may be subject to those rules if:

o a class of Grantor Trust Strip Certificates is issued as part of the same series; or
o we or any of our affiliates retains (for our or their own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

o     the treatment of certain stripped bonds as market discount bonds; and
o     de minimis market discount.

         See "--REMICs--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report original issue discount from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount. This economic accrual of income includible in the income of the Grantor Trust Fractional Interest Certificateholder in any taxable year may exceed amounts actually received during the year.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be:

o the sum of all payments to be made on such certificate, other than "qualified stated interest", if any;
o     the certificate's share of reasonable servicing fees and other expenses.

         See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" below for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of:

o the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of that month (see "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Sales of Grantor Trust Certificates" below); and
o the yield of the Grantor Trust Fractional Interest Certificate to the holder.

         The yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by us, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires:

o the use of a reasonable prepayment assumption in accruing original issue discount; and

o adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments.

         Legislation in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether:

o     a prepayment assumption will be applied
      1) collectively to all a taxpayer's investments in pools of debt instruments; or
      2) on an investment-by-investment basis; and
o     the assumed prepayment rate is to be determined based on conditions:
      1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate or,
      2) with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.

         It is recommended that certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

o a prepayment assumption determined when certificates are offered and sold hereunder; and
o on a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or any other rate or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o there is no original issue discount or only a de minimis amount of original issue discount; or
o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than the product of:

o     0.25% of the stated redemption price; and
o     the weighted average years to maturity of the mortgage loans,

then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

If Stripped Bond Rules Do Not Apply

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower. The stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser", or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain:

o     whether a prepayment assumption will be applied:
     (1) collectively to all a taxpayer's investments in pools of debt instruments; or
     (2) on an investment-by-investment basis.
o as to investments in Grantor Trust Fractional Interest Certificates, whether the assumed prepayment rate is to be determined based on conditions:
     (1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate or,
     (2) with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

         We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the mortgage loans held in the related trust must also include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the total "adjusted issue prices" of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on the mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes that day; and
o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by:

o the total amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by
o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

o a prepayment assumption determined when certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and
o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or any other rate; or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount

         If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount". That is:

o in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above); or
o in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above).

         If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through that month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option:

o     on the basis of a constant yield method;
o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period; or
o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether:

o     a prepayment assumption will be applied:
     (1) collectively to all of a taxpayer's investments in pools of debt instruments, or
     (2) on an investment-by-investment basis; and
o     the assumed prepayment rate is to be determined:
     (1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate, or
     (2) with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

         Moreover, because regulations clarifying the legislation referred to in the preceding paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market. We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should also refer to the related prospectus supplement with respect to each series to determine whether and in what manner the market discount will apply to mortgage loans in that series purchased at a market discount.

         To the extent that the mortgage loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates --Original Issue Discount" above.

         Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans. If such an election is made to accrue market discount on a Grantor Trust Fractional Interest Certificate on a constant yield basis, such election is deemed made with respect to all other debt instruments with market discount which the certificateholder acquires during the year of election or thereafter.

Premium

         If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be:

o allocated among the payments of stated redemption price on the mortgage loan; and
o allowed as a deduction as such payments are made (or, for a certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         A certificateholder that makes this election for a mortgage loan or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

         It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Fractional Interest Certificate representing an interest in a mortgage loan acquired at a premium should recognize a loss if a mortgage loan with respect to an asset prepays in full, equal to the difference between:

o the portion of the prepaid principal amount of the mortgage loan or underlying mortgage loan that is allocable to the certificate; and
o the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan.

         If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The IRS has issued Premium Amortization Regulations. The Premium Amortization Regulations specifically do not apply to pre-payable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Premium Amortization Regulations.

Taxation of Owners of Grantor Trust Strip Certificates

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, we recommend that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to these certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. This yield would be calculated based on:

o     the price paid for that Grantor Trust Strip Certificate by its holder; and
o     the payments remaining to be made thereon at the time of the purchase;
o plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans.

         See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that:

o a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments; and

o adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption.

         It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions:

o     at the time of the first sale of the Grantor Trust Strip Certificate or,
o with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to the holder of the certificate. The holder will instead only be permitted to offset the negative amount against future positive original issue discount (if any) attributable to the certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments the certificateholder could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

o the applicable prepayment assumption disclosed in the related prospectus supplement; and o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or at any other rate; or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. We recommend that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the applicable prepayment assumption.

Sales of Grantor Trust Certificates

         Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except as described below.

         The adjusted basis of a Grantor Trust Certificate generally will equal its cost:

o increased by any income reported by the seller, including original issue discount and market discount income; and
o     reduced (but not below zero) by any:
      (1) previously reported losses;
      (2) amortized premium; and
      (3) distributions with respect to such Grantor Trust Certificate.

         The Code as of the date of this prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. The "applicable Federal rate" is computed and published monthly by the IRS.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting

         Unless we state otherwise in the related prospectus supplement, the trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of the distribution allocable to:

o     principal on the underlying mortgage loans; and
o     interest thereon at the related pass-through rate.

         In addition, the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during the year:

o information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer; and
o such other customary factual information as the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns.

         The trustee will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, we can give no assurance that the IRS will agree with the trustee's information reports of such items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On August 13, 1998, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman. A middleman would include, but is not limited to:

o     a custodian of a person's account;
o     a nominee; and
o     a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

Backup Withholding

         In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

Foreign Investors

         In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates. However, unless we state otherwise in the related prospectus supplement, Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                     FASITs

         If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of the Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT certificates, our counsel will advise us that in such firm's opinion, assuming:

o     the making of such an election;
o     compliance with the pooling agreement; and
o compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder,

each FASIT pool will qualify as a FASIT. In that case, the regular certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered to be "ownership interest" in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

         FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain requirements on certain employee benefit plans, and on other retirement plans and arrangements, including:

o     individual retirement accounts and annuities,
o     Keogh plans,
o     collective investment funds,
o     separate accounts, and
o     insurance company general accounts,
o as well as on funds or entities in which these plans, accounts or arrangements are invested.

         ERISA and the Code also impose certain requirements on fiduciaries of these plans, accounts or arrangements, in connection with the investment of the assets of the related plan, account or arrangement.

         Some employee benefit plans, such as governmental plans, and church plans which have not made an election under the Code are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state laws. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

         ERISA imposes certain general fiduciary requirements on fiduciaries, including:

o     investment prudence and diversification; and
o the investment of the assets of the related plan, account or arrangement in accordance with the documents governing the plan, account or arrangement.

         Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving assets of a plan, account or arrangement and persons who have certain specified relationships to the plan, account or arrangement, unless a statutory or administrative exemption is available. The types of transactions that are prohibited include:

o     sales, exchanges or leases of property;
o     loans or other extensions of credit; and
o     the furnishing of goods and services.

         Certain persons that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code and/or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan, account or arrangement for any losses realized by the plan, account or arrangement for any profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

         Regulation of Assets Included in a Plan, Account or Arrangement

         A fiduciary's investment of the assets of a plan, account or arrangement in offered certificates may cause the underlying mortgage assets and other trust assets to be deemed assets of the plan, account or arrangement.
Section 2510.3-101 of the United States Department of Labor regulations provides that when a plan, account or arrangement acquires an equity interest in an entity, the assets of the plan, account or arrangement include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. The underlying assets will not be included if the equity participation in the entity is not "significant". Equity participation by benefit plan investors will be "significant" if, on any date, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors, which include benefit plans such as governmental plans, church plans and other plans not subject to ERISA. The percentage owned by benefit plan investors is determined by excluding the investments of persons:

o     with discretionary authority or control over the assets of the entity;
o who provide investment advice directly or indirectly for a fee with respect to the assets; and
o     who are affiliates of the these persons.

         In the case of a trust, investments by us or by the related trustee, master servicer, special servicer, any other party with discretionary authority over the trust assets and the affiliates of these persons will be excluded.

         Because the availability of this exemption depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

         A fiduciary of an investing plan is any person who in connection with the assets of the plan, account or arrangement:

o has discretionary authority or control over the management or disposition of assets; or
o     provides investment advice for a fee.

         If the mortgage loans and other trust assets constitute assets of a plan, account or arrangement, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, any sub-servicer or affiliates of these parties may be deemed to be a "fiduciary" with respect to the investing plan, account or arrangement and be subject to the fiduciary responsibility provisions of ERISA. In addition, if the trust assets constitute assets of a plan, account or arrangement, transactions involving the trust assets may involve prohibited transactions under ERISA or the Code. For example, if a person who has a relationship to a plan, account or arrangement is a borrower under a mortgage loan included in the trust assets, the purchase of certificates by the plan, account or arrangement could constitute a prohibited loan between the plan, account or arrangement and the party in interest.

         The Department of Labor regulations provide that where a plan, account or arrangement purchases a "guaranteed governmental mortgage pool certificate", the assets of the plan, account or arrangement include the certificate but do not include any of the mortgages underlying the certificate. The regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain certificates issued or guaranteed by the federal Home Loan Mortgage Corporation, the Government National Mortgage Association or the Federal National Mortgage Association but do not include certificates issued or guaranteed by the Federal Agricultural Mortgage Corporation. Accordingly, even if these types of mortgaged-backed securities, other than Federal Agricultural Mortgage Corporation certificates, included in the trust assets were deemed to be assets of the investors of a plan, account or arrangement, the underlying mortgages, other than the mortgages underlying any Federal Agricultural Mortgage Corporation certificates, would not be treated as assets of the plan, account or arrangement. Private label mortgage participations, mortgage pass-through certificates, Federal Agricultural Mortgage Corporation certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a plan, account or arrangement could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, REMIC administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, has, or acquires, a relationship to an investing plan, account or arrangement.

         If you invest on behalf of a plan, account or arrangement, you should consult your legal counsel and review the ERISA discussion in the related prospectus supplement before purchasing any certificates.

                        Prohibited Transaction Exemptions

         If you are a fiduciary of a plan, account or arrangement, before purchasing any offered certificates, you should consider the availability of one of the Department of Labor's prohibited transaction exemptions, such as prohibited transaction class exemption 75-1, which exempts certain transactions involving plans, accounts and arrangements and certain broker-dealers, reporting dealers and banks.

         We cannot provide any assurance that such a class exemption will apply with respect to any particular investment on behalf of a plan, account or arrangement in the certificates or, even if it were deemed to apply, that the exemption would apply to all transactions that may occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, such as the one discussed below.

                             Underwriters Exemptions

         The Department of Labor has issued individual prohibited transaction exemptions to most of the underwriters that we would use. Each of these individual prohibited transaction exemptions generally exempt from the application of the prohibited transaction provisions of ERISA and the Code certain transactions relating to, among other things:

o     the servicing and operation of certain trust assets pools, and
o the purchase, sale and holding of certain certificates that are underwritten by that underwriter, or any person under common control with that underwriter.

         In order for these exemptions to apply, certain requirements must be satisfied, including:

o the acquisition of the certificate by a plan, account or arrangement must be on terms that are at least as favorable to the plan, account or arrangement as they would be in an arm's-length transaction with an unrelated party;
o the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by the other certificates evidencing interests in the same mortgage asset pool;
o at the time of its acquisition by the plan, account or arrangement, the certificate must be rated in one of the three highest generic rating categories of any nationally recognized statistical rating organization;
o the trustee cannot be an affiliate of us, the servicer and certain other persons;
o the sum of all payments made to and retained by the trustee, the servicer and certain other persons must represent not more than reasonable compensation for underwriting the certificates;
o the sum of all payments made to and retained by us must represent not more than the fair market value of obligations deposited in the trust;

o the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services and reimbursement of such person's reasonable expenses in connection therewith; and
o     the investing plan, account or arrangement must be an accredited investor.

         The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of these exemptions.

                       Insurance Company General Accounts

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

         Pursuant to Section 401(c) of ERISA, the Department of Labor was required to issue final regulations no later than December 31, 1997, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan, account or arrangement on or before December 31, 1998, which general account assets constitute assets of the plan, account or arrangement. The Department of Labor has not yet issued such final regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after those final regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute assets of a plan, account or arrangement, unless:

o as otherwise provided by the Secretary of Labor in those final regulations to prevent avoidance of the regulations; or
o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

         Any assets of an insurance company general account which support insurance policies issued to a plan, account or arrangement after December 31, 1998 or issued to a plan, account or arrangement on or before December 31, 1998 for which the insurance company does not comply with the final regulations under section 401(c) of ERISA may be treated as assets of the plan, account or arrangement. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still treated as assets of any plan, account or arrangement invested in the separate account. If you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and the availability of exemptive relief under prohibited transaction class exemption 95-60.

Consultation With Counsel

         If you are a plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

                              Tax Exempt Investors

         A plan, account or arrangement that is exempt from federal income taxation pursuant to Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a tax-exempt plan, account or arrangement will be considered "unrelated business taxable income" and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for entities, the authorized investments of which are subject to state regulation.

         Prior to December 31, 1996, classes of offered certificates would be "mortgage related securities" for purposes of SMMEA only if they:

o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and
o were part of a series evidencing interests in a trust asset consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and
o federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the Office of the Comptroller of the Currency defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

         The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Office of the Comptroller of the Currency effective May 26, 1998, and by the National Credit Union Administration effective October 1, 1998. The policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions on your ability either to purchase certain classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities you should consult with your legal advisor in determining whether and to what extent the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to these purchases. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for the offered certificates and will state the net proceeds to us from the sale of the offered certificates.

         We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;
o     by placements by us with institutional investors through dealers; and
o     by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the related trust assets for the certificates. Furthermore, the related trust assets for one series of offered certificates may include offered certificates from other series.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that:

o the obligations of the underwriters will be subject to certain conditions precedent;
o the underwriters will be obligated to purchase all the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis); and
o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect of any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of the series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with re-offers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits.

         You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section:

         450 Fifth Street, N.W.
         Washington, D.C. 20549,

and at its Regional Offices located as follows:

         Chicago Regional Office:
         500 West Madison
         14th Floor
         Chicago, Illinois 60661
         New York Regional Office
         Seven World Trade Center
         New York, New York 10048.

         You can also obtain copies of these materials electronically through the SEC's Web site at www.sec.gov.

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934. All documents and reports that are so filed for any particular trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105
         Attention:  Lawrence D. Ashley

or by telephone at (816) 435-5000.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for us by Morrison & Hecker L.L.P., our counsel.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series, and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATINGS

         It is a condition to the issuance of any class of offered certificates that they will have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of the certificates of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address:

o the structural, legal and issuer-related aspects associated with the certificates;
o     the nature of the underlying mortgage assets; and
o     the credit quality of the guarantor, if any.

         Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, if you purchase any offered certificates, you might suffer a lower than anticipated yield. In addition, if you purchase Stripped Interest Certificates you might, in certain cases, fail to recoup your initial investment. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to you as an investment.

         In particular, ratings on the offered certificates of any series will not represent any assessment of:

o     the tax attributes of those certificates or of the related trust;
o whether or to what extent prepayments of principal may be received on the underlying mortgage loans;
o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;
o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
o whether or to what extent the interest distributable on any class of offered certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
o the likelihood that prepayment premiums, fees and charges or interest in excess of interest at the related mortgage interest rates will be received with respect to the underlying mortgage loans; or

o whether the holders of any Stripped Interest Certificates, despite receiving all distributions of interest to which they are entitled, would or would not ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Prospective investors are advised to read carefully, and should rely solely on, the Prospectus Supplement dated May 30, 2000 and accompanying Prospectus dated May 30, 2000 (together, the "Prospectus") relating to the Certificates referred to below in making their investment decision.

This diskette accompanies and is a part of the Prospectus Supplement relating to the Commercial Mortgage Pass - Through Certificates Series 2000-C1 (the "Certificates"). The information set forth on this diskette is an electronic copy of the information set forth in Appendix II "Certain Characteristics of the Mortgage Loans" in the Prospectus. This diskette should be reviewed only in conjunction with the entire Prospectus. This diskette does not contain all relevant information relating to the Certificates. Such information is described elsewhere in the Prospectus.

Methodologies used in deriving certain information contained on this diskette are more fully described elsewhere in the Prospectus. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor must receive and should carefully review the Prospectus. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY CERTIFICATES.